                                                  Filed Pursuant to Rule 424(b)1
                                                  Registration No. 333-36185


                                 600,000 SHARES

                                      [LOGO]

                              BAY BANCSHARES, INC.

                                  COMMON STOCK
                               ------------------

    All of the shares of Common Stock (the "Common Stock") offered hereby (the "Offering") are being sold by Bay Bancshares, Inc. (the "Company"). The Company, which is headquartered in LaPorte, Texas, serves as a bank holding company for its wholly-owned subsidiary, Bayshore National Bank of La Porte (the "Bank"). Simultaneously with the closing of the Offering, the Company intends to acquire Texas Bank, Baytown, Texas ("Texas Bank"), and plans to consummate its acquisition of Texas National Bank of Baytown ("TNB") and First Bank of Deer Park ("First Bank") on or about November 21, 1997. The proceeds of the Offering will be used to fund the purchase price for the acquisition of Texas Bank and to fund a portion of the purchase price for the acquisitions of TNB and First Bank. The closing of the Offering is contingent upon the closing of the acquisition of Texas Bank, but is not contingent upon the closing of the acquisition of either TNB or First Bank. See "The Acquisitions" and "Use of Proceeds."

    Prior to the Offering, there has been no established public market for the Common Stock. The initial public offering price has been determined by negotiations between the Company and Hoefer & Arnett, Incorporated (the "Underwriter"). The shares of Common Stock have been approved for quotation on The Nasdaq Stock Market's National Market ("Nasdaq/ National Market") under the symbol "BAYB."

    THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

    SEE "RISK FACTORS" ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
         STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                      TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                                                                  UNDERWRITING
                                                                                 DISCOUNTS AND        PROCEEDS TO
                                                            PRICE TO PUBLIC      COMMISSIONS(1)        COMPANY(2)
Per Share................................................        $16.00              $1.017             $14.983
Total(3).................................................      $9,600,000           $610,256           $8,989,744

(1) The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting offering expenses payable by the Company, estimated at $300,000.

(3) The Company has granted the Underwriter a 30-day option to purchase up to 90,000 additional shares of Common Stock, on the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be approximately $11,040,000, $711,056, and $10,328,944, respectively. See "Underwriting."

    The shares of Common Stock to be distributed to the public are offered by the Underwriter subject to prior sale, when, as and if received and accepted by the Underwriter, subject to approval of certain legal matters by counsel for the Underwriter and certain other conditions. It is expected that delivery of the certificates for the shares of Common Stock will be made against payment therefor in Houston, Texas on or about November 12, 1997.

                           --------------------------

                                HOEFER & ARNETT
                                  INCORPORATED

                The date of this Prospectus is November 5, 1997

                               [MAP OF LOCATIONS]

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ/NATIONAL MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING THE MARKET PRICE OF THE COMMON STOCK, THE PURCHASE OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITER'S OVER-ALLOTMENT OPTION IS NOT EXERCISED. INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "WILL," "SHOULD," "PROJECTED," "CONTEMPLATED" OR "ANTICIPATES" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. NO ASSURANCE CAN BE GIVEN THAT THE FUTURE RESULTS COVERED BY THE FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED. THE FACTORS DESCRIBED HEREIN, INCLUDING THOSE FACTORS DESCRIBED IN "RISK FACTORS" AND OTHER FACTORS BEYOND THE COMPANY'S CONTROL COULD CAUSE ACTUAL EXPERIENCE TO VARY MATERIALLY FROM THE FUTURE RESULTS COVERED IN SUCH FORWARD-LOOKING STATEMENTS.

                                  THE COMPANY

    Bay Bancshares, Inc. (the "Company") is a bank holding company headquartered in La Porte, Texas, which is located in eastern Harris County, the county that comprises most of the greater Houston metropolitan area. The Company currently has seven full-service locations and three loan production offices ("LPOs"). The acquisitions of Texas Bank, Baytown, Texas ("Texas Bank"), Texas National Bank of Baytown ("TNB"), and First Bank of Deer Park ("First Bank") (collectively, the "Acquisitions") will give the Company two branch locations in Baytown, one in Deer Park and one in Mont Belvieu. At June 30, 1997, the Company had total assets of $185.1 million, total loans of $115.2 million, total deposits of $169.9 million and total stockholders' equity of $13.8 million. Assuming the successful completion of the Acquisitions and the Offering as of June 30, 1997, total assets, total loans, total deposits and total stockholders' equity on a proforma basis would have been approximately $273.2 million, $153.4 million, $246.9 million and $22.5 million, respectively.

    The Company's strategic goal is to be the premier provider of financial services to small and medium-sized businesses and individuals in the eastern portion of the greater Houston metropolitan area. There is, however, no guarantee that the Company will achieve its strategic goal or any estimate of when such goal will be achieved. Management believes that its strategic goal can be achieved and maintained through the following:

    - Superior Customer Service--Through technology and a focus on prompt, personal service, the Company has successfully competed with much larger institutions. For example, the Company has enhanced its relationship banking capabilities by marketing individually to the top 15% of its customer base. The top 5% of the Company's customers are provided with a pass key which enables them to enter the Bank through a private entrance before and after normal banking hours and are assigned a specific Bank officer to service their banking needs. The Company has made significant investments in technology which management believes will allow it to compete with any super-regional or national banking organization with respect to communications and electronic convenience to the customer.

    - Motivated Employees--The Company continually trains its employees in the areas of successful sales and service, long-term customer relationships, teller excellence, business development and consumer lending. As part of this process, virtually every employee is placed on incentive and merit standards which award compensation based on the achievement of sales goals and other business development-related goals.

    - A Full Range of Products--The Company offers a wide variety of lending products including term loans, lines of credit and fixed asset loans to small and medium-sized businesses, and offers its consumer customers a full range of products, including automobile loans, home improvement loans and personal loans. In addition, the Company has established "niche" products such as loans guaranteed by the United States Small Business Administration ("SBA"), commercial loans to owner-operated manufacturing and petrochemical service businesses, "indirect" installment lending and factoring. To compliment its traditional banking products, the Company endeavors to be a full financial services organization and has developed additional financial services such as brokerage services and annuity vehicles and is in the process of forming an independent insurance agency offering a full line of commercial and consumer insurance products.

    - Enhanced Delivery System--The Company plans to enhance its existing delivery system by expanding its branch network, either by acquisitions or de novo branches, in the eastern portion of the Houston metropolitan area, and through the establishment of additional LPOs outside of this area in order to market the Company's niche products.

    In addition to these strategic advantages, management believes the following financial initiatives will help the Company increase profitability and maximize stockholder value:

    - Changing Loan Mix--In 1988, the Company initiated a program of purchasing indirect loans, which are installment loans originated by automobile dealers for the purpose of financing consumer purchases. The Company purchases almost exclusively "A"-rated loans. There is no objective standard for "A"-rated loans, but such loans are viewed by management as the most creditworthy types of loans, in that they possess low loan to value ratios and are made to stable borrowers with well established, good credit histories. Management believes that the program has been successful both from the standpoint of growth and credit quality. However, because of increasing competition and accompanying pressure on net interest margins in the indirect market, management has broadened its focus to expand its other niche lending products, including SBA guaranteed credits via the Company's three LPOs, commercial lending to local manufacturing and petrochemical service companies and accounts receivable factoring. These are generally higher yielding products which management views as having strong growth potential in the Company's market area. If the Company is successful in growing these niche products, its net interest margin should be positively affected.

    - Increasing Fee Income Sources--To supplement the noninterest income produced from its niche lending and deposit products, the Company is developing other sources of fee income. The Company currently has 12 Class 1 licensed insurance agents and four licensed brokers assisting customers with fixed rate brokerage and annuity products. By the end of 1998, management expects to have licensed agents offering alternative investments at each branch location. The Bank has filed an application for a license to operate a full service insurance agency from its Mont Belvieu location and has received approval from the Office of the Comptroller of the Currency ("OCC") to form an operating subsidiary to house the insurance agency. The Bank expects to receive approval of its application for a license to operate a full service insurance agency from Mont Belvieu in the fourth quarter of 1997. The Company is also currently negotiating to purchase an insurance agency which has operated with a historic record of profitability. The Company has reached a verbal agreement to acquire the insurance agency, but an agreement has not yet been reduced to writing, and there is no assurance that such an acquisition will be consummated. If the Company is successful in its plan to acquire the insurance agency, it is expected that such acquisition will occur in the second quarter of 1998. The revenues and earnings of the insurance agency are not expected to materially affect the revenues and earnings of the Company.

    - Improved Efficiency--Management believes that the Acquisitions will create economies of scale and help to improve the Company's efficiency ratio. Significant cost savings opportunities exist, including headcount reductions, cuts in director fees and reduced administrative expenses. Although conversion of the acquired banks' data processing operations onto the Company's proprietary system will result in significant initial costs, management believes that substantial cost savings will be achieved on an ongoing basis.

    - Core Deposit Base--The Company has a relatively low cost funding base made up primarily of core deposits along with a relationship driven public deposit network. At June 30, 1997, the Company's weighted average cost of deposits was 3.24%, a slight decrease from the year end figure of 3.32% and down significantly from the December 31, 1995 level of 3.55%. This low cost of funds has allowed the Company to price its loan products competitively while still maintaining an attractive net interest margin.

    There is no assurance that the foregoing financial initiatives will be realized or any estimate of when they will be achieved.

                                THE ACQUISITIONS

    The Acquisitions will increase the Company's assets from $185.1 million to $273.2 million as of June 30, 1997 on a proforma basis. In addition to the immediate increase in asset size and the potential for improved future profitability, the Acquisitions will allow the Company to expand its market area into what it believes are desirable banking locations. Through the Acquisitions, the Company will increase the number of its locations from seven to 11. The resulting market area of the Company will extend from Seabrook, Texas in eastern Harris County to Cleveland, Texas in western Liberty County. This expansion will increase the geographic diversity of the Company's loan portfolio, which is expected to decrease the Company's overall lending risks. See "The Acquisitions--Texas Bank" "--Texas National Bank of Baytown" and "--First Bank of Deer Park."

    The Acquisitions are expected to be completed in the fourth quarter of 1997. The acquisition of Texas Bank is expected to occur simultaneously with the closing of the Offering, and the acquisitions of TNB and First Bank are expected to occur on or about November 21, 1997. The closing of the acquisition of Texas Bank is a condition to the closing of the Offering.

    Texas Bank's main office is in Baytown, and it has a branch in Mont Belvieu. The acquisition of Texas Bank will give the Company a presence in Baytown and will allow it to expand its existing operations in the Mont Belvieu area. Baytown is a community of over 60,000 people located on the Houston Ship Channel in eastern Harris County. Baytown is home to a number of petrochemical plants and refineries. Texas Bank is located on the north end of a north-south corridor that is the center of Baytown's residential and business growth. Texas Bank is the only commercial bank located on the northern end of the city. Due to a lack of commercial bank competition, management believes that Baytown is under-banked. In addition to the Baytown presence, the acquisition of Texas Bank will give the Company an additional facility in Mont Belvieu. The Mont Belvieu location will serve as the basis for the Company's expansion into the sale of insurance products. At June 30, 1997, Texas Bank had assets of approximately $41.5 million and deposits of $37.7 million.

    TNB, which is also located in Baytown, will, when combined with Texas Bank, broaden the Company's expansion into the Baytown market. TNB is located on the south end of the north-south corridor on which Texas Bank is located. The acquisition of TNB will enhance the Company's presence in the Baytown market and provide a link to LaPorte, located to the south of Baytown. The TNB location will give the Company access to industrial and blue collar neighborhoods as well as the industrial, petrochemical and services areas of Baytown. TNB had assets of $14.1 million and deposits of $12.4 million at June 30, 1997.

    First Bank is located in Deer Park, Texas. The acquisition of First Bank will provide the Company its first presence in Deer Park, a community of 27,000 people located on the south side of the Houston Ship Channel. The Deer Park economy is closely linked to the petrochemical industry. First Bank is the only community bank in Deer Park. The positive name recognition of both First Bank and the Bank should allow the Company to acquire a larger market share in Deer Park and capture some of the growth that the area is experiencing. A director of the Bank who previously served as chairman of the Deer Park branch of one of the large national banking organizations is expected to be instrumental in expanding the Company's business in this market. At June 30, 1997, First Bank had assets of $32.9 million and deposits of $26.8 million.

    Management of the Company believes that the Acquisitions present an excellent opportunity for increased earnings and diversification of loan mix. TNB and First Bank have traditionally maintained low loan to deposit ratios. The Company believes that it can increase the amount of loans originated from these locations by enhancing marketing efforts, expanding loan products and utilizing the Company's approach to sales and service. Management of the Company also believes that the opportunity exists for significant cost savings from the Acquisitions, including data processing consolidations and other operational efficiencies.

    The table below presents certain unaudited condensed and consolidated historical financial and operating data for the Company and certain unaudited pro forma condensed financial and operating data for the Company after giving effect to (i) the Offering, (ii) the Acquisitions as if they had each occurred as of June 30, 1997 and (iii) the pro forma adjustments described in the Notes to the Unaudited Pro Forma Condensed Financial Statements of the Company which appear elsewhere in this Prospectus. The amount of pro forma combined net earnings for the six-month period ended June 30, 1997, shown below reflects adjustments which give effect to factors attributable to the Offering and the Acquisitions. The pro forma net earnings assume that the Acquisitions and the Offering were consummated at January 1, 1997. The pro forma financial information should be read in conjunction with the financial statements and footnotes thereto appearing elsewhere in this Prospectus. The pro forma condensed balance sheet information and net earnings are not necessarily indicative of the combined financial position at consummation of the Acquisitions or the results of operations following consummation of the Acquisitions and the Offering.

                                                                                             AS OF AND FOR THE
                                                                                              SIX MONTHS ENDED
                                                                                               JUNE 30, 1997
                                                                                          ------------------------
                                                                                                        PRO FORMA
                                                                                            ACTUAL      COMBINED
                                                                                          -----------  -----------
                                                                                           (DOLLARS IN THOUSANDS)
Assets..................................................................................  $   185,139   $ 273,228
Loans, net of unearned discount.........................................................      115,222     153,421
Deposits................................................................................      169,874     246,867
Stockholders' equity....................................................................       13,782      22,472
Net earnings............................................................................          855       1,181
Leverage ratio..........................................................................         7.25%       5.82%
Tier 1 risk-based capital ratio.........................................................        10.16        9.02
Total risk-based capital ratio..........................................................        11.24       10.18

                                  THE OFFERING

Securities offered by the
  Company.........................  600,000 shares of Common Stock

Common Stock to be outstanding
  after the Offering..............  1,958,907 shares(1)

Use of Proceeds...................  A portion of the estimated net proceeds of this Offering
                                    (approximately $8,690,000) will be used to fund the
                                    $5,500,000 purchase price for the acquisition of Texas
                                    Bank. The remaining $3,190,000 in net proceeds will be
                                    used to fund a portion of the $10,370,000 aggregate
                                    purchase price for the acquisitions of TNB and First
                                    Bank. The $7,180,000 balance of the purchase price for
                                    the acquisitions of TNB and First Bank will be funded
                                    through a dividend from the Bank to the Company. See
                                    "Use of Proceeds."

Risk Factors......................  See "Risk Factors" and "Dilution" for a discussion of certain factors that should be considered by each
                                    prospective investor.

Nasdaq/National Market Symbol.....  "BAYB"

------------------------

(1) Excludes 33,300 options outstanding under the Company's stock option plans and 66,630 shares of phantom stock which may be issued in the form of shares of Common Stock under the Company's Phantom Stock Plan ("Phantom Plan"). See "Management--Stock Option and Incentive Plans." As of the date of this Prospectus, the Company had outstanding 1,358,907 shares of Common Stock. See "Capitalization."

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    The following summary consolidated financial data of the Company is derived from the Selected Consolidated Financial Data appearing elsewhere in this Prospectus, and should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                            AS OF AND FOR THE
                                             SIX MONTHS ENDED
                                                 JUNE 30,             AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                           --------------------  -----------------------------------------------------
                                             1997       1996       1996       1995       1994       1993       1992
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Interest income..........................  $   6,537  $   6,214  $  12,666  $  11,244  $   9,627  $   9,999  $  10,896
Interest expense.........................      2,732      2,619      5,443      5,391      4,285      4,091      4,892
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest income....................      3,805      3,595      7,223      5,853      5,342      5,908      6,004
Provision for loan losses................        168        219        510        150         75        400        575
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest income after provision for
    loan losses..........................      3,637      3,376      6,713      5,703      5,267      5,508      5,429
Noninterest income.......................      1,197      1,193      2,347      2,095      2,104      1,990      1,578
Noninterest expenses.....................      3,615      3,269      7,067      6,024      5,869      5,794      5,452
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Earnings before taxes and cumulative
    effect of accounting change..........      1,219      1,300      1,993      1,774      1,502      1,704      1,555
Provision for income tax expense.........        364        408        591        559        271        371         20
Cumulative effect of accounting change...         --         --         --         --         --        631         --
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net earnings.............................  $     855  $     892  $   1,402  $   1,215  $   1,231  $   1,964  $   1,535
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------

PER SHARE DATA:
Net earnings(1)..........................  $    0.59  $    0.62  $    0.97  $    0.84  $    0.86  $    1.38  $    1.43
Book value...............................      10.15       8.92       9.58       8.82       7.95       7.49       6.28
Tangible book value......................       9.78       8.92       9.06       8.82       7.95       7.49       6.28
Cash dividends...........................       0.12       0.12       0.24       0.20       0.20       0.20       0.05
Dividend payout ratio....................      19.05%     18.19%     23.11%     22.47%     22.18%     13.86%      3.41%
Weighted average common and common
  equivalent shares outstanding (in
  thousands).............................      1,439      1,440      1,441      1,442      1,430      1,419      1,075

BALANCE SHEET DATA:
Total assets.............................  $ 185,139  $ 178,399  $ 189,011  $ 167,091  $ 168,322  $ 147,161  $ 145,099
Securities...............................     44,255     43,893     43,745     38,588     42,618     40,862     35,833
Gross loans..............................    115,222    113,350    119,880    105,796    106,830     94,919     94,084
Allowance for loan losses................      1,425      1,360      1,430      1,185      1,230      1,344      1,280
Total deposits...........................    169,874    164,272    173,318    153,334    149,824    134,848    134,553
Total stockholders' equity...............     13,782     12,083     12,929     11,903     10,857     10,199      8,424

AVERAGE BALANCE SHEET DATA:
Total assets.............................  $ 183,197  $ 171,176  $ 177,272  $ 164,596  $ 150,205  $ 143,261  $ 135,682
Average interest-earning assets..........    170,688    159,164    164,905    152,781    140,187    133,119    125,343
Securities...............................     44,578     41,991     43,230     37,028     35,535     35,352     33,394
Gross loans..............................    117,361    109,575    113,014    107,286    101,975     94,138     90,041
Allowance for loan losses................      1,471      1,230      1,330      1,302      1,324      1,294      1,262
Total deposits...........................    167,990    157,410    162,522    151,013    135,329    131,809    126,006
Total stockholders' equity...............     13,355     11,783     12,416     11,354     10,502      9,311      6,907

PERFORMANCE RATIOS(2):
Return on average assets.................       0.93%      1.04%      0.82%      0.75%      0.80%      1.37%      1.13%
Return on average stockholders' equity...      12.80      15.14      11.29      10.70      11.72      21.09      22.23
Net interest margin......................       4.46       4.52       4.38       3.83       3.81       4.44       4.79
Efficiency ratio(3)......................      72.27      68.27      73.85      75.79      78.82      73.36      71.91

                                            AS OF AND FOR THE
                                             SIX MONTHS ENDED
                                                 JUNE 30,             AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                           --------------------  -----------------------------------------------------
                                             1997       1996       1996       1995       1994       1993       1992
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSET QUALITY RATIOS(4):
Nonperforming assets to total loans and
  other real estate......................       0.47%      0.46%      0.47%      0.56%      0.67%      0.90%      2.28%
Nonperforming loans to gross loans.......       0.18       0.19       0.18       0.22       0.23       0.37       0.78
Net loan charge-offs to average total
  loans(2)...............................       0.29       0.08       0.23       0.18       0.19       0.36       0.49
Allowance for loan losses to total
  loans..................................       1.24       1.20       1.19       1.12       1.15       1.42       1.36
Allowance for loan losses to
  nonperforming loans(5).................     678.57     615.38     662.04     519.74     510.37     361.29     174.62

CAPITAL RATIOS(4):
Leverage ratio...........................       7.25%      7.46%      6.67%      7.33%      6.98%      6.99%      5.81%
Average stockholders' equity to average
  total assets...........................       7.29       7.00       6.88       6.90       6.99       6.50       5.09
Tier 1 risk-based capital ratio..........      10.16      10.02       9.39      10.14       9.33       8.85       7.05
Total risk-based capital ratio...........      11.24      11.11      10.45      11.14      10.35      10.07       8.54

------------------------------

(1) Net earnings per share is based upon the weighted average number of common and common equivalent shares outstanding during the period.

(2) All interim periods have been annualized.

(3) Calculated by dividing total noninterest expense, excluding securities losses, by net interest income plus noninterest income.

(4) At period end, except net loan charge-offs to average loans and average stockholders' equity to average total assets.

(5) Nonperforming loans consist of nonaccrual loans and restructured loans.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed financial statements give effect to the Acquisitions, the Offering and the pro forma adjustments described in the notes to the Unaudited Pro Forma Condensed Financial Statements of the Company. The Acquisitions will be accounted for using the purchase method of accounting.

    The unaudited pro forma condensed balance sheet gives effect to the Acquisitions and the Offering as if they had occurred on June 30, 1997. The unaudited pro forma condensed statements of earnings give effect to the Acquisitions and the Offering as if they had occurred on January 1 of each period presented.

    The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate, but which may be revised as additional information becomes available. The pro forma financial information does not purport to represent what the Company's financial position or results of operations would actually have been if such transactions had in fact occurred on the dates assumed and are not necessarily representative of the Company's financial position or results of operations for any future period. The unaudited pro forma condensed financial statements should be read in conjunction with the other financial statements and notes thereto included in this Prospectus. See "Risk Factors" included in this Prospectus.

                       PRO FORMA CONDENSED BALANCE SHEET
                                 JUNE 30, 1997
                                  (UNAUDITED)

                                                                                                        PRO FORMA
                                                                                                       ADJUSTMENTS
                                                                                                    ------------------    PRO FORMA
                                                       COMPANY     TNB    FIRST BANK   TEXAS BANK   DEBITS     CREDITS    COMBINED
                                                       --------  -------  ----------   ----------   -------    -------    ---------
                                                                                  (DOLLARS IN THOUSANDS)
ASSETS
Cash and due from banks..............................  $  4,314  $ 2,153   $ 2,178      $ 3,297     $ 8,690(a) $    --    $ 20,632
Federal funds sold...................................    14,500    1,300     3,075        2,102          --     15,870(c)    5,107
                                                       --------  -------  ----------   ----------   -------    -------    ---------
    Total cash and cash equivalents..................    18,814    3,453     5,253        5,399       8,690     15,870      25,739
Interest bearing deposits with banks.................       392       --        --           --          --         --         392
Securities:
  Available-for-sale.................................    44,255    3,144     6,951       14,920          --         --      69,270
  Held-to-maturity...................................        --    2,675     5,939           --          --         --       8,614
                                                       --------  -------  ----------   ----------   -------    -------    ---------
    Total securities.................................    44,255    5,819    12,890       14,920          --         --      77,884
Loans:
  Total loans, net of unearned discount..............   115,222    4,428    14,216       19,555          --         --     153,421
  Allowance for possible loan losses.................    (1,425)     (88)     (355)        (174)         --         --      (2,042)
                                                       --------  -------  ----------   ----------   -------    -------    ---------
    Net loans........................................   113,797    4,340    13,861       19,381          --         --     151,379
Intangibles..........................................       500       --        --           --       6,140(b)      --       6,640
Investment in subsidiary.............................        --       --        --           --      15,870(c)  15,870(d)       --
Premises and equipment...............................     4,806      299       331          890         584(b)      --       6,910
Other real estate owned..............................       208        7       200          388          --         --         803
Other assets.........................................     2,367      193       352          569          --         --       3,481
                                                       --------  -------  ----------   ----------   -------    -------    ---------
    Total assets.....................................  $185,139  $14,111   $32,887      $41,547     $31,284    $31,740    $273,228
                                                       --------  -------  ----------   ----------   -------    -------    ---------
                                                       --------  -------  ----------   ----------   -------    -------    ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits...........................................  $169,874  $12,437   $26,820      $37,736     $    --    $    --    $246,867
  Funds borrowed/customer repurchase.................       162       --     2,000           --          --         --       2,162
  Other liabilities..................................     1,321      101       188          117          --         --       1,727
                                                       --------  -------  ----------   ----------   -------    -------    ---------
    Total liabilities................................   171,357   12,538    29,008       37,853          --         --     250,756
                                                       --------  -------  ----------   ----------   -------    -------    ---------
Stockholders' equity:
  Common stock.......................................     1,400      389       577          291       1,257(d)     600(a)    2,000
  Additional paid-in capital.........................     8,393      390     1,623        1,709       3,722(d)   8,090(a)   16,483
  Retained earnings..................................     4,352      813     1,711        1,706       4,230(d)      --       4,352
Treasury stock.......................................      (274)      --        --           --          --         --        (274)
Unrealized gain (loss) on available-for-sale
  securities.........................................       (89)     (19)      (32)         (12)         --         63(b)      (89)
                                                       --------  -------  ----------   ----------   -------    -------    ---------
    Total stockholders' equity.......................    13,782    1,573     3,879        3,694       9,209      8,753      22,472
                                                       --------  -------  ----------   ----------   -------    -------    ---------
    Total liabilities and stockholders' equity.......  $185,139  $14,111   $32,887      $41,547     $40,493    $40,493    $273,228
                                                       --------  -------  ----------   ----------   -------    -------    ---------
                                                       --------  -------  ----------   ----------   -------    -------    ---------

--------------------------

(a) This adjustment represents the sale of 600,000 shares of Common Stock with a par value of $1.00 at a $16.00 per share public offering price, less $300,000 in offering expenses and $610,000 in underwriting discounts and commissions, with net proceeds to the Company of $8,690,000.

(b) This adjustment represents the purchase price adjustments to adjust the assets and liabilities of TNB, First Bank, and Texas Bank to fair value upon the Acquisitions and results in recording of $6,140,000 in intangibles.

(c) This adjustment represents the purchase of 100% of the outstanding shares of stock of TNB ($2,400,000), First Bank ($7,970,000) and Texas Bank ($5,500,000) for $15,870,000 in cash.

(d) This adjustment represents the elimination of the capital of the three banks against the investment in subsidiary of the Company.

                   PRO FORMA CONDENSED STATEMENT OF EARNINGS
                      SIX-MONTH PERIOD ENDED JUNE 30, 1997
                                  (UNAUDITED)

                                                                                                          PRO FORMA
                                                                                                         ADJUSTMENTS
                                                                                       FIRST   TEXAS   ----------------   PRO FORMA
                                                                       COMPANY   TNB    BANK    BANK   DEBITS   CREDITS   COMBINED
                                                                       -------   ----  ------  ------  ------   -------   ---------
                                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income:
  Interest and fees on loans.........................................  $4,951    $192  $  649  $  978   $ --     $ --      $6,770
  Interest on securities.............................................   1,344     167     452     499     --       --       2,462
  Interest on federal funds sold.....................................     242      65      83     121    194(a)    --         317
                                                                       -------   ----  ------  ------  ------   -------   ---------
  Total interest income..............................................   6,537     424   1,184   1,598    194       --       9,549

Interest expense:
  Interest on deposits...............................................   2,718     137     279     656     --       --       3,790
  Interest on other borrowings.......................................      14      --      79      --     --       --          93
                                                                       -------   ----  ------  ------  ------   -------   ---------
  Total interest expense.............................................   2,732     137     358     656              --       3,883
                                                                       -------   ----  ------  ------  ------   -------   ---------
Net interest income..................................................   3,805     287     826     942    194       --       5,666
  Provision for loan losses..........................................     168       1      --      --     --       --         169
                                                                       -------   ----  ------  ------  ------   -------   ---------

Net interest income after provision for loan losses..................   3,637     286     826     942    194       --       5,497
                                                                       -------   ----  ------  ------  ------   -------   ---------

Noninterest income:
  Service charges....................................................     741     131     163     253     --       --       1,288
  Other noninterest income...........................................     456      25      93     109     --       --         683
                                                                       -------   ----  ------  ------  ------   -------   ---------
  Total noninterest income...........................................   1,197     156     256     362     --       --       1,971

Noninterest expense:
  Salaries and employee benefits.....................................   1,843     148     247     482     --       --       2,720
  Net occupancy expense..............................................     583      37      57     132      7(b)    --         816
  Other noninterest expense..........................................   1,189     127     242     442    154(c)    --       2,154
                                                                       -------   ----  ------  ------  ------   -------   ---------
  Total noninterest expense..........................................   3,615     312     546   1,056    161       --       5,690
                                                                       -------   ----  ------  ------  ------   -------   ---------
Income before federal income taxes...................................   1,219     130     536     248    357       --       1,778
  Federal income taxes...............................................     364      42     177      82     --       68(d)      597
                                                                       -------   ----  ------  ------  ------   -------   ---------
    Net income.......................................................  $  855    $ 88  $  359  $  166   $357     $ 68      $1,181
                                                                       -------   ----  ------  ------  ------   -------   ---------
                                                                       -------   ----  ------  ------  ------   -------   ---------
Earnings per share:
  Net income per share...............................................   $0.59                                               $0.58

  Average shares outstanding............  1,439,272                                                             2,039,272

--------------------------

(a) This adjustment represents interest income that would have been lost on the estimated cash payments to be made to the stockholders of TNB, First Bank and Texas Bank ($15,870,000) in excess of the total net funds raised ($8,690,000) at an average federal funds rate of 5.40% for the six-month period ended June 30, 1997.

(b) This adjustment represents additional depreciation on the acquired buildings.

(c) This adjustment represents the amortization of $6,140,000 in intangibles over a blended 20 years.

(d) This adjustment represents the tax effect of the above adjustments, except for amortization of intangibles which is not deductible for tax purposes.

                   PRO FORMA CONDENSED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                                                                          PRO FORMA
                                                                                                         ADJUSTMENTS
                                                                                       FIRST   TEXAS   ----------------   PRO FORMA
                                                                        COMPANY  TNB    BANK    BANK   DEBITS   CREDITS   COMBINED
                                                                        -------  ----  ------  ------  ------   -------   ---------
                                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income:
  Interest and fees on loans..........................................  $ 9,594  $376  $1,199  $2,061   $ --     $ --      $13,230
  Interest on securities..............................................   2,612    319     900     421     --       --        4,252
  Interest on federal funds sold......................................     460    146      65     394    370(a)    --          695
                                                                        -------  ----  ------  ------  ------   -------   ---------
  Total interest income...............................................  12,666    841   2,164   2,876    370       --       18,177

Interest expense:
  Interest on deposits................................................   5,396    275     499     977     --       --        7,147
  Interest on other borrowings........................................      47     --     160      --     --       --          207
                                                                        -------  ----  ------  ------  ------   -------   ---------
  Total interest expense..............................................   5,443    275     659     977     --       --        7,354
                                                                        -------  ----  ------  ------  ------   -------   ---------
Net interest income...................................................   7,223    566   1,505   1,899    370       --       10,823
  Provision for loan losses...........................................     510     16      --      --     --       --          526
                                                                        -------  ----  ------  ------  ------   -------   ---------
Net interest income after provision for loan losses...................   6,713    550   1,505   1,899    370       --       10,297
                                                                        -------  ----  ------  ------  ------   -------   ---------

Noninterest income:
  Service charges.....................................................   1,379    230     350     529     --       --        2,488
  Other noninterest income............................................     968     55     183     203     --       --        1,409
                                                                        -------  ----  ------  ------  ------   -------   ---------
  Total noninterest income............................................   2,347    285     533     732     --       --        3,897

Noninterest expense:
  Salaries and employee benefits......................................   3,377    291     475     821     --       --        4,964
  Net occupancy expense...............................................   1,131     72     123     268     14(b)    --        1,608
  Other noninterest expense...........................................   2,559    260     424     831    307(c)    --        4,381
                                                                        -------  ----  ------  ------  ------   -------   ---------
  Total noninterest expense...........................................   7,067    623   1,022   1,920    321       --       10,953
                                                                        -------  ----  ------  ------  ------   -------   ---------
Income before federal income taxes....................................   1,993    212   1,016     711    691       --        3,241
  Federal income taxes................................................     591     66     321     205     --      130(d)     1,053
                                                                        -------  ----  ------  ------  ------   -------   ---------
    Net income........................................................  $1,402   $146  $  695  $  506   $691     $130      $ 2,188
                                                                        -------  ----  ------  ------  ------   -------   ---------
                                                                        -------  ----  ------  ------  ------   -------   ---------
Earnings per share:
  Net income per share................................................   $0.97                                               $1.07
  Average shares outstanding..........................................
                                                                      1,440,884                                           2,040,884

--------------------------

(a) This adjustment represents interest income that would have been lost on the estimated cash payments to be made to the stockholders of TNB, First Bank and Texas Bank ($15,870,000) in excess of the total net funds raised ($8,690,000) at an average federal funds rate of 5.15% for the year ended December 31, 1997.

(b) This adjustment represents additional depreciation on the acquired buildings.

(c) This adjustment represents the amortization of $6,140,000 in intangibles over a blended 20 years.

(d) This adjustment represents the tax effect of the above adjustments, except for amortization of intangibles which is not deductible for tax purposes.

             RECENT UNAUDITED SELECTED CONSOLIDATED FINANCIAL DATA

    The following table presents selected historical data for the Company for the periods indicated. The selected financial data as of September 30, 1997 and 1996 and for the three and nine months ended September 30, 1997 and 1996, respectively, is unaudited. In the opinion of management of the Company, the information presented reflects all adjustments (consisting only of normal recurring adjustments), considered necessary for a fair presentation of the results of such periods. The information set forth below should be read in conjunction with the financial statements of the Company and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 included elsewhere in this Prospectus. The results of operations for the three and nine months ended September 30, 1997 and 1996 are not necessarily indicative of the future operations of the Company.

                                                                                           NINE MONTHS ENDED
                                                                     THREE MONTHS ENDED
                                                                       SEPTEMBER 30,         SEPTEMBER 30,
                                                                    --------------------  --------------------
                                                                      1997       1996       1997       1996
                                                                    ---------  ---------  ---------  ---------
                                                                                   (UNAUDITED)
                                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                                      DATA)
INCOME STATEMENT DATA:
Net interest income...............................................  $   1,968  $   1,736  $   5,773  $   5,331
Provision for loan losses.........................................        144        144        312        363
Noninterest income................................................        607        575      1,804      1,768
Noninterest expenses..............................................      1,854      1,691      5,469      4,960
Earnings before income taxes......................................        577        476      1,796      1,776
Net earnings......................................................        380        288      1,235      1,180
  Net earnings per share(1).......................................       0.26       0.20       0.86       0.82
  Weighted average common and common equivalent shares outstanding
    (in thousands)................................................      1,440      1,440      1,440      1,440

PERFORMANCE RATIOS:
Return on average assets..........................................       0.82%      0.65%      0.90%      0.91%
Return on average stockholders' equity............................      10.90       9.41      12.26      13.19
Net interest margin...............................................       4.60       4.20       4.51       4.41
Efficiency ratio..................................................      72.00      73.17      72.18      69.87


                                                                       SEPTEMBER 30,
                                                                    --------------------
                                                                      1997       1996
                                                                    ---------  ---------
                                                                        (UNAUDITED)
                                                                        (DOLLARS IN
                                                                     THOUSANDS, EXCEPT
                                                                      PER SHARE DATA)
BALANCE SHEET DATA:
Total assets......................................................  $ 187,102  $ 187,325
Securities........................................................     42,502     45,051
Gross loans.......................................................    116,075    115,826
Allowance for loan losses.........................................      1,424      1,387
Total deposits....................................................    171,291    171,711
Total stockholders' equity........................................     14,198     12,469

Book value per share..............................................      10.45       9.24

ASSET QUALITY RATIOS:
Nonperforming assets to total loans and other real estate.........       0.46%      0.48%
Allowance for loan losses to nonperforming loans(2)...............     687.92     633.33

--------------------------

(1) Net income per share is based upon the weighted average number of common and common equivalent shares outstanding during the period.

(2) Nonperforming loans consist of nonaccrual loans and restructured loans.

    Net income for the three months ended September 30, 1997 was $380,000 or $0.26 per share compared to $288,000 or $0.20 per share for the three months ended September 30, 1996, an increase of 31.9%. Net income for the nine months ended September 30, 1997 was $1,235,000 or $0.86 per share compared to $1,180,000 or $0.82 per share in the first nine months of 1996, an increase of 4.7%. The improvement in both periods was primarily the result of an increase in net interest income resulting from the Company's continued efforts to broaden and expand its lending focus from the indirect consumer market into higher yielding commercial, SBA, real estate and direct consumer loans along with the resulting higher volume of earning assets from the acquisition of the deposits of the branch of a commercial bank in August, 1996.

    Nonperforming assets as a percentage of total loans and other real estate were 0.46% at September 30, 1997, a slight improvement over 0.48% at September 30, 1996. Allowance for loan losses as a percentage of nonperforming loans was 687.9% at September 30, 1997 compared to 633.3% at September 30, 1996.

                                  RISK FACTORS

    AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES CERTAIN RISKS. IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY BEFORE PURCHASING THE COMMON STOCK OFFERED HEREBY. MANAGEMENT BELIEVES THAT THE FOLLOWING DESCRIBES ALL MATERIAL RISKS OF AN INVESTMENT IN COMMON STOCK.

POTENTIAL NEGATIVE IMPACT ON EARNINGS FROM THE ACQUISITIONS

    As a result of the Acquisitions, the Company's asset size will increase substantially. The Company has not previously consummated an acquisition on the same scale as the Acquisitions. The future prospects of the Company will depend, in significant part, on a number of factors, including, without limitation, the Company's ability to integrate the Acquisitions; its ability to compete effectively in the new market areas of Baytown and Deer Park; its success in retaining earning assets, including loans, acquired in the Acquisitions; its ability to generate new earning assets; its ability to achieve significant cost savings; and its ability to attract and retain qualified management and other appropriate personnel. No assurance can be given with respect to the Company's ability to accomplish any of the foregoing or that the Company will be able to achieve results in the future similar to those achieved in the past or that the Company will be able to manage effectively the growth resulting from the Acquisitions. Certain officers and directors of the institutions to be acquired in the Acquisitions will not be subject to non-competition agreements and may compete against the Company. As a result of the Acquisitions, the Company's leverage ratio will fall from 7.25% at June 30, 1997 to 5.82% on a pro forma basis. Similarly, the Company's Tier 1 capital to risk-based assets ratio will decline from 10.16% to 9.02%, and the Company's total capital to risk-based assets ratio will drop from 11.24% to 10.18%. See "The Acquisitions."

    In addition, as a result of the Acquisitions, the Company's management must successfully integrate the operations of Texas Bank, TNB and First Bank with those of the Company. The operational areas requiring significant integration include the consolidation of data processing operations, the combination of employee benefit plans, the creation of joint account and lending products, the development of unified marketing plans and other related issues. Accomplishment of these goals will require additional expenditures by the Company which could negatively impact the Company's net income. Completion of these tasks could divert management's attention from other important issues. In addition, the process of combining Texas Bank, TNB and First Bank with the Bank could have a material adverse effect on the operation of their businesses, which could have an adverse effect on their combined operations. The Company may also incur additional unexpected costs in connection with the integration of the Acquisitions that could negatively impact the Company's net income.

POTENTIAL CREDIT QUALITY ISSUES IN CONNECTION WITH THE ACQUISITIONS

    In connection with the Acquisitions, the Company reviewed the loan portfolios of Texas Bank, TNB and First Bank. The Company's examinations were made using criteria, analyses and collateral evaluations that the Company has traditionally used in the review of its existing business and other previous acquisitions. Nonperforming assets at June 30, 1997 totaled approximately $388,000 at Texas Bank (1.96% of total loans and other real estate), $7,000 at TNB (0.16% of total loans and other real estate), and $200,000 at First Bank (1.41% of total loans and other real estate). Nonperforming assets at December 31, 1996, totaled approximately $388,000 at Texas Bank (1.95% of total loans and other real estate), $64,000 at TNB (1.56% of total loans and other real estate) and $278,000 at First Bank (2.06% of total loans and other real estate).

    At June 30, 1997, the Company's allowance for loan losses was 1.24% of total loans, while on a pro forma basis assuming consummation of the Acquisitions, the Company's allowance for loan losses would have been 1.33% at June 30, 1997. At December 31, 1996, the Company's allowance for loan losses was 1.19% of total loans, while on a consolidated basis as if the Acquisitions had occurred as of December 31, 1996, the Company's allowance for loan losses would have been 1.29%.

BUSINESS CONCENTRATION

    Approximately 69.46% of the Company's total loan portfolio as of June 30, 1997, was comprised of consumer loans, 88.72% of which consisted of "indirect dealer paper" (61.63% of the Company's total loan portfolio consisted of such indirect dealer paper). These are installment loans, with typical maturities of three to five years, which are originated by automobile dealers for the purpose of financing consumer automobile purchases and are collateralized by the automobile purchased by the borrower. The Company purchases such installment loans without recourse from various automobile dealers located in the greater Houston area and is solely responsible for the collection of such loans. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Loan Portfolio." Reduction in the amount of indirect dealer paper sold by dealerships to the Company could adversely affect the Company's financial condition and results of operations. In addition, the Company competes for such "indirect dealer paper" with credit unions, other banks, financial institutions and captive finance companies, some of which may have greater financial resources than the Company.

EXPOSURE TO LOCAL ECONOMIC CONDITIONS

    The Company's success is dependent to a significant extent upon general economic conditions in the greater Houston metropolitan area and Texas in general. The banking industry in the greater Houston metropolitan area and in Texas is affected by general economic conditions such as inflation, recession, unemployment and other factors beyond the Company's control. During the mid 1980s, severely depressed oil and gas prices materially and adversely affected the Texas and Houston economies, causing recession and unemployment in the region and resulting in excess vacancies in the Houston real estate market and elsewhere in the state. Since 1987, the Texas and Houston economies have improved in part due to their expansion into non-energy related industries. Nevertheless, the economy in the market areas of the Company and the banks to be acquired remain somewhat dependent on the petrochemical industry. Any material downturn in this industry could have an adverse effect on the results of operations and financial condition of the Company. In addition, as the Texas and Houston economies have diversified away from the energy industry, they have become more susceptible to adverse effects resulting from recession in the national economy. Economic recession over a prolonged period or other economic dislocation in Texas and the Houston area could cause increases in nonperforming assets, thereby causing operating losses, impairing liquidity and eroding capital. There can be no assurance that future adverse changes in the Texas and Houston economies would not have a material adverse effect on the Company's financial condition, resulting operations or cash flows.

INTEREST RATE RISK

    The Company's earnings depend to a great extent on "rate differentials," which are the differences between interest income earned on loans and investments and the interest expense paid on deposits and other borrowings. These rates are highly sensitive to many factors which are beyond the Company's control, including general economic conditions and the policies of various governmental and regulatory authorities. Increases in the federal funds rate by the Board of Governors of the Federal Reserve System ("Federal Reserve Board") usually lead to rising interest rates, which affect the Company's interest income, interest expense and investment portfolio. Also, governmental policies such as the creation of a tax deduction for individual retirement accounts can increase savings and affect the cost of funds. From time to time, maturities of assets and liabilities are not balanced, and a rapid increase or decrease in interest rates could have an adverse effect on the net interest margin and results of operations of the Company. The nature, timing and effect of any future changes in federal monetary and fiscal policies on the Company and its results of operations are not predictable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Interest Rate Sensitivity and Liquidity."

COMPETITION

    The banking business is highly competitive, and the profitability of the Company depends principally upon the Company's ability to compete in the market areas in which its banking operations are located. The Company competes with other commercial banks, savings banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms, asset-based non-bank lenders and certain other nonfinancial institutions, including retail stores which may maintain their own credit programs and certain governmental organizations which may offer more favorable financing than the Company. Many of such competitors may have greater financial and other resources than the Company. The Company has been able to compete effectively with other financial institutions by emphasizing customer service, technology and local office decision-making, by establishing long term customer relationships and building customer loyalty, and by providing products and services designed to address the specific needs of its customers. Although the Company has been able to compete effectively in the past, no assurances may be given that the Company will continue to be able to compete effectively in the future. Various legislative acts in recent years have led to increased competition among financial institutions. There can be no assurance that the United States Congress or the Texas Legislature will not enact legislation that may further increase competitive pressures on the Company. Competition from both financial and nonfinancial institutions is expected to continue. See "The Company-- Competition."

SUPERVISION AND REGULATION

    Bank holding companies and banks operate in a highly regulated environment and are subject to extensive supervision and examination by several federal and state regulatory agencies. The Company is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA"), and to regulation and supervision by the Federal Reserve Board. The Bank, as a national banking association, is subject to regulation and supervision by the OCC and, as a result of the insurance of its deposits, is also subject to supervision and regulation by the Federal Deposit Insurance Corporation (the "FDIC"). These regulations are intended primarily for the protection of depositors and consumers, rather than for the benefit of investors. The Company and the Bank are subject to changes in federal and state law, as well as changes in regulation and governmental policies, income tax laws and accounting principles. In the past, governmental funding for SBA loans has been suspended, causing a disruption of the Company's SBA program. There can be no guarantee that a disruption of the SBA program will not occur in the future or that the SBA program will not be significantly reduced or eliminated. The effects of any potential changes cannot be predicted but could adversely affect the business and operations of the Company and the Bank in the future. See "Supervision and Regulation."

    The Federal Reserve Board has adopted a policy which requires a bank holding company, such as the Company, to serve as a source of financial strength to its banking subsidiaries. The Federal Reserve Board has ordered bank holding companies to contribute cash to their troubled bank subsidiaries based upon this "source of strength" policy, which could have the effect of decreasing funds available for distributions to stockholders. In addition, a bank holding company in certain circumstances could be required to guarantee the capital plan of an undercapitalized banking subsidiary. Neither the Bank nor any of the banks to be acquired are currently undercapitalized, but there is no guarantee that they will not become undercapitalized in the future. See "Supervision and Regulation."

DIVIDEND HISTORY AND RESTRICTIONS ON ABILITY TO PAY DIVIDENDS

    While the Company has paid cash dividends on the Common Stock since December of 1992 and currently pays quarterly dividends aggregating $0.24 per share per annum, there is no assurance that the Company will pay dividends on the Common Stock in the future. In the future, the declaration and payment of dividends on the Common Stock will depend upon the earnings and financial condition of the Company, liquidity and capital requirements, the general economic and regulatory climate, the Company's ability to service any equity or debt obligations senior to the Common Stock and other factors deemed relevant by the Company's Board of Directors. It is the policy of the Federal Reserve Board that bank holding companies should pay cash dividends on common stock only out of income available over the past year and only if prospective earnings retention is consistent with the organization's expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company's ability to serve as a source of strength to its banking subsidiaries. See "Dividend Policy."

    The Company's principal source of funds to pay dividends on the shares of Common Stock will be cash dividends that the Company receives from the Bank. The payment of dividends by the Bank to the Company is subject to certain restrictions imposed by federal banking laws, regulations and authorities. Prior to declaring a dividend, a national bank must transfer to surplus 10% of its net profits earned since its last dividend unless its surplus equals or exceeds stated capital. As of September 30, 1997, the Bank's surplus exceeded its stated capital. Without approval of the OCC, dividends may not be paid in excess of a bank's total net profits for that year, plus its retained profits for the preceding two years, less any required transfers to capital surplus. As of September 30, 1997, an aggregate of approximately $4.1 million was available for payment of dividends by the Bank to the Company under applicable restrictions, without regulatory approval. In connection with the Acquisitions, the Bank intends to pay a dividend of up to $8.3 million to the Company and has received regulatory approval for this dividend. As a result of this dividend, the Bank will eliminate its net profits for this year and retained profits for the two prior years and absent prior regulatory approval, will be able to pay dividends only out of future earnings. See "Supervision and Regulation--The Bank."

    The federal banking statutes prohibit federally insured banks from making any capital distributions (including a dividend payment) if, after making the distribution, the institution would be "undercapitalized" as defined by statute. In addition, the relevant federal regulatory agencies also have authority to prohibit an insured bank from engaging in an unsafe or unsound practice, as determined by the agency, in conducting an activity. The payment of dividends could be deemed to constitute such an unsafe or unsound practice, depending on the financial condition of the Bank. Regulatory authorities could impose administratively stricter limitations on the ability of the Bank to pay dividends to the Company if such limits were deemed appropriate to preserve certain capital adequacy requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Resources" and "Supervision and Regulation."

DEPENDENCE ON KEY PERSONNEL

    The Company and the Bank are dependent on certain key personnel including L.
D. Wright and Albert D. Fields, who are considered to be important to the success of the Company. The unexpected loss of such personnel or other members of senior management could have an adverse effect on the Company and the Bank. The Company has obtained "key man" life insurance on Mr. Wright in the amount of $1.0 million and has entered into an employment agreement (which includes certain non-competition covenants) with Mr. Wright in an effort to assure the continued availability of his services to the Company.

POSSIBLE ANTI-TAKEOVER PROVISIONS

    The Company's Articles of Incorporation and Bylaws contain certain provisions which may delay, discourage or prevent an attempted acquisition or change of control of the Company. These provisions include: (i) a Board of Directors classified into three classes of directors with the directors of each class having staggered, three-year terms, (ii) a provision that any special meeting of stockholders of the Company may be called only by a majority of the Board of Directors, the Chairman of the Board, the President, or the holders of at least 50% of the shares entitled to vote on the matter and that any action required or permitted to be taken by the Company's stockholders may not be effected by consent in writing, (iii) a provision establishing certain advance notice procedures for nomination of candidates for election as directors and for stockholder proposals to be considered at an annual or special meeting of stockholders and (iv) a provision that denies stockholders the right to amend the Bylaws of the Company. The Company's Articles of Incorporation provide for noncumulative voting for directors and authorize the board of directors of the Company to issue shares of preferred stock of the Company, $1.00 par value per share, without stockholder approval and upon such terms as the Board of Directors may determine. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a controlling interest in the Company. See "Supervision and Regulation," "Description of Securities of the Company--Preferred Stock," and "Texas Law and Certain Provisions of the Articles of Incorporation and Bylaws."

MANAGEMENT'S OWNERSHIP INTEREST AND POSSIBLE EFFECTS

    After the consummation of the Offering, the executive officers and directors of the Company will beneficially own 45.09% of the outstanding shares of Common Stock, and approximately 43.11% of such shares of Common Stock if the Underwriter's over-allotment option is fully exercised. Accordingly, these executive officers and directors will be able to influence, to a significant extent, the outcome of all matters required to be submitted to the Company's stockholders for approval, including decisions relating to the election of directors of the Company, the determination of day-to-day corporate and management policies of the Company and other significant corporate transactions. See "Management," "Principal Stockholders" and "Description of Securities of the Company."

NO PRIOR TRADING MARKET

    Prior to the Offering, there has been no public market for the shares of Common Stock. The shares of Common Stock have been approved for quotation on the Nasdaq/National Market under the symbol "BAYB." The Underwriter has advised the Company that it intends to make a market in the Common Stock as long as the volume of trading activity in the Common Stock and certain other market making conditions justify doing so. Nonetheless, there can be no assurance that an active public market will develop or be sustained after the Offering or that if such a market develops, investors in the Common Stock will be able to resell their shares at or above the initial public offering price. Making a market involves maintaining bid and asked quotations for the Common Stock and being available as principal to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. A public trading market having the desired characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of willing buyers and sellers of the Common Stock at any given time, which presence is dependent upon the individual decisions of investors over which neither the Company, the Underwriter nor any other market maker has any control. After the consummation of the Offering, approximately 45.09% of the outstanding Common Stock will be held by the executive officers and directors of the Company. The initial public offering price of the shares of Common Stock will be determined by negotiations between the Company and the Underwriter and will not necessarily bear any relationship to the Company's book value, past operating results, financial condition or other established criteria of value and may not be indicative of the market price of the Common Stock after the Offering. See "Nature of the Trading Market and Market Prices" and "Underwriting" for information relating to the method of determining the initial public offering price. The stock market has from time to time experienced extreme price and volume volatility. These market fluctuations may be unrelated to the operating performance of particular companies whose shares are traded and may adversely affect the market price of the Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

    The Company will have approximately 1,958,907 shares of Common Stock outstanding after the Offering. The Company, its directors and executive officers, the related interests of such directors and executive officers and holders of 5.0% or more of the Common Stock (who collectively will own 45.09% of the outstanding shares of Common Stock after the consummation of the Offering) have agreed with the

Underwriter not to offer, sell, contract to sell or otherwise dispose of any of their shares of Common Stock for a period of 180 days after the date of this Prospectus without the permission of the Underwriter. The currently outstanding shares of Common Stock which are not subject to such agreement are held by approximately 279 stockholders of record, and virtually all of such shares will be freely tradable in accordance with Rule 144(k) under the Securities Act. In addition, all of the shares of Common Stock sold in the Offering will generally be freely tradable under the Securities Act. No prediction can be made as to the effect, if any, that future sales of Common Stock or the availability of Common Stock for future sale will have on the market price of the Common Stock prevailing from time to time. Sales of a substantial number of such shares in the future, or the perception that such sales could occur, could adversely affect the market price of the Common Stock. See "Management" and "Principal Shareholders."

REGULATION OF CONTROL

    Individuals, alone or acting in concert with others, seeking to acquire more than 10% of any class of voting securities of the Company must comply with the Change in Bank Control Act, which requires the prior approval of the Federal Reserve Board for any such acquisition. Entities seeking to acquire 5% or more of any class of voting securities of, or otherwise to control, the Company must obtain the prior approval of the Federal Reserve Board under the BHCA. Accordingly, prospective investors need to be aware of and to comply with these requirements, if applicable, in connection with any purchase of shares of the Common Stock offered hereby.

DILUTION OF COMMON STOCK

    Investors purchasing shares of Common Stock in the Offering will incur immediate dilution of approximately 49.4% in their investment, in that the pro forma net tangible book value of the Company after the Offering will be approximately $8.09 per share compared to the initial public offering price of $16.00 per share. An additional 90,000 shares of Common Stock may be issued if the Underwriter's over-allotment is fully exercised. Options to purchase a total 33,300 shares of Common Stock were outstanding under the Company's stock option plans at June 30, 1997, of which 6,660 were exercisable at a price of $7.05 per share. Pursuant to the Company's Phantom Plan, 66,630 shares of Common Stock may be issued. If the 90,000 shares of Common Stock issuable pursuant to the Underwriter's over-allotment, the 6,660 shares of Common Stock exercisable pursuant to the Company's stock option plans and the 66,630 shares of Common Stock issuable under the Phantom Plan were included in the foregoing calculation, the pro forma net tangible and net book value of the Common Stock would have been $8.77 and $12.17 per share, respectively, and the per share dilution to new investors would be $7.23 and $3.83, respectively. The Company's present stockholders, including officers and directors, will have an increase in the net tangible and net book value of their shares as a result of the Offering. The Acquisitions will result in a dilution to the net tangible book value of the Company's present stockholders although such dilution will be less than the dilution to new investors. See "Dilution."

POSSIBLE ADVERSE EFFECTS OF ISSUANCE OF PREFERRED STOCK

    The effects of the issuance of shares of preferred stock, $1.00 per share par value, of the Company ("Preferred Stock") on the holders of Common Stock could include, among other things, (i) reduction of the amount otherwise available for payments of dividends on Common Stock if dividends are payable on the series of Preferred Stock; (ii) restrictions on dividends on Common Stock if dividends on the series of Preferred Stock are in arrears; (iii) dilution of the voting power of Common Stock if the series of Preferred Stock has voting rights, including a possible "veto" power if the series of Preferred Stock has class voting rights; (iv) dilution of the equity interest of holders of Common Stock if the series of Preferred Stock is convertible, and is converted, into Common Stock; and (v) restrictions on the rights of holders of Common Stock to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of Preferred Stock. Holders of Common Stock have no preemptive rights to purchase or otherwise acquire any Preferred Stock that may be issued. See "Description of Securities of the Company."

                                  THE COMPANY

STRATEGY

    The Company is headquartered in LaPorte, Texas, located next to Galveston Bay in eastern Harris County, the county that comprises most of the greater Houston metropolitan area. The Company's strategic goal is to be the premier provider of financial services to small and medium-sized businesses and individuals in the eastern portion of the Houston metropolitan area. There is, however, no guarantee that the Company will achieve its strategic goal or any estimate of when such goal will be achieved. Management believes that its strategic goal can be achieved and maintained through the following:

    - Superior Customer Service--Through technology and a focus on prompt, personal service the Company has successfully competed with much larger institutions. For example, the Company has enhanced its relationship banking capabilities by marketing to the top 15% of its customer base. The top 5% of the Company's customers are provided with a pass key which enables them to enter the Bank through a private entrance before and after normal banking hours and are assigned a specific Bank officer to service their banking needs. The Company has made significant investments in technology which management believes will allow it to compete with any super-regional or national banking organization with respect to communications and electronic convenience to the customer.

    - Motivated Employees--The Company continually trains its employees in the areas of successful sales and service, long-term customer relationships, teller excellence, business development and consumer lending. As part of this process, virtually every employee is placed on incentive and merit standards which award compensation based on the achievement of sales ratios and other business development-related goals.

    - A Full Range of Products--The Company offers a wide variety of lending products including term loans, lines of credit and fixed asset loans to small and medium-sized businesses, and offers its consumer customers a full range of products, including automobile loans, home improvement loans and personal loans. In addition, the Company has established "niche" products such as loans guaranteed by the SBA, commercial loans to owner-operated manufacturing and petrochemical service businesses, "indirect" installment lending and factoring. To complement its traditional banking products, the Company endeavors to be a full financial services organization and has developed additional financial services such as a brokerage services and annuity vehicles and is in the process of forming an independent insurance agency offering a full line of commercial and consumer insurance products.

    - Enhanced Delivery System--The Company plans to enhance its existing delivery system by expanding its branch network, either by acquisitions or de novo branches, in the eastern portion of the Houston metropolitan area, and through the establishment of additional LPOs outside of this area in order to market the Company's niche products.

    In addition to these strategic advantages, management believes the following financial initiatives will help the Company increase profitability and maximize stockholder value:

    - Changing Loan Mix--In 1988, the Company initiated a program of purchasing indirect loans, which are installment loans originated by automobile dealers for the purpose of financing consumer purchases. The Company purchases almost exclusively "A"-rated loans. There is no objective standard for "A"-rated loans, but such loans are viewed by management as the most creditworthy types of loans, in that they possess low loan to value ratios and are made to stable borrowers with well established, good credit histories. Management believes that the program has been successful both from the standpoint of growth and credit quality. However, because of increasing competition and accompanying pressure on net interest margins in the indirect market, management has broadened its focus to expand its other niche lending products, including SBA guaranteed credits via the Company's three LPOs, commercial lending to local manufacturing and petrochemical service companies and accounts receivable factoring. These are generally higher yielding products which management views as having strong growth potential in the Company's market area. If the Company is successful in growing these niche products, its net interest margin should be positively affected.

    - Increasing Fee Income Sources--To supplement the noninterest income produced from its niche lending and deposit products, the Company is developing other sources of fee income. The Company currently has 12 Class 1 licensed insurance agents and four licensed brokers assisting customers with fixed rate brokerage and annuity products. By the end of 1998, management expects to have licensed agents offering alternative investments at each branch location. The Bank has filed an application for a license to operate a full service insurance agency from its Mont Belvieu location and has received approval from the OCC to form an operating subsidiary to house the insurance agency. The Company expects to receive approval of its application for a license to operate a full service insurance agency from Mont Belvieu in the fourth quarter of 1997. The Company is also currently negotiating to purchase an insurance agency which has operated with a historic record of profitability. The Company has reached a verbal agreement to acquire the insurance agency, but an agreement has not yet been reduced to writing, and there is no assurance that such an acquisition will be consummated. If the Company is successful in its plan to acquire the insurance agency, it is expected that such acquisition will occur in the second quarter of 1998. The revenues and earnings of the insurance company are not expected to materially affect the revenues and earnings of the Company.

    - Improved Efficiency--Management believes that the Acquisitions will create economies of scale and help to improve the Company's efficiency ratio. Significant cost savings opportunities exist, including headcount reductions, cuts in director fees and reduced administrative expenses. Although conversion of the acquired banks' data processing operations onto the Company's proprietary system will result in significant initial costs, management believes that substantial cost savings will be achieved on an ongoing basis.

    - Core Deposit Base--The Company has a relatively low cost funding base made up primarily of core deposits along with a relationship driven public deposit network. At June 30, 1997, the Company's weighted average cost of deposits was 3.24%, a slight decrease from the year end figure of 3.32% and down significantly from the December 31, 1995 level of 3.55%. This low cost of funds has allowed the Company to price its loan products competitively while still maintaining an attractive net interest margin.

    There is no assurance that the foregoing financial initiatives will be realized or any estimate of when they will be achieved.

BUSINESS

    The Company's commitment to being the premier provider of financial services in the eastern portion of the greater Houston metropolitan area is reflected in the types of products and services that it makes available to its business customers and consumers. The Company offers a wide variety of lending products, including term loans, lines of credit and fixed asset loans to small and medium-sized businesses, and offers consumers automobile, home improvement and personal loans. In addition, the Company has also established the following niche products:

    - Indirect Lending--In 1988, the Company initiated a program of purchasing indirect loans from automobile dealers. The Company purchases almost exclusively "A"-rated loans from a select list of dealers after performing its own analysis of the loan package. At June 30, 1997, the Company's loan portfolio held a total of $71.0 million in indirect loans with an associated delinquency ratio of

      0.56%. Senior management of the Company has extensive experience in indirect automobile financing as well as consumer lending in general.

    Because of increasing competition and accompanying pressure on net interest margins in the indirect market, management has shifted its focus to its other niche lending products, as described below. The Company does not intend to exit the indirect business, but rather to grow other niche products in order to further diversity its lending risk.

    - SBA Lending--The Bank is a Preferred Lender under the federally guaranteed SBA lending program. Under this program, the Bank originates and funds SBA 7-A and 504 chapter loans qualifying for federal guarantees of 75% to 90% of principal and accrued interest. The guaranteed portion of these loans is generally sold into the secondary market with servicing retained. Depending upon management's view of prepayment expectations, the guaranteed portions are sold either at par, retaining a larger servicing spread (generally 350-400 basis points), or at a premium (approximately 10% currently) with a small servicing spread retained. At June 30, 1997, the Company's loan portfolio held a total of $5.1 million in the retained portion of SBA commercial and real estate loans. The Company uses its three LPOs which are located around the City of Houston to generate SBA loans. The LPO lenders are specially trained in SBA loan production. Each LPO lender is paid a salary plus a commission based upon closed loans produced. The LPO lenders generate the potential customer prospects and produce the SBA loan package using packaging software loaded in notebook computers. Following loan committee approval, the LPO lenders direct the customers to closing and servicing specialtists located in the main banking office. As additional markets are identified and skilled lenders become available, the Company expects to continue to expand its generation of SBA and other government guaranteed business loan products through additional LPOs.

    - Commercial Lending--The Company's primary market is located in the heart of the eastern Harris County manufacturing and petrochemical district. The Company has gained an expertise in fulfilling the banking needs of the businesses that service this industry, many of which are owner-operated, and believes that it will better be able to serve the needs of these businesses utilizing the increased lending limit which will result from the Acquisitions. At June 30, 1997, the Company's loan portfolio held a total of $13.2 million in commercial loans excluding factored receivables and commercial SBA loans.

    - Factoring--To better serve its commercial markets, in 1996 the Company established a receivables factoring unit catering to service companies and suppliers who deal with major corporations in the Houston area industrial complex. The accounts receivable line of credit financing facility relies heavily on the quality of the business customer's accounts receivable which, if monitored and controlled properly, limits the financial risks to the Company associated with this short-term business financing. The Company plans to further develop its factoring capability and views this business as a growth area. The Company's loan portfolio held a total of $760,000 in factored receivables at June 30, 1997.

    The Company funds its lending activities primarily from its core deposit base. These deposits are gathered from the local market and no material portion is dependent upon any one person, entity or industry. The Company also pursues public deposits from entities such as schools, cities and colleges. At June 30, 1997, core deposits represented 93.1% and public deposits represented 3.0% of total deposits. The Company has developed an ability to compete with regional banks for public deposits by competitive pricing and developing continuing relationships based on service with the individuals responsible for the administration or selection of financial institutions to hold these funds.

    The Company actively and continually trains its employees to develop and maintain long-term banking relationships. The Company contracts with Omega Performance, a leading trainer of bank employees in the United States, to provide training in the areas of successful sales and service, establishing customer relationships, teller excellence, business development and consumer lending. As part of this process, virtually every Company employee is placed on incentive and merit standards which award compensation based on the achievement of sales ratios and other business development-related indicia.

    The Company has enhanced its relationship banking capabilities by marketing individually to the top 5% of its customer base (Tier 1 accounts) and the next 10% of its customer base (Tier 2 accounts). The Tier 1 customers are provided with a pass key which enables them to enter the Bank through a private entrance before and after normal banking hours and are assigned a specific Bank officer to service their banking needs. Each Tier 1 and Tier 2 customer is personally contacted a minimum of eight times per year by an assigned officer. The Company builds customer loyalty with responsive local decision making. Through Business Development Board members, the Company monitors the financial service needs of its customers.

    The Company recently increased its commitment to technology by purchasing an advanced line of software and installing new communication technology into its branch network and communication systems. The Company believes that its new technology will allow it to compete with any super-regional or national banking organization with respect to communications and electronic convenience to the customer. Among the products to be offered through this technology are cash management, lockbox, home banking and Internet capabilities. The Company also offers debit cards, direct deposit, ACH originations and direct debit services. The communications network has enabled the Company to establish a call center staffed by highly trained personnel which provides customers a one point solution to information inquiries.

    The Company's future strategy is to be able to compete effectively not just with other commercial banks but with a variety of providers of financial services by providing a responsive brand of relationship banking and a full line of financial service products, including a full line of brokerage and insurance products. The Company will be looking for additional acquisitions and branching opportunities to enhance its retail delivery systems throughout the greater Houston metropolitan area.

HISTORY

    The Company was incorporated as a business corporation in 1982 under the laws of the State of Texas to be a multi-bank holding company for the Bank, which was chartered in 1965, and for Bay Port National Bank, which was chartered in 1979. The two banks merged in 1985 in conjunction with a change in Texas branching laws. In 1991, the Company began to expand its operations, diversify its lending base and seek additional deposits by assuming the deposits of Liberty County Federal Savings and Loan Association and Bayshore Federal Savings and Loan, which added branch locations in the cities of Liberty, Cleveland and Seabrook, Texas. In 1994, the Company established a new branch in Pasadena, Texas. In 1996, the Company assumed the deposits of the Cleveland branch of a commercial bank and in 1997 opened a grocery store branch in Mont Belvieu, Texas. Additionally, the Company opened an LPO in the Clear Lake/NASA area in 1995 and two LPOs in Houston in 1996.

    The Company currently serves its community from its headquarters in LaPorte and six full-service branch locations in LaPorte, Liberty, Cleveland, Seabrook, Pasadena and Mont Belvieu, Texas. The Company also has two LPOs in Houston and another in the Clear Lake/NASA area. The Acquisitions will add two branch offices in Baytown, Texas, one office in Mont Belvieu, Texas and one in Deer Park, Texas.

FACILITIES

    The Company conducts business at seven full-service banking locations and three LPOs. As a result of the Acquisitions, the Company will acquire four additional full-service branches. The following table sets forth specific information on each such location. The Company's headquarters are located at 1001 Highway 146 South in La Porte in a two story office building owned by the Bank. Unless otherwise noted, all facilities are owned by the Company.

LOCATION
----------------------------------------------------------------------------------    DEPOSITS AT
                                                                                     JUNE 30, 1997
                                                                                    ---------------
                                                                                    (IN THOUSANDS)
Existing Offices:
  La Porte--Main Office...........................................................     $  77,060
  Liberty.........................................................................        23,296
  Cleveland.......................................................................        22,864
  La Porte--Spencer Office........................................................        20,511
  Pasadena........................................................................        17,722
  Seabrook........................................................................         8,421
  Mont Belvieu(1).................................................................            --
  Southeast LPO--Clear Lake/NASA(2)(3)............................................           N/A
  West LPO--Houston(2)(4).........................................................           N/A
  Northwest LPO--Houston(2)(5)....................................................           N/A

Offices to be Acquired:
  Deer Park(6)....................................................................     $  26,820
  Baytown--Texas Bank(7)..........................................................        23,738
  Mont Belvieu(8).................................................................        13,998
  Baytown--TNB(9).................................................................        12,437

------------------------------

(1) Opened for business in June of 1997. This facility is leased month to month at an annual cost of $9,000.

(2) Indicates loan production office.

(3) This facility is leased month to month at an annual cost of $5,100.

(4) This facility is leased month to month at an annual cost of $6,000.

(5) This facility is provided without charge by the officer of this LPO.

(6) Represents office of First Bank.

(7) Represents main office of Texas Bank.

(8) Represents Mont Belvieu branch of Texas Bank.

(9) Represents office of TNB.

EMPLOYEES

    As of September 30, 1997, the Company had 116 full-time employees, 24 of whom were officers. The Company provides medical and hospitalization insurance to its full-time employees. The Company considers its relations with employees to be excellent.

COMPETITION

    The banking business is highly competitive, and the profitability of the Company depends principally on the Company's ability to compete in the market areas in which its banking operations are located. The Company competes with other commercial banks, savings banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms, asset-based non-bank lenders and certain other nonfinancial entities, including retail stores which may maintain their own credit programs and certain governmental organizations which may offer more favorable financing than the Company. The Company has been able to compete effectively with other financial institutions by emphasizing customer service, technology and local office decision-making on loans, by establishing long-term customer relationships and building customer loyalty, and by providing products and services designed to address the specific needs of its customers. See "Risk Factors-- Competition."

                                THE ACQUISITIONS

GENERAL

    The Acquisitions will increase the Company's assets from $185.1 million to $273.2 million as of June 30, 1997 on a pro forma basis. In addition to the immediate increase in asset size, the Acquisitions are expected to improve profitability with savings achieved through economies of scale as well as increased loans through enhanced marketing efforts, expanded loan products and additional employee training. Although there will be significant nonrecurring costs incurred in connection with the Acquisitions, such as data processing conversion operations, management believes that substantial cost savings will result on an ongoing basis. Additionally, management of the Company views the relatively low loan limits of each of the three banks to be acquired as a hindrance to such banks' lending efforts. After the Acquisitions, the Company's larger loan limit of approximately $4.1 million will allow it to solicit customers whose loan demands may have been too large for any of the banks individually. The consolidation in the banking industry has left many communities with few banks that have the ability and desire to address the needs of small businesses. The larger regional and national banks are not allocating resources to address the needs of small business in these markets, and many of the community banks do not offer the technological and product opportunities that many small businesses desire. The Company's enhanced technology and product development and delivery system will allow it to offer services traditionally offered only by large regional and national banks. Local office decision making as well as the Company's sales and service culture will give each branch a community identification. Another significant reason for the Acquisitions is the opportunity for the Company to expand its market area to desirable banking locations. Through the Acquisitions, the Company will increase its locations from seven to 11, and the resulting market area will extend from Seabrook in eastern Harris County to Cleveland in western Liberty County. Locations in both residential and work communities will provide convenience to customers and facilitate the Company's ability to capture both business and individual relationships.

TEXAS BANK

    BUSINESS

    Texas Bank was organized as a Texas banking association in 1971, and its main office is located in Baytown. Baytown is located in eastern Harris County, approximately 25 miles east of downtown Houston across the Houston Ship Channel from LaPorte. In addition to its main office, Texas Bank has a branch in Mont Belvieu, which is located approximately 35 miles east of downtown Houston in western Chambers County. See the map located on page 2 of this Prospectus. At June 30, 1997, Texas Bank had total assets of approximately $41.5 million, total deposits of approximately $37.7 million and total stockholders' equity of approximately $3.7 million.

    Texas Bank is a community bank that offers interest and noninterest-bearing deposit accounts and makes consumer, commercial and real estate loans. As of June 30, 1997, Texas Bank's loan portfolio in aggregate book value and as a percentage of the total loan portfolio consisted of $11.1 million of real estate loans (56.6% of total loans), $5.9 million of commercial loans (30.1% of total loans) and $2.6 million of consumer loans (13.3% of total loans). Texas Bank reported no nonaccrual loans at June 30, 1997, December 31, 1996 or December 31, 1995. The allowance for possible loan losses at June 30, 1997 was $174,000 or 0.89% of the gross loan portfolio. As of June 30, 1997, net charge-offs equaled 0.13% of average loans, annualized. For the years ended December 31, 1996 and 1995, net charge-offs were 0.04% and 0.71% of average loans, respectively. Other real estate owned by Texas Bank had an aggregate value at June 30, 1997 of $388,000, or 0.93% of total assets. Other real estate owned equaled 1.00% of total assets at December 31, 1996 and 1.06% of total assets at December 31, 1995. For the six months ended June 30, 1997, Texas Bank's net income after taxes was $166,000, or an annualized return on average assets (ROAA) of 0.78% and an annualized return on average equity (ROAE) of 9.04%. For the years ended

December 31, 1996 and December 31, 1995, Texas Bank's ROAA equaled 1.31% and 1.21%, respectively, and its ROAE equaled 14.34% and 14.38%, respectively.

    The acquisition of Texas Bank will be the Company's first expansion into Baytown. Baytown is a community of over 60,000 people located on the Houston Ship Channel in eastern Harris County. Baytown is home to a number of petrochemical plants and refineries. Texas Bank is located on the north end of a north-south corridor that is the center of Baytown's residential and business growth. Texas Bank is the only commercial bank located on the northern end of the city. Due to a lack of commercial bank competition, management believes that Baytown is under-banked. In addition to the Baytown presence, the acquisition of Texas Bank will give the Company an additional facility in Mont Belvieu. Mont Belvieu is a growing bedroom community located approximately 35 miles east of downtown Houston. Under current law, banks have the ability to operate full-service insurance agencies in towns of 5,000 or less. With its location in a town of less than 5,000, the Mont Belvieu office will serve as the basis for the Company's expansion into the sale of insurance products.

    ACQUISITION BY THE COMPANY

    On June 24, 1997, the Company entered into an Agreement and Plan of Reorganization (the "Texas Bank Acquisition Agreement") with Texas Bank and the directors of Texas Bank and their related interests ("Texas Bank Principals") pursuant to which the Company agreed to acquire all of the issued and outstanding shares of Texas Bank's common stock (the "Texas Bank Common Stock") through the consolidation of Texas Bank with a subsidiary of the Company formed solely to facilitate the acquisition of Texas Bank. Texas Bank's stockholders approved the Texas Bank Acquisition Agreement and the transactions contemplated thereunder on July 29, 1997. Following the consummation of the acquisition of Texas Bank by the Company, Texas Bank will be a wholly-owned subsidiary of the Company, and, immediately thereafter, Texas Bank will be consolidated with the Bank with the Bank surviving. The Company has received the necessary regulatory approvals from the Federal Reserve Board, OCC, FDIC and the Texas Department of Banking ("Banking Department").

    CONSIDERATION FOR TEXAS BANK COMMON STOCK

    The Texas Bank Acquisition Agreement provides that upon consummation of the acquisition of Texas Bank, as aggregate consideration in exchange for their shares of Texas Bank Common Stock, holders of Texas Bank Common Stock will receive $5,500,000, subject to adjustment pursuant to the Texas Bank Acquisition Agreement. If the stockholders' equity of Texas Bank is less than $3,690,000 on the closing date of the acquisition of Texas Bank, the consideration for the acquisition of Texas Bank will be reduced to an amount equal to the lesser of $5,500,000 or the stockholders' equity of Texas Bank multiplied by 1.50042, which represents the ratio of the equity of Texas Bank at September 30, 1996 to the negotiated purchase price. In no event will the aggregate consideration to Texas Bank exceed $5,500,000. The Texas Bank Acquisition Agreement does not specify a minimum amount of equity for Texas Bank as a condition to closing, but if the equity of Texas Bank were to fall such that it is a material adverse change, the Company would not be obligated to consummate the transaction.

    NON-COMPETITION AGREEMENTS

    At or prior to the consummation of the acquisition of Texas Bank, non-competition agreements are to be executed by each of the Texas Bank Principals. The non-competition agreements provide, among other things, that for two years following the acquisition of Texas Bank, none of the Texas Bank Principals will (i) become affiliated with any business in Texas Bank's Community Reinvestment Act assessment area that competes with the Company, (ii) solicit business from the customers of Texas Bank or (iii) advise any customer of Texas Bank to cease or diminish doing business with Texas Bank.

    LITIGATION

    Texas Bank is a defendant in LIGHTHOUSE CHURCH OF CLOVERLEAF, ET AL V. TEXAS BANK; which is pending in the 133rd Judicial District Court of Harris County, Texas. The plaintiff claims that Texas Bank wrongfully entered into possession of the church and school, upon which Texas Bank held a lien, and that Texas Bank is guilty of conversion of certain personal property located on the premises. The trial court originally granted summary judgment for Texas Bank, but the decision was overturned and the matter was sent back to the trial court. The amount of alleged damages is $2.1 million plus $10.0 million in exemplary damages. Management of Texas Bank and its counsel, as well as the Company's management and its independent litigation counsel, believe that the chance for judgment in favor of the plaintiff is reasonably possible but the exposure of Texas Bank, if any, will be less than $250,000. There is no guarantee, however, that the actual liability will not be substantially greater. The Texas Bank Acquisition Agreement does not provide for indemnification for losses incurred in connection with this litigation.

    CONDITIONS AT CLOSING

    The obligations of the parties to complete the acquisition of Texas Bank are subject to certain conditions, including the conditions that (i) all approvals of any regulatory authority having jurisdiction over the transaction have been received and all applicable statutory waiting periods have expired and (ii) at the closing date, no action or litigation is pending or threatened, other than the LIGHTHOUSE litigation, that would adversely affect certain aspects of the acquisition of Texas Bank. In addition, the Company is not obligated to complete the acquisition of Texas Bank unless certain conditions have been satisfied or waived by the Company, including that (i) Texas Bank shall not have suffered a material adverse change, (ii) Joseph D. Crook, the President and Chairman of Texas Bank, shall have entered into an employment agreement regarding the continuation of his employment, (iii) the Company receives releases from the directors and officers of Texas Bank generally releasing Texas Bank from virtually all claims by such individuals, (iv) the Company receives noncompetition agreements from the Texas Bank Principals, (v) all accounting and tax treatment entries and adjustments for the acquisition of Texas Bank are satisfactory to the Company, and (vi) Texas Bank shall have been released from all obligations under its data processing contract. There can be no assurance that the foregoing conditions will be satisfied or waived or that the acquisition of Texas Bank will be completed.

    Approvals from all regulatory authorities having jurisdiction over the transaction have been received, and all waiting periods will expire prior to November 12, 1997. No action or litigation is pending or threatened that would adversely affect the Company's acquisition of Texas Bank. As of the date of this Prospectus, Texas Bank has not suffered a material adverse change. Joseph D. Crook has not yet entered into an employment agreement regarding the continuation of his employment, but the Company intends to waive this condition to closing. Releases from the officers and directors of Texas Bank and non-competition agreements from the Texas Bank Principals are expected to be executed at the closing for the acquisition of Texas Bank. The Company is in the process of evaluating accounting and tax treatment entries and adjustments to verify that they are satisfactory. Texas Bank is in the process of obtaining written confirmation that it is released from all obligations under its data processing contracts.

    The closing date of the acquisition of Texas Bank will be selected by mutual agreement of the parties to the Texas Bank Acquisition Agreement following the satisfaction or waiver of all conditions to closing but is expected to occur simultaneously with the closing of the Offering. Although the acquisition of Texas Bank is not explicitly conditioned upon the closing of the Offering, the closing of the Offering is contingent upon the closing of the acquisition of Texas Bank, and the Company plans to fund the acquisition of Texas Bank with part of the net proceeds from the Offering.

TEXAS NATIONAL BANK OF BAYTOWN

    BUSINESS

    TNB, a national banking association, was organized in 1969. The only office of TNB is located in Baytown, Texas. See the map located on page 2 of this Prospectus. At June 30, 1997, TNB had total assets of approximately $14.1 million, total deposits of approximately $12.4 million and total stockholders' equity of approximately $1.6 million.

    TNB is a community bank whose business includes conventional consumer and commercial products and services, including interest and noninterest bearing depository accounts and commercial, industrial, consumer and real estate lending. At June 30, 1997, TNB's loan portfolio in aggregate book value and as a percentage of the total loan portfolio consisted of $2.9 million in real estate loans (64.4% of total loans), $1.1 million in commercial and industrial loans (24.5% of total loans), and $500,000 in consumer loans (11.1% of total loans). TNB reported no nonaccrual loans at June 30, 1997, December 31, 1996 or December 31, 1995. The allowance for possible loan losses at June 30, 1997 was $88,000, or 1.98% of gross loans. As of June 30, 1997, there were no net charge-offs. For the years ended December 31, 1996 and 1995, net charge-offs were 0.00% and 0.19% of average loans, respectively. Other real estate owned by TNB had an aggregate value at June 30, 1997 of $7,000, or .05% of total assets. Other real estate owned equaled 0.46% of total assets at December 31, 1996 and 1.74% of total assets at December 31, 1995. For the six months ended June 30, 1997, TNB's net income after taxes was $88,000, or an annualized ROAA of 1.23% and an annualized ROAE of 11.3%. For the year ended December 31, 1996, net income after taxes was $146,000, or an ROAA of 1.06% and an ROAE of 9.46%. TNB's 1995 ROAA and ROAE were 0.96% and 7.78%, respectively.

    The acquisition of TNB, along with the acquisition of Texas Bank, will broaden the Company's expansion into the Baytown market. TNB is located on the south end of the north-south corridor on which Texas Bank is located. The acquisition of TNB will enhance the Company's presence in the Baytown market and provide a link to LaPorte to the south of Baytown. The TNB location will give the Company access to industrial and blue collar neighborhoods as well as the industrial, petrochemical and service areas of Baytown.

    ACQUISITION BY THE COMPANY

    On August 7, 1997, the Company and the Bank entered into an Agreement and Plan of Consolidation (the "TNB Acquisition Agreement") with TNB pursuant to which the Company will acquire all of the issued and outstanding shares of TNB's common stock (the "TNB Common Stock") through the consolidation of TNB with a subsidiary of the Company formed solely to facilitate the acquisition of TNB. All officers and directors, certain principal stockholders and affiliates thereof and certain other stockholders who are not officers, directors, principal stockholders or affiliates thereof, which persons or entities held in the aggregate 69.8% of the TNB Common Stock, executed a Voting Agreement and Irrevocable Proxy pursuant to which their shares were voted in favor of the TNB Acquisition Agreement. Following the consummation of the acquisition of TNB by the Company, TNB will be a wholly-owned subsidiary of the Company, and, immediately thereafter, TNB will be consolidated with the Bank with the Bank surviving. The Company has received the necessary regulatory approvals from the Federal Reserve Board and the OCC in connection with the acquisition of TNB.

    CONSIDERATION FOR TNB STOCK

    The TNB Acquisition Agreement provides that upon consummation of the acquisition of TNB, holders of TNB Common Stock will receive $2.4 million in cash as consideration in exchange for their shares of TNB Common Stock.

    NON-COMPETITION AGREEMENTS

    At or prior to the closing of the acquisition of TNB, non-competition agreements are to be executed by each of the officers of TNB who is offered and accepts employment with the Company or the Bank. These agreements provide, among other things, that for one year following the acquisition of TNB such persons will not (i) solicit the banking business (loan, deposit or otherwise) of any then existing customer of TNB or (ii) engage or participate in any business that is in competition in any manner whatsoever with the business of the Company or the Bank within a five-mile radius of TNB's existing facility in Baytown, Texas.

    CONDITIONS TO CLOSING

    The obligations of the parties to complete the acquisition of TNB are subject to certain conditions, including the conditions that (i) all approvals of any regulatory authority having jurisdiction have been received and all applicable statutory waiting periods have expired and (ii) that the stockholders of TNB shall have approved the transactions contemplated by the TNB Acquisition Agreement. In addition, the Company is not obligated to complete the acquisition of TNB unless certain conditions have been satisfied or waived by the Company, including that (i) TNB shall not have suffered any material adverse change in its financial condition, business or operations (ii) the Company shall have received at least $8.5 million in net proceeds from this Offering; (iii) no action or litigation is pending or threatened against TNB that might prevent the acquisition of TNB or result in a material adverse change in TNB; (iv) the Bank shall have received a letter from the OCC that loans to a certain borrower and his affiliated interests which have been deemed by the OCC to have been issued in excess of TNB's lending limits, will not represent a violation to the Bank and its directors ("OCC Letter"); (v) TNB's data processing and ATM agreements shall have been terminated without any penalty or additional liability; (vi) a certain loan shall be removed from the books of TNB; (vii) the directors and officers of TNB execute releases generally releasing TNB from virtually all claims by such individuals; and (viii) each of the officers of TNB who is offered and accepts employment with the Company or the Bank shall have executed the non-competition agreements referred to above. TNB is not obligated to complete the transactions if certain conditions are not met, including the condition that the Company execute general releases in favor of the directors and officers of TNB.

    Approvals from all regulatory authorities having jurisdiction over the transaction have been received and all applicable waiting periods will expire on November 7, 1997. The stockholders of TNB approved the TNB Acquisition Agreement and the transactions contemplated thereunder on November 5, 1997. As of the date of this Prospectus, TNB has not suffered any material adverse change, and no action or litigation is pending or threatened against TNB that might prevent the acquisition of TNB or result in a material adverse change in TNB. The Bank has received the OCC Letter. The Company and TNB are in the process of verifying that TNB's data processing and ATM contracts will terminate without penalty or additional liability. The loan to be removed from TNB is a loan to an executive officer of an affiliate bank of TNB. The loan is performing and the loan balance as of September 30, 1997 was approximately $240,000. The Board of Directors of an affiliate bank of TNB has approved the purchase of this loan from TNB, but the loan has not yet been removed from the books of TNB. The directors and officers of TNB are expected to execute the releases at the closing of the acquisition of TNB. Neither the Company nor the Bank has made any formal offers of employment to any of the officers of TNB but may make such offers to certain individuals in the near future. Although it is not expected that the Company will receive net proceeds from the Offering in excess of $8.5 million, the Company intends to waive this condition to closing provided that the net proceeds to the Company from the Offering equal or exceed $7.5 million. The $8.5 million amount listed as a condition to closing was included in the TNB Acquisition Agreement in order to give the Company maximum flexibility with regard to balancing the funding for the purchase price for the Acquisitions between existing capital and proceeds from the Offering.

    The closing date of the acquisition of TNB will be selected by mutual agreement of the parties to the TNB Acquisition Agreement following the satisfaction or waiver of all conditions to closing but is expected to occur on or about November 21, 1997. The Company plans to fund the acquisition of TNB through a combination of proceeds from the Offering and a dividend from the Bank to the Company. There can be no assurance that the foregoing conditions will be satisfied or waived or that the acquisition of TNB will be completed.

FIRST BANK OF DEER PARK

    BUSINESS

    First Bank, a Texas banking association, was organized in 1972. The only office of First Bank is located in Deer Park which is located in eastern Harris County. See the map located on page 2 of this Prospectus. At June 30, 1997, First Bank had total assets of approximately $32.9 million, total deposits of approximately $26.8 million and total stockholders' equity of approximately $3.9 million.

    First Bank is a community bank whose business includes conventional consumer and commercial products and services, including interest and noninterest bearing depository accounts, commercial, industrial, consumer and real estate lending. At June 30, 1997, First Bank's loan portfolio in aggregate book value and as a percentage of the total loan portfolio consisted of $9.8 million in real estate loans (69.2% of total loans), $3.5 million in commercial and industrial loans (24.7% of total loans), and $864,000 in consumer loans (6.1% of total loans). First Bank reported no nonaccrual loans at June 30, 1997, December 31, 1996 or December 31, 1995. The allowance for possible loan losses at June 30, 1997 equaled $355,000, or 2.49% of gross loans. As of June 30, 1997, net charge-offs equaled 0.01% of average loans, annualized. For the years ended December 31, 1996 and 1995, net charge-offs (recoveries) were (0.01)% and 0.04% of average loans, respectively. Other real estate owned by First Bank had an aggregate value at June 30, 1997 of $200,000, or 0.61% of total assets. Other real estate owned equaled 0.83% of total assets at December 31, 1996 and 2.67% of total assets at December 31, 1995. For the six months ended June 30, 1997, First Bank's net income after taxes was $359,000, or an annualized ROAA of 2.06% and an annualized ROAE of 19.24%. In 1996, First Bank reported an ROAA of 2.21% and an ROAE of 18.73% and in 1995 First Bank reported an ROAA of 1.80% and an ROAE of 14.94%.

    The acquisition of First Bank will provide the Company a presence in Deer Park. Deer Park is a community of 27,000 people located on the south side of the Houston Ship Channel. The Deer Park economy is closely linked to the petrochemical industry. First Bank is the only community bank in Deer Park. The positive name recognition of both First Bank and the Bank should allow the Company to acquire a larger market share in Deer Park and capture some of the growth the area is experiencing. Wayne Slovacek, a director of the Bank who previously served as chairman of the Deer Park branch of one of the large national banking organizations, is expected to be instrumental in expanding the Company's business in this market.

    The Banking Department has alleged that First Bank violated certain laws and regulations relating to loan concentrations and loan limits by entering into certain loan participations. Management of First Bank vigorously opposed these allegations. In April 1995, an appellate court upheld the ruling of the lower court to affirm the cease and desist order originally issued by the Banking Department to First Bank in 1992. Because the probability of reversal was remote, management decided to take no further appellate action.

    In an effort to fully comply with the cease and desist order and cooperate with the Banking Department and without admitting any wrongdoing, First Bank initiated efforts in 1995 to dispose of the loan participations. On January 27, 1995, First Bank received the payoff of twelve loans in which its participation totaled approximately $6.1 million. The consideration received totaled approximately $5.8 million. The $306,000 difference was reserved at December 31, 1994 and charged to other expenses.

    In an effort to fully comply with the cease and desist order and cooperate with the Banking Department, First Bank is actively attempting to market the remaining nine loans in order to reduce the loan concentration at least to First Bank's legal lending limit of $550,000. These efforts are fully and timely communicated to the Banking Department on a monthly basis to obtain approved time extensions for full compliance. First Bank currently has an extension until December 31, 1997 to reduce the loan concentration. Management of First Bank also provides monthly reports to the Board of Directors of First Bank regarding its efforts to reduce the loan concentration. The balance of the related loans at September 30, 1997 was approximately $2.2 million, a reduction of approximately $867,000 from the December 31, 1996 amount of approximately $3.0 million. The Banking Department has required First Bank to include approximately $155,000 of specific reserves on these loans in its allowance for loan losses.

    ACQUISITION BY THE COMPANY

    On August 7, 1997, the Company and the Bank entered into an Agreement and Plan of Consolidation (the "First Bank Acquisition Agreement") with First Bank pursuant to which the Company will acquire all of the issued and outstanding shares of First Bank's common stock (the "First Bank Common Stock") through the merger of First Bank with a subsidiary of the Company formed solely to facilitate the acquisition of First Bank. Stockholders holding 75.3% of the First Bank Common Stock executed a Voting Agreement and Irrevocable Proxy pursuant to which their shares of stock were voted in favor of the First Bank Acquisition Agreement. Following the consummation of the acquisition of First Bank by the Company, First Bank will be a wholly-owned subsidiary of the Company, and, immediately thereafter, First Bank will be consolidated with the Bank with the Bank surviving. The Company has filed the necessary regulatory applications requesting approval from the Federal Reserve Board, OCC, FDIC and Banking Department and has received the approval of all agencies except the FDIC. It is currently expected that the approval of the FDIC will be received in the near future.

    CONSIDERATION FOR FIRST BANK STOCK

    The First Bank Acquisition Agreement provides that upon consummation of the acquisition of First Bank, holders of First Bank Common Stock will receive $7,970,000 in cash as consideration in exchange for their shares of First Bank Common Stock.

    NON-COMPETITION AGREEMENTS

    At or prior to the closing of the acquisition of First Bank, non-competition agreements are to be executed by each of the officers of First Bank who is offered and accepts employment with the Company or the Bank. These agreements provide, among other things, that for one year following the acquisition of First Bank such persons will not (i) solicit the banking business (loan, deposit or otherwise) of any then existing customers of First Bank or (ii) engage or participate in any business that is in competition in any manner whatsoever with the business of the Company or the Bank within a five-mile radius of First Bank's existing facility in Deer Park, Texas.

    CONDITIONS TO CLOSING

    The obligations of the parties to complete the acquisition of First Bank are subject to certain conditions, including the conditions that (i) all approvals of any regulatory authority having jurisdiction have been received and all applicable statutory waiting periods have expired and (ii) that the stockholders of First Bank shall have approved the transactions contemplated under the First Bank Acquisition Agreement. In addition, the Company is not obligated to complete the acquisition of First Bank unless certain conditions have been satisfied or waived by the Company, including that (i) First Bank shall not have suffered any material adverse change in its financial condition, business or operations (ii) the Company shall have received at least $8,500,000 in net proceeds from this Offering; (iii) no action or litigation is pending or threatened against First Bank that might prevent the acquisition of First Bank or result in a material adverse change in First Bank; (iv) the Bank shall have received the OCC Letter; (v) that the directors and officers of First Bank execute releases generally releasing First Bank from virtually all claims by such individuals referred to above; and (vi) that each of the officers of First Bank who is offered and accepts employment with the Company or the Bank shall have executed the non-competition agreements referred to above. First Bank is not obligated to complete the transactions if certain conditions are not met, including the condition that the Company execute general releases in favor of the directors and officers of First Bank.

    Approvals from all regulatory authorities having jurisdiction over the transaction, except the FDIC, have been received. The approval from the FDIC is expected to be received in the near future. All applicable waiting periods are expected to expire on or about November 21, 1997. The stockholders of First Bank approved the First Bank Acquisition Agreement and the transactions contemplated thereunder on November 5, 1997. As of the date of this Prospectus, First Bank has not suffered any material adverse change, and no action or litigation is pending or threatened against First Bank that might prevent the acquisition of First Bank or result in a material adverse change in First Bank. The Bank has received the OCC Letter. The directors and officers of First Bank are expected to execute the releases at the closing of the acquisition of First Bank. Neither the Company nor the Bank has made any formal offers of employment to any of the officers of First Bank but may make such offers to certain individuals in the near future. Although it is not expected that the Company will receive net proceeds from the Offering in excess of $8.5 million, the Company intends to waive this condition to closing provided that the net proceeds to the Company from the Offering equal or exceed $7.5 million. The $8.5 million amount listed as a condition to closing was included in the First Bank Acquisition Agreement in order to give the Company maximum flexibility with regard to balancing the funding for the purchase price for the Acquisitions between existing capital and proceeds from the Offering.

    The closing date of the acquisition of First Bank will be selected by mutual agreement of the parties to the First Bank Acquisition Agreement following the satisfaction or waiver of all conditions to closing but is expected to occur on or about November 21, 1997. The Company plans to fund the acquisition of First Bank through a combination of proceeds from the Offering and a dividend from the Bank to the Company. There can be no assurance that the foregoing conditions will be satisfied or waived or that the acquisition of First Bank will be completed.

                                USE OF PROCEEDS

    The net proceeds to be received by the Company from the Offering after deducting underwriting discounts and estimated offering expenses are estimated to be approximately $8,690,000, or approximately $10,030,000 if the Underwriters' over-allotment option is fully exercised. The Company will use a portion of the net proceeds from this Offering to fund the $5,500,000 purchase price for the acquisition of Texas Bank. The remaining $3,190,000 in net proceeds will be used to fund a portion of the $10,370,000 aggregate purchase price for the acquisitions of TNB and First Bank. The $7,180,000 balance of the purchase price for the acquisitions of TNB and First Bank will be funded through a dividend from the Bank to the Company. See "The Acquisitions."

    Pending the application of the net proceeds, the Company intends to invest such proceeds in short-term, interest-bearing securities, certificates of deposit or guaranteed obligations of the United States of America.

                                DIVIDEND POLICY

    Holders of Common Stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors out of funds legally available therefor. While the Company has declared dividends on its Common Stock since December of 1992 and currently pays quarterly dividends aggregating $0.24 per share per annum, there is no assurance that the Company will continue to pay dividends in the future.

    For a foreseeable period of time, the principal source of cash revenues to the Company will be dividends paid by the Bank with respect to the Bank's capital stock. There are certain restrictions on the payment of such dividends imposed by federal banking laws, regulations and authorities. Prior to declaring a dividend, a national bank must transfer to surplus 10% of its net profits earned since its last dividend unless its surplus equals or exceeds stated capital. As of September 30, 1997, the Bank's surplus exceeded its stated capital. Without approval of the OCC, dividends may not be paid in excess of a bank's total net profits for that year, plus its retained profits for the preceding two years, less any required transfers to capital surplus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Resources" and "Supervision and Regulation--The Bank."

    In the future, the declaration and payment of dividends on the Common Stock will depend upon the earnings and financial condition of the Company, liquidity and capital requirements, the general economic and regulatory climate, the Company's ability to service any equity or debt obligations senior to the Common Stock and other factors deemed relevant by the Company's Board of Directors. See "Supervision and Regulation" and "Description of Securities of the Company." As of September 30, 1997, an aggregate of approximately $4.1 million was available for payment of dividends by the Bank to the Company under applicable restrictions, without regulatory approval. In connection with the Acquisitions, the Bank intends to pay a dividend of up to $8.3 million to the Company and has received regulatory approval for this dividend. As a result of this dividend, the Bank will eliminate its net profits for the year and retained profits for the two prior years and absent prior regulatory approval, will be able to pay dividends only out of future earnings. Regulatory authorities could impose administratively stricter limitations on the ability of the Bank to pay dividends to the Company if such limits were deemed appropriate to preserve certain capital adequacy requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Resources" and "Supervision and Regulation."

                                    DILUTION

    At June 30, 1997, the per share stockholders' equity, or net book value per share, of the Company was $10.15 per share, and tangible book value was $9.78 per share. Net book value per share represents the Company's total assets less total liabilities divided by the total number of shares of Common Stock outstanding, exclusive of shares subject to currently exercisable options. Net tangible book value reflects book value under generally accepted accounting principles reduced by $500,000 in intangible assets such as goodwill and core deposit intangible.

    Net book value dilution per share represents the difference between the amount per share paid by the purchasers of Common Stock in the Offering and the pro forma net book value per share of Common Stock immediately after the completion of the Offering and the Acquisitions. After giving effect to the Acquisitions, including $6.1 million of goodwill and core deposit intangibles, the sale by the Company of 600,000 shares of Common Stock offered hereby at the public offering price of $16.00 per share, and receipt by the Company of the net proceeds therefrom, the pro forma net book value per share and net tangible book value per share of the Company at June 30, 1997, would have been $11.48 per share and $8.09 per share, respectively. This represents an immediate decrease in book value per share of $4.52 per share and an immediate decrease in net tangible book value per share of $7.91 per share to purchasers of shares in the Offering, as illustrated by the following tables:

             DILUTION IN NET BOOK VALUE PER SHARE TO NEW INVESTORS

Public offering price per share.............................................             $   16.00
Net book value per share at June 30, 1997...................................  $   10.15
Increase in pro forma net book value per share attributable to new investors
  in the Offering...........................................................       1.33
                                                                              ---------
Pro forma net book value per share after the Offering.......................                 11.48
                                                                                         ---------
Dilution in net book value per share to new investors.......................             $    4.52
                                                                                         ---------

         DILUTION IN NET TANGIBLE BOOK VALUE PER SHARE TO NEW INVESTORS

Public offering price per share.............................................             $   16.00
Net tangible book value per share at June 30, 1997..........................  $    9.78
Decrease in net tangible book value per share attributable to the
  Acquisitions..............................................................      (3.14)
Increase in pro forma net tangible book value per share attributable to new
  investors in the Offering.................................................       1.45
                                                                              ---------
Pro forma net tangible book value per share after the Offering..............                  8.09
                                                                                         ---------
Dilution in net tangible book value per share to new investors..............             $    7.91
                                                                                         ---------
                                                                                         ---------

    The foregoing computations do not take into account the possible exercise of outstanding stock options granted under the Company's stock option plans, the Phantom Plan or the possible issuance of up to an additional 90,000 shares of Common Stock to new investors pursuant to the exercise of an option granted by the Company to the Underwriter solely to cover over-allotments, if any, in connection with the Offering. See "Underwriting." Options to purchase a total of 33,300 shares of Common Stock were outstanding under the Company's stock option plans at June 30, 1997, of which 6,660 were exercisable at a price of $7.05 per share. Pursuant to the Phantom Plan, 66,630 shares of Common Stock may be issued. See "Management--Stock Option and Incentive Plans." If the 90,000 shares of Common Stock issuable to pursuant to the Underwriter's over-allotment, the 6,660 shares of Common Stock exercisable pursuant to the Company's stock option plans and the 66,630 shares of Common Stock issuable under the Phantom Plan were included in the foregoing calculation, the pro forma net tangible and net book value of the Common Stock would be $8.77 and $12.17 per share, respectively, and the per share dilution to new investors would be $7.23 and $3.83, respectively. The Company's present stockholders, including officers and directors, will have an increase in the net tangible and net book value of their shares as a result of the Offering. The Acquisitions will result in a dilution to the net tangible book value of the Company's present stockholders although such dilution will be less than the dilution to new investors.

                                 CAPITALIZATION

    The following table sets forth the consolidated capitalization of the Company as of June 30, 1997, and as adjusted to give effect to (i) the Acquisitions and (ii) the sale by the Company of 600,000 shares of Common Stock offered hereby at a per share price of $16.00, less underwriting discounts and other estimated offering expenses. See "Use of Proceeds."

                                                                                      JUNE 30, 1997,
                                                                          ---------------------------------------
                                                                                                  AS ADJUSTED FOR
                                                                                                        THE
                                                                                     AS ADJUSTED   ACQUISITIONS
                                                                                       FOR THE        AND THE
                                                                           ACTUAL    ACQUISITIONS    OFFERING
                                                                          ---------  -----------  ---------------
                                                                                  (DOLLARS IN THOUSANDS)
Stockholders' Equity:
Common Stock, $1 par value; 50,000,000 shares authorized; 1,399,583 shares issued and 1,357,657 shares outstanding; 1,999,583 shares issued and 1,957,657 shares outstanding, as adjusted for the
  Offering(1)...........................................................  $   1,400   $   1,400      $   2,000
  Additional capital....................................................      8,393       8,393         16,483
  Retained earnings.....................................................      4,352       4,352          4,352
  Net unrealized appreciation (loss) on available-for-sale securities...        (89)        (89)           (89)
  Less Common Stock held in treasury-at cost............................       (274)       (274)          (274)
                                                                          ---------  -----------       -------
  Total stockholders' equity............................................  $  13,782   $  13,782      $  22,472
                                                                          ---------  -----------       -------
                                                                          ---------  -----------       -------

------------------------

(1) Does not include 33,300 shares of Common Stock reserved for issuance upon exercise of options granted under the Company's stock option plans, 66,630 shares of Common Stock that may be issued pursuant to the Phantom Plan or the 90,000 shares Common Stock that may be issued to cover over-allotments.

                 NATURE OF THE TRADING MARKET AND MARKET PRICES

    Prior to the Offering, there has been no public market for the shares of Common Stock and there can be no assurance that an active public market will develop or be sustained after the Offering or that if such a market develops, investors in the Common Stock will be able to resell their shares at or above the initial public offering price. See "Risk Factors--No Prior Trading Market." The initial public offering price of the shares of Common Stock will be determined by negotiations between the Company and the Underwriter and will not necessarily bear any relationship to the Company's book value, past operating results, financial condition or other established criteria of value and may not be indicative of the market price of the Common Stock after the Offering. Among the factors considered in such negotiations are prevailing market and general economic conditions, the market capitalizations, trading histories and stages of development of other traded companies that the Company and the Underwriter believed to be comparable to the Company, the results of operations of the Company in recent periods, the current financial position of the Company, estimates of the business potential of the Company and the present state of the Company's development and the availability for sale in the market of a significant number of shares of Common Stock. Additionally, consideration has been given to the general status of the securities market, the market conditions for new issues of securities and the demand for securities of comparable companies at the time the Offering was made. See "Underwriting" for information relating to the method of determining the initial public offering price. The shares of Common Stock have been approved for quotation on the Nasdaq/National Market under the symbol "BAYB."

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto, appearing elsewhere in this Prospectus, and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected historical consolidated financial data as of and for the five years ended December 31, 1996 are derived from the Company's Consolidated Financial Statements which have been audited by independent public accountants. The selected historical consolidated financial data as of and for the six months ended June 30, 1997 and June 30, 1996 have not been audited but, in the opinion of management, contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position and results of operations of the Company as of such dates and for such periods. The results of operations for the six months ended June 30, 1997, are not necessarily indicative of the results of operations that may be expected for the year ended December 31, 1997, or for any future periods.

                                            AS OF AND FOR THE
                                             SIX MONTHS ENDED                      AS OF AND FOR THE
                                                 JUNE 30,                      YEARS ENDED DECEMBER 31,
                                           --------------------  -----------------------------------------------------
                                             1997       1996       1996       1995       1994       1993       1992
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Interest income..........................  $   6,537  $   6,214  $  12,666  $  11,244  $   9,627  $   9,999  $  10,896
Interest expense.........................      2,732      2,619      5,443      5,391      4,285      4,091      4,892
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest income....................      3,805      3,595      7,223      5,853      5,342      5,908      6,004
Provision for loan losses................        168        219        510        150         75        400        575
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest income after provision for
    loan losses..........................      3,637      3,376      6,713      5,703      5,267      5,508      5,429
Noninterest income.......................      1,197      1,193      2,347      2,095      2,104      1,990      1,578
Noninterest expenses.....................      3,615      3,269      7,067      6,024      5,869      5,794      5,452
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Earnings before taxes and cumulative
    effect of accounting change..........      1,219      1,300      1,993      1,774      1,502      1,704      1,555
Provision for income tax expense.........        364        408        591        559        271        371         20
Cumulative effect of accounting change...         --         --         --         --         --        631         --
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net earnings.............................  $     855  $     892  $   1,402  $   1,215  $   1,231  $   1,964  $   1,535
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
PER SHARE DATA:
Net earnings(1)..........................  $    0.59  $    0.62  $    0.97  $    0.84  $    0.86  $    1.38  $    1.43
Book value...............................      10.15       8.92       9.58       8.82       7.95       7.49       6.28
Tangible book value......................       9.78       8.92       9.06       8.82       7.95       7.49       6.28
Cash dividends...........................       0.12       0.12       0.24       0.20       0.20       0.20       0.05
Dividend payout ratio....................      19.05%     18.19%     23.11%     22.47%     22.18%     13.86%      3.41%
Weighted average common and common
  equivalent shares outstanding (in
  thousands).............................      1,439      1,440      1,441      1,442      1,430      1,419      1,075

BALANCE SHEET DATA:
Total assets.............................  $ 185,139  $ 178,399  $ 189,011  $ 167,091  $ 168,322  $ 147,161  $ 145,099
Securities...............................     44,255     43,893     43,745     38,588     42,618     40,862     35,833
Gross loans..............................    115,222    113,350    119,880    105,796    106,830     94,919     94,084
Allowance for loan losses................      1,425      1,360      1,430      1,185      1,230      1,344      1,280
Total deposits...........................    169,874    164,272    173,318    153,334    149,824    134,848    134,553
Total stockholders' equity...............     13,782     12,083     12,929     11,903     10,857     10,199      8,424

AVERAGE BALANCE SHEET DATA:..............
Total assets.............................  $ 183,197  $ 171,176  $ 177,272  $ 164,596  $ 150,205  $ 143,261  $ 135,682
Total interest-earning assets............    170,688    159,164    164,905    152,781    140,187    133,119    125,343
Securities...............................     44,578     41,991     43,230     37,028     35,535     35,352     33,394
Loans....................................    117,361    109,575    113,014    107,286    101,975     94,138     90,041
Allowance for loan losses................      1,471      1,230      1,330      1,302      1,324      1,294      1,262
Total deposits...........................    167,990    157,410    162,522    151,013    135,329    131,809    126,006
Total stockholders' equity...............     13,355     11,783     12,416     11,354     10,502      9,311      6,907

                                            AS OF AND FOR THE
                                             SIX MONTHS ENDED                      AS OF AND FOR THE
                                                 JUNE 30,                      YEARS ENDED DECEMBER 31,
                                           --------------------  -----------------------------------------------------
                                             1997       1996       1996       1995       1994       1993       1992
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
PERFORMANCE RATIOS(2):
Return on average assets.................       0.93%      1.04%      0.82%      0.75%      0.80%      1.37%      1.13%
Return on average stockholders' equity...      12.80      15.14      11.29      10.70      11.72      21.09      22.23
Net interest margin......................       4.46       4.52       4.38       3.83       3.81       4.44       4.79
Efficiency ratio(3)......................      72.27      68.27      73.85      75.79      78.82      73.36      71.91

ASSET QUALITY RATIOS(4):
Nonperforming assets to total loans and
  other real estate......................       0.47%      0.46%      0.47%      0.56%      0.67%      0.90%      2.28%
Nonperforming loans to gross loans.......       0.18       0.19       0.18       0.22       0.23       0.37       0.78
Net loan charge-offs to average total
  loans(2)...............................       0.29       0.08       0.23       0.18       0.19       0.36       0.49
Allowance for loan losses to total
  loans..................................       1.24       1.20       1.19       1.12       1.15       1.42       1.36
Allowance for loan losses to
  nonperforming loans(5).................     678.57     615.38     662.04     519.74     510.37     361.29     174.62

CAPITAL RATIOS(4):
Leverage ratio...........................       7.25%      7.46%      6.67%      7.33%      6.98%      6.99%      5.81%
Average stockholders' equity to average
  total assets...........................       7.29       7.00       6.88       6.90       6.99       6.50       5.09
Tier 1 risk-based capital ratio..........      10.16      10.02       9.39      10.14       9.33       8.85       7.05
Total risk-based capital ratio...........      11.24      11.11      10.45      11.14      10.35      10.07       8.54

------------------------------

(1) Net earnings per share is based upon the weighted average number of common and common equivalent shares outstanding during the period.

(2) All interim periods have been annualized.

(3) Calculated by dividing total noninterest expenses, excluding securities losses, by net interest income plus noninterest income.

(4) At period end, except net loan charge-offs to average loans and average stockholders' equity to average total assets.

(5) Nonperforming loans consist of nonaccrual loans and loans restructured.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company analyzes the major elements of the Company's balance sheets and statements of earnings. This section should be read in conjunction with the Company's financial statements and accompanying notes and other detailed information appearing elsewhere in this Prospectus.

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

OVERVIEW

    The Company's performance during the six month period ended June 30, 1997, as compared to the six month period ended June 30, 1996, was marked by several significant events which occurred during 1996. In August 1996, the Company assumed approximately $12.0 million in deposits related to a branch location in Cleveland, Texas acquired from a commercial bank (the "Cleveland Acquisition"),and the Company relocated its existing Cleveland office to the newly acquired facility. In January 1996, the Company sold land adjacent to its Spencer banking office located in LaPorte (the "Spencer Office") recognizing a gain on the sale of $68,000. During the first half of 1996, the Company opened two additional LPOs in Houston and received its designation as a Preferred SBA Lender. Also during the first half of 1996, the Company initiated an accounts receivable factoring program for small to medium size businesses called Cash Flow Manager which by year end 1996, had outstanding balances in excess of $1.6 million. Balance sheet growth from June 30, 1996 to June 30, 1997 was primarily due to the Cleveland Acquisition. The Company's average deposits increased 6.8% and average gross loans increased 7.1% as a result of both the Cleveland Acquisition and internally generated growth. Internal growth was a direct reflection of the Company's commitment to its sales and service culture and to the success of the Company's three LPOs. The Company's six month 1997 earnings, however, were affected by certain incremental expenses (salary, occupancy, communication and technological changes, advertising and other items) related to the Cleveland Acquisition along with costs relating to the Company's SBA program and the operation of the LPOs. Additionally, the Company has incurred increased personnel costs related to its commitment to the development of its sales and service culture and incentive based compensation.

    Net earnings available to common stockholders for the six months ended June 30, 1997 were $855,000, which was $37,000 or 4.1% less than net earnings for the six months ended June 30, 1996. Excluding the $68,000 gain on the sale of land adjacent to the Spencer Office recognized by the Company in January 1996, earnings for the six months ended June 30, 1997 would have been approximately $7,500 or 1.0% greater than net earnings for the six months ended June 30, 1996. Net earnings per share were $0.59 for the six months ended June 30, 1997 and $0.62 for the six months ended June 30, 1996. Although net interest income was higher for the six months ended June 30, 1997 than in the comparable 1996 period, this was offset by higher operating expenses which included expenses related to the Cleveland Acquisition, increased salary and related other personnel costs and increased advertising costs. The Company's commitment to its sales and service culture and incentive based employee compensation, along with maintaining its three LPOs during 1997, were the primary factors increasing salary and advertising expenses. Annualized return on average assets and an annualized return on average common equity were 0.93% and 12.80%, respectively, for the six months ended June 30, 1997 compared to 1.04% and 15.14% respectively, for the same period in 1996.

    Total assets at June 30, 1997 increased to $185.1 million from $178.4 million at June 30, 1996, an increase of $6.7 million or 3.8%. Period-end deposits rose to $169.9 million at June 30, 1997 from $164.3 million at June 30, 1996, an increase of $5.6 million or 3.4%. While the Cleveland Acquisition created an approximate deposit increase of $12.0 million, the Company experienced an internal $6.4 million decrease in deposits. This reduction in deposits is primarily attributable to several large commercial and public funds customers whose demand and time balances fluctuate with operational needs. Total stockholders' equity was $13.8 million at June 30, 1997, representing an increase of $1.8 million or 14.05% over total stockholders' equity of $12.1 million at June 30, 1996. This increase is primarily attributable to the retention of earnings.

RESULTS OF OPERATIONS

    NET INTEREST INCOME

    Net interest income represents the amount by which interest income on interest-earning assets, including securities and loans, exceeds interest expense incurred on interest-bearing liabilities, including deposits and other borrowed funds. Net interest income is the principal source of the Company's income. Interest rate fluctuations, as well as changes in the amount and type of earning assets and liabilities, combine to affect net interest income.

    Net interest income for the six months ended June 30, 1997 was $3.8 million compared to $3.6 million for the six months ended June 30, 1996, an increase of $200,000 or 5.6%. Net interest income increased as a result of a higher dollar amount of interest-earning assets derived from the Cleveland Acquisition and internal loan growth over this period. Average interest-earning assets increased from 92.98% of total average assets at June 30, 1996 to 93.17% of total average assets at June 30, 1997. Average gross loans increased to $117.4 million for the six months ended June 30, 1997 from $109.6 million for the six months ended June 30, 1996, an increase of $7.8 million or 7.1%. Internal loan growth accounted for $7.0 million of this increase, and the Cleveland Acquisition accounted for the remaining $800,000 of the increase. Additionally, net interest income increased as a result of the Company's decision to restructure its loan mix from lower yielding indirect automobile loans into higher yielding direct commercial and real estate loans. See "--Loan Portfolio."

    Net interest income was improved by a decrease in the cost of interest-bearing liabilities from 4.03% to 3.95% through a non-material change in the Company's overall interest-bearing deposit costs. Average interest-bearing deposits increased to $138.4 million for the six months ended June 30, 1997 from $129.9 million for the six months ended June 30, 1996, an increase of $8.5 million or 6.5%. This growth was primarily attributable to the Cleveland Acquisition.

    The Company posted net interest margins of 4.46% and 4.52% and net interest spreads of 3.71% and 3.78% for the periods ended June 30, 1997 and June 30, 1996, respectively. The slight decrease in the net interest margin from the first half of 1996 to the first half of 1997 reflects a 15 basis point decrease in the yield on average earning assets and an eight basis point reduction in the cost of interest-bearing liabilities. The decrease in the yield on average earning assets to 7.66% for the six months ended June 30, 1997 from 7.81% for the six months ended June 30, 1996, was primarily attributable to a large recovery of interest on a charged-off loan. The cost of interest-bearing liabilities decreased slightly to 3.95% for the six months ended June 30, 1997 from 4.03% for the six months ended June 30, 1996. Net interest margin decreased slightly from 4.52% at June 30, 1996 to 4.46% at June 30, 1997.

    The following table presents for the periods indicated the total dollar amount of average balances, interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made and all average balances are daily average balances. There were no nonaccruing loans during the periods covered.

                                                                         SIX MONTHS ENDED JUNE 30,
                                                  ------------------------------------------------------------------------
                                                                 1997                                 1996
                                                  -----------------------------------  -----------------------------------
                                                    AVERAGE    INTEREST     AVERAGE      AVERAGE    INTEREST     AVERAGE
                                                  OUTSTANDING   EARNED/     YIELD/     OUTSTANDING   EARNED/     YIELD/
                                                    BALANCE      PAID        RATE        BALANCE      PAID        RATE
                                                  -----------  ---------  -----------  -----------  ---------  -----------
                                                                           (DOLLARS IN THOUSANDS)

ASSETS
Interest-earning assets:
  Loans.........................................   $ 117,361   $   4,951        8.44%   $ 109,575   $   4,741        8.65%
  Securities....................................      44,578       1,344        6.03       41,991       1,252        5.96
  Federal funds sold and other temporary
    investments.................................       8,749         242        5.53        7,598         221        5.81
                                                  -----------  ---------         ---   -----------  ---------         ---
    Total interest-earning assets...............     170,688       6,537        7.66%     159,164       6,214        7.81%
                                                  -----------  ---------         ---   -----------  ---------         ---
  Less allowance for loan losses................      (1,471)                              (1,230)
                                                  -----------                          -----------
  Total interest-earning assets, net of
    allowance...................................     169,217                              157,934
  Nonearning assets.............................      13,980                               13,241
                                                  -----------                          -----------
    Total assets................................   $ 183,197                            $ 171,175
                                                  -----------                          -----------
                                                  -----------                          -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
  Interest-bearing demand deposits..............   $  19,332         112        1.16%   $  16,481         100        1.21%
  Public fund deposits..........................       5,551          48        1.73        6,236          55        1.76
  Savings and money market accounts.............      41,691         697        3.34       40,875         660        3.23
  Certificates of deposit.......................      71,263       1,861        5.22       66,023       1,795        5.44
  Federal funds purchased, FHLB line of credit
    and other borrowings........................         548          14        5.10          329           9        5.48
                                                  -----------  ---------         ---   -----------  ---------         ---
    Total interest-bearing liabilities..........     138,385       2,732        3.95%     129,944       2,619        4.03%
                                                  -----------  ---------         ---   -----------  ---------         ---

Noninterest-bearing liabilities:
  Noninterest-bearing demand deposits...........      30,153                               27,795
  Other liabilities.............................       1,773                                1,985
                                                  -----------                          -----------
    Total liabilities...........................     170,311                              159,724
                                                  -----------                          -----------
Stockholders' equity............................      12,886                               11,451
                                                  -----------                          -----------
    Total liabilities and stockholders'
      equity....................................   $ 183,197                            $ 171,175
                                                  -----------                          -----------
                                                  -----------                          -----------
  Net interest income...........................               $   3,805                            $   3,595
                                                               ---------                            ---------
                                                               ---------                            ---------
  Net interest spread...........................                                3.71%                                3.78%
                                                                                 ---                                  ---
                                                                                 ---                                  ---
  Net interest margin...........................                                4.46%                                4.52%
                                                                                 ---                                  ---
                                                                                 ---                                  ---

    The following schedule presents the dollar amount of changes in interest income and interest expense for the major components of interest-earning assets and interest-bearing liabilities and distinguishes between the increase related to higher outstanding balances and the volatility of interest rates. For purposes of this table, changes attributable to both rate and volume which can be segregated have been allocated.

                                                                                          SIX MONTHS ENDED JUNE 30,
                                                                                                1997 VS. 1996
                                                                                      ---------------------------------
                                                                                       INCREASE (DECREASE)
                                                                                              DUE TO
                                                                                      ----------------------
                                                                                        VOLUME       RATE       TOTAL
                                                                                      -----------  ---------  ---------
                                                                                           (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
  Loans.............................................................................   $     345   $    (135) $     210
  Securities........................................................................          77          15         92
  Federal funds sold and other temporary investments................................          33         (12)        21
                                                                                           -----   ---------  ---------
    Total increase (decrease) in interest income....................................         455        (132)       323
                                                                                           -----   ---------  ---------
INTEREST-BEARING LIABILITIES:
  Interest-bearing demand deposits..................................................          15         (10)         5
  Savings and money market accounts.................................................          13          24         37
  Certificates of deposit...........................................................         142         (76)        66
  Other borrowings..................................................................           6          (1)         5
                                                                                           -----   ---------  ---------
    Total increase (decrease) in interest expense...................................         176         (63)       113
                                                                                           -----   ---------  ---------
  Increase (decrease) in net interest income........................................   $     279   $     (69) $     210
                                                                                           -----   ---------  ---------
                                                                                           -----   ---------  ---------

    PROVISION FOR LOAN LOSSES

    The provision for loan losses decreased slightly to $168,000 for the six months ended June 30, 1997 from $219,000 for the same time period in 1996, a decrease of $51,000 or 23.3%. See "--Allowance for Loan Losses."

    NONINTEREST INCOME

    Noninterest income is an important source of revenue for financial institutions in a deregulated environment. The Company's primary source of noninterest income is service charges on deposit accounts and other banking service related fees. Noninterest income for the six months ended June 30, 1997 was $1.2 million, virtually no change from the same period in 1996.

    The following table presents for the periods indicated the major categories of noninterest income:

                                                                               SIX MONTHS ENDED
                                                                                   JUNE 30,
                                                                             --------------------
                                                                               1997       1996
                                                                             ---------  ---------
                                                                                 (DOLLARS IN
                                                                                  THOUSANDS)
Service charges on deposit accounts........................................  $     741  $     701
Gain on sale of SBA loans..................................................        141        120
ATM fee income.............................................................        105         89
Alternative investments....................................................         89         85
Other noninterest income...................................................        121        198
                                                                             ---------  ---------
    Total noninterest income...............................................  $   1,197  $   1,193
                                                                             ---------  ---------
                                                                             ---------  ---------

    Service charges on deposit accounts is the largest component of noninterest income and a significant source of revenue to the Company. Additionally, the Company recognized increased gains on the sale of SBA loans generated by the LPOs. The decrease in other noninterest income is attributable to the nonrecurring gain on the sale of land adjacent to the Spencer Office totaling $68,000 in January of 1996. ATM fee income increased as an additional ATM facility was installed at the Liberty banking office and the ATM at the Spencer Office was relocated to a new, more visible location.

    NONINTEREST EXPENSE

    In the six month period ended June 30, 1997, noninterest expenses increased $300,000 or 9.1% to $3.6 million from $3.3 million for the period ended June 30, 1996. The increase reflects the additional expenses resulting from the Cleveland Acquisition consummated in the third quarter of 1996, the additional salary and related expenses associated with the commencement of the operation of two additional LPOs opened in mid-1996 and increased salary costs, a result of the Company's commitment to rewarding individual merit in its sales and service culture.

    The following table presents for the periods indicated the major categories of noninterest expense:

                                                                               SIX MONTHS ENDED
                                                                                   JUNE 30,
                                                                             --------------------
                                                                               1997       1996
                                                                             ---------  ---------
                                                                                 (DOLLARS IN
                                                                                  THOUSANDS)
Employee compensation and benefits.........................................  $   1,843  $   1,600

Non-staff expenses:
  Net bank premises expense................................................        274        252
  Equipment rentals, depreciation and maintenance..........................        309        320
  Data processing..........................................................         71         92
  Professional fees........................................................        159        111
  Regulatory assessments/FDIC insurance....................................         51         88
  Ad valorem and franchise taxes...........................................         91         96
  Other....................................................................        817        710
                                                                             ---------  ---------
    Total non-staff expenses...............................................      1,772      1,669
                                                                             ---------  ---------
    Total noninterest expense..............................................  $   3,615  $   3,269
                                                                             ---------  ---------
                                                                             ---------  ---------

    Employee compensation and benefit expense for the six months ended June 30, 1997 was $1.8 million, an increase of $200,000 or 12.5% from $1.6 million in the same period of 1996. The increase was principally due to additional staff associated with the Cleveland Acquisition, the two new LPOs and additional general staffing hired. Total full-time equivalent employees at June 30, 1997 increased to 116 from 101 at June 30, 1996.

    Non-staff expenses increased to $1.8 million for the six month period ended June 30, 1997 from $1.7 million for the same period in 1996, an increase of $100,000 or 5.9%. This increase was largely due to additional expenses associated with the Cleveland Acquisition, increased advertising costs related to the Company's SBA program and increased professional fees related to the sales and service culture, offset by lower data processing costs and ordinary FDIC-assesssments.

    INCOME TAXES

    Income tax expense includes the regular federal income tax at the statutory rate plus the income tax component of the Texas franchise tax. The amount of federal income tax expense is influenced by the amount of taxable income, the amount of tax-exempt income, the amount of non-deductible interest expense and the amount of other non-deductible expenses. Taxable income for the income tax component of the Texas franchise tax is the federal pre-tax income, plus certain officers' salaries, less interest income on federal securities. The income tax component of the Texas franchise tax was zero in the first six months of 1997 and 1996. During the six months ended June 30, 1997, income tax expense was $364,000 for an effective tax rate of 29.9%, compared to $408,000, for an effective tax rate of 31.4% for the six months ended June 30, 1996.

    IMPACT OF INFLATION

    The effects of inflation on the local economy and on the Company's operating results have been relatively modest for the past several years. Since substantially all of the Company's assets and liabilities are monetary in nature, such as cash, securities, loans and deposits, their values are less sensitive to the effects of inflation than to changing interest rates, which do not necessarily change in accordance with inflation rates. The Company tries to control the impact of interest rate fluctuations by managing the relationship between its interest rate sensitive assets and liabilities. See "Interest Rate Sensitivity and Liquidity" below.

FINANCIAL CONDITION

    LOAN PORTFOLIO

    Total average gross loans, net of unearned interest, were $117.4 million at June 30, 1997, an increase of $7.8 million or 7.1% from $109.6 million at June 30, 1996. The Cleveland Acquisition accounted for $800,000 of this growth, while internally generated loans grew by $7.0 million or 6.4%.

    The following table summarizes for the periods indicated the loan portfolio of the Company by type of loan:

                                                                        JUNE 30, 1997            JUNE 30, 1996
                                                                   -----------------------  -----------------------
                                                                     AMOUNT      PERCENT      AMOUNT      PERCENT
                                                                   ----------  -----------  ----------  -----------
                                                                                (DOLLARS IN THOUSANDS)
Commercial and industrial........................................  $   15,420      13.38%   $   12,461      10.99%

Real estate:
  Construction and land development..............................       2,290       1.99         2,613       2.31
  1-4 family residential.........................................       2,977       2.58         2,815       2.48
  Multi-family residential.......................................         618       0.54            60       0.05
  Non-farm/non-residential.......................................      13,889      12.05        13,213      11.66

Consumer:
  Indirect.......................................................      71,008      61.63        74,318      65.57
  Direct.........................................................       9,020       7.83         7,870       6.94
                                                                   ----------  -----------  ----------  -----------
  Total loans....................................................  $  115,222     100.00%   $  113,350     100.00%
                                                                   ----------  -----------  ----------  -----------
                                                                   ----------  -----------  ----------  -----------

    The lending focus of the Company is on small and medium-sized business loans on a direct and SBA supported basis and on consumer direct and indirect loans. The Company initiated an indirect auto paper lending program in 1988. Marketing is directed to new car dealers with a niche in class "A" credit quality loans. The Company offers a variety of commercial lending products including term loans, lines of credit and equipment financing. A broad range of short to medium-term commercial loans, primarily collateralized, are made available to businesses for working capital (including inventory and receivables), business expansion (including acquisitions of real estate and improvements), and the purchase of equipment and machinery. The purpose of a particular loan generally determines its structure.

    Although its legal lending limit is substantially higher, the Company generally has not made loans larger than $1.2 million. Loans up to $300,000 are evaluated and acted upon by an Officers' Loan Committee, which meets twice per week. Loans above that amount must be approved by the Directors' Loan Committee, which meets bi-weekly.

    Generally, the Company's commercial loans are underwritten in the Company's market area on the basis of the borrower's ability to service such debt from identified cash flow. As a general practice, the Company takes as collateral a lien on any available real estate, equipment or other assets and obtains a personal guaranty of the business principals. Working capital loans are primarily collateralized by short-term assets whereas term loans are primarily collateralized by long-term assets.

    In addition to commercial loans secured by real estate, the Company makes commercial mortgage loans to finance the purchase of real property, which generally consists of real estate on which structures have already been completed or will be completed and occupied by the borrower. The Company offers a variety of mortgage loan products which generally are amortized over five to 20 years.

    Loans collateralized by single-family residential real estate generally have been originated in amounts of no more than 80% of appraised value. The Company requires mortgage title insurance, hazard insurance and flood insurance when applicable, in the amount of the loan. The Company generally retains and services all of the originated mortgages. Customers requiring fixed rate full term loans are accommodated via an automated interactive application process direct from the Bank's premises to the acquiring mortgage company. As a result, the Company is able to meet all of the mortgage needs of its present and potential customer base.

    The Company's commercial mortgage loans are secured by first liens on real estate, typically have both fixed and variable interest rates and amortize over a 10 to 20 year period with balloon payments due at the end of three to five years. As a Preferred SBA lender, the Company also issues full term variable rate real estate loan commitments when the facility is enhanced by the underlying SBA guaranty. In underwriting commercial mortgage loans, consideration is given to the property's operating history, future operating projections, current and projected occupancy, location and physical condition. The underwriting analysis also includes credit checks, appraisals, environmental assessments and a review of the financial condition of the borrower.

    The Company makes loans to finance the construction of residential and nonresidential properties. Construction loans generally are secured by first liens on real estate and have floating rates. The Company conducts periodic inspections, either directly or through an agent, prior to approval of periodic draws on these loans. Underwriting guidelines similar to those described above are also used in the Company's construction lending activities. In keeping with the community-oriented nature of its customer base, the Company provides construction and permanent financing for churches located within its market area.

    The Company is an active SBA lender, having achieved the "Preferred Lender" status, the highest status awarded to a lender by the SBA. The Company uses a system of satellite LPOs staffed by SBA loan specialists and located in the Houston market. The LPO lenders generate the potential customer prospects and produce the SBA loan package using packaging software loaded on notebook computers. Following loan committee approval, the LPO lender passes the customers to closing and servicing specialists located in the main banking office.

    The Company provides a factoring product known as "Cash Flow Manager" to address the working capital needs of businesses which do not meet the loan guidelines of the Company for commercial lines of credit but are deemed creditworthy.

    Consumer loans made by the Company include automobile loans, recreational vehicle loans, boat loans, home improvement loans, personal loans
(collateralized and uncollateralized) and deposit account collateralized loans. The terms of these loans typically range from 12 to 84 months and vary based upon the nature of collateral and size of loan.

    Approximately 88.72% of the Company's consumer loan portfolio as of June 30, 1997, was comprised of "indirect loans" (representing 61.63% of the Company's total loan portfolio). These are installment loans, with typical maturities of three to five years, which are originated by automobile dealers for the purpose of financing consumer automobile purchases and sold by automobile dealers to commercial banks and other sources of financing.

    The indirect lending program at the Company has successfully been in place since 1988. The program, which forms the majority of outstanding loan balances at the Company, provides for a predictable source of cash flow, liquidity, and revenue stream which has been beneficial to the Company since its inception.

    The Company's indirect loan programs are administered by an experienced staff specially trained in evaluating and servicing this particular type of loan. The Company uses three loan buyers with indirect loan experience ranging from nine to 26 years. Mr. Wright, the Chief Executive Officer of the Company, has managed an indirect product line in banks for over 30 years and holds substantial expertise in the area, having lectured on indirect lending at the American Bankers Association National Consumer Lending Schools. More recently, the Company's indirect lending staff was requested by the OCC to conduct a seminar for its Houston area examiners on the "how to and risks of" indirect lending.

    The Company competes for indirect loans with a number of other financial and non-financial institutions, including the captive financial services subsidiaries of automobile manufacturers, on the basis of interest rate and quality of service. The Company purchases primarily "A"-rated credit quality loans from new car dealers. To obtain dealer response in this area the Company must timely provide superior service while purchasing contracts on a consistent basis. Additionally, the market requires that the Company price products below the buy rates of the captive finance companies. However, because the niche is quality driven, the performance of the portfolio warrants more aggressive pricing.

    The Company generally receives credit applications on a daily basis from one or more of the 20 automobile dealerships from which it actively purchases indirect auto loans. Upon receipt of a credit application, the Company undertakes a credit analysis of the prospective purchaser, ordering credit reports on the borrower which are analyzed by one of the officers specializing in buying indirect loans. In making credit decisions, such officers evaluate, among other things, the general credit quality of the applicant, the proposed income to debt ratio, and residential and employment stability.

    The collection of overdue indirect loans is administered by a staff specially trained for such purpose. Holders of loans that are 10 days past due generally receive written notice of such delinquency. When any loan becomes 15 days past due, the collectors establish telephone contact with the borrower and obtain payment promises. If the loan remains past due for 30 days, the Company generally sends a demand letter requiring payment within 10 days before asserting its legal rights. The Company's collection staff makes all reasonable efforts to work out credit problems before the accounts are turned over to independent repossession agents. Repossessed automobiles are sold as soon as possible through a number of means in order to minimize any potential losses. The Company's ongoing experience with indirect loan underwriting and collections has contributed to a relatively low delinquency rate of 0.56% as of June 30, 1997.

    In addition to the underwriting of the individual loan contracts, the Company requires the automobile dealerships to provide annual financial information to the Company for financial analysis and review. The Company believes that it represents a higher risk to do business with dealerships which have demonstrated financial weakness and which would possibly be unable to facilitate the return of any rebates due to the Company on payoffs and repossessions.

    The following table summarizes with respect to the Company's indirect loans information regarding the amounts of loans outstanding, the amounts of loans charged off and the delinquency ratios for the periods indicated:

                                                                                       AS OF AND FOR THE YEARS
                                                                AS OF AND FOR THE        ENDED DECEMBER 31,
                                                                SIX MONTHS ENDED   -------------------------------
                                                                  JUNE 30, 1997      1996       1995       1994
                                                                -----------------  ---------  ---------  ---------
                                                                              (DOLLARS IN THOUSANDS)
Loans outstanding at end of period............................      $  71,008      $  74,883  $  69,971  $  77,875
Net loan charge-offs for the period...........................            143            259        227        238
Net loan charge-off ratio.....................................           0.20%          0.35%      0.34%      0.30%
Delinquency ratio at end of period............................           0.56%          0.57%      0.52%      0.39%

    The contractual maturity ranges of the commercial and industrial and real estate portfolio and the amount of loans with predetermined interest rates and floating rates in each maturity range as of June 30, 1997 are summarized in the following table:

                                                                                       JUNE 30, 1997
                                                                       ----------------------------------------------
                                                                                   AFTER ONE
                                                                       ONE YEAR     THROUGH       AFTER
                                                                        OR LESS   FIVE YEARS   FIVE YEARS     TOTAL
                                                                       ---------  -----------  -----------  ---------
                                                                                   (DOLLARS IN THOUSANDS)
Commercial and industrial............................................  $  10,042   $   4,118    $   1,260   $  15,420
Real estate..........................................................      5,405       7,179        7,190      19,774
                                                                       ---------  -----------  -----------  ---------
    Total............................................................  $  15,447   $  11,297    $   8,450   $  35,194
                                                                       ---------  -----------  -----------  ---------
                                                                       ---------  -----------  -----------  ---------
Loans with a predetermined interest rate.............................  $   5,025   $   6,520    $   3,674   $  15,219
Loans with a floating interest rate..................................     10,422       4,777        4,776      19,975
                                                                       ---------  -----------  -----------  ---------
    Total............................................................  $  15,447   $  11,297    $   8,450   $  35,194
                                                                       ---------  -----------  -----------  ---------
                                                                       ---------  -----------  -----------  ---------

    NONPERFORMING ASSETS

    The Company has several procedures in place to assist it in maintaining the overall quality of its loan portfolio. The Company has established underwriting guidelines to be followed by its officers. The Company also monitors its delinquency levels for any negative or adverse trends. There can be no assurance, however, that the Company's loan portfolio will not become subject to increasing pressures from deteriorating borrower credit due to general economic conditions.

    The Company has historically had strong asset quality. Nonperforming assets (nonaccrual loans, repossessed assets, restructured loans and other real estate) at June 30, 1997 were $537,000 compared to $520,000 at June 30, 1996. The
Company's ratio of nonperforming assets to capital remains low at 3.9% at June 30, 1997 compared to 4.3% at June 30, 1996. The Company records real estate acquired by foreclosure and repossessed assets at the fair value at the time of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less costs to sell. Repossessed assets are primarily automobiles and trucks and are presented on the balance sheet as a component of other assets.

    The Company generally places a loan on nonaccrual status and ceases accruing interest when loan payment performance is deemed unsatisfactory. All loans past due 90 days, however, are placed on nonaccrual status, unless the loan is both well-secured and in the process of collection. Cash payments received while a loan is classified as nonaccrual are recorded as a reduction of principal as long as doubt exists as to collection. The Company is sometimes required to revise a loan's interest rate or repayment terms in a troubled debt restructuring. The Company had performing restructured loans at June 30, 1997 of $210,000 and $221,000 at June 30, 1996. The Company's internal loan review department evaluates additional loans which are potential problem loans as to risk exposure in determining the adequacy of the allowance for loan losses.

    The Company reviews collateral value on loans secured by real estate during the internal review process. New appraisals are acquired when loans are categorized as nonperforming loans or potential problem loans. In instances where updated appraisals reflect reduced collateral values, an evaluation of the borrower's overall financial condition is made to determine the need, if any, for possible write downs or appropriate additions to the allowance for loan losses.

    The following table presents information regarding nonperforming assets at June 30, 1997 and June 30, 1996:

                                                                                      JUNE 30,
                                                                                --------------------
                                                                                  1997       1996
                                                                                ---------  ---------
                                                                                    (DOLLARS IN
                                                                                     THOUSANDS)
Repossessions.................................................................  $     119  $      65
Nonaccrual loans..............................................................         --         --
Restructured loans............................................................        210        221
Other real estate.............................................................        208        234
                                                                                ---------  ---------
    Total nonperforming assets................................................  $     537  $     520
                                                                                ---------  ---------
                                                                                ---------  ---------
Nonperforming assets to total loans and other real estate.....................       0.47%      0.46%

    ALLOWANCE FOR LOAN LOSSES

    The allowance for loan losses is a reserve established through charges to earnings in the form of a provision for loan losses. Management has established an allowance for loan losses which it believes is adequate for estimated losses in the Company's loan portfolio. Based on an evaluation of the loan portfolio, management presents a quarterly review of the allowance for loan losses to the Bank's Board of Directors, indicating any change in the allowance since the last review and any recommendations as to adjustments in the allowance. In making its evaluation, management considers the diversification by industry of the Company's commercial loan portfolio, the effect of changes in the local real estate market on collateral values, the results of recent regulatory examinations, the effects on the loan portfolio of current economic indicators and their probable impact on borrowers, the amount of charge-offs for the period, the amount of nonperforming loans and related collateral security, the evaluation of its loan portfolio by the loan review function and the annual examination of the Company's financial statements by its independent auditors. Charge-offs occur when loans are deemed to be uncollectible.

    The Company follows a loan review program to evaluate the credit risk in the loan portfolio. Through the loan review process, the Company maintains an internally classified loan watch list which, along with the delinquency list of loans, helps management assess the overall quality of the loan portfolio and the adequacy of the allowance for loan losses. Loans classified as "substandard" are those loans with clear and defined weaknesses such as a highly-leveraged position, unfavorable financial ratios, uncertain repayment sources or poor financial condition, which may jeopardize recoverability of the debt.

    Loans classified as "doubtful/potential loss" are those loans which have characteristics similar to substandard accounts but with an increased risk that a loss may occur, or at least a portion of the loan may require a charge-off if liquidated at present. Although loans classified as substandard do not duplicate loans classified as doubtful, both substandard and doubtful loans include some loans that are delinquent at least 30 days or on nonaccrual status. Loans classified as "potential loss" are those loans which are identified as having a high probability of being liquidated with loss within the next 12 months.

    In addition to the loans on the watch list classified as substandard or doubtful/potential loss, the Company maintains additional classifications on the watch list which further aid the Company in monitoring loan portfolios. These additional loan classifications reflect warning elements where the present status portrays one or more deficiencies that require attention in the short term or where pertinent ratios of the loan account have weakened to a point where more frequent monitoring is warranted. These loans do not have all of the characteristics of a classified loan (substandard or doubtful/potential loss) but do show weakened elements as compared with those of a satisfactory credit. The Company reviews these loans to assist in assessing the adequacy of the allowance for loan losses.

    In order to determine the adequacy of the allowance for loan losses, management considers the risk classification or delinquency status of loans and other factors, such as collateral value, portfolio composition, trends in economic conditions and the financial strength of borrowers. Management establishes specific allowances for loans which management believes require reserves greater than those allocated according to their classification or delinquent status. Additionally, the Company uses three approaches for the analysis of the performing portfolio: migration, historical and examiner rule of thumb. These methods are further broken down to identified loan pools within the Company's portfolio. Using these methodologies, the Company allocates reserves to each identified loan classification and to performing loan pools. The Company then charges to operations a provision for loan losses to maintain the allowance for loan losses at an adequate level determined by the foregoing methodology.

    For the six months ended June 30, 1997, net charge-offs totaled $173,000 or 0.29% of average loans outstanding for the period, compared to $44,000 in net charge-offs or 0.08% of average loans for the six months ended June 30, 1996. The Company experienced a $75,000 recovery in the first six months of 1996. During the six months ended June 30, 1997, the Company recorded a provision for loan losses of $168,000 compared to $219,000 for the six months ended June 30, 1996. At June 30, 1997, the allowance totaled $1.4 million, or 1.24% of total loans. Unallocated reserves at June 30, 1997 were $1.2 million.

    The following table presents, for the periods indicated, an analysis of the allowance for loan losses and other related data:

                                                                        SIX MONTHS ENDED JUNE
                                                                                 30,
                                                                        ----------------------
                                                                           1997        1996
                                                                        ----------  ----------
                                                                        (DOLLARS IN THOUSANDS)
Average loans outstanding.............................................  $  117,361  $  109,575
                                                                        ----------  ----------
Gross loans outstanding at end of period..............................  $  115,222  $  113,350
                                                                        ----------  ----------

Allowance for loan losses at beginning of period......................  $    1,430  $    1,185
Provision for loan losses.............................................         168         219

Charge-offs:
  Commercial and industrial...........................................          (6)         (0)
  Real estate.........................................................          (0)         (0)
  Consumer............................................................        (225)       (177)

Recoveries:
  Commercial and industrial...........................................          11           7
  Real estate.........................................................          --          93
  Consumer............................................................          47          33
                                                                        ----------  ----------
Net (charge-offs) recoveries..........................................        (173)        (44)
                                                                        ----------  ----------
Allowance for loan losses at end of period............................  $    1,425  $    1,360
                                                                        ----------  ----------
                                                                        ----------  ----------
Ratio of allowance to end of period loans.............................        1.24%       1.20%
Ratio of net charge-offs to average loans (annualized)................        0.29        0.08
Ratio of allowance to end of period nonperforming loans...............      678.57      615.38

    The following table describes the allocation of the allowance for loan losses among various categories of loans and certain other information for the dates indicated. The allocation is made for analytical purposes and is not necessarily indicative of the categories in which future losses may occur. The total allowance is available to absorb losses from any segment of loans.

                                                                          JUNE 30, 1997            JUNE 30, 1996
                                                                      ----------------------  -----------------------
                                                                                 PERCENT OF               PERCENT OF
                                                                                  LOANS TO                 LOANS TO
                                                                       AMOUNT    TOTAL LOANS   AMOUNT    TOTAL LOANS
                                                                      ---------  -----------  ---------  ------------
                                                                                  (DOLLARS IN THOUSANDS)
Balance of allowance for loan losses applicable to:
  Commercial and industrial.........................................  $      97       13.38%  $       8       10.99%

  Real estate:
    Construction and land development...............................         12        1.99          30        2.31
    1-4 family residential..........................................          6        2.58           1        2.48
    Non-farm/non-residential........................................         21       12.05          27       11.66
    Multi-Family....................................................         --        0.54          --        0.05
  Consumer..........................................................        118       69.46          65       72.51
  Unallocated.......................................................      1,171                   1,229
                                                                      ---------  -----------  ---------      ------
    Total allowance for loan losses.................................  $   1,425     100.00%   $   1,360      100.00%
                                                                      ---------  -----------  ---------      ------
                                                                      ---------  -----------  ---------      ------

    Reflected above are specific allocations for credits by loan type or pool in each case. Except for the consumer pool, loans are assessed for risk by an analysis of the potential exposure to loss, coupled with available cash flow and secondary sources of repayment.

    The largest specific allocation is associated with consumer loans which at June 30, 1997, represented $80.0 million or 69.46% of the Company's loan portfolio of $115.2 million. The Company is an active purchaser of indirect auto loans, which are installment loans originated by automobile dealers, for the purpose of financing consumer auto purchases. These loans represented $71.0 million of the Company's consumer portfolio at June 30, 1997. This loan pool is classified by payment status and allocations in the reserve are generated by past due category. Loans which are 60 days past due are classified as substandard with the associated specific substandard reserve. Loans which are 90 days past due, and in the process of collection, are classified as doubtful/potential loss and the specific allocation for this category is reserved.

    The Company believes that the allowance for loan losses at June 30, 1997 is adequate to cover losses inherent in the portfolio as of such date. There can be no assurance, however, that the Company will not sustain losses in future periods, which could be substantial in relation to the size of the allowance at June 30, 1997.

    SECURITIES PORTFOLIO

    The Company uses its securities portfolio to ensure liquidity for cash flow requirements, to manage interest rate risk, to provide a source of income, to ensure collateral is available for municipal pledging requirements and to manage asset quality diversification. At June 30, 1997, investment securities totaled $44.3 million, an increase of $400,000 from $43.9 million at June 30, 1996. The increase was primarily attributable to the investment of additional funds acquired in the Cleveland Acquisition. At June 30, 1997, investment securities represented 24.0% of total assets, compared to 24.6% of total assets at June 30, 1996. The yield on the investment portfolio for the six months ended June 30, 1997 was 6.03% compared to a yield of 5.96% for the six months ended June 30, 1996.

    To provide flexibility and to actively manage investments held in the securities portfolio, the Company currently classifies 100% of all securities as available-for-sale. The following table presents the amount of these securities and their approximate values at June 30, 1997:

                                                                                       JUNE 30, 1997
                                                                     --------------------------------------------------
                                                                                      GROSS         GROSS
                                                                      AMORTIZED    UNREALIZED    UNREALIZED     FAIR
                                                                        COST          GAIN          LOSS        VALUE
                                                                     -----------  -------------  -----------  ---------
                                                                                   (DOLLARS IN THOUSANDS)
U.S. Treasury securities...........................................   $   7,030     $       8     $     (41)  $   6,997
U. S. Government agency securities.................................      10,547            12           (59)     10,500
Mortgage-backed securities.........................................      22,632           112          (227)     22,517
Other securities...................................................       4,180            61            --       4,241
                                                                     -----------        -----         -----   ---------
    Total..........................................................   $  44,389     $     193     ($    327)  $  44,255
                                                                     -----------        -----         -----   ---------
                                                                     -----------        -----         -----   ---------

    Mortgage-backed securities are securities which have been developed by pooling a number of real estate mortgages and are principally issued by federal agencies such as the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. These securities are deemed to have high credit ratings, and minimum regular monthly cash flows of principal and interest are guaranteed by the issuing agencies. Included in the Company's mortgage-backed securities at June 30, 1997 were $17.9 million in agency-issued collateralized mortgage obligations.

    At June 30, 1997, 7.8% of the mortgage-backed securities held by the Company had final maturities of more than 10 years. However, unlike U.S. Treasury and U.S. government agency securities, which have a lump sum payment at maturity, mortgage-backed securities provide cash flows from regular principal and interest payments and principal prepayments throughout the lives of the securities. Therefore, the average life, or the average amount of time until the Company receives the total amount invested, of the mortgage backed security will be shorter than the contractual maturity. The Company estimates the remaining average life of the fixed-rate mortgage backed security portfolio to be less than two years. Mortgage-backed securities which are purchased at a premium will generally suffer decreasing net yields as interest rates drop because home owners tend to refinance their mortgages. Thus, the premium paid must be amortized over a shorter period. Therefore, securities purchased at a discount will obtain higher net yields in a decreasing interest rate environment. As interest rates rise, the opposite will generally be true. During a period of increasing interest rates, fixed-rate mortgage-backed securities do not tend to experience heavy prepayments of principal and consequently, the average life of this security will not be unduly shortened. If interest rates begin to fall, prepayments will increase. Approximately $5.7 million of the Company's mortgage-backed securities earn interest at floating rates and reprice within one year, and accordingly are less susceptible to declines in value should interest rates increase.

    The following table summarizes the contractual maturity of investment securities (including federal funds sold) and their weighted average yields:

                                                                            JUNE 30, 1997
                                        --------------------------------------------------------------------------------------
                                                                   AFTER ONE YEAR BUT      AFTER FIVE YEARS BUT
                                            WITHIN ONE YEAR                                                         AFTER TEN
                                                                    WITHIN FIVE YEARS        WITHIN TEN YEARS         YEARS
                                        -----------------------  -----------------------  -----------------------  -----------
                                          AMOUNT       YIELD       AMOUNT       YIELD       AMOUNT       YIELD       AMOUNT
                                        -----------  ----------  -----------  ----------  -----------  ----------  -----------
                                                                        (DOLLARS IN THOUSANDS)
U.S. Treasury securities..............   $      --          --%   $   7,030        5.60%   $      --          --%   $      --
U. S. Government agency securities....       1,000        5.25        8,055        6.34        1,492        7.34           --
Mortgage-backed and other
  securities..........................       4,206        4.51       13,844        6.14        2,335        6.74        2,247
Other securities......................         711        5.75          510        5.16        1,591        5.89        1,368
Federal funds sold and other temporary
  investments.........................      14,500        5.52           --          --           --          --           --
                                        -----------      -----   -----------      -----   -----------      -----   -----------
Totals................................   $  20,417        4.52%   $  29,439        5.90%   $   5,418        6.71%   $   3,615
                                        -----------      -----   -----------      -----   -----------      -----   -----------
                                        -----------      -----   -----------      -----   -----------      -----   -----------


                                                             TOTAL
                                                    -----------------------
                                          YIELD        TOTAL       YIELD
                                        ----------  -----------  ----------

U.S. Treasury securities..............         --%   $   7,030        5.60%
U. S. Government agency securities....         --       10,547        6.38
Mortgage-backed and other
  securities..........................       7.76       22,632        6.23
Other securities......................       5.32        4,180        5.71
Federal funds sold and other temporary
  investments.........................         --       14,500        5.69
                                            -----   -----------      -----
Totals................................       6.81%   $  58,889        6.12%
                                            -----   -----------      -----
                                            -----   -----------      -----

    Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES (Statement 115). At the date of purchase, the Company is required to classify debt and equity securities into one of three categories: held-to-maturity, trading or available-for-sale. At each reporting date, the appropriateness of the classification is reassessed. Investments in debt securities are classified as held-to-maturity and measured at amortized cost in the financial statements only if management has the positive intent and ability to hold those securities to maturity. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading and measured at fair value in the financial statements with unrealized gains and losses included in earnings. Investments not classified as either held-to-maturity or trading are classified as available-for-sale and measured at fair value in the financial statements with unrealized gains and losses reported, net of tax, in a separate component of stockholders' equity until realized. In order to pro-actively manage the investment portfolio and asset/liability position and to respond to changes in the fixed income market, the Company maintains 100% of securities owned as available-for-sale.

    DEPOSITS

    The Company offers a variety of deposit accounts having a wide range of interest rates and terms. The Company's deposits consist of demand, savings, money market and time accounts. The Company relies primarily on competitive pricing policies, customer service, and employee goals and referrals to attract and retain these deposits. The Company does not have any brokered deposits.

    The Company's average total deposits for the six months ended June 30, 1997 were $167.9 million or 6.7% over average total deposits during the same period in 1996. The Company's total deposits at June 30, 1997, were $169.9 million, up $5.6 million or 3.3% over total deposits at June 30, 1996.

    The Company's lending and investing activities are funded principally by deposits, approximately 56.8% of which are demand and savings deposits. Average noninterest-bearing demand deposits at June 30, 1997 were $30.2 million as compared to $27.8 million for the first six months of 1996, an increase of $2.4 million or 8.6% over 1996. Approximately 17.9% of average deposits for the six months ended June 30, 1997 were noninterest-bearing, including demand deposits. The amount of deposits grew due to the Cleveland Acquisition and internally generated growth, both commercial and retail, at all other locations.

    The daily average balances and weighted average rates paid on interest-bearing deposits for the six months ended June 30, 1997 are presented below:

                                                                           SIX MONTHS ENDED JUNE
                                                                                 30, 1997
                                                                          -----------------------
                                                                            AMOUNT       RATE
                                                                          ----------  -----------
                                                                          (DOLLARS IN THOUSANDS)
NOW.....................................................................  $   19,332       1.15%
Public funds............................................................       5,551       1.73
Regular savings.........................................................       8,838       2.23
Money market............................................................      12,207       2.58
Investor's savings......................................................      20,646       4.28
Time deposits less than $100,000........................................      64,335       5.19
Time deposits $100,000 and over.........................................       6,928       5.49
                                                                          ----------        ---
    Total interest-bearing deposits.....................................     137,837       3.94
Noninterest-bearing deposits............................................      30,153         --
                                                                          ----------        ---
    Total deposits......................................................  $  167,990       3.24%
                                                                          ----------        ---
                                                                          ----------        ---

    The following table sets forth the amount of the Company's time deposits that are $100,000 or greater by time remaining until maturity.

                                                                              JUNE 30, 1997
                                                                          ---------------------
                                                                               (DOLLARS IN
                                                                               THOUSANDS)
3 months or less........................................................        $     680
Between 3 months and 6 months...........................................            2,246
Between 6 months and 1 year.............................................            1,300
Over 1 year.............................................................            2,515
                                                                                   ------
    Total...............................................................        $   6,741
                                                                                   ------
                                                                                   ------

    INTEREST RATE SENSITIVITY AND LIQUIDITY

    The Company's Asset/Liability Management and Interest Rate Risk Policy, along with the Company's Investment Policy, provides management with the necessary guidelines for effective funds management. The Company has established a measurement system for monitoring its net interest rate sensitivity position. The Company manages its sensitivity position within established guidelines.

    An interest rate sensitive asset or liability is one that, within a defined time period, either matures or experiences an interest rate change in line with general market interest rates. The management of interest rate risk is performed by analyzing the maturity and repricing relationships between interest-earning assets and interest-bearing liabilities at specific points in time ("GAP") and by analyzing the effects of interest rate changes on net interest income over specific periods of time by projecting the performance of the mix of assets and liabilities in varied interest rate environments. Interest rate sensitivity reflects the potential effect on net interest income of a movement in interest rates. A company is considered to be asset sensitive, or having a positive GAP, when the amount of its interest-earning assets maturing or repricing within a given period exceeds the amount of its interest-bearing liabilities also maturing or repricing within that time period. Conversely, a company is considered to be liability sensitive, or having a negative GAP, when the amount of its interest-bearing liabilities maturing or repricing within a given period exceeds the amount of its interest-earning assets also maturing or repricing within that time period. During a period of rising interest rates, a negative GAP would tend to affect adversely net interest income, while a positive GAP would tend to result in an increase in net interest income. During a period of falling interest rates, a negative GAP would tend to result in an increase in net interest income, while a positive GAP would tend to affect net interest income adversely. However, it is management's intent to achieve a proper balance so that incorrect rate forecasts should not have a significant impact on earnings.

    The following table sets forth an interest rate sensitivity analysis for the Company at June 30, 1997:

                                                              VOLUMES SUBJECT TO REPRICING WITHIN
                                              -------------------------------------------------------------------
                                                  0-90          91-180         181-365       AFTER
                                                  DAYS           DAYS           DAYS        ONE YEAR     TOTAL
                                              -------------  -------------  -------------  ----------  ----------
                                                                    (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Securities................................  $    1,394     $      996     $    4,823     $   37,042  $   44,255
  Loans.....................................      15,607         10,697         17,368         71,550     115,222
  Federal funds sold and other temporary
    investments.............................      14,500             --             --             --      14,500
                                              -------------  -------------  -------------  ----------  ----------
    Total interest-earning assets...........      31,501         11,693         22,191        108,592     173,977
                                              -------------  -------------  -------------  ----------  ----------

Interest-bearing liabilities:
  Demand, money market and savings
    deposits................................      65,619             --             --             --      65,619
  Certificates of deposit and other time
    deposits................................       6,964         11,780         19,092         35,566      73,402
                                              -------------  -------------  -------------  ----------  ----------
    Total interest-bearing liabilities......      72,583         11,780         19,092         35,566     139,021
                                              -------------  -------------  -------------  ----------  ----------

  Period GAP................................  $  (41,082)    $      (87)    $    3,099     $   73,026  $   34,956
  Cumulative GAP............................  $  (41,082)    $  (41,169)    $  (38,070)    $   34,956
  Period GAP to total assets................      (22.19)%        (0.50)%         1.63 %        39.44%
  Cumulative GAP to total assets............      (22.19)%       (22.23)%       (20.50)%        18.88%

    Shortcomings are inherent in GAP analysis since certain assets and liabilities may not move proportionally as interest rates change. Consequently, in addition to GAP analysis the Company uses a simulation model and shock analysis to test the interest rate sensitivity of net interest income and the balance sheet, respectively. Contractual maturities and repricing opportunities of loans are incorporated in the model as are prepayment assumptions, maturity data and call options within the investment portfolio. Assumptions based on past experience are incorporated into the model for non-maturity deposit accounts. The Company has found that historically, interest rates on these deposits change more slowly in a rising rate environment than in a declining rate environment. Based on the Company's June 30, 1997 simulation analysis, the Company estimates that a 200 basis point rise or decline in rates over the next 12 month period would have an impact of less than 4.0% on its net interest income for the same period. The change is relatively small as the Company's goal is to achieve a proper balance between rate sensitive assets and rate sensitive liabilities to limit exposure to changes in interest rates. At June 30, 1997, the Company had a liability sensitive GAP position in the short term (one year and under) and therefore, would be expected to experience a moderate upward movement in net interest margin in a declining rate environment and a moderate downward movement in a rising rate environment. However, as indicated previously, deposit rates tend to lag the movement in earning assets and this can be incorporated into the simulation model and is generally not fully reflected in a GAP analysis. The Company maintains a Senior Management Investment Committee and both a Director and Senior Officer Asset and Liability Management Committee which reviews the Company's interest rate risk position on a weekly or monthly basis, respectively.

    Liquidity involves the Company's ability to raise funds to support asset growth or reduce assets to meet deposit withdrawals and other payment obligations, to maintain reserve requirements and otherwise to operate the Company on an ongoing basis. The Company's liquidity needs are primarily met by growth in core deposits. Although access to purchased funds from correspondent banks is available and has been utilized on occasion to take advantage of investment opportunities, the Company does not rely on these external funding sources. The cash and federal funds sold position, supplemented by amortizing investment along with payments and maturities within the loan portfolio, have historically created an adequate liquidity position.

    Federal Home Loan Bank ("FHLB") advances may be utilized from time to time as either a short term funding source or a longer-term funding source. FHLB advances can be particularly attractive as a longer-term funding source to balance interest rate sensitivity and reduce interest rate risk. The Company is eligible for two borrowing programs through the FHLB. The first, called "Short Term Fixed," requires delivery of eligible securities for collateral. Maturities under this program range from 1-35 days. The Company does not currently have any borrowings under this program. The Company currently maintains the majority of its investment securities in safekeeping at the FHLB. At June 30, 1997, the Company had approximately $21.3 million available for pledging.

    The second borrowing program, the "Blanket Borrowing Program," is under a borrowing agreement which does not require the delivery of specific collateral. Borrowings are limited to a maximum of 65% of the Company's 1-4 family mortgage loans. At June 30, 1997, the Company had approximately $1.9 million in potential borrowings available under this program.

    CAPITAL RESOURCES

    Capital management consists of providing equity to support both current and future operations. The Company is subject to capital adequacy requirements imposed by the Federal Reserve Board and the Bank is subject to capital adequacy requirements imposed by the OCC. Both the Federal Reserve Board and the OCC have adopted risk-based capital requirements for assessing bank holding company and bank capital adequacy. These standards define capital and establish minimum capital requirements in relation to assets and off-balance sheet exposure, adjusted for credit risk. The risk-based capital standards currently in effect are designed to make regulatory capital requirements more sensitive to differences in risk profiles among bank holding companies and banks, to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items are assigned to broad risk categories, each with appropriate relative risk weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.

    Bank regulatory authorities in the United States have issued risk-based capital standards by which all bank holding companies and banks are evaluated in terms of capital adequacy. The risk-based capital standards issued by the Federal Reserve Board apply to the Company. These guidelines relate a financial institution's capital to the risk profile of its assets. The risk-based capital standards require all financial institutions to have "Tier 1 capital" of at least 4.0% and "total risk-based" capital (Tier 1 and Tier 2) of at least 8.0% of total risk-adjusted assets. "Tier 1 capital" generally includes common stockholders' equity and qualifying perpetual preferred stock together with related surpluses and retained earnings, less deductions for goodwill and various other intangibles. "Tier 2 capital" is limited to the amount of Tier 1 capital and may consist of a limited amount of intermediate-term preferred stock, a limited amount of term subordinated debt, certain hybrid capital instruments and other debt securities, perpetual preferred stock not qualifying as Tier 1 capital, and a limited amount of the general valuation allowance for loan losses. The sum of Tier 1 capital and Tier 2 capital is "total risk-based capital."

    The Federal Reserve Board has also adopted guidelines which supplement the risk-based capital guidelines with a minimum ratio of Tier 1 capital to average total consolidated assets ("leverage ratio") of 3.0% for institutions with well diversified risk, including no undue interest rate exposure; excellent asset quality; high liquidity; good earnings; and that are generally considered to be strong banking organizations, rated composite 1 under applicable federal guidelines, and that are not experiencing or anticipating significant growth. Other banking organizations are required to maintain a leverage ratio of at least 4.0% to 5.0%. These rules further provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain capital positions substantially above the minimum supervisory levels and comparable to peer group averages, without significant reliance on intangible assets.

    Pursuant to Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), each federal banking agency revised its risk-based capital standards to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of nontraditional activities, as well as reflect the actual performance and expected risk of loss on multifamily mortgages. The Bank is subject to capital adequacy guidelines of the OCC that are substantially similar to the Federal Reserve Board's guidelines. Also pursuant to FDICIA, the OCC has promulgated regulations setting the levels at which an insured institution such as the Bank would be considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under the OCC's regulations, the Bank is classified "well capitalized" for purposes of prompt corrective action. See "Supervision and Regulation--The Company" and "--The Bank."

    Stockholders' equity increased from $12.1 million at June 30 , 1996 to $13.8 million at June 30, 1997, an increase of $1.7 million or 14.0%. This increase was primarily the result of net income of $1.3 million, less the payment of cash dividends of $325,000, a decrease in net unrealized loss on available-for-sale securities net of taxes of $101,000, additional Common Stock issued totaling approximately $56,000, less stock purchased from stockholders by the Company during this period totaling approximately $3,000.

    The following table provides a comparison of the Company's and the Bank's leverage and risk-weighted capital ratios as of June 30, 1997 to the minimum and well-capitalized regulatory standards:

                                                                                                          ACTUAL RATIO
                                                                MINIMUM REQUIRED     WELL-CAPITALIZED   AT JUNE 30, 1997
                                                              ---------------------  -----------------  -----------------
THE COMPANY
Leverage ratio..............................................          3.00%  (1)               N/A               7.25%
Tier 1 risk-based capital ratio.............................          4.00%                    N/A              10.16%
Risk-based capital ratio....................................          8.00%                    N/A              11.24%

THE BANK
Leverage ratio..............................................          3.00%  (2)              5.00%              7.28%
Tier 1 risk-based capital ratio.............................          4.00%                   8.00%             10.19%
Risk-based capital ratio....................................          8.00%                  10.00%             11.29%

------------------------

(1) The Federal Reserve Board has established 3.00% as the minimum leverage ratio for institutions with well-diversified risk, including no undue interest rate risk exposure; excellent asset quality; high liquidity; and good earnings; and which in general are considered strong and rated composite 1 under the rating system of bank holding companies. The Federal Reserve Board may require the Company to maintain a leverage ratio of up to 200 basis points above the required minimum if the Company is not meeting these characteristics or if there is a supervisory, financial or operational weakness.

(2) The OCC has established 3.00% as the minimum leverage ratio for institutions with well-diversified risks, including no undue interest rate risk exposure; excellent control systems; good earnings; high asset quality; high liquidity; and well-managed on- and off-balance sheet activities; and which in general are considered strong and rated composite 1 under the rating system for banks. The OCC may require the Bank to maintain a leverage ratio of up to 200 basis points above the required minimum if the Bank is not meeting these characteristics or if there is a supervisory, financial or operational weakness.

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

OVERVIEW

    The Company engaged in several transactions in 1994, 1995 and 1996 which had a significant impact on the Company's performance in each of those years. In February 1994, the Company engaged consultants and began developing its sales and service culture. In May 1994, the Company opened a de novo banking office location in Pasadena, Texas. Deposits and customer repurchase agreements at this location totaled $21.0 million at December 31, 1996. In December 1994, the Company sold a grocery store branch located in Kingwood, Texas recognizing a $145,000 gain on the sale (the "Kingwood Sale"). In January 1995, the Company opened its first LPO. In January 1996, the Company sold land adjacent to the Spencer Office recognizing a gain on the sale of $68,000. During the first half of 1996, the Company opened two additional LPOs in Houston and received designation as a Preferred SBA Lender. Also during the first half of 1996, the Company initiated an accounts receivable factoring program for small to medium size businesses called Cash Flow Manager, which by year end 1996, had outstanding balances in excess of $1.6 million. In August 1996, the Company completed the Cleveland Acquisition. In 1996, the Company paid a one-time FDIC assessment of $287,000 with respect to the Company's deposits insured by the Savings Association Insurance Fund ("SAIF") of the FDIC which were acquired from failed savings and loan associations in June and September 1991.

    Net earnings available to stockholders were $1.4 million, $1.2 million and $1.2 million for the years ended December 31, 1996, 1995 and 1994, respectively, and net earnings per share were $0.97, $0.84 and $0.86 for these same periods. Earnings growth from 1995 to 1996 resulted principally from strong internal loan growth, growth of the Pasadena banking office, a higher net interest margin, gains on the sale of SBA loans generated by the LPOs, the gain on the sale of the Spencer Office land and income generated through the Cash Flow Manager program. During 1994, the Company fully utilized its net operating loss carryforwards, reducing the tax expense for the year. From 1994 to 1995, earnings before tax adjustments increased from $1.5 million to $1.8 million, an increase of 13.3%. The increase in earnings before tax adjustments from 1994 to 1995 was due primarily to higher earning assets, gains on sale of SBA loans and the gain on the Kingwood Sale. The Company posted returns on average assets of 0.82%, 0.75% and 0.80% and returns on average common equity of 11.29%, 10.70% and 11.72% for the years ended 1996, 1995 and 1994, respectively. Without the one-time FDIC assessment in 1996, the Company's return on average assets and return on average common equity, respectively, would have been 0.89% and 12.81%.

    Total assets at December 31, 1996, 1995 and 1994 were $189.0 million, $167.1 million and $168.3 million, respectively. Total deposits at December 31, 1996, 1995 and 1994 were $173.3 million, $153.3 million and $149.8 million, respectively. The Company retained the majority of the deposits acquired in the Cleveland Acquisition and continues to reprice maturing deposits into a lower price structure. Additionally, the de novo Pasadena banking office has developed a strong core commercial and retail deposit and lending base. The result was an improved net interest margin and increasing deposit levels from 1995 to 1996. Loans, net of allowance for loan losses, were $119.9 million at December 31, 1996, an increase of $14.1 million or 13.32% from $105.8 million at the end of 1995. Loans were $105.6 million at year end 1994. Common stockholders' equity was $12.9 million, $11.9 million and $10.9 million at December 31, 1996, 1995 and 1994, respectively.

RESULTS OF OPERATIONS

    NET INTEREST INCOME

    1996 VERSUS 1995. Net interest income totaled $7.2 million in 1996 compared to $5.9 million in 1995, an increase of $1.3 million or 22.0%. The increase is mainly a result of higher interest income on loans and the interest income generated on Cash Flow Manager outstanding balances. Interest expense increased $52,000 but was totally offset by the increase of $1.5 million in interest income. This resulted in net interest margins of 4.38% and 3.83% and net interest spreads of 3.64% and 3.07% for 1996 and 1995, respectively.

    The volume increase in interest expense from 1995 to 1996 was offset by decreases in rate as the Company repriced maturing deposits from the Cleveland Acquisition into a lower price structure and successfully priced deposit products to remain competitive but minimize costs. Additionally, noninterest-bearing deposits, as a percent of total deposits, increased from 18.5% of total deposits in 1995 to 19.9% of total deposits in 1996. Interest income on loans increased to $9.6 million in 1996 from $8.5 million in 1995. The increase was driven by growth in the average loan portfolio of $5.7 million or 5.3% and an increase in the yield on average loans to 8.49% in 1996 from 7.93% in 1995 as the Company continued to generate higher yielding SBA, commercial and real estate loans. Meanwhile, the average securities portfolio increased 16.7% as a direct result of funds acquired in the Cleveland Acquisition and its yield rose 9 basis points.

    1995 VERSUS 1994. Net interest income increased $600,000 in 1995 from $5.3 million in 1994 to $5.9 million in 1995, primarily due to growth in interest income of $1.7 million resulting from increases in both volumes and yields. This increase was partially offset by an increase in interest expense of $1.1 million resulting primarily from higher rates paid on interest-bearing liabilities as well as increases in volumes. This resulted in a net interest margin increase to 3.83% in 1995 from 3.81% in 1994 and a net interest spread decrease to 3.07% in 1995 from 3.19% in 1994.

    The yield on average loans increased to 7.93% in 1995 from 7.40% in 1994 and the yield on average securities increased to 5.95% in 1995 from 5.47% in 1994. The increase in the yield on average loans is a result of volume changes within the loan categories with an increased emphasis on higher yielding SBA, commercial and real estate loans. The increase in the securities yield resulted mainly from higher yielding U.S. Treasury securities. The increase in interest expense was driven primarily by growth in investor savings balances, a more market sensitive product but one that is competitive with other financial service businesses.

    The following table presents for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made and all average balances are yearly average balances. Nonaccruing loans have been included in the tables as loans carrying a zero yield.

                                                                  YEARS ENDED DECEMBER 31,
                                  -----------------------------------------------------------------------------------------
                                                  1996                                   1995                      1994
                                  -------------------------------------  -------------------------------------  -----------
                                    AVERAGE     INTEREST      AVERAGE      AVERAGE     INTEREST      AVERAGE      AVERAGE
                                  OUTSTANDING    EARNED/      YIELD/     OUTSTANDING    EARNED/      YIELD/     OUTSTANDING
                                    BALANCE       PAID         RATE        BALANCE       PAID         RATE        BALANCE
                                  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                   (DOLLARS IN THOUSANDS)
ASSETS
Interest-earning assets:
  Loans.........................   $ 113,014    $   9,594         8.49%   $ 107,286    $   8,505         7.93%   $ 101,975
  Securities....................      43,230        2,612         6.04       37,028        2,203         5.95       35,535
  Fed funds sold and other
    temporary investments.......       8,661          460         5.31        8,467          536         6.33        2,677
                                  -----------  -----------         ---   -----------  -----------       -----   -----------
    Total interest-earning
      assets....................     164,905       12,666         7.68%     152,781       11,244         7.36%     140,187
                                  -----------  -----------         ---   -----------  -----------       -----   -----------
  Less allowance for loan
    losses......................      (1,330)                                (1,302)                                (1,324)
                                  -----------                            -----------                            -----------
  Total interest-earning assets,
    net of allowance............     163,575                                151,479                                138,863
  Nonearning assets.............      13,697                                 13,117                                 11,342
                                  -----------                            -----------                            -----------
    Total assets................   $ 177,272                              $ 164,596                              $ 150,205
                                  -----------                            -----------                            -----------
                                  -----------                            -----------                            -----------
LIABILITIES AND STOCKHOLDERS'
  EQUITY........................
Interest-bearing liabilities:
  Interest-bearing demand
    deposits....................   $  17,232          206         1.20%   $  15,374          232         1.50%   $  15,910
  Public fund deposits..........       5,696          104         1.83        9,105          332          365        5,179
  Savings and money market
    accounts....................      42,289        1,388         3.28       33,636        1,167         3.47       27,183
  Certificates of deposit.......      68,588        3,698         5.39       66,933        3,630         5.42       65,012
  Federal funds purchased, FHLB
    line of credit and other
    borrowings..................         889           47         5.29          541           30         5.55        3,285
                                  -----------  -----------         ---   -----------  -----------       -----   -----------
    Total interest-bearing
      liabilities...............     134,694        5,443         4.04%     125,589        5,391         4.29%     116,569
                                  -----------  -----------         ---   -----------  -----------       -----   -----------
Noninterest-bearing liabilities:
  Noninterest-bearing demand
    deposits....................      28,717                                 25,965                                 22,045
  Other liabilities.............       1,445                                  1,688                                  1,089
                                  -----------                            -----------                            -----------
    Total liabilities...........     164,856                                153,242                                139,703
                                  -----------                            -----------                            -----------
Stockholders' equity............      12,416                                 11,354                                 10,502
                                  -----------                            -----------                            -----------
    Total liabilities and
      stockholders' equity......   $ 177,272                              $ 164,596                              $ 150,205
                                  -----------                            -----------                            -----------
                                  -----------                            -----------                            -----------
  Net interest income...........                $   7,223                              $   5,853
                                               -----------                            -----------
                                               -----------                            -----------
  Net interest rate spread......                                  3.64%                                  3.07%
                                                                   ---                                  -----
                                                                   ---                                  -----
  Net interest margin...........                                  4.38%                                  3.83%
                                                                   ---                                  -----
                                                                   ---                                  -----


                                   INTEREST      AVERAGE
                                    EARNED/      YIELD/
                                     PAID         RATE
                                  -----------  -----------

ASSETS
Interest-earning assets:
  Loans.........................   $   7,550         7.40%
  Securities....................       1,944         5.47
  Fed funds sold and other
    temporary investments.......         133         4.97
                                  -----------       -----
    Total interest-earning
      assets....................       9,627         6.87%
                                  -----------       -----
  Less allowance for loan
    losses......................

  Total interest-earning assets,
    net of allowance............
  Nonearning assets.............

    Total assets................

LIABILITIES AND STOCKHOLDERS'
  EQUITY........................
Interest-bearing liabilities:
  Interest-bearing demand
    deposits....................         304         1.91%
  Public fund deposits..........          57         1.10
  Savings and money market
    accounts....................         709         2.61
  Certificates of deposit.......       3,067         4.72
  Federal funds purchased, FHLB
    line of credit and other
    borrowings..................         148         4.51
                                  -----------       -----
    Total interest-bearing
      liabilities...............       4,285         3.68%
                                  -----------       -----
Noninterest-bearing liabilities:
  Noninterest-bearing demand
    deposits....................
  Other liabilities.............

    Total liabilities...........

Stockholders' equity............

    Total liabilities and
      stockholders' equity......

  Net interest income...........   $   5,342
                                  -----------
                                  -----------
  Net interest rate spread......                     3.19%
                                                    -----
                                                    -----
  Net interest margin...........                     3.81%
                                                    -----
                                                    -----

    The following schedule presents the dollar amount of changes in interest income and interest expense for the major components of interest-earning assets and interest-bearing liabilities and distinguishes between the increase related to higher outstanding balances and the volatility of interest rates. For purposes of this table, changes attributable to both rate and volume which can be segregated have been allocated.

                                                                                    YEARS ENDED DECEMBER 31,
                                                              --------------------------------------------------------------------
                                                                        1996 VS. 1995                      1995 VS. 1994
                                                              ---------------------------------  ---------------------------------
                                                               INCREASE (DECREASE)                INCREASE (DECREASE)
                                                                      DUE TO                             DUE TO
                                                              ----------------------             ----------------------
                                                                VOLUME       RATE       TOTAL      VOLUME       RATE       TOTAL
                                                              -----------  ---------  ---------  -----------  ---------  ---------
                                                                                     (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
  Loans.....................................................   $     463   $     626  $   1,089   $     398   $     557  $     955
  Securities................................................         369          40        409          82         177        259
  Fed funds sold and other temporary investments............          12         (88)       (76)        288         115        403
                                                                   -----   ---------  ---------       -----   ---------  ---------
    Total increase (decrease) in interest income............         844         578      1,422         768         849      1,617
                                                                   -----   ---------  ---------       -----   ---------  ---------
INTEREST-BEARING LIABILITIES:
  Interest-bearing demand deposits..........................         (36)       (218)      (254)         58         145        203
  Savings and money market accounts.........................         300         (79)       221         168         290        458
  Certificates of deposit...................................          90         (22)        68          91         472        563
  Other borrowings..........................................          20          (3)        17        (123)          5       (118)
                                                                   -----   ---------  ---------       -----   ---------  ---------
    Total increase (decrease) in interest expense...........         374        (322)        52         194         912      1,106
                                                                   -----   ---------  ---------       -----   ---------  ---------
  Increase (decrease) in net interest income................   $     470   $     900  $   1,370   $     574   $     (63) $     511
                                                                   -----   ---------  ---------       -----   ---------  ---------
                                                                   -----   ---------  ---------       -----   ---------  ---------

    PROVISION FOR LOAN LOSSES

    The 1996 provision for loan losses increased to $510,000 from $150,000 in 1995, an increase of $360,000 or 240%. The increased provision is a direct reflection of the volume increase within the loan portfolio and the Company's conservative nature and methodology for determining an appropriate provision amount, which includes an analysis of the loan portfolio, economic trends and other portfolio risks. The provision for the year 1995 increased by $75,000 or 100% for the year ended 1994.

    NONINTEREST INCOME

    Noninterest income for the year ended December 31, 1996 was $2.3 million, up from $2.1 million in 1995, and noninterest income in 1994 was $2.1 million. The year ended December 31, 1994 included a gain of $145,000 resulting from the Kingwood Sale. The year ended 1996 included a gain of $68,000 on the sale of land adjacent to the Spencer Office. Excluding these gains, noninterest income was $87,000 greater in 1995 than in 1994 and $207,000 greater in 1996 than in 1995. The Company consistently performs in the top 25th percentile of its national peer group in the generation of noninterest income. The following table presents for the periods indicated the major categories of noninterest income:

                                                                      YEARS ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1996       1995       1994
                                                                   ---------  ---------  ---------
                                                                       (DOLLARS IN THOUSANDS)
Service charges on deposit accounts..............................  $   1,379  $   1,375  $   1,249
Gain on sale of SBA loans........................................        263        162         99
ATM fee income...................................................        201        142        100
Alternative investments..........................................        136         98        124
Land sale gain...................................................         68         --         --
Branch sale premium..............................................         --         --        145
Other noninterest income.........................................        300        318        387
                                                                   ---------  ---------  ---------
    Total noninterest income.....................................  $   2,347  $   2,095  $   2,104
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    After excluding the gain from the sale of land adjacent to the Spencer Office in 1996, noninterest income from 1995 to 1996 increased $207,000 primarily as a result of increased gains on the sale of SBA loans, increased revenue generated through the ATMs and the increased emphasis on fee based services, such as the sale of alternative investments. Excluding the Kingwood Sale in 1994, noninterest income increased $87,000 or 4.33% from 1994 to 1995. This increase is primarily a result of increased service charge income attributable to the opening of the Pasadena office and ATM fee income.

    NONINTEREST EXPENSE

    For the years ended 1996, 1995 and 1994, noninterest expenses totaled $7.1 million, $6.0 million and $5.8 million, respectively. The increase in 1996 reflects several major factors: the $287,000 FDIC assessment on SAIF deposits, increased expenses, both operational and staffing, expanded operation of the branch network, the Cleveland Acquisition and expenses related to the Company's commitment to developing its sales and service culture. The increase in 1995 was $155,000 or 2.6%, primarily due to higher employee compensation and benefits, reflecting a full year of operation of the Pasadena banking office. The following table presents for the periods indicated the major categories of noninterest expense:

                                                                  YEARS ENDED DECEMBER 31,
                                                               -------------------------------
                                                                 1996       1995       1994
                                                               ---------  ---------  ---------
                                                                   (DOLLARS IN THOUSANDS)
Employee compensation and benefits...........................  $   3,377  $   2,823  $   2,636

Non-staff expenses:
  Net bank premises expense..................................        526        471        468
  Equipment rentals, depreciation and maintenance............        605        557        540
  Data processing............................................        181        150        140
  Professional fees..........................................        280        250        252
  Special FDIC assessment....................................        287         --         --
  Regulatory assessments/FDIC insurance......................        148        329        367
  Ad valorem and franchise taxes.............................        192        180        116
  Other......................................................      1,471      1,264      1,350
                                                               ---------  ---------  ---------
    Total non-staff expenses.................................      3,690      3,201      3,233
                                                               ---------  ---------  ---------
    Total noninterest expense................................  $   7,067  $   6,024  $   5,869
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    Employee compensation and benefit expense for the year ended December 31, 1996 was $3.3 million, an increase of $500,000 or 17.9% from $2.8 million for 1995. Employee compensation and benefit expense for the year 1995 was up $200,000 or 7.7% from 1994. The increase in 1996 is primarily due to staff acquired in the Cleveland Acquisition in the third quarter of 1996, the full operation of three LPOs and additional operational and lending staff hired. The increase in 1995 resulted mainly from additional staff hired to reflect a full year of operating the Pasadena office location. Additionally, the Company makes an entry to provide for stock to be issued under the Phantom Stock Plan. See "Management--Stock Option and Incentive Plans." These amounts were $144,000, $96,000 and $114,000 in 1996, 1995 and 1994, respectively. The amounts are based on the market value of the Common Stock along with the vesting period of each grant. Full-time equivalent employees for 1996, 1995 and 1994 were 101, 95 and 92, respectively.

    Non-staff expenses were $3.7 million in 1996, an increase of $500,000 from $3.2 million in 1995. The increase is primarily due to a special assessment from the FDIC on SAIF deposits totaling $287,000. The effect of this special assessment was partially offset by lower FDIC insurance fees on all deposits. Additionally, data processing expenses increased as the Company networked all banking office locations to establish increased efficiencies and effective product delivery. Professional fees increased as the Company expanded training and emphasis on its sales and service culture. The 1995 non-staff expenses decreased $32,000 primarily due to the effects of lower FDIC premiums through the Bank's reclassification by the FDIC as a well-capitalized institution.

    INCOME TAXES

    Income tax expense includes the regular federal income tax at the statutory rate, plus the income tax component of the Texas franchise tax. The amount of federal income tax expense is influenced by the amount of taxable income, the amount of tax-exempt income, the amount of non-deductible interest expense and the amount of other non-deductible expenses. Taxable income for the income tax component of the Texas franchise tax is the federal pre-tax income, plus certain officers salaries, less interest income from federal securities. The income tax component of the Texas franchise tax was zero in 1996, 1995 and 1994. Income tax expense was $591,000 in 1996, $559,000 in 1995 and $271,000 in 1994. During
1994, the Company had regular and alternative minimum tax net operating loss carryforwards of approximately $2.4 million and $1.3 million, respectively. During 1995 and 1994, the Company utilized regular tax net operating loss carryforwards of approximately $1.0 million and $1.4 million, respectively. No loss carryforwards were available at December 31, 1995. The effective tax rates in 1996, 1995 and 1994, respectively, were 29.65%, 31.51% and 18.04%. Income taxes for financial purposes in the consolidated statements of earnings differ from the amount computed by applying the statutory income tax rate of 34% to earnings before income taxes. The difference in the statutory rate is primarily due to tax exempt interest, utilization of tax credits and loss carryforwards, and alternative minimum tax.

FINANCIAL CONDITION

    LOAN PORTFOLIO

    Total gross loans increased by $14.1 million or 13.3% to $119.9 million at December 31, 1996, from $105.8 million at December 31, 1995 due primarily to growth in the indirect loan portfolio and direct loan growth from the Pasadena branch and the main office in La Porte. During 1995, total loans decreased slightly, $1.03 million or 0.94%, from $106.8 million at December 31, 1994 due to a lower volume of indirect installment loans offset in part by growth in commercial loans. The changes in loan balances from 1995 to 1996 reflected both the Cleveland Acquisition and the Kingwood Sale along with the Company's investment in loan production capability.

    At December 31, 1996, total gross loans represented 69.2% of deposits and 63.42% of total assets. Total loans as a percentage of deposits were 69.00% at December 31, 1995, compared to 71.3% at December 31, 1994.

    The following table summarizes the loan portfolio of the Company by type of loan as of the dates indicated:

                                                                   DECEMBER 31,
                         ------------------------------------------------------------------------------------------------
                                  1996                    1995                    1994                     1993
                         ----------------------  ----------------------  ----------------------  ------------------------
                          AMOUNT      PERCENT     AMOUNT      PERCENT     AMOUNT      PERCENT      AMOUNT       PERCENT
                         ---------  -----------  ---------  -----------  ---------  -----------  -----------  -----------
                                                              (DOLLARS IN THOUSANDS)
Commercial and
  industrial...........  $  17,407       14.52%  $  11,378       10.76%  $  10,477        9.81%   $   8,498         8.95%

Real estate:
  Construction and land
    development........      3,306        2.76       3,390        3.20       2,114        1.98        1,116         1.18
  1-4 family
    residential........      3,115        2.60       2,879        2.72       2,470        2.31        3,500         3.68
  Multi-family
    residential........        625        0.52          62        0.06         933        0.87          188         0.20
  Non-farm/non-
    residential........     11,834        9.87      11,388       10.76       8,513        7.97        7,498         7.90

Consumer:
  Indirect.............     74,657       62.28      69,087       65.30      75,069       70.27       71,084        74.89
  Direct...............      8,936        7.45       7,612        7.20       7,254        6.79        3,035         3.20
                         ---------  -----------  ---------  -----------  ---------  -----------  -----------  -----------
    Total loans........  $ 119,880      100.00%  $ 105,796      100.00%  $ 106,830      100.00%   $  94,919       100.00%
                         ---------  -----------  ---------  -----------  ---------  -----------  -----------  -----------
                         ---------  -----------  ---------  -----------  ---------  -----------  -----------  -----------


                                   1992
                         ------------------------
                           AMOUNT       PERCENT
                         -----------  -----------

Commercial and
  industrial...........   $  10,209        10.85%
Real estate:
  Construction and land
    development........         988         1.05
  1-4 family
    residential........       3,531         3.75
  Multi-family
    residential........         174         0.19
  Non-farm/non-
    residential........       7,335         7.80
Consumer:
  Indirect.............      66,245        70.41
  Direct...............       5,602         5.95
                         -----------  -----------
    Total loans........   $  94,084       100.00%
                         -----------  -----------
                         -----------  -----------

    The contractual maturity ranges of the commercial and industrial and real estate loan portfolio and the amount of such loans with fixed interest rates and floating rates in each maturity range as of December 31, 1996 are summarized in the following table.

                                                                                     DECEMBER 31, 1996
                                                                       ----------------------------------------------
                                                                                   AFTER ONE
                                                                       ONE YEAR     THROUGH    AFTER FIVE
                                                                        OR LESS   FIVE YEARS      YEARS       TOTAL
                                                                       ---------  -----------  -----------  ---------
                                                                                   (DOLLARS IN THOUSANDS)
Commercial and industrial............................................  $  12,323   $   2,095    $   2,989   $  17,407
Real estate..........................................................      4,319       7,285        7,276      18,800
                                                                       ---------  -----------  -----------  ---------
    Total............................................................  $  16,642   $   9,380    $  10,265   $  36,287
                                                                       ---------  -----------  -----------  ---------
                                                                       ---------  -----------  -----------  ---------
Loans with a predetermined interest rate.............................  $   3,635   $   6,080    $   3,328   $  13,043
Loans with a floating interest rate..................................     13,007       3,300        6,937      23,244
                                                                       ---------  -----------  -----------  ---------
    Total............................................................  $  16,642   $   9,380    $  10,265   $  36,287
                                                                       ---------  -----------  -----------  ---------
                                                                       ---------  -----------  -----------  ---------

    Effective January 1, 1995, the Company adopted SFAS No. 114, ACCOUNTING FOR CREDITORS FOR IMPAIRMENT OF A LOAN, as amended by SFAS No. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN-INCOME RECOGNITION AND DISCLOSURES. Under SFAS No. 114, as amended, a loan is considered impaired based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is based on the present value of expected future cash flows discounted at the loan's effective interest rate or the loan's observable market price or based on the fair value of the collateral if the loan is collateral-dependent. The implementation of SFAS No. 114 did not have a material adverse affect on the Company's financial statements.

    NONPERFORMING ASSETS

    The Company's conservative lending approach, as well as a healthy local economy, has resulted in strong asset quality. Nonperforming assets at December 31, 1996 were $567,000, compared to $598,000 at December 31, 1995 and $719,000 at December 31, 1994. This resulted in a ratio of nonperforming assets to total loans plus other real estate of 0.47%, 0.56% and 0.67% for the years ended 1996, 1995 and 1994, respectively.

    The following table presents information regarding nonperforming assets at the dates indicated:

                                                                             DECEMBER 31,
                                                         -----------------------------------------------------
                                                           1996       1995       1994       1993       1992
                                                         ---------  ---------  ---------  ---------  ---------
                                                                        (DOLLARS IN THOUSANDS)
Repossessions..........................................  $     143  $     136  $      66  $      49  $      51
Nonaccrual loans.......................................         --         --         --        121        317
Restructured loans.....................................        216        228        241        251        416
Other real estate......................................        208        234        413        427      1,394
                                                         ---------  ---------  ---------  ---------  ---------
  Total nonperforming assets...........................  $     567  $     598  $     720  $     848  $   2,178
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------
Nonperforming assets to total loans and other real
  estate...............................................       0.47%      0.56%      0.67%      0.90%      2.28%

    ALLOWANCE FOR LOAN LOSSES

    For the year ended 1996, net charge-offs totaled $265,000 or 0.23% of average loans outstanding for the period, compared to $195,000 or 0.18% in net charge-offs during 1995. During 1996, the Company recorded a provision for loan losses of $510,000 compared to $150,000 for 1995. At December 31, 1996, the allowance totaled $1.4 million or 1.19% of total loans. The Company made a provision for loan losses of $150,000 during 1995 compared to a provision of $75,000 for 1994. At December 31, 1995, the allowance aggregated $1.2 million, or 1.12% of total loans.

    The following table presents, for the periods indicated, an analysis of the allowance for loan losses and other related data:

                                                                         YEARS ENDED DECEMBER 31,
                                                         --------------------------------------------------------
                                                            1996        1995        1994       1993       1992
                                                         ----------  ----------  ----------  ---------  ---------
                                                                          (DOLLARS IN THOUSANDS)
Average loans outstanding..............................  $  113,014  $  107,286  $  101,975  $  94,138  $  90,041
                                                         ----------  ----------  ----------  ---------  ---------
Gross loans outstanding at end of period...............  $  119,880  $  105,796  $  106,830  $  94,919  $  94,084
                                                         ----------  ----------  ----------  ---------  ---------

Allowance for loan losses at beginning of period.......  $    1,185  $    1,230  $    1,344  $   1,280  $   1,142
Provision for loan losses..............................         510         150          75        400        575

Charge-offs:
  Commercial and industrial............................          --          (2)        (50)       (75)        (2)
  Real estate..........................................          --         (29)         --       (172)       (92)
  Consumer.............................................        (483)       (349)       (328)      (466)      (518)

Recoveries:
  Commercial and industrial............................          29          14          19         36         24
  Real estate..........................................         103          82          93        228         48
  Consumer.............................................          86          89          77        113        103
                                                         ----------  ----------  ----------  ---------  ---------
Net (charge-offs) recoveries...........................        (265)       (195)       (189)      (336)      (437)
                                                         ----------  ----------  ----------  ---------  ---------
Allowance for loan losses at end of period.............  $    1,430  $    1,185  $    1,230  $   1,344  $   1,280
                                                         ----------  ----------  ----------  ---------  ---------
                                                         ----------  ----------  ----------  ---------  ---------
Ratio of allowance to end of period loans..............        1.19%       1.12%       1.15%      1.42%      1.36%
Ratio of net charge-offs to average loans..............        0.23        0.18        0.19       0.36       0.49
Ratio of allowance to end of period nonperforming
  loans................................................      662.04      519.74      510.37     361.29     174.62

    The following tables describe the allocation of the allowance for loan losses among various categories of loans and certain other information for the dates indicated. The allocation is made for analytical purposes and is not necessarily indicative of the categories in which future losses may occur. The total allowance is available to absorb losses from any segment of loans. See "--Allowance for Loan Losses" for the six months ended June 30, 1997 and 1996 for a discussion of the allocation of the allowance for loan losses.

                                                                                       DECEMBER 31,
                                                                      ----------------------------------------------
                                                                               1996                    1995
                                                                      ----------------------  ----------------------
                                                                                 PERCENT OF              PERCENT OF
                                                                                  LOANS TO                LOANS TO
                                                                       AMOUNT    TOTAL LOANS   AMOUNT    TOTAL LOANS
                                                                      ---------  -----------  ---------  -----------
                                                                                  (DOLLARS IN THOUSANDS)
Balance of allowance for loan losses applicable to:
  Commercial and industrial.........................................  $     105       14.52%  $       8       10.76%

  Real estate:
    Construction and land development...............................          7        2.76          --        3.20
    1-4 family residential..........................................         19        2.60           1        2.72
    Commercial mortgage.............................................         11        9.87          61       10.76
    Farmland........................................................         --          --          --          --
    Multi-family....................................................         --        0.52          --        0.06
  Consumer..........................................................         89       69.73          53       72.50
  Unallocated.......................................................      1,199                   1,062
                                                                      ---------  -----------  ---------  -----------
  Total allowance for loan losses...................................  $   1,430      100.00%  $   1,185      100.00%
                                                                      ---------  -----------  ---------  -----------
                                                                      ---------  -----------  ---------  -----------

                                                                            DECEMBER 31,
                                               ----------------------------------------------------------------------
                                                        1994                    1993                    1992
                                               ----------------------  ----------------------  ----------------------
                                                          PERCENT OF              PERCENT OF              PERCENT OF
                                                           LOANS TO                LOANS TO                LOANS TO
                                                AMOUNT    TOTAL LOANS   AMOUNT    TOTAL LOANS   AMOUNT    TOTAL LOANS
                                               ---------  -----------  ---------  -----------  ---------  -----------
                                                                       (DOLLARS IN THOUSANDS)
Balance of allowance for loan losses
  applicable to:
  Commercial and industrial..................  $      11        9.81%  $      16        8.95%  $      22       10.85%

  Real estate:
    Construction and land development........         --        1.98          --        1.18          --        1.05
    1-4 family residential...................         --        2.31           3        3.68          76        3.75
    Commercial mortgage......................         47        7.97          67        7.90          83        7.80
    Farmland.................................         --          --          --          --
    Multi-family.............................         --        0.87          --        0.20          --        0.19
  Consumer...................................         57       77.06          83       78.09          63       76.36
  Unallocated................................      1,115                   1,175                   1,036
                                               ---------  -----------  ---------  -----------  ---------  -----------
  Total allowance for loan losses............  $   1,230      100.00%  $   1,344      100.00%  $   1,280      100.00%
                                               ---------  -----------  ---------  -----------  ---------  -----------
                                               ---------  -----------  ---------  -----------  ---------  -----------

    SECURITIES PORTFOLIO

    The following table presents the amount of securities classified as available-for-sale, and their approximate values at December 31, 1996, December 31, 1995 and December 31, 1994:

                                                   DECEMBER 31, 1996                              DECEMBER 31, 1995
                                   --------------------------------------------------  ---------------------------------------
                                                    GROSS         GROSS                                 GROSS         GROSS
                                    AMORTIZED    UNREALIZED    UNREALIZED     FAIR      AMORTIZED    UNREALIZED    UNREALIZED
                                      COST          GAIN          LOSS        VALUE       COST          GAIN          LOSS
                                   -----------  -------------  -----------  ---------  -----------  -------------  -----------
                                                                     (DOLLARS IN THOUSANDS)
U.S. Treasury securities.........   $   6,024     $      --     $     (47)  $   5,977   $   6,974     $      15     $     (83)
U. S. Government agency
  securities.....................       9,557            30           (62)      9,525       7,751            64           (23)
Mortgage-backed securities.......      25,844            61          (321)     25,584      22,835            42          (260)
Other securities.................       2,606            56            (3)      2,659       1,266             8            --
                                   -----------        -----         -----   ---------  -----------        -----         -----
  Total..........................   $  44,031     $     147     $    (433)  $  43,745   $  38,826     $     129     $    (366)
                                   -----------        -----         -----   ---------  -----------        -----         -----
                                   -----------        -----         -----   ---------  -----------        -----         -----


                                     FAIR
                                     VALUE
                                   ---------

U.S. Treasury securities.........  $   6,906
U. S. Government agency
  securities.....................      7,792
Mortgage-backed securities.......     22,617
Other securities.................      1,274
                                   ---------
  Total..........................  $  38,589
                                   ---------
                                   ---------

                                                                                     DECEMBER 31, 1994
                                                                     --------------------------------------------------
                                                                                      GROSS         GROSS
                                                                      AMORTIZED    UNREALIZED    UNREALIZED     FAIR
                                                                        COST          GAIN          LOSS        VALUE
                                                                     -----------  -------------  -----------  ---------
                                                                                   (DOLLARS IN THOUSANDS)
U.S. Treasury securities...........................................   $   1,996     $      --     $     (53)  $   1,943
U. S. Government agency securities.................................      11,998            --          (186)     11,812
Mortgage-backed securities.........................................       5,559            --          (301)      5,258
Other securities...................................................         585            --            --         585
                                                                     -----------        -----         -----   ---------
  Total............................................................   $  20,138     $      --     $    (540)  $  19,598
                                                                     -----------        -----         -----   ---------
                                                                     -----------        -----         -----   ---------

    In December 1995, the Company classified all of its securities as available-for-sale, and the Company has continued to classify all of its securities as available-for-sale. The following table presents the amount of securities classified as held-to-maturity and their approximate values at December 31, 1994:

                                                                                     DECEMBER 31, 1994
                                                                     --------------------------------------------------
                                                                                      GROSS         GROSS
                                                                      AMORTIZED    UNREALIZED    UNREALIZED     FAIR
                                                                        COST          GAIN          LOSS        VALUE
                                                                     -----------  -------------  -----------  ---------
                                                                                   (DOLLARS IN THOUSANDS)
U.S. Treasury securities...........................................   $   5,992     $      --     $    (561)  $   5,431
Mortgage-backed securities.........................................      17,028            --        (1,550)     15,478
                                                                     -----------        -----    -----------  ---------
  Total............................................................   $  23,020     $      --     $  (2,111)  $  20,909
                                                                     -----------        -----    -----------  ---------
                                                                     -----------        -----    -----------  ---------

    The following table summarizes the contractual maturity of investment securities and their weighted average yields:

                                                                    DECEMBER 31, 1996
                            --------------------------------------------------------------------------------------------------
                                                            AFTER ONE               AFTER FIVE
                                     WITHIN              YEAR BUT WITHIN         YEARS BUT WITHIN
                                    ONE YEAR                FIVE YEARS              TEN YEARS             AFTER TEN YEARS
                            ------------------------  ----------------------  ----------------------  ------------------------
                              AMOUNT        YIELD      AMOUNT       YIELD      AMOUNT       YIELD       AMOUNT        YIELD
                            -----------     -----     ---------     -----     ---------     -----     -----------     -----
                                                                  (DOLLARS IN THOUSANDS)
U. S. Treasury
  securities..............   $      --           --%  $   6,024        5.51%  $      --          --%   $      --           --%
U.S. Government agency
  securities..............          --           --   $   5,725        6.14%      3,832        6.63           --           --
Mortgage-backed and other
  securities..............       7,061         6.28          --          --      12,192        5.92    $   9,197         5.64
                            -----------         ---   ---------         ---   ---------         ---   -----------         ---
Totals....................   $   7,061         6.28%  $  11,749        5.79%  $  16,024        6.09%   $   9,197         5.64%
                            -----------         ---   ---------         ---   ---------         ---   -----------         ---
                            -----------         ---   ---------         ---   ---------         ---   -----------         ---


                              TOTAL       YIELD
                            ---------     -----

U. S. Treasury
  securities..............  $   6,024        5.51%
U.S. Government agency
  securities..............      9,557        6.33
Mortgage-backed and other
  securities..............     28,450        5.93
                            ---------         ---
Totals....................  $  44,031        5.96%
                            ---------         ---
                            ---------         ---

    At December 31, 1996, securities totaled $44.0 million, an increase of $5.2 million from $38.8 million at December 31, 1995. The increase occurred in U. S. Government agency securities, mortgage-backed securities and tax free municipal security investments. The funds invested were a direct result of excess funds received following the Cleveland Acquisition. During 1995, securities decreased $4.3 million from $43.1 million at December 31, 1994, representing primarily maturities within the treasury and government agency portfolios and was reflective of the Kingwood Sale.

    DEPOSITS

    Total deposits at December 31, 1996 increased to $173.3 million from $153.3 million at December 31, 1995, an increase of $20.0 million or 13.1%. The increase resulted primarily from the Cleveland Acquisition in the third quarter of 1996. The bulk of this growth was in Investor's Savings Accounts. This account is a market rate sensitive account, with a ten day withdrawal notification period, designed to compete against brokerage house accounts. While the balances represent primarily core deposits, customers' deposits in this investment vehicle may fluctuate from time to time pending other alternative investments or cash needs. Deposits in 1995 rose to $153.3 million from $149.8 million in 1994, an increase of $3.5 million or 2.3%. The Company's ratio of average noninterest-bearing demand deposits to average total deposits for years ended December 31, 1996, 1995 and 1994 were 17.67%, 17.19% and 16.29%, respectively.

    The daily average balances and weighted average rates paid on interest bearing deposits for each of the years ended December 31, 1996, 1995 and 1994 are presented below:

                                                                             YEARS ENDED DECEMBER 31,
                                                      ----------------------------------------------------------------------
                                                               1996                    1995                    1994
                                                      ----------------------  ----------------------  ----------------------
                                                       AMOUNT       RATE       AMOUNT       RATE       AMOUNT       RATE
                                                      ---------  -----------  ---------  -----------  ---------  -----------
                                                                              (DOLLARS IN THOUSANDS)
NOW.................................................  $  17,232       1.20%   $  15,374       1.51%   $  15,910       1.91%
Public funds........................................      5,696       1.83        9,105       3.65        5,179       1.10
Regular savings.....................................      8,414       2.17        8,867       2.38        8,858       2.18
Money market........................................     10,735       2.34       10,058       2.38       12,749       2.35
Investor's savings..................................     23,140       4.12       14,711       4.87        5,575       3.89
Time deposits less than $100,000....................     60,897       5.37       57,574       5.41       56,586       4.77
Time deposits $100,000 and over.....................      7,691       5.57        9,359       5.42        8,427       4.38
                                                      ---------        ---    ---------        ---    ---------        ---
  Total interest-bearing deposits...................    133,805       4.03      125,048       4.29      113,284       3.65
Noninterest-bearing deposits........................     28,717         --       25,965         --       22,045         --
                                                      ---------        ---    ---------        ---    ---------        ---
  Total deposits....................................  $ 162,522       3.32%   $ 151,013       3.55%   $ 135,329       3.06%
                                                      ---------        ---    ---------        ---    ---------        ---
                                                      ---------        ---    ---------        ---    ---------        ---

    The following table sets forth the amount of the Company's certificates of deposit that are $100,000 or greater by time remaining until maturity:

                                                                             DECEMBER 31, 1996
                                                                           ---------------------
                                                                                (DOLLARS IN
                                                                                THOUSANDS)
3 months or less.........................................................        $     700
Between 3 months and 6 months............................................            1,617
Between 6 months and 1 year..............................................            2,475
Over 1 year..............................................................            2,151
                                                                                    ------
  Total..................................................................        $   6,943
                                                                                    ------
                                                                                    ------

    INTEREST RATE SENSITIVITY AND LIQUIDITY

    The following table sets forth an interest rate sensitivity analysis for the Company at December 31, 1996:

                                                              VOLUMES SUBJECT TO REPRICING WITHIN
                                                ---------------------------------------------------------------
                                                                            181-365     AFTER ONE
                                                 0-90 DAYS   91-180 DAYS     DAYS         YEAR         TOTAL
                                                -----------  -----------  -----------  -----------  -----------
                                                                    (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Securities..................................  $     267    $     257    $   2,232    $  40,989    $  43,745
  Loans.......................................     20,080       10,468       17,182       72,150      119,880
  Federal funds sold and other temporary
    investments...............................     10,378           --           --           --       10,378
                                                -----------  -----------  -----------  -----------  -----------
    Total interest-earning assets.............     30,725       10,725       19,414      113,139      174,003
                                                -----------  -----------  -----------  -----------  -----------

Interest-bearing liabilities:
  Demand, money market and savings deposits...     66,410           --           --           --       66,410
  Certificates of deposit and other time
    deposits..................................     12,689       13,545       16,404       29,829       72,467
  Fed funds purchased and securities sold
    under repurchase agreements...............      1,000           --           --           --        1,000
                                                -----------  -----------  -----------  -----------  -----------
    Total interest-bearing liabilities........     80,099       13,545       16,404       29,829      139,877
                                                -----------  -----------  -----------  -----------  -----------
  Period GAP..................................  $ (49,374)   $  (2,820)   $   3,010    $  83,310    $  34,126
  Cumulative GAP..............................  $ (49,374)   $ (52,194)   $ (49,184)   $  34,126
  Period GAP to total assets..................     (26.12)%     (0.15)%        1.59%       44.08%
  Cumulative GAP to total assets..............     (26.12)%    (27.61)%      (26.02)%      18.06%

See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Interest Rate Sensitivity and Liquidity" for the six months ended June 30, 1997 and June 30, 1996 for a discussion of the Company's policies regarding asset and liability risk management.

    CAPITAL RESOURCES

    Stockholders' equity increased to $12.9 million at December 31, 1996 from $11.9 million at December 31, 1995, an increase of $1.0 million or 8.4%. This increase was primarily the result of net income of $1.4 million offset by cash dividends of $324,000, treasury stock purchases totaling $48,000, the issuance of additional stock totaling $30,000 and an increase in the net unrealized loss on available-for-sale securities, net of tax, of $34,000. During 1995, stockholders' equity increased by $1.1 million or 10.2% from $10.8 million at December 31, 1994. In addition to net income of $1.2 million, the increase was offset primarily by cash dividends of $273,000, treasury stock purchases totaling $130,000, the issuance of additional Common Stock totaling $30,000 and a reduction in the net unrealized loss on available-for-sale securities of $201,375.

    The following table provides a comparison of the Company's and the Bank's leverage and risk-weighted capital ratios as of December 31, 1996 to the minimum and well-capitalized regulatory standards:

                                                                                                        ACTUAL RATIO AT
                                                              MINIMUM REQUIRED     WELL-CAPITALIZED    DECEMBER 31, 1996
                                                           ----------------------  -----------------  -------------------
THE COMPANY
Leverage ratio...........................................           3.00%(1)                N/A                6.67%
Tier 1 risk-based capital ratio..........................           4.00%                   N/A                9.39%
Risk-based capital ratio.................................           8.00%                   N/A               10.45%

THE BANK
Leverage ratio...........................................           3.00%(2)               5.00%               6.67%
Tier 1 risk-based capital ratio..........................           4.00%                  6.00%               9.36%
Risk-based capital ratio.................................           8.00%                 10.00%              10.43%

------------------------

(1) The Federal Reserve Board has established 3.00% as the minimum leverage ratio for institutions with well-diversified risk, including no undue interest rate risk exposure; excellent asset quality; high liquidity; and good earnings; and which in general are considered strong and rated composite 1 under the rating system of bank holding companies. The Federal Reserve Board may require the Company to maintain a leverage ratio of up to 200 basis points above the required minimum if the Company is not meeting these characteristics or if there is a supervisory, financial or operational weakness.

(2) The OCC has established 3.00% as the minimum leverage ratio for institutions with well-diversified risks, including no undue interest rate risk exposure; excellent control systems; good earnings; high asset quality; high liquidity; and well-managed on- and off-balance sheet activities; and which in general are considered strong and rated composite 1 under the rating system for banks. The OCC may require the Bank to maintain a leverage ratio of up to 200 basis points above the required minimum if the Bank is not meeting these characteristics or if there is a supervisory, financial or operational weakness.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK

    The following is a list of all of the directors, advisory directors and executive officers of the Company and the Bank, their respective positions with the Company and the Bank and their ages.

NAME                                                                      POSITION                                AGE
----------------------------------------------  ------------------------------------------------------------      ---
Knox W. Askins................................  Director of the Company and the Bank                                  60

Jerry Cornelius...............................  Director of the Bank                                                  66

Emery Farkas..................................  Director of the Company and the Bank                                  73

Albert D. Fields..............................  Treasurer of the Company, President of the Bank and Director          47
                                                  of the Company and the Bank

Eddie V. Gray.................................  Director of the Company and the Bank                                  62

W. E. Gwaltney, Jr............................  Director of the Company and the Bank                                  70

Doug Latimer..................................  Chairman of the Board of the Company and the Bank                     54

Kim E. Love...................................  Controller of the Company and Chief Financial Officer of the          37
                                                  Bank

Jay Marks.....................................  Director of the Company and the Bank                                  73

Lester A. Marks...............................  Advisory Director of the Bank                                         44

L. H. McKey...................................  Director of the Company and the Bank                                  71

Harold P. Pfeiffer............................  Senior Advisory Director of the Company and the Bank                  75

Lindsay R. Pfeiffer...........................  Vice Chairman of the Board of the Company and the Bank                47

Wayne Slovacek................................  Director of the Bank                                                  74

Ken Strum.....................................  Director of the Company and the Bank                                  63

James N. Wallace..............................  Director of the Company and the Bank                                  56

Ruede M. Wheeler, D.D.S.......................  Director of the Company and the Bank                                  62

Alice W. Worthington..........................  Executive Vice President and Secretary of the Company, Chief          44
                                                  Operating Officer of the Bank and Director of the Company
                                                  and the Bank

L. D. Wright..................................  Chief Executive Officer, President and Director of the                50
                                                  Company and the Chief Executive Officer and Director of
                                                  the Bank

    KNOX W. ASKINS. Mr. Askins has been a director of the Bank since 1967. He became a director of the Company when it was formed in 1982. He serves as a member of the Bank's Audit Committee, Asset/ Liability Committee and the Watchlist Committee. Mr. Askins also serves on the Audit Committee of the Company. Mr. Askins is the President of Askins & Armstrong, P.C., where he has been practicing law since 1965. He received a B.A. in General Studies from the University of Houston and his Juris Doctorate from the University of Houston Law Center.

    JERRY L. CORNELIUS. Mr. Cornelius has served as a director of the Bank since 1986. He has been a member of the Bank's Directors' Loan Committee for seven years, and also serves on the Bank's Internal Credit Review Committee. Mr. Cornelius is the President and owner of Cornelius Construction Co., which he formed in 1973. He is very active in the Deer Park area, where he is a member of the Chamber of Commerce, Rotary, Shriner's Lodge, and Masonic Lodge. In addition, Mr. Cornelius is a Director of the Southeast Texas Housing Board.

    EMERY FARKAS. Mr. Farkas has been a director of the Bank since 1967. He became a director of the Company when it was formed in 1982. Mr. Farkas serves as the Chairman of the Audit Committee of the Company and the Bank. He also serves on the Bank's Asset/Liability Committee and Watchlist Committee and on the Company's Compliance Committee. Mr. Farkas owned and operated a local pharmacy in the La Porte area from 1955 until 1983. From 1983 to 1990, he was an independent pharmaceutical consultant. Since 1990, he has served as the Chief Pharmacist in Charge/Consultant for Surgicare of Pasadena, Texas, the Texas Institute of Surgery, and San Jacinto Methodist Hospital. He received a B. S. in Pharmacy from the University of Houston, and attended medical school at the University of Masaryk in Brno, Czechoslovakia.

    ALBERT D. FIELDS. Mr. Fields has been employed by the Bank since 1978. He became a director of the Company in 1982, a director of the Bank in 1984 and was promoted to President of the Bank in 1985. He was named Treasurer of the Company in 1982. Mr. Fields began his banking career at American Bank in Odessa, Texas in 1972. Next, he worked for Allied Merchants Bank in Port Arthur, Texas from 1976 to 1978, serving as Assistant Comptroller, and was then promoted to Vice President in 1977. He has B.B.A. from Southwest Texas State University. In addition, he is a graduate of the School of Banking of the South at Louisiana State University, as well as the National Commercial Lending School at the University of Oklahoma.

    EDDIE V. GRAY. Mr. Gray became a director of both the Company and the Bank in 1991. He has been a member of the Bank's Directors' Loan Committee for five years. Mr. Gray is the owner of Gray Enterprises, a real estate development company. He received a B.S. in Geology and a M.S. in Geology from Texas A&M University. He is very active in the Baytown area, where he is a member of Rotary and the Goose Creek Stream Greenbelt Development Committee. Mr. Gray was honored in 1996 as the Citizen of the Year by the Baytown Sun and as the Exxon Refiner of the Year.

    W. E. GWALTNEY, JR.. Mr. Gwaltney has been a director of the Bank since 1973. He became a director of the Company when it was formed in 1982. He serves as Chairman of the Bank's Asset/Liability Committee, and also serves on the Bank's Executive Committee, the Company's Audit Committee and the Company's Compensation Committee. Mr. Gwaltney retired as President and 50% owner of Tex-A-Mation Engineering, Inc. in 1987. He currently serves as the managing partner of GMS Enterprises. Mr. Gwaltney received a B.S. in Mechanical Engineering from the University of Houston, and is a Registered Professional Engineer.

    DOUG LATIMER. Mr. Latimer became a director of both the Company and the Bank in 1989. In June of 1997, he was elected Chairman of the Board of both the Company and the Bank. He also serves on the Bank's Loan Committee, Internal Credit Review Committee and Watchlist Committee, and on the Company's Compensation Committee. In addition, he is the Chairman of the Bank's Executive Committee. Mr. Latimer is the President and owner of Mechanical Repair & Engineering, Inc., a specialty machine shop which he formed in 1974. He received a B.S. in Mechanical Engineering from Louisiana State University, and a M.B.A. from the University of Houston.

    KIM E. LOVE, CPA. Mrs. Love joined the Bank in 1989 as Cashier. She was promoted to Chief Financial Officer of the Bank in 1992. In addition, she serves as Controller of the Company. Mrs. Love began her banking career in 1977 at First City Bank - Bellaire. She was promoted to Vice President and Cashier in 1984. Next, Mrs. Love was the Cashier at Charter National Bank - Westheimer from 1984 through 1986. She has a B.S. in Accounting from Virginia Commonwealth University, where she graduated Magna Cum Laude.

    JAY MARKS. Mr. Marks is one of the original founders of the Bank. He has been a director of the Bank since 1965. He became a director of the Company when it was formed in 1982. Mr. Marks is a member of the Bank's Executive Committee and the Company's Compensation Committee. He is the President and owner of Jay Marks Investment Co., which owns and operates several car dealerships.

    LESTER A. MARKS. Mr. Marks has been an advisory director of the Company and the Bank since 1990. He is the son of Jay Marks, one of the original founders of the Bank. Mr. Marks owns and operates automobile dealerships within the Houston area, serving as Chief Executive Officer of Marks Automotive Group. He is a Phi Beta Kappa graduate of Tulane University, and is an active volunteer for the arts, serving on numerous executive boards of local art museums.

    L. H. MCKEY. Mr. McKey has been a director of the Bank since 1979. He became a director of the Company when it was formed in 1982. Mr. McKey owns a working ranch in Liberty, Texas and is owner of McKey Enterprises, a heavy equipment and commercial property business. He is also a member of the Trinity Valley Expedition Board in Liberty.

    HAROLD P. PFEIFFER. Mr. Pfeiffer is one of the original founders of the Bank. He served as a director of the Bank from 1965 until 1997. He became a director of the Company when it was formed in 1982. In June of 1997, Mr. Pfeiffer stepped down as Chairman of the Board after 23 years, and became a Senior Advisory Director. He currently serves on the Bank's Audit Committee, Asset/Liability Committee and Director's Watchlist Committee, as well as the Bank's Executive Committee. Mr. Pfeiffer is a native resident of La Porte, and served on the city council from 1954 to 1958, and as mayor of La Porte from 1958 to 1970. He is retired from Pfeiffer & Son, an electrical contracting company which his father started in 1921.

    LINDSAY R. PFEIFFER. Mr. Pfeiffer has been an Advisory Director of the Bank since 1990. He was elected Vice Chairman of the Board of both the Company and the Bank in June, 1997, when his father, Harold Pfeiffer, retired as Chairman of the Board. Mr. Pfeiffer serves on the Bank's Loan Committee, Watchlist Committee, Internal Credit Review Committee and Asset/Liability Committee and on the Compensation Committee of the Company. In addition, he is Vice Chairman of the Bank's Executive Committee. He is the President of Pfeiffer & Son, an electrical contractor, where he as worked since 1973. Mr. Pfeiffer received a B.A. in Business Administration from the University of Texas, and an A.S. in Electrical Technology from San Jacinto College.

    WAYNE SLOVACEK. Mr. Slovacek has been a director of the Bank since 1994. He serves on the Bank's Audit Committee, Asset/Liability Committee and Watchlist Committee. Although Mr. Slovacek retired as a Vice President of Port Operations of United Equities, an international importer and exporter of grain, in 1988, he is very active in the Deer Park area, where he is a member of the Rotary, Chamber of Commerce, Deer Park ISD Education Foundation, and the San Jacinto Education Foundation. In addition, he serves on the Board of Trustees of the San Jacinto College in Pasadena, Texas, and is a Director of the Southeast Economic Development Board. He received a B.S. in Business Administration from Phillips University in Enid, Oklahoma, and was a commissioned officer in World War II.

    KEN STRUM. Mr. Strum became a director of the Bank in 1980 and a director of the Company in 1988. He is the Chairman of the Bank's Directors' Loan Committee, and also serves on the Bank's Internal Loan Committee. Mr. Strum is the President and owner of Ken Strum Insurance Agency, Inc., which he founded in 1972. He received a B.B.A. from the University of Mississippi.

    JAMES N. WALLACE. Mr. Wallace became a director of both the Company and the Bank in 1990. He is the Co-Chairman of the Internal Credit Review Committee, and also serves on the Bank's Directors' Loan Committee, Internal Credit Review Committee and Watchlist Committee and on the Compensation Committee of the Company. In addition, he is a member of the Bank's Executive Committee. Mr. Wallace is the Chairman of Bayou Properties Co, a commercial real estate development firm, where he has worked since 1976. He received a B.S. in Education from Southwest Texas State University and a M. A. from Southwest Texas State University.

    RUEDE M. WHEELER, D.D.S.. Dr. Wheeler has been a director of the Bank since 1977. He became a director of the Company when it was formed in 1982. He is the Co-Chairman of the Bank's Internal Credit Review Committee, and also serves on the Bank's Directors' Loan Committee. He has been practicing general dentistry since 1962. Dr. Wheeler received a B.S. from Texas A&M University, and a Doctor of Dental Sciences from the University of Texas.

    ALICE W. WORTHINGTON. Mrs. Worthington joined the Bank in 1992 as Executive Vice President and Chief Operating Officer, and became a director of both the Company and the Bank. In addition, she serves as the Executive Vice President and Secretary for the Company. In banking since 1974, Mrs. Worthington worked for First City Bank from 1975 through June, 1992. She was promoted to Vice President and Cashier, First City Bank - Almeda Genoa in 1981, and then to Senior Vice President and Chief Financial Officer in 1986. Next, Mrs. Worthington was the Senior Vice President and Cashier of First City Bank - Windsor Park in San Antonio, Texas for a brief period until transferring to First City Bank - Highland Village, Houston, Texas as Senior Vice President and Chief Financial Officer in 1987.

    L. D. WRIGHT. Mr. Wright joined the Bank in 1987 as the Chief Executive Officer and as a director of both the Company and the Bank. His banking career began in 1966 at Irwin Union Bank and Trust Company in Columbus, Indiana, where he served as the Credit Card Manager. Next, Mr. Wright served as Vice President and Manager of Retail Banking at First Galesburg National Bank, Galesburg, Illinois, in 1972, and was promoted to Senior Vice President and Manager of the Lending Division in 1977. Next, Mr. Wright served as President and Chief Executive Officer of First City Bank - Almeda Genoa in 1982, and was promoted to Cluster Manager/ President and Chief Executive Officer of First City Bank - Almeda Genoa in 1987, where he was responsible for the supervision of six banks with total assets of $350 million. He attended Vincennes University and graduated from the Stonier Graduate School of Banking at Rutgers University.

    Directors are elected for three year terms, classified into Classes I, II and III. Messrs. Askins, Fields, Strum and Wright are Class I directors with terms of office expiring on the date of the Company's annual meeting of stockholders in 1998; Messrs. Farkas and McKey, Dr. Wheeler and Mrs. Worthington are Class II directors with terms of office expiring on the date of the Company's annual meeting in 1999; and Messrs. Gray, Gwaltney, Latimer, Marks, Pfeiffer and Wallace are Class III directors with terms of office expiring on the date of the Company's annual meeting of stockholders in 2000. Each officer of the Company is elected by the Board of Directors of the Company and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

    The Board of Directors has established Audit and Compensation Committees. The Audit Committee reviews the general scope of the audit conducted by the Company's independent auditors and matters relating to the Company's internal control systems. In performing its function, the Audit Committee meets separately with representatives of the Company's independent auditors and with representatives of senior management. The Audit Committee is composed of Messrs. Farkas (Chairman), Askins and Gwaltney, each of whom is an outside director.

    The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company's executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters. The Compensation Committee also administers the Company's stock option plans and makes recommendations to the Board of Directors as to option grants to Company employees under such plans. The Compensation Committee is comprised of Messrs. Latimer, Jay Marks, Gwaltney, Wallace and Lindsay Pfeiffer, each of whom is an outside director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Prior to the formation of the Compensation Committee in 1997, matters related to compensation, employee benefits and stock options were considered by the Executive Committee of the Bank, which included Messrs. Latimer, Jay Marks, Gwaltney, Wallace, Lindsay Pfeiffer, Wright and Harold Pfeiffer. As a member of this committee, Mr. Wright participated in determinations as to compensation and grants of stock options to executive officers, including himself. Final determination regarding compensation and stock options was made by the Board of Directors of the Bank.

DIRECTOR COMPENSATION

    Directors of the Company do not receive any fees for attending Company Board meetings. Directors of the Bank receive a fee of $500 for each meeting of the Bank's Board of Directors attended. Fees are not paid for committee meetings.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officer of the Company whose compensation exceeded $100,000 (determined as of the end of the last fiscal year) for the fiscal year ended December 31, 1996:

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                                                    VALUE OF   SECURITIES
                                                                    OTHER ANNUAL    OPTIONS    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR       SALARY      BONUS    COMPENSATION    GRANTED    OPTIONS(#)    COMPENSATION(1)
--------------------------------  ---------  ----------  ---------  -------------  ----------  -----------  -----------------
L. D. Wright, Chief Executive          1996  $  156,000  $  52,500    $  51,583(2) $  110,868(3)     18,478     $   3,120
  Officer of the Company and the
  Bank

Albert D. Fields, Treasurer of         1996      97,500     11,375          850        --          --               1,950
  the Company and President of
  the Bank

------------------------

(1) Consists of contributions by the Company to the 401(k) Plan.

(2) Includes $36,000 as the fair market value of Common Stock issued to Mr. Wright pursuant to the Phantom Plan and $7,937 received by Mr. Wright as dividends on the shares of phantom stock granted under the Phantom Plan.

(3) Consists of shares of phantom stock granted under the Phantom Plan. As of December 31, 1996, Mr. Wright held options for 37,219 shares of phantom stock under the Phantom Plan, and the estimated value of these shares was $262,394. At December 31, 1996, 19,447 of these shares were vested with each grant vesting over a three year period. Mr. Wright receives dividends on the shares of phantom stock granted to him under the Phantom Plan.

STOCK OPTION AND INCENTIVE PLANS

    Pursuant to the Phantom Plan, the Company may issue shares of phantom stock to certain officers and key employees. The purpose of the Phantom Plan is to attract, retain and incentivize officers of the Company and the Bank, to provide a means whereby such persons may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company, and to encourage such persons to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The only individual to participate in the Phantom Plan is L.D. Wright, the President and Chief Executive Officer of the Company. The aggregate number of shares of phantom stock that may be issued under the Phantom Plan is limited to 135,000 shares. The number of shares issued is determined based on a financial performance test for the Bank. The financial performance test is based on certain targeted percentages of the return on equity of the Bank and is set annually by the Board of Directors of the Company. The minimum return on equity for shares of phantom stock to be awarded is 15%. The phantom stock is nonvoting, accrues dividends equal to those declared on the Common Stock, and is granted subject to a vesting schedule.

    The shares of phantom stock may be redeemed when vested. Such redemption is payable, at the Company's discretion, in shares of Common Stock or cash at the then fair market value of the Common Stock. In 1996 and 1995, 18,478 and 16,357 shares of phantom stock were granted, respectively, and 6,000 shares of phantom stock were redeemed for 6,000 shares of the Common Stock in each year. The compensation cost charged against income for the Phantom Plan was approximately $114,000 and $66,000 for 1996 and 1995, respectively. As of September 30, 1997, 66,630 shares of phantom stock were granted but unexercised pursuant to the Phantom Plan, 39,538 of which are fully vested. No additional shares of phantom stock will be granted pursuant to the Phantom Plan.

    The Company has outstanding options to purchase 33,300 shares of Common Stock issued pursuant to an incentive stock option plan approved by stockholders in 1997 (the "1997 Stock Plan"). The 1997 Stock Plan authorizes the issuance of options for up to 150,000 shares of Common Stock. Under the 1997 Stock Plan, the vesting of options is governed by individual option agreements. Each of the option agreements currently outstanding provides that 20% of the options granted vest immediately following the date of grant and an additional 20% each year thereafter. Options granted under the 1997 Stock Plan generally must be exercised within 10 years following the date of grant. The fair market value of stock options is based on trades in the Common Stock and on an appraisal from an independent investment banking firm.

    The Company's Board of Directors and stockholders approved a new stock option plan in 1997 (the "1997 Incentive Plan") which authorizes the issuance of up to 1,000,000 shares of Common Stock under both "non-qualified" and "incentive stock" options to employees and "non-qualified" stock options to directors who are not employees. Generally, under the 1997 Incentive Plan it is intended that the options will vest 60% at the end of the third year following the date of grant and an additional 20% at the end of each of the two following years; however, an individual option may vest as much as 20% at the end of the first or second year following the date of grant if necessary to maximize the "incentive" tax treatment to the optionee for the particular option being granted. Options under the 1997 Incentive Plan generally must be exercised within 10 years following the date of grant or no later than three months after optionee's termination with the Company, if earlier. No options have been granted under the 1997 Incentive Plan.

    The Company has a cash incentive plan which provides guidelines pursuant to which key executive employees can earn bonus compensation based on the profitability of the Bank. The bonus amounts are determined based on achievement by the Bank of certain targeted percentages of return on equity. At December 31, 1996 and 1995, a bonus pool of approximately $78,000 and $72,000, respectively, had been accrued for distribution in the following year.

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123"). This statement established fair value based accounting and reporting standards for all transactions in which a company acquires goods or services by issuing its equity investments, which includes stock-based compensation plans. Under SFAS 123, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Fair value of stock options is determined using an option-pricing model. This statement encourages companies to adopt as prescribed the fair value based method of accounting to recognize compensation expense for employee stock compensation plans. However, it does not require the fair value based method to be adopted but a company must comply with the disclosure requirements set forth in the statement. The Company has continued to apply accounting in Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, ("APB 25") and related Interpretations, and, accordingly, will in its annual reporting provide the pro forma disclosures of net income and earnings per share.

OPTION GRANTS DURING 1996

    The following table sets forth certain information concerning the number and value of stock options granted in fiscal 1996 to the named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                                         POTENTIAL REALIZABLE
                                                                                                                VALUE
                                                                                                          AT ASSUMED ANNUAL
                                     NUMBER OF                                                                  RATES
                                    SECURITIES                                                              OF STOCK PRICE
                                    UNDERLYING      % OF TOTAL                  FAIR MARKET                  APPRECIATION
                                      OPTIONS     OPTIONS GRANTED  EXERCISE OR   VALUE AT                  FOR OPTION TERM
NAME AND PRINCIPAL POSITION WITH      GRANTED     TO EMPLOYEES IN  BASE PRICE     DATE OF    EXPIRATION  --------------------
THE COMPANY                           (#)(1)        FISCAL YEAR      ($/SH)        GRANT        DATE      5% ($)     10% ($)
---------------------------------  -------------  ---------------  -----------  -----------  ----------  ---------  ---------
L.D. Wright,                            18,478             100%     $    0.00    $    6.00    10 years   $ 180,592  $ 287,563
  Chief Executive Officer of the
  Company and the Bank

Albert D. Fields,                           --              --             --           --       --             --         --
  Treasurer of the Company and
  President of the Bank

NAME AND PRINCIPAL POSITION WITH
THE COMPANY                         0% ($)
---------------------------------  ---------
L.D. Wright,                       $ 110,868
  Chief Executive Officer of the
  Company and the Bank
Albert D. Fields,                         --
  Treasurer of the Company and
  President of the Bank

------------------------------

(1) Represents options granted under the Phantom Plan. Options vest at a rate of 33% per year on or about each anniversary of the date of grant.

STOCK OPTION EXERCISES AND FISCAL YEAR END VALUES

    The following table sets forth certain information concerning stock options exercised during fiscal 1996 and the number and value of unexercised options held by each of the named executive officers at December 31, 1996:

                                                                       NUMBER OF
                                                                 SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS AT
                               NUMBER OF SHARES     DOLLAR         DECEMBER 31, 1996          DECEMBER 31, 1996(2)
                                 ACQUIRED UPON       VALUE     --------------------------  --------------------------
NAME                            OPTION EXERCISE   REALIZED(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------  -----------------  -----------  -----------  -------------  -----------  -------------
L.D. Wright..................          6,000       $  36,000       19,447        17,772     $ 137,101    $   125,293
Albert D. Fields.............         --              --           --            --            --            --

------------------------

(1) Market value of the underlying securities at exercise date, minus the exercise price.

(2) Market value of the underlying securities at December 31, 1996, minus the exercise price.

BENEFIT PLAN

    The Company has established a contributory profit sharing plan pursuant to Internal Revenue Code Section 401(k) covering substantially all employees (the "Benefit Plan"). The Company has hired the Hand Group to serve as the Benefit Plan administrator and investment advisor. Each year the Company determines, in its discretion, the amount of matching contributions. The Company has elected to match 50% of employee contributions not to exceed 3% of the employee's annual compensation. Total Benefit Plan expense charged to the Company's operations for 1996, 1995 and 1994 were approximately $27,000, $24,000 and $24,000, respectively. The Company has budgeted $60,000 for 1997 contributions. In addition, the Company elected to allow employees to invest the matching portion in shares of Common Stock.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

    Many of the directors, executive officers and principal stockholders of the Company (I.E., those who own 10% or more of the Common Stock) and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Company. During 1996 the Company made loans in the ordinary course of business to many of the directors, executive officers and principal stockholders of the Company and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors, executive officers and principal stockholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Company to executive officers, directors and principal stockholders satisfy the foregoing standards. On June 30, 1997, all of such loans aggregated $2.9 million, which was approximately 18.9% of the Company's Tier 1 capital at such date. Approximately 69.5% of the Company's total loan portfolio as of June 30, 1997 was comprised of consumer installment loans, 88.7% of which consisted of indirect dealer loans. As of such date, approximately $8.5 million (12.0%) of the Company's installment loan portfolio consisted of indirect loans purchased from automobile dealerships controlled by Director Jay Marks and Bank Advisory Director Lester Marks. All of these transactions were made in the ordinary course of business on substantially the same terms; including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than normal risk of collectibility or present unfavorable features. The Company expects to have such transactions or transactions on a similar basis with its directors, executive officers and principal stockholders and their associates in the future.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 30, 1997, and as adjusted to reflect the sale of the Common Stock offered hereby by (i) each director and executive officer of the Company, (ii) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (iii) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares indicated as owned by such person, and the address of each stockholder is the same as the address of the Company.

                                                                                      PERCENTAGE BENEFICIALLY OWNED
                                                                        NUMBER OF   ----------------------------------
NAME                                                                     SHARES     BEFORE OFFERING  AFTER OFFERING(1)
---------------------------------------------------------------------  -----------  ---------------  -----------------
Knox Askins..........................................................       8,402          *                 *
Emery Farkas.........................................................      28,203           2.08%             1.44%
Albert D. Fields.....................................................      11,428(2)        *                *
Eddie V. Gray........................................................      29,321(3)         2.16%            1.50%
W. E. Gwaltney, Jr...................................................     143,343(4)        10.55%            7.32%
Doug Latimer.........................................................      83,563           6.15%             4.27%
Kim E. Love..........................................................       1,850(5)        *                *
Jay Marks............................................................      87,283           6.43%             4.46%
L. H. McKey..........................................................      65,620           4.83%             3.35%
Harold Pfeiffer......................................................     149,615          11.01%             7.64%
Lindsay R. Pfeiffer..................................................      39,470(6)         2.91%            2.02%
Ken Strum............................................................      25,051(7)         1.84%            1.28%
James N. Wallace.....................................................      36,667           2.70%             1.87%
Ruede M. Wheeler, D.D.S..............................................      43,713(8)         3.22%            2.23%
Alice F. Worthington.................................................       1,250(9)        *                *
L. D. Wright.........................................................     128,571(10)         9.46%           6.56%
Directors and Executive Officers as a Group(16)......................     883,350          65.00%            45.09%

------------------------

*   Indicates ownership which does not exceed 1.0%

(1) Assumes the issuance of 600,000 shares in the Offering.

(2) Includes 1,000 shares which may be acquired pursuant to options granted under the 1997 Stock Plan and 299 shares held of record by Albert D. Fields (custodian for Brad Fields, Minor).

(3) Includes 26,797 shares held of record by Grayco Development Co.

(4) Consists of shares held by Gwaltney Interests, Limited, a Texas limited partnership.

(5) Includes 1,000 shares which may be acquired pursuant to options granted under the 1997 Stock Plan.

(6) Includes 17,525 shares held by Pfeiffer & Sons, Inc., of which Lindsay Pfeiffer is President, 1,203 shares held of record by the Katy Knox Education Trust, 1,203 shares held of record by the Nicholas Riley Education Trust, 1,203 shares held of record by the Noah Riley Education Trust, 1,203 shares held of record by the Jessica Bullock Education Trust, 1,203 shares held of record by the Christopher Bullock Education Trust, 1,203 shares held of record by the Charles Pfeiffer Education Trust, 1,203 shares held of record by the Joseph Pfeiffer Education Trust, 1,203 shares held of record by the Jonathan Pfeiffer Education Trust, 1,203 shares held of record by the Philip Shane Paschal Education Trust, 1,203 shares held of record by the Charles Wayne Paschal Education Trust, 703 shares held of record by the Philip Pfeiffer, Jr. Education Trust and 703 shares held of record by the Shannon Pfeiffer Education Trust. Lindsay Pfeiffer is the co-trustee of each of these education trusts and has shared voting and investment power with respect to the shares of Common Stock held by these trusts.

(7) Includes 2,245 shares held of record by Ken Strum Insurance Agency, Inc.

(8) Includes 11,044 shares held of record by the Ruede Wheeler, DDS, Inc. Profit Sharing Trust, 2,000 shares held of record by Ruede Wheeler, DDS, Inc., 450 shares held of record by Ruede Wheeler, IRA and 450 shares held of record by Charlcya Wheeler IRA.

(9) Includes 1,000 shares which may be acquired pursuant to options granted under the 1997 Stock Plan.

(10) Includes 39,538 shares which may be acquired pursuant to the Phantom Plan.

                           SUPERVISION AND REGULATION

    The supervision and regulation of bank holding companies and their subsidiaries is intended primarily for the protection of depositors, the deposit insurance funds of the FDIC and the banking system as a whole, and not for the protection of the bank holding company stockholders or creditors. The banking agencies have broad enforcement power over bank holding companies and banks including the power to impose substantial fines and other penalties for violations of laws and regulations.

    The following description summarizes some of the laws to which the Company and the Bank are subject. References herein to applicable statutes and regulations are brief summaries thereof, do not purport to be complete, and are qualified in their entirety by reference to such statutes and regulations.

THE COMPANY

    The Company is a bank holding company registered under the BHCA, and it is subject to supervision, regulation and examination by the Federal Reserve Board. The BHCA and other federal laws subject bank holding companies to particular restrictions on the types of activities in which they may engage, and to a range of supervisory requirements and activities, including regulatory enforcement actions for violations of laws and regulations.

    REGULATORY RESTRICTIONS ON DIVIDENDS; SOURCE OF STRENGTH. It is the policy of the Federal Reserve Board that bank holding companies should pay cash dividends on common stock only out of income available over the past year and only if prospective earnings retention is consistent with the organization's expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company's ability to serve as a source of strength to its banking subsidiaries.

    Under Federal Reserve Board policy, a bank holding company is expected to act as a source of financial strength to each of its banking subsidiaries and commit resources to their support. Such support may be required at times when, absent this Federal Reserve Board policy, a holding company may not be inclined to provide it. As discussed below, a bank holding company in certain circumstances could be required to guarantee the capital plan of an undercapitalized banking subsidiary.

    In the event of a bank holding company's bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, the trustee will be deemed to have assumed and is required to cure immediately any deficit under any commitment by the debtor holding company to any of the federal banking agencies to maintain the capital of an insured depository institution, and any claim for breach of such obligation will generally have priority over most other unsecured claims.

    ACTIVITIES "CLOSELY RELATED" TO BANKING. The BHCA prohibits a bank holding company, with certain limited exceptions, from acquiring direct or indirect ownership or control of any voting shares of any company which is not a bank or from engaging in any activities other than those of banking, managing or controlling banks and certain other subsidiaries, or furnishing services to or performing services for its subsidiaries. One principal exception to these prohibitions allows the acquisition of interests in companies whose activities are found by the Federal Reserve Board, by order or regulation, to be so closely related to banking or managing or controlling banks, as to be a proper incident thereto. Some of the activities that have been determined by regulation to be closely related to banking are making or servicing loans, performing certain data processing services, acting as an investment or financial advisor to certain investment trusts and investment companies, and providing securities brokerage services. Other activities approved by the Federal Reserve Board include consumer financial counseling, tax planning and tax preparation, futures and options advisory services, check guaranty services, collection agency and credit bureau services, and personal property appraisals. In approving acquisitions by bank holding companies of companies engaged in banking-related activities, the Federal Reserve Board considers a number of factors, and weighs the expected benefits to the public (such as greater convenience and increased competition or gains in efficiency) against the risks of possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices). The Federal Reserve Board is also empowered to differentiate between activities commenced de novo and activities commenced through acquisition of a going concern.

    SECURITIES ACTIVITIES. The Federal Reserve Board has approved applications by bank holding companies to engage, through nonbank subsidiaries, in certain securities-related activities (underwriting of municipal revenue bonds, commercial paper, consumer receivable-related securities and one-to-four family mortgage-backed securities), provided that the affiliates would not be "principally engaged" in such activities for purposes of Section 20 of the Glass-Steagall Act. In limited situations, holding companies may be able to use such subsidiaries to underwrite and deal in corporate debt and equity securities.

    SAFE AND SOUND BANKING PRACTICES. Bank holding companies are not permitted to engage in unsafe and unsound banking practices. The Federal Reserve Board's Regulation Y, for example, generally requires a holding company to give the Federal Reserve Board prior notice of any redemption or repurchase of its own equity securities, if the consideration to be paid, together with the consideration paid for any repurchases or redemptions in the preceding year, is equal to 10% or more of the company's consolidated net worth. The Federal Reserve Board may oppose the transaction if it believes that the transaction would constitute an unsafe or unsound practice or would violate any law or regulation. Depending upon the circumstances, the Federal Reserve Board could take the position that paying a dividend would constitute an unsafe or unsound banking practice.

    The Federal Reserve Board has broad authority to prohibit activities of bank holding companies and their nonbanking subsidiaries which represent unsafe and unsound banking practices or which constitute violations of laws or regulations, and can assess civil money penalties for certain activities conducted on a knowing and reckless basis, if those activities caused a substantial loss to a depository institution. The penalties can be as high as $1,000,000 for each day the activity continues.

    ANTI-TYING RESTRICTIONS. Bank holding companies and their affiliates are prohibited from tying the provision of certain services, such as extensions of credit, to other services offered by a holding company or its affiliates.

    CAPITAL ADEQUACY REQUIREMENTS. The Federal Reserve Board has adopted a system using risk-based capital guidelines to evaluate the capital adequacy of bank holding companies. Under the guidelines, specific categories of assets are assigned different risk weights, based generally on the perceived credit risk of the asset. These risk weights are multiplied by corresponding asset balances to determine a "risk-weighted" asset base. The guidelines require a minimum total risk-based capital ratio of 8.0% (of which at least 4.0% is required to consist of Tier 1 capital elements). Total capital is the sum of Tier 1 and Tier 2 capital. As of June 30, 1997, the Company's ratio of Tier 1 capital to total risk-weighted assets was 10.16% and its ratio of total capital to total risk-weighted assets was 11.24%. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Resources."

    In addition to the risk-based capital guidelines, the Federal Reserve Board uses a leverage ratio as an additional tool to evaluate the capital adequacy of bank holding companies. The leverage ratio is a

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company's Tier 1 capital divided by its average total consolidated assets.
Certain highly-rated bank holding companies may maintain a minimum leverage ratio of 3.0%, but other bank holding companies may be required to maintain a leverage ratio of up to 200 basis points above the regulatory minimum. As of June 30, 1997, the Company's leverage ratio was 7.25%.

    The federal banking agencies' risk-based and leverage ratios are minimum supervisory ratios generally applicable to banking organizations that meet certain specified criteria, assuming that they have the highest regulatory rating. Banking organizations not meeting these criteria are expected to operate with capital positions well above the minimum ratios. The federal bank regulatory agencies may set capital requirements for a particular banking organization that are higher than the minimum ratios when circumstances warrant. Federal Reserve Board guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

    IMPOSITION OF LIABILITY FOR UNDERCAPITALIZED SUBSIDIARIES. Bank regulators are required to take "prompt corrective action" to resolve problems associated with insured depository institutions whose capital declines below certain levels. In the event an institution becomes "undercapitalized," it must submit a capital restoration plan. The capital restoration plan will not be accepted by the regulators unless each company having control of the undercapitalized institution guarantees the subsidiary's compliance with the capital restoration plan up to a certain specified amount. Any such guarantee from a depository institution's holding company is entitled to a priority of payment in bankruptcy.

    The aggregate liability of the holding company of an undercapitalized bank is limited to the lesser of 5% of the institution's assets at the time it became undercapitalized or the amount necessary to cause the institution to be "adequately capitalized." The bank regulators have greater power in situations where an institution becomes "significantly" or "critically" undercapitalized or fails to submit a capital restoration plan. For example, a bank holding company controlling such an institution can be required to obtain prior Federal Reserve Board approval of proposed dividends, or might be required to consent to a consolidation or to divest the troubled institution or other affiliates.

    ACQUISITIONS BY BANK HOLDING COMPANIES. The BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve Board before it may acquire all or substantially all of the assets of any bank, or ownership or control of any voting shares of any bank, if after such acquisition it would own or control, directly or indirectly, more than 5% of the voting shares of such bank. In approving bank acquisitions by bank holding companies, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the bank holding company and the banks concerned, the convenience and needs of the communities to be served, and various competitive factors.

    CONTROL ACQUISITIONS. The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the Company, would, under the circumstances set forth in the presumption, constitute acquisition of control of the Company.

    In addition, any company is required to obtain the approval of the Federal Reserve Board under the BHCA before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of the outstanding Common Stock of the Company, or otherwise obtaining control or a "controlling influence" over the Company.

THE BANK

    The Bank is a national banking association, the deposits of which are insured by the Bank Insurance Fund ("BIF") and the SAIF of the FDIC. The Bank is subject to supervision and regulation by the OCC.

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Such supervision and regulation subjects the Bank to special restrictions, requirements, potential enforcement actions and periodic examination by the OCC. Because the Federal Reserve Board regulates the bank holding company parent of the Bank, the Federal Reserve Board also has supervisory authority which directly affects the Bank.

    RESTRICTIONS ON TRANSACTIONS WITH AFFILIATES AND INSIDERS. Transactions between the Bank and its nonbanking subsidiaries, including the Company, are subject to Section 23A of the Federal Reserve Act. In general, Section 23A imposes limits on the amount of such transactions, and also requires certain levels of collateral for loans to affiliated parties. It also limits the amount of advances to third parties which are collateralized by the securities or obligations of the Company or its subsidiaries.

    Affiliate transactions are also subject to Section 23B of the Federal Reserve Act which generally requires that certain transactions between the Bank and its affiliates be on terms substantially the same, or at least as favorable to the Bank, as those prevailing at the time for comparable transactions with or involving other nonaffiliated persons.

    The restrictions on loans to directors, executive officers, principal stockholders and their related interests (collectively referred to herein as "insiders") contained in the Federal Reserve Act and Regulation O apply to all insured institutions and their subsidiaries and holding companies. These restrictions include limits on loans to one borrower and conditions that must be met before such a loan can be made. There is also an aggregate limitation on all loans to insiders and their related interests. These loans cannot exceed the institution's total unimpaired capital and surplus, and the OCC may determine that a lesser amount is appropriate. Insiders are subject to enforcement actions for knowingly accepting loans in violation of applicable restrictions.

    RESTRICTIONS ON DISTRIBUTION OF SUBSIDIARY BANK DIVIDENDS AND
ASSETS. Dividends paid by the Bank have provided a substantial part of the Company's operating funds and for the foreseeable future it is anticipated that dividends paid by the Bank to the Company will continue to be the Company's principal source of operating funds. Capital adequacy requirements serve to limit the amount of dividends that may be paid by the Bank. Until a national bank's capital surplus equals or exceeds its capital stock, the bank must transfer ten percent of its net income to capital surplus prior to paying a dividend. Without the prior approval of the OCC, a national bank may not pay dividends in excess of the bank's total net profits for that year, plus its retained profits for the preceding two years, less any required transfers to capital surplus. Additionally, a national bank may not pay dividends in excess of total retained profits, including current year's earnings. Under federal law, the Bank cannot pay a dividend if, after paying the dividend, the Bank will be "undercapitalized." The OCC may declare a dividend payment to be unsafe and unsound even though the Bank would continue to meet its capital requirements after the dividend.

    Because the Company is a legal entity separate and distinct from its subsidiaries, its right to participate in the distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors. In the event of a liquidation or other resolution of an insured depository institution, the claims of depositors and other general or subordinated creditors are entitled to a priority of payment over the claims of holders of any obligation of the institution to its stockholders, including any depository institution holding company (such as the Company) or any stockholder or creditor thereof.

    EXAMINATIONS. The OCC periodically examines and evaluates national banks. Based upon such an evaluation, the OCC may revalue the assets of the institution and require that it establish specific reserves to compensate for the difference between the OCC-determined value and the book value of such assets.

    AUDIT REPORTS. Insured institutions with total assets of $500 million or more must submit annual audit reports prepared by independent auditors to federal and state regulators. In some instances, the audit report of the institution's holding company can be used to satisfy this requirement. Auditors must receive examination reports, supervisory agreements and reports of enforcement actions. In addition, financial

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statements prepared in accordance with generally accepted accounting principles, management's certifications concerning responsibility for the financial statements, internal controls and compliance with legal requirements designated by the FDIC, and an attestation by the auditor regarding the statements of management relating to the internal controls must be submitted. For institutions with total assets of more than $3 billion, independent auditors may be required to review quarterly financial statements. FDICIA requires that independent audit committees be formed, consisting of outside directors only. The committees of such institutions must include members with experience in banking or financial management, must have access to outside counsel, and must not include representatives of large customers.

    CAPITAL ADEQUACY REQUIREMENTS. The OCC has adopted regulations establishing minimum requirements for the capital adequacy of insured institutions. The OCC may establish higher minimum requirements if, for example, a bank has previously received special attention or has a high susceptibility to interest rate risk.

    The OCC's risk-based capital guidelines generally require national banks to have a minimum ratio of Tier 1 capital to total risk-weighted assets of 4% and a ratio of total capital to total risk-weighted assets of 8%. The capital categories have the same definitions for the Bank as for the Company. As of June 30, 1997, the Bank's ratio of Tier 1 capital to total risk-weighted assets was 10.19% and its ratio of total capital to total risk-weighted assets was 11.29%. See "Management's Discussion and Analysis of Financial Condition and Results of Operation of the Company--Capital Resources."

    The OCC's leverage guidelines require national banks to maintain Tier 1 capital of no less than 5% of average total assets, except in the case of certain highly rated banks for which the requirement is 3% of average total assets. As of June 30, 1997, the Bank's ratio of Tier 1 capital to average total assets (leverage ratio) was 7.28%. See "Management's Discussion and Analysis of Financial Condition and Results of Operation of the Company--Capital Resources."

    CORRECTIVE MEASURES FOR CAPITAL DEFICIENCIES. The federal banking regulators are required to take "prompt corrective action" with respect to capital-deficient institutions. Agency regulations define, for each capital category, the levels at which institutions are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A "well capitalized" bank has a total risk based capital ratio of 10% or higher; a Tier 1 risk based capital ratio of 6% or higher; a leverage ratio of 5% or higher; and is not subject to any written agreement, order or directive requiring it to maintain a specific capital level for any capital measure. An "adequately capitalized" bank has a total risk based capital ratio of 8% or higher; a Tier 1 risk based capital ratio of 4% or higher; a leverage ratio of 4% or higher (3% or higher if the bank was rated a CAMEL 1 in its most recent examination report and is not experiencing significant growth); and does not meet the criteria for a well capitalized bank. A bank is "undercapitalized" if it fails to meet any one of the ratios required to be adequately capitalized.

    In addition to requiring undercapitalized institutions to submit a capital restoration plan, agency regulations contain broad restrictions on certain activities of undercapitalized institutions including asset growth, acquisitions, branch establishment, and expansion into new lines of business. With certain exceptions, an insured depository institution is prohibited from making capital distributions, including dividends, and is prohibited from paying management fees to control persons if the institution would be undercapitalized after any such distribution or payment.

    As an institution's capital decreases, the OCC's enforcement powers become more severe. A significantly undercapitalized institution is subject to mandated capital raising activities, restrictions on interest rates paid and transactions with affiliates, removal of management, and other restrictions. The OCC has only very limited discretion in dealing with a critically undercapitalized institution and is virtually required to appoint a receiver or conservator.

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    Banks with risk-based capital and leverage ratios below the required minimums may also be subject to certain administrative actions, including the termination of deposit insurance upon notice and hearing, or a temporary suspension of insurance without a hearing in the event the institution has no tangible capital.

    DEPOSIT INSURANCE ASSESSMENTS. The Bank must pay assessments to the FDIC for federal deposit insurance protection. The FDIC has adopted a risk based assessment system as required by FDICIA. Under this system, FDIC-insured depository institutions pay insurance premiums at rates based on their risk classification. Institutions assigned to higher-risk classifications (that is, institutions that pose a greater risk of loss to their respective deposit insurance funds) pay assessments at higher rates than institutions that pose a lower risk. An institution's risk classification is assigned based on its capital levels and the level of supervisory concern the institution poses to the regulators. In addition, the FDIC can impose special assessments in certain instances.

    After the one-time SAIF assessment in 1996, the assessment rate disparity between BIF and SAIF members was eliminated. The current range of BIF and SAIF assessments is between 0% and .27% of deposits.

    The FDIC established a process for raising or lowering all rates for insured institutions semi-annually if conditions warrant a change. Under this new system, the FDIC has the flexibility to adjust the assessment rate schedule twice a year without seeking prior public comment, but only within a range of five cents per $100 above or below the premium schedule adopted. Changes in the rate schedule outside the five cent range above or below the current schedule can be made by the FDIC only after a full rulemaking with opportunity for public comment.

    On September 30, 1996, President Clinton signed into law an act that contained a comprehensive approach to recapitalizing the SAIF and to assure the payment of the Financing Corporation's ("FICO") bond obligations. Under this new act, banks insured under the BIF are required to pay a portion of the interest due on bonds that were issued by FICO to help shore up the ailing Federal Savings and Loan Insurance Corporation in 1987. The BIF rate must equal one-fifth of the SAIF rate through year-end 1999, or until the insurance funds are merged, whichever occurs first. Thereafter BIF and SAIF payers will be assessed pro rata for the FICO bond obligations. With regard to the assessment for the FICO obligation, the current BIF rate is .0126% of deposits and the SAIF rate is .0630% of deposits.

    ENFORCEMENT POWERS. The FDIC and the other federal banking agencies, such as the OCC, have broad enforcement powers, including the power to terminate deposit insurance, impose substantial fines and other civil and criminal penalties and appoint a conservator or receiver. Failure to comply with applicable laws, regulations and supervisory agreements could subject the Company or its banking subsidiaries, as well as officers, directors and other institution-affiliated parties of these organizations, to administrative sanctions and potentially substantial civil money penalties. The appropriate federal banking agency may appoint the FDIC as conservator or receiver for a banking institution (or the FDIC may appoint itself, under certain circumstances) if any one or more of a number of circumstances exist, including, without limitation, the fact that the banking institution is undercapitalized and has no reasonable prospect of becoming adequately capitalized; fails to become adequately capitalized when required to do so; fails to submit a timely and acceptable capital restoration plan; or materially fails to implement an accepted capital restoration plan.

    BROKERED DEPOSIT RESTRICTIONS. Adequately capitalized institutions cannot accept, renew or roll over brokered deposits except with a waiver from the OCC, and are subject to restrictions on the interest rates that can be paid on such deposits. Undercapitalized institutions may not accept, renew, or roll over brokered deposits.

    CROSS-GUARANTEE PROVISIONS. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") contains a "cross-guarantee" provision which generally makes commonly controlled

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insured depository institutions liable to the FDIC for any losses incurred in connection with the failure of a commonly controlled depository institution.

    COMMUNITY REINVESTMENT ACT. The Community Reinvestment Act of 1977 ("CRA") and the regulations issued thereunder are intended to encourage banks to help meet the credit needs of their service area, including low and moderate income neighborhoods, consistent with the safe and sound operations of the banks. These regulations also provide for regulatory assessment of a bank's record in meeting the needs of its service area when considering applications to establish branches, merger applications and applications to acquire the assets and assume the liabilities of another bank. FIRREA requires federal banking agencies to make public a rating of a bank's performance under the CRA. In the case of a bank holding company, the CRA performance record of the banks involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction.

    CONSUMER LAWS AND REGULATIONS. In addition to the laws and regulations discussed herein, the Bank is also subject to certain consumer laws and regulations that are designed to protect consumers in transactions with banks. While the list set forth herein is not exhaustive, these laws and regulations include the Truth in Lending Act, the Truth in Savings Act, the Electronic Funds Transfer Act, the Expedited Funds Availability Act, the Equal Credit Opportunity Act, and the Fair Housing Act, among others. These laws and regulations mandate certain disclosure requirements and regulate the manner in which financial institutions must deal with customers when taking deposits or making loans to such customers. The Bank must comply with the applicable provisions of these consumer protection laws and regulations as part of their ongoing customer relations.

INSTABILITY OF REGULATORY STRUCTURE

    Various legislation, including proposals to overhaul the bank regulatory system, expand the powers of banking institutions and bank holding companies and limit the investments that a depository institution may make with insured funds, is from time to time introduced in Congress. Such legislation may change banking statutes and the operating environment of the Company and its banking subsidiaries in substantial and unpredictable ways. The Company cannot determine the ultimate effect that potential legislation, if enacted, or implementing regulations with respect thereto, would have upon the financial condition or results of operations of the Company or its subsidiaries.

EXPANDING ENFORCEMENT AUTHORITY

    One of the major additional burdens imposed on the banking industry by FDICIA is the increased ability of banking regulators to monitor the activities of banks and their holding companies. In addition, the Federal Reserve Board, OCC and FDIC are possessed of extensive authority to police unsafe or unsound practices and violations of applicable laws and regulations by depository institutions and their holding companies. For example, the FDIC may terminate the deposit insurance of any institution which it determines has engaged in an unsafe or unsound practice. The agencies can also assess civil money penalties, issue cease and desist or removal orders, seek injunctions, and publicly disclose such actions. FDICIA, FIRREA and other laws have expanded the agencies' authority in recent years, and the agencies have not yet fully tested the limits of their powers.

EFFECT ON ECONOMIC ENVIRONMENT

    The policies of regulatory authorities, including the monetary policy of the Federal Reserve Board, have a significant effect on the operating results of bank holding companies and their subsidiaries. Among

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the means available to the Federal Reserve Board to affect the money supply are open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. These means are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may affect interest rates charged on loans or paid for deposits.

    Federal Reserve Board monetary policies have materially affected the operating results of commercial banks in the past and are expected to continue to do so in the future. The nature of future monetary policies and the effect of such policies on the business and earnings of the Company and its subsidiaries cannot be predicted.

                    DESCRIPTION OF SECURITIES OF THE COMPANY

AUTHORIZED CAPITAL STOCK

    The authorized capital stock of the Company consists of (i) 10,000,000 shares of Preferred Stock, $1.00 per share par value, issuable in series, none of which are issued and outstanding and (ii) 50,000,000 shares of Common Stock, $1.00 per share par value, of which 1,400,833 shares were issued and 1,358,907 shares were outstanding as of September 30, 1997. The terms of any new series of preferred stock may be fixed by the Board of Directors of the Company within certain limits set by the Company's Articles of Incorporation. As of September 30, 1997, an additional 33,300 shares of Common Stock were issuable upon exercise of the Company's outstanding employee and director incentive stock options, and 66,630 shares of Common Stock were issuable under the Phantom Plan.

    The following discussion of the terms and provisions of the Company's capital stock is qualified in its entirety by reference to the Company's Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

PREFERRED STOCK

    The Company is authorized to issue 10,000,000 shares of Preferred Stock. The Preferred Stock (or other securities convertible in whole or in part into Preferred Stock) is available for issuance from time to time for various purposes as determined by the Company's Board of Directors, including, without limitation, making future acquisitions, raising additional equity capital and financing. Subject to certain limits set by the Company's Articles of Incorporation, the Preferred Stock (or such convertible securities) may be issued on such terms and conditions, and at such times and in such situations, as the Board of Directors in its sole discretion determines to be appropriate, without any further approval or action by the shareholders (unless otherwise required by laws, rules, regulations or agreements applicable to the Company).

    Moreover, except as otherwise limited by the Articles of Incorporation or applicable laws, rules or regulations, the Board of Directors has the sole authority to determine the relative rights and preferences of the Preferred Stock and any series thereof without stockholder approval. The Company's Articles of Incorporation require all shares of Preferred Stock to be identical, except as to the following characteristics, which may vary between different series of Preferred Stock:

        (i) dividend rate, preference of dividend with respect to any other class or series of stock, and cumulativity, non-cumulativity or partial cumulativity of dividends;

        (ii) redemption price and terms, including, to the extent permitted by law, the manner in which shares are to be chosen for redemption if less than all the shares of a series are to be redeemed;

       (iii) sinking fund provisions for the redemption or purchase of shares;

        (iv) the amount payable upon shares in the event of voluntary or involuntary liquidation;

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        (v) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

        (vi) voting rights; and

       (vii) such other powers, preferences and rights as the Board of Directors shall determine.

    The Board of Directors does not intend to seek stockholder approval prior to any issuance of Preferred Stock or any series thereof, unless otherwise required by law. Under the Texas Business Corporation Act ("TBCA"), stockholder approval prior to the issuance of shares of Common Stock or Preferred Stock is required in connection with certain mergers. Frequently, opportunities arise that require prompt action, such as the possible acquisition of a property or business or the private sale of securities, and it is the belief of the Board of Directors that the delay necessary for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders. The Board of Directors does not intend to issue any shares of Common Stock or Preferred Stock except on terms which the Board of Directors deems to be in the best interests of the Company and its then existing stockholders.

    Although the Preferred Stock could be deemed to have an anti-takeover effect, the Board of Directors is not aware of any takeover efforts. If a hostile takeover situation should arise, shares of Preferred Stock could be issued to purchasers sympathetic with the Company's management or others in such a way as to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of the Company's securities or the removal of incumbent management.

    The effects of the issuance of the Preferred Stock on the holders of Common Stock could include, among other things, (i) reduction of the amount otherwise available for payments of dividends on Common Stock if dividends are payable on the series of Preferred Stock; (ii) restrictions on dividends on Common Stock if dividends on the series of Preferred Stock are in arrears; (iii) dilution of the voting power of Common Stock if the series of Preferred Stock has voting rights, including a possible "veto" power if the series of Preferred Stock has class voting rights; (iv) dilution of the equity interest of holders of Common Stock if the series of Preferred Stock is convertible, and is converted, into Common Stock; and (v) restrictions on the rights of holders of Common Stock to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of Preferred Stock. Holders of Common Stock have no preemptive rights to purchase or otherwise acquire any Preferred Stock that may be issued.

COMMON STOCK

    The holders of the Common Stock are entitled to one vote for each share of Common Stock owned. Except as expressly provided by law and except for any voting rights which may be conferred by the Board of Directors on any shares of Preferred Stock issued, all voting power is in the Common Stock. Holders of Common Stock may not cumulate their votes for the election of directors. Holders of Common Stock do not have preemptive rights to acquire any additional, unissued or treasury shares of the Company, or securities of the Company convertible into or carrying a right to subscribe for or acquire shares of the Company.

    Holders of Common Stock will be entitled to receive dividends out of funds legally available therefor, if and when properly declared by the Board of Directors. However, the Board of Directors may not declare or pay cash dividends on Common Stock, and no Common Stock may be purchased by the Company, unless full dividends on outstanding Preferred Stock are paid for the current dividend period, and with respect to any outstanding cumulative Preferred Stock, all past dividend periods. See "Risk Factors-- Dividend History and Restrictions on Ability to Pay Dividends" and "Supervision and Regulation."

    On the liquidation of the Company, the holders of Common Stock are entitled to share pro rata in any distribution of the assets of the Company, after the holders of shares of Preferred Stock have received the

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liquidation preference of their shares plus any cumulated but unpaid dividends
(whether or not earned or declared), if any, and after all other indebtedness of the Company has been retired.

TEXAS LAW AND CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS

    Certain provisions of Texas law, the Company's Articles of Incorporation and the Company's Bylaws could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Company. A recently enacted Texas law, which became effective September 1, 1997, generally prohibits certain mergers, sales of assets, reclassifications and other transactions between a publicly-held Texas corporation and any of its stockholders who beneficially own 20% or more of the outstanding stock of such corporation ("affiliated stockholders") for a period of three years following the date on which the stockholder acquired shares representing 20% or more of the corporation's voting power unless two-thirds of the unaffiliated stockholders approve the transaction at a meeting held no earlier than six months after such date.

    The following discussion is a summary of certain material provisions of the Company's Articles of Incorporation and the Company's Bylaws, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

    CLASSIFIED BOARD OF DIRECTORS. Under the Company's Bylaws, the Board of Directors is classified into three classes, with the directors being elected for staggered, three-year terms. The classification of the Company's Board of Directors will have the effect of making it more difficult to change the composition of the Board of Directors, because at least two annual meetings of the stockholders would be required to change the control of the Board of Directors rather than one. In addition, the Bylaws provide that directors may be removed by the stockholders only for cause and that vacancies on the Board of Directors may be filled by the remaining directors.

    ADVANCE NOTICE OF STOCKHOLDER PROPOSALS AND NOMINATIONS. The Company's Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or bring other business before an annual meeting of stockholders of the Company (the "Stockholder Notice Procedure"). The Stockholder Notice Procedure provides that only persons who are nominated by, or at the direction of, the Board, or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company and that, at an annual meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting.

    Under the Stockholder Notice Procedure, for notice of stockholder nominations or other business to be made at an annual meeting to be timely, such notice must be received by the Company not less than 70 days prior to the first anniversary of the previous year's annual meeting (or if the date of the annual meeting is advanced by more than 20 days not later than the tenth day after public announcement of the date of such meeting is first made). Notwithstanding the foregoing, in the event that the number of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least 80 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Company not later than the tenth day after such public announcement is first made by the Company. The Bylaws further provide that, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by the Company not later than the tenth day after public announcement of the date of such meeting is first made.

    Under the Stockholder Notice Procedure, a stockholder's notice to the Company proposing to nominate a person for election as a director or proposing other business must contain certain information specified in the Bylaws, including the identity and address of the nominating stockholder, the class and number of shares of stock of the Company owned by such stockholder, information regarding the proposed nominee that would be required under the federal securities laws to be included in a proxy statement soliciting proxies for the proposed nominee and, with respect to business other than a nomination, a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at such meeting and any material interest of such stockholder in the business so proposed.

    The Stockholder Notice Procedure may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its stockholders.

    SPECIAL MEETINGS OF STOCKHOLDERS. The Articles of Incorporation provide that special meetings of stockholders can be called by stockholders only at the request of the holders of not less than one-half of the outstanding shares of stock entitled to vote at the meeting.

    REDUCED STOCKHOLDER VOTE REQUIRED FOR CERTAIN ACTIONS. The Company's Articles of Incorporation provide that, notwithstanding any provision of the Texas Business Corporation Act that would require approval of more than a majority of the shares entitled to vote on such matter and present or represented by proxy at the meeting, the vote or approval of a majority of the shares of the Company's stock entitled to vote on such matter will be sufficient to approve such matter. This provision reduces the required stockholder approval level for certain actions such as a merger, a consolidation, a share exchange, certain sales of substantially all of the Company's assets, a dissolution or an amendment to the Company's Articles of Incorporation, each of which would otherwise require two-thirds stockholder approval under Texas law.

    NO ACTION BY WRITTEN CONSENT. Under the TBCA, no action required or permitted to be taken at an annual or special meeting of stockholders may be taken by written consent in lieu of a meeting of stockholders.

    AMENDMENT OF BYLAWS. The Company's Articles of Incorporation and Bylaws provide that the Bylaws may be amended only by the Board of Directors. Stockholders do not have the power to amend the Company Bylaws.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement between the Company and the Underwriter, the Underwriter has agreed to purchase from the Company 600,000 shares of Common Stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus.

    The Underwriting Agreement provides that the obligation of the Underwriter is subject to certain conditions precedent and that the Underwriter will purchase all such shares of the Common Stock if any of such shares are purchased. The Underwriter is obligated to take and pay for all of the shares of Common Stock offered hereby (other than those covered by the over-allotment option described below) if any are taken.

    The Company has been advised by the Underwriter that the Underwriter proposes to offer such shares of Common Stock to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $0.61 per share. The Underwriter may allow, and such dealers may re-allow, a concession not in excess of $0.10 per share to certain other dealers. After the initial pubic offering, the offering price and other selling terms may be changed by the Underwriter.

    Pursuant to the Underwriting Agreement, the Company has granted to the Underwriter an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to 90,000 additional shares of Common Stock at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this Prospectus, solely to cover over-allotments. To the extent that the Underwriter exercises such option, the Underwriter will become obligated, subject to certain conditions, to purchase such shares, and the Company will be obligated, pursuant to the option, to sell such shares to the Underwriter.

    The Company and each of its directors and executive officers, the related interests of such directors and executive officers and holders of 5.0% or more of the Common Stock have agreed not to sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of the Underwriter, except that the Company may issue shares of Common Stock upon the exercise of currently outstanding options. See "Risk Factors--Shares Eligible for Future Sale."

    The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act.

    Until the distribution of the Common Stock is completed, rules of the Commission (as defined herein) may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

    If the Underwriter creates a short position in the Common Stock in connection with the Offering, i.e., if it sells a greater aggregate number of shares of Common Stock than is set forth on the cover page of this Prospectus, the Underwriter may reduce the short position by purchasing shares of Common Stock in the open market. The Underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

    The Underwriter may also impose a penalty bid on certain selling group members. This means that if the Underwriter purchases Common Stock in the open market to reduce the selling group members' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the selling group members who sold those shares of Common Stock as part of the Offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    Neither the Company nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Prior to the Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price for the Common Stock has been determined by negotiations between the Company and the Underwriter. Among the factors considered in such negotiations were prevailing market and general economic conditions, the market capitalizations, trading histories and stages of development of other traded companies that the Company and the Underwriter believed to be comparable to the

Company, the results of operations of the Company in recent periods, the current financial position of the Company, estimates of the business potential of the Company and the present state of the Company's development and the availability for sale in the market of a significant number of shares of Common Stock. Additionally, consideration has been given to the general status of the securities market, the market conditions for new issues of securities and the demand for securities of comparable companies at the time the Offering was made.

    The shares of Common Stock have been approved for quotation on the Nasdaq/National Market.

                                 LEGAL MATTERS

    The validity of the shares of Common Stock to be issued by the Company will be passed upon by Bracewell & Patterson, L.L.P., Houston, Texas. Certain legal matters with respect to the Common Stock offered hereby have been passed upon for the Underwriter by Rothgerber, Appel, Powers & Johnson, LLP, Denver, Colorado.

                                    EXPERTS

    The consolidated balance sheets of the Company as of December 31, 1996 and 1995 and the related consolidated Statements of Earnings, Stockholders' Equity, and Cash Flows for each of the three years in the period ended December 31, 1996, have been included in this Prospectus in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, given on the authority of said firm as experts in accounting and auditing.

    The audited financial statements of Texas Bank included in this Prospectus have been audited by McClelland, Samuel & Fehnel, L.L.P., independent certified public accountants, for the periods set forth in their report thereupon appearing elsewhere herein and are included in reliance upon such report given upon authority of such firm as experts in accounting and auditing.

    The audited financial statements of TNB included in this Prospectus have been audited by Killingsworth & Company, independent certified public accountants, for the periods set forth in their report thereupon appearing elsewhere herein and are included in reliance upon such report given upon authority of such firm as experts in accounting and auditing.

    The audited financial statements of First Bank included in this Prospectus have been audited by Killingsworth & Company, independent certified public accountants, for the periods set forth in their report thereupon appearing elsewhere herein and are included in reliance upon such report given upon authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company has not previously been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act, with respect to the offer and sale of Common Stock pursuant to this Prospectus. This Prospectus, filed as a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission and reference is hereby made to such omitted information. Statements made in this Prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement are summaries of the terms of such contracts, agreements or documents and are not necessarily complete but do contain all material provisions of such contracts, agreements and other documents. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The Registration Statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. For further information pertaining to the Common Stock offered by this Prospectus and the Company, reference is made to the Registration Statement. The Registration Statement and other information filed by the Company with the Commission are also available at the Commission's World Wide Web site on the Internet at http:/www.sec.gov.

    The Company intends to furnish its stockholders with annual reports containing audited financial statements certified by independent auditors and make available quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

                   TABLE OF CONTENTS TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
BAY BANCSHARES, INC.

Report of Independent Certified Public Accountants.........................................................        F-3

Consolidated Balance Sheets as of June 30, 1997 (Unaudited) and
  December 31, 1996 and 1995...............................................................................        F-4

Consolidated Statements of Earnings for the Six Months Ended June 30, 1997 (Unaudited) and June 30, 1996
  (Unaudited) and for the Years Ended December 31, 1996, 1995 and 1994.....................................        F-5

Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1994, 1995 and 1996 and
  for the Six Months Ended June 30, 1997 (Unaudited).......................................................        F-6

Consolidated Statement of Cash Flows for the Six Months Ended June 30, 1997 (Unaudited) and June 30, 1996
  (Unaudited) and for the Years Ended December 31, 1996,
  1995 and 1994............................................................................................        F-7

Notes to Consolidated Financial Statements.................................................................        F-9

TEXAS BANK

Report of Independent Certified Public Accountants.........................................................       F-26

Balance Sheets as of June 30, 1997 (Unaudited) and December 31, 1996 and 1995..............................       F-27

Statements of Income for the Six Months Ended June 30, 1997 (Unaudited) and June 30, 1996 (Unaudited) and
  for the Years Ended December 31, 1996 and 1995...........................................................       F-28

Statements of Changes in Stockholders' Equity for the Years Ended December 31, 1996 and 1995 and for the
  Six Months Ended June 30, 1997 (Unaudited)...............................................................       F-29

Statements of Cash Flows for the Six Months Ended June 30, 1997 (Unaudited) and June 30, 1996 (Unaudited)
  and for the Years Ended December 31, 1996 and 1995.......................................................       F-30

Notes to Financial Statements..............................................................................       F-31

TEXAS NATIONAL BANK OF BAYTOWN

Report of Independent Certified Public Accountants.........................................................       F-39

Balance Sheets as of June 30, 1997 (Unaudited) and December 31, 1996 and 1995..............................       F-40

Statements of Earnings for the Six Months Ended June 30, 1997 (Unaudited) and June 30, 1996 (Unaudited) and
  for the Years Ended December 31, 1996, 1995 and 1994.....................................................       F-41

Statements of Changes in Stockholders' Equity for the Years Ended December 31, 1996, 1995 and 1994 and for
  the Six Months Ended June 30, 1997 (Unaudited)...........................................................       F-42

Statements of Cash Flows for the Six Months Ended June 30, 1997 (Unaudited) and June 30, 1996 (Unaudited)
  and for the Years Ended December 31, 1996 and 1995.......................................................       F-43

Notes to Financial Statements..............................................................................       F-44

FIRST BANK OF DEER PARK

Report of Independent Certified Public Accountants.........................................................       F-53

Balance Sheets as of June 30, 1997 (Unaudited) and December 31, 1996 and 1995..............................       F-54

Statements of Income for the Six Months Ended June 30, 1997 (Unaudited) and June 30, 1996 (Unaudited) and
  for the Years Ended December 31, 1996, 1995 and 1994.....................................................       F-55

                                                                                                               PAGE
                                                                                                             ---------
Statements of Changes in Stockholders' Equity for the Years Ended December 31, 1996, 1995 and 1994 and for
  the Six Months Ended June 30, 1997 (Unaudited)...........................................................       F-56

Statements of Cash Flows for the Six Months Ended June 30, 1997 (Unaudited) and June 30, 1996 (Unaudited)
  and for the Years Ended December 31, 1996 and 1995.......................................................       F-57

Notes to Financial Statements..............................................................................       F-58

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders

Bay Bancshares, Inc.

    We have audited the accompanying consolidated balance sheets of Bay Bancshares, Inc. and Subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bay Bancshares, Inc. and Subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

    Effective January 1, 1994, Bay Bancshares, Inc. and Subsidiary adopted Statement of Accounting Standards No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES.

                                          GRANT THORNTON LLP

Houston, Texas

January 24, 1997 (except for last sentence of

  the penultimate paragraph of Note I, as to

  which the date is August 26, 1997 and

  the third sentence of the second paragraph of Note K, as to which the date is June 24, 1997)

                      BAY BANCSHARES, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                            1996         1995
                                                                             JUNE 30,    -----------  -----------
                                                                               1997
                                                                            -----------
                                                                            (UNAUDITED)
                                                     ASSETS

Cash and cash equivalents
  Cash and due from banks.................................................   $   4,314    $   8,094    $   6,118
  Federal funds sold......................................................      14,500       10,378       10,138
                                                                            -----------  -----------  -----------
    Total cash and cash equivalents.......................................      18,814       18,472       16,256
Interest-bearing deposits with banks......................................         392          392          490
Securities available-for-sale.............................................      44,255       43,745       38,588
Loans, net of allowance for credit losses of $1,425, $1,430 and $1,185....     113,797      118,450      104,611
Bank premises and equipment, net..........................................       4,806        4,883        4,831
Other real estate.........................................................         208          208          234
Accrued interest receivable...............................................       1,090          974          909
Other assets..............................................................       1,777        1,887        1,172
                                                                            -----------  -----------  -----------
                                                                             $ 185,139    $ 189,011    $ 167,091
                                                                            -----------  -----------  -----------
                                                                            -----------  -----------  -----------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Deposits
    Noninterest-bearing...................................................   $  30,853    $  34,441    $  28,316
    Interest-bearing deposits.............................................     139,021      138,877      125,018
                                                                            -----------  -----------  -----------
    Total deposits........................................................     169,874      173,318      153,334
  Accrued interest payable................................................         437          467          416
  Securities sold under agreements to repurchase..........................      --            1,000       --
  Borrowings..............................................................         162          162          329
  Other liabilities.......................................................         884        1,135        1,109
                                                                            -----------  -----------  -----------
    Total liabilities.....................................................     171,357      176,082      155,188
Commitments and contingencies.............................................      --           --           --
Stockholders' equity
  Common stock, $1 par value, 5,000,000 shares authorized; 1,399,583,
    1,391,441 and 1,385,441 shares issued                                        1,400        1,391        1,385
  Additional paid-in capital..............................................       8,393        8,344        8,320
  Retained earnings.......................................................       4,352        3,660        2,582
  Net unrealized loss on available-for-sale securities, net of taxes of
    $45, $97 and $80......................................................         (89)        (189)        (155)
                                                                            -----------  -----------  -----------
                                                                                14,056       13,206       12,132
  Less 41,926, 42,445 and 35,199 shares of common stock in treasury--at
    cost..................................................................         274          277          229
                                                                            -----------  -----------  -----------
    Total stockholders' equity............................................      13,782       12,929       11,903
                                                                            -----------  -----------  -----------
                                                                             $ 185,139    $ 189,011    $ 167,091
                                                                            -----------  -----------  -----------
                                                                            -----------  -----------  -----------

        The accompanying notes are an integral part of these statements.

                      BAY BANCSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF EARNINGS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   SIX MONTHS ENDED
                                                                       JUNE 30,            YEAR ENDED DECEMBER 31,
                                                                 --------------------  -------------------------------
                                                                   1997       1996       1996       1995       1994
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                     (UNAUDITED)
Interest income
  Loans, including fees........................................  $   4,951  $   4,741  $   9,594  $   8,505  $   7,550
  Securities...................................................      1,344      1,252      2,612      2,203      1,944
  Federal funds sold...........................................        242        221        460        536        133
                                                                 ---------  ---------  ---------  ---------  ---------
    Total interest income......................................      6,537      6,214     12,666     11,244      9,627
Interest expense
  Deposits.....................................................      2,718      2,610      5,396      5,361      4,137
  Other........................................................         14          9         47         30        148
                                                                 ---------  ---------  ---------  ---------  ---------
    Total interest expense.....................................      2,732      2,619      5,443      5,391      4,285
                                                                 ---------  ---------  ---------  ---------  ---------
    Net interest income........................................      3,805      3,595      7,223      5,853      5,342
Provision for credit losses....................................        168        219        510        150         75
                                                                 ---------  ---------  ---------  ---------  ---------
    Net interest income after provision for
      credit losses............................................      3,637      3,376      6,713      5,703      5,267
Noninterest income
  Service charges..............................................        741        701      1,379      1,375      1,249
  Other........................................................        456        492        968        720        855
                                                                 ---------  ---------  ---------  ---------  ---------
    Total noninterest income...................................      1,197      1,193      2,347      2,095      2,104
Noninterest expense
  Salaries and employee benefits...............................      1,843      1,600      3,377      2,823      2,636
  Occupancy expenses, net......................................        583        572      1,131      1,028      1,008
  Other operating expenses.....................................      1,189      1,097      2,559      2,173      2,225
                                                                 ---------  ---------  ---------  ---------  ---------
    Total noninterest expenses.................................      3,615      3,269      7,067      6,024      5,869
                                                                 ---------  ---------  ---------  ---------  ---------
    Earnings before income taxes...............................      1,219      1,300      1,993      1,774      1,502
Provision for income taxes
  Current......................................................        (19)       243        766        427         34
  Deferred.....................................................        383        165       (175)       132        237
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                       364        408        591        559        271
                                                                 ---------  ---------  ---------  ---------  ---------
    NET EARNINGS...............................................  $     855  $     892  $   1,402  $   1,215  $   1,231
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------
Earnings per common and common equivalent share................  $     .59  $     .62  $     .97  $     .84  $     .86
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------

        The accompanying notes are an integral part of these statements.

                      BAY BANCSHARES, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                     AND THE SIX MONTHS ENDED JUNE 30, 1997
                                 (IN THOUSANDS)

                                                                                              NET UNREALIZED
                                                                                                GAIN (LOSS)
                                                                                               ON AVAILABLE-     COMMON
                                                                    ADDITIONAL    RETAINED       FOR-SALE       STOCK IN
                                              SHARES      AMOUNT      CAPITAL     EARNINGS      SECURITIES      TREASURY
                                            -----------  ---------  -----------  -----------  ---------------  -----------
Balance at January 1, 1994................       1,373   $   1,373   $   8,272    $     682      $      --      $     (93)
Unrealized gain at January 1, 1994 on
  available-for-sale securities from the
  initial adoption of Financial Accounting
  Standard 115, net of taxes of $17.......      --          --          --           --                 33         --
Net earnings for the year.................      --          --          --            1,231         --             --
Issuance of stock.........................           6           6          24       --             --             --
Treasury stock purchases..................      --          --          --           --             --                (14)
Treasury stock sold.......................      --          --          --           --             --                  5
Dividends paid............................      --          --          --             (273)        --             --
Unrealized loss on available-for-sale
  securities, net of taxes of $200........      --          --          --           --               (389)        --
                                                 -----   ---------  -----------  -----------         -----          -----
Balance at December 31, 1994..............       1,379       1,379       8,296        1,640           (356)          (102)
Net earnings for the year.................      --          --          --            1,215         --             --
Issuance of stock.........................           6           6          24       --             --             --
Treasury stock purchased..................      --          --          --           --             --               (130)
Treasury stock sold.......................      --          --          --           --             --                  3
Dividends paid............................      --          --          --             (273)        --             --
Unrealized gain on available-for-sale
  securities, net of taxes of $103........      --          --          --           --                201         --
                                                 -----   ---------  -----------  -----------         -----          -----
Balance at December 31, 1995..............       1,385       1,385       8,320        2,582           (155)          (229)
Net earnings for the year.................      --          --          --            1,402         --             --
Issuance of stock.........................           6           6          24       --             --             --
Treasury stock purchased..................      --          --          --           --             --                (48)
Dividends paid............................      --          --          --             (324)        --             --
Unrealized loss on available-for-sale
  securities, net of taxes of $17.........      --          --          --           --                (34)        --
                                                 -----   ---------  -----------  -----------         -----          -----
Balance at December 31, 1996..............       1,391       1,391       8,344        3,660           (189)          (277)
Issuance of stock (unaudited).............           9           9          49       --             --             --
Dividends (unaudited).....................      --          --          --             (163)        --             --
Treasury stock sold (unaudited)...........      --          --          --           --             --                  3
Unrealized gain on available-for-sale
  securities, net ot taxes of $52
  (unaudited).............................      --          --          --           --                100         --
Net earnings (unaudited)..................      --          --          --              855         --             --
                                                 -----   ---------  -----------  -----------         -----          -----
Balance at June 30, 1997
  (unaudited).............................       1,400   $   1,400   $   8,393    $   4,352      $     (89)     $    (274)
                                                 -----   ---------  -----------  -----------         -----          -----
                                                 -----   ---------  -----------  -----------         -----          -----


                                               TOTAL
                                            STOCKHOLDERS'
                                               EQUITY
                                            ------------
Balance at January 1, 1994................   $   10,234
Unrealized gain at January 1, 1994 on
  available-for-sale securities from the
  initial adoption of Financial Accounting
  Standard 115, net of taxes of $17.......           33
Net earnings for the year.................        1,231
Issuance of stock.........................           30
Treasury stock purchases..................          (14)
Treasury stock sold.......................            5
Dividends paid............................         (273)
Unrealized loss on available-for-sale
  securities, net of taxes of $200........         (389)
                                            ------------
Balance at December 31, 1994..............       10,857
Net earnings for the year.................        1,215
Issuance of stock.........................           30
Treasury stock purchased..................         (130)
Treasury stock sold.......................            3
Dividends paid............................         (273)
Unrealized gain on available-for-sale
  securities, net of taxes of $103........          201
                                            ------------
Balance at December 31, 1995..............       11,903
Net earnings for the year.................        1,402
Issuance of stock.........................           30
Treasury stock purchased..................          (48)
Dividends paid............................         (324)
Unrealized loss on available-for-sale
  securities, net of taxes of $17.........          (34)
                                            ------------
Balance at December 31, 1996..............       12,929
Issuance of stock (unaudited).............           58
Dividends (unaudited).....................         (163)
Treasury stock sold (unaudited)...........            3
Unrealized gain on available-for-sale
  securities, net ot taxes of $52
  (unaudited).............................          100
Net earnings (unaudited)..................          855
                                            ------------
Balance at June 30, 1997
  (unaudited).............................   $   13,782
                                            ------------
                                            ------------

         The accompanying notes are an integral part of this statement.

                      BAY BANCSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                        SIX MONTHS ENDED JUNE
                                                                 30,                 YEAR ENDED DECEMBER 31,
                                                        ----------------------  ----------------------------------
                                                           1997        1996        1996        1995        1994
                                                        ----------  ----------  ----------  ----------  ----------
                                                             (UNAUDITED)
Cash flows from operating activities
  Net earnings........................................  $      855  $      892  $    1,402  $    1,215  $    1,231
  Adjustments to reconcile net earnings to net cash
    provided by operating activities
    Provision for credit losses.......................         168         219         510         150          75
    Depreciation......................................         290         323         619         546         508
    Amortization of premiums, net of (accretion) of
      discounts on securities.........................          32          40          51         (16)         81
    Gain on sale of other real estate.................      --          --          --          --             (67)
    Loss (gain) on sale of bank premises and
      equipment.......................................           4         104         (69)         (1)       (158)
    (Gain) loss on sale of available-for-sale
      securities......................................         (12)        (20)         19           5          14
    Write-down of other real estate...................      --          --               5      --              24
    Effect of phantom stock plan......................          72          83         144          96         114
    Change in assets and liabilities, net of effects
      resulting from the purchase and sale of certain
      branch assets and liabilities
      Increase in accrued interest receivable and
        other assets..................................         (57)       (179)       (227)       (611)        (64)
      (Decrease) increase in accrued interest
        payable.......................................         (30)        122          15         (41)         81
      Decrease in other liabilities...................        (264)        (39)       (108)     (4,895)        (69)
                                                        ----------  ----------  ----------  ----------  ----------
      Net cash provided (used) by operating
        activities....................................       1,058       1,545       2,361      (3,552)      1,770
Cash flows from investing activities
  Maturities of interest-bearing deposits with
    banks.............................................      --          --              98      --             294
  Purchase of interest-bearing deposits with banks....      --          --          --             (98)     --
  Proceeds from maturities and principal repayments of
    available-for-sale securities.....................       1,218       1,970       4,238      19,092       2,152
  Proceeds from principal repayments of held-
    to-maturity securities............................      --          --          --             215       2,478
  Proceeds from sale of available-for-sale
    securities........................................       1,012       1,989       3,954       5,250       9,037
  Purchase of available-for-sale securities...........      (2,609)    (10,080)    (13,468)    (20,214)    (11,978)
  Purchase of held-to-maturity securities.............      --          --          --          --          (4,080)
  Decrease (increase) in loans, net of the effects
    resulting from the purchase and sale of certain
    branch assets and liabilities.....................       4,485      (7,598)    (13,544)        839     (12,491)

                      BAY BANCSHARES, INC. AND SUBSIDIARY

                             (DOLLARS IN THOUSANDS)

                                                        SIX MONTHS ENDED JUNE
                                                                 30,                 YEAR ENDED DECEMBER 31,
                                                        ----------------------  ----------------------------------
                                                           1997        1996        1996        1995        1994
                                                        ----------  ----------  ----------  ----------  ----------
                                                             (UNAUDITED)
  Proceeds from sale of other assets..................  $   --      $   --      $       21  $      179  $      229
  Purchases of bank premises and equipment............        (240)       (491)       (606)       (554)     (1,232)
  Proceeds from sale of bank premises and equipment...          22         103         198           3      --
  Net increase in cash resulting from the acquisition
    of certain branch assets and the assumption of
    certain liabilities...............................      --          --          10,354      --          --
  Cash of branch contracted for sale..................                                                         (50)
                                                        ----------  ----------  ----------  ----------  ----------
    Net cash provided (used) by investing
      activities......................................       3,888     (14,107)     (8,755)      4,712     (15,641)
Cash flows from financing activities
  Net increase in securities and under agreements to
    repurchase........................................      (1,000)     --           1,000      --          20,291
  Change in deposits, net of the effects resulting
    from the purchase and sale of certain branch
    assets and liabilities............................      (3,444)     10,938       8,136       3,510         750
  Repayment of borrowings.............................      --          --            (167)       (917)       (167)
  Purchase of treasury stock..........................      --             (42)        (48)       (130)        (14)
  Sale of treasury stock..............................           3      --          --               3           5
  Dividends paid......................................        (163)       (162)       (311)       (273)       (273)
                                                        ----------  ----------  ----------  ----------  ----------
    Net cash provided (used) by financing
      activities......................................      (4,604)     10,734       8,610       2,193      20,592
                                                        ----------  ----------  ----------  ----------  ----------
    Net increase (decrease) in cash and cash
      equivalents.....................................         342      (1,828)      2,216       3,353       6,721
Cash and cash equivalents at beginning of period......      18,472      16,256      16,256      12,903       6,182
                                                        ----------  ----------  ----------  ----------  ----------
Cash and cash equivalents at end of period............  $   18,814  $   14,428  $   18,472  $   16,256  $   12,903
                                                        ----------  ----------  ----------  ----------  ----------
                                                        ----------  ----------  ----------  ----------  ----------

        The accompanying notes are an integral part of these statements.

                      BAY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996
                                 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The following is a summary of the significant accounting policies followed in the preparation of the consolidated financial statements. The policies conform to generally accepted accounting principles and to general practices within the banking industry.

1. PRINCIPLES OF CONSOLIDATION AND INVESTMENT IN SUBSIDIARY

    The consolidated financial statements include the accounts of Bay Bancshares, Inc. (BBI) and its wholly-owned subsidiary, Bayshore National Bank of La Porte (BNB), collectively (the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

2. CASH AND CASH EQUIVALENTS

    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks with a maturity at date of purchase of three months or less, and federal funds sold.

3. SECURITIES

    Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES (Statement 115). At the date of purchase, the Company classifies debt and equity securities into one of three categories: held-to-maturity, trading, or available-for-sale. At each reporting date, the appropriateness of the classification is reassessed. Investments in debt securities are classified as held-to-maturity and measured at amortized cost in the financial statements only if management has the positive intent and ability to hold those securities to maturity. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading and are measured at fair value in the financial statements with unrealized gains and losses included in earnings. Investments not classified as held-to-maturity or trading are classified as available-for-sale and are measured at fair value in the financial statements with unrealized gains and losses reported, net of tax, in a separate component of stockholders' equity until realized. The Company has classified all investment securities as available-for-sale.

    Gains or losses on disposition are recorded in other income on the trade date, based on the net proceeds and the adjusted carrying amount of the securities sold using the specific identification method.

    Declines in the fair values of individual held-to-maturity and available-for-sale securities below their carrying value that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

4. LOANS

    The Company grants loans to customers primarily in Harris County, Texas and surrounding counties. Although the Company has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economy in this area.

    Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal, adjusted for unearned discounts, any chargeoffs and the allowance for credit losses. Accretion of unearned discount on certain installment loans

                      BAY BANCSHARES, INC. AND SUBSIDIARY

(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996
                                 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) is recognized principally using the sum-of-the-periodic balance method which approximates the level yield method. For other loans, interest income is recognized using the simple interest method.

    In 1995, the Company adopted SFAS No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN and SFAS No. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN-INCOME RECOGNITION AND DISCLOSURES. A loan is identified as impaired when it is probable that interest and principal will not be collected according to the contractual terms of the loan agreement.

    The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. All loans past due 90 days are placed on nonaccrual status unless the loan is both well-secured and in the process of collection. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received. Loans are not again placed on accrual status until payments are brought current and, in management's judgment, the loan will continue to pay as agreed.

5. ALLOWANCE FOR CREDIT LOSSES

    The allowance for credit losses is considered adequate to provide for credit losses based on past loan loss experience and management's evaluation of the loan portfolio under current economic conditions. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. Recognized losses, net of recoveries, are charged to the allowance for loan losses. Additions to the allowance are included in the consolidated statements of earnings as provision for credit losses.

6. BANK PREMISES AND EQUIPMENT

    Bank premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets. Maintenance, repairs and minor improvements are charged to noninterest expense as incurred.

7. OTHER REAL ESTATE AND REPOSSESSED ASSETS

    Real estate properties acquired by foreclosure and repossessed assets are recorded at fair value at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other non-interest expenses. Repossessed assets are primarily automobiles and trucks and are presented on the Balance Sheet as a component of other assets.

8. INCOME TAXES

    The Company files a consolidated federal income tax return. By agreement with BBI, BNB records a provision or benefit for federal income taxes on the same basis as if it filed a separate federal income tax return.

                      BAY BANCSHARES, INC. AND SUBSIDIARY

(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996
                                 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Deferred income tax assets and liabilities are reported for temporary differences between items of income or expense reported in the financial statements and those reported for income tax purposes. For income tax purposes, BNB deducts the statutory provision for possible loan losses and depreciates bank premises and equipment using accelerated methods. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

9. OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

    In the ordinary course of business, the Company enters into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded. Related fees are recognized when they are incurred or received.

10. USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

11. EARNINGS PER COMMON AND COMMON EQUIVALENT SHARES

    Earnings per common and common equivalent share is calculated by dividing net income available for common stockholders by the weighted average number of common stock and common stock equivalents. Stock options are regarded as common stock equivalents and are therefore considered in earnings per stock calculations, if dilutive. Options granted within one year of the initial public offering have been treated as outstanding for all periods as a component of weighted average common share equivalents. The number of common stock equivalents is determined using the treasury stock method.

12. INTERIM FINANCIAL INFORMATION

    Financial information as of June 30, 1997 and for the six months ended June 30, 1997 and June 30, 1996, included herein, is unaudited. Such information includes all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the financial information in the interim periods. The results of operations for the six months ended June 30, 1997 and June 30, 1996 are not necessarily indicative of the results for the full fiscal year.

NOTE B--RESERVE REQUIREMENTS

    Cash and balances maintained at the Federal Reserve of approximately $1,551, $1,469 and $1,135 satisfy regulatory reserve requirements at June 30, 1997, December 31, 1996 and December 31, 1995.

                      BAY BANCSHARES, INC. AND SUBSIDIARY

(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996
                                 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE C--SECURITIES

    The Company has classified all securities as available-for-sale, which are carried at fair value. The carrying amounts of securities and their approximate fair value are as follows:

                                                                            GROSS         GROSS
                                                            AMORTIZED    UNREALIZED    UNREALIZED     FAIR
                                                              COST          GAINS        LOSSES       VALUE
                                                           -----------  -------------  -----------  ---------
Available-for-sale securities:
  June 30, 1997 (unaudited):
    U. S. Treasury securities............................   $   7,030     $       8     $     (41)  $   6,997
    Obligations of U.S. government agencies..............      10,547            12           (59)     10,500
    Mortgage-backed securities...........................      22,632           112          (227)     22,517
    Other................................................       4,180            61        --           4,241
                                                           -----------        -----         -----   ---------
                                                            $  44,389     $     193     $    (327)  $  44,255
                                                           -----------        -----         -----   ---------
                                                           -----------        -----         -----   ---------
  December 31, 1996
    U. S. Treasury securities............................   $   6,024     $  --         $     (47)  $   5,977
    Obligations of U.S. government agencies..............       9,557            30           (62)      9,525
    Mortgage-backed securities...........................      25,844            61          (321)     25,584
    Other................................................       2,606            56            (3)      2,659
                                                           -----------        -----         -----   ---------
                                                            $  44,031     $     147     $    (433)  $  43,745
                                                           -----------        -----         -----   ---------
                                                           -----------        -----         -----   ---------
  December 31, 1995
    U. S. Treasury securities............................   $   6,974     $      15     $     (83)  $   6,906
    Obligations of U.S. government agencies..............       7,750            64           (23)      7,791
    Mortgage-backed securities...........................      22,835            42          (260)     22,617
    Other................................................       1,266             8        --           1,274
                                                           -----------        -----         -----   ---------
                                                            $  38,825     $     129     $    (366)  $  38,588
                                                           -----------        -----         -----   ---------
                                                           -----------        -----         -----   ---------

    Gross realized gains and gross realized losses on sales of available-for-sale securities for the periods ended are as follows:

                                                                        JUNE 30,                 DECEMBER 31,
                                                                  --------------------  -------------------------------
                                                                    1997       1996       1996       1995       1994
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                      (UNAUDITED)
Gross realized gains
  U. S. Treasury securities.....................................  $  --      $      20  $      20  $  --      $      24
  Mortgage-backed securities....................................         12     --         --              9          6
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  $      12  $      20  $      20  $       9  $      30
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------
Gross realized losses
  Mortgage-backed securities....................................  $  --      $  --      $  --      $       3  $      44
  U.S. Treasury securities......................................     --         --             39          8     --
  U.S. Government securities....................................     --         --         --              3     --
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  $  --      $  --      $      39  $      14  $      44
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------

                      BAY BANCSHARES, INC. AND SUBSIDIARY

(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996
                                 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE C--SECURITIES (CONTINUED)
    The scheduled maturities of available-for-sale securities at December 31, 1996 are as follows.

                                                                                                 ESTIMATED
                                                                                    AMORTIZED     MARKET
                                                                                      COST         VALUE
                                                                                   -----------  -----------
Due in one year or less..........................................................   $  --        $  --
Due after one through five years.................................................      11,750       11,693
Due after five through ten years.................................................       3,831        3,810
Mortgage-backed securities and other.............................................      28,450       28,242
                                                                                   -----------  -----------
                                                                                    $  44,031    $  43,745
                                                                                   -----------  -----------
                                                                                   -----------  -----------

    Contractual maturities will differ from expected maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

    The carrying value of securities pledged to secure public deposits, as required or permitted by law, is approximately $22,000, $32,000 and $26,300 at June 30, 1997, December 31, 1996 and 1995.

    Securities with an amortized cost of $20,968 and an estimated market value of $20,653 classified as held-to-maturity were transferred to the available-for-sale category in December 1995.

NOTE D--LOANS AND ALLOWANCE FOR CREDIT LOSSES

    Major classifications of loans are as follows:

                                                                            DECEMBER 31,  DECEMBER 31,
                                                                                1996          1995
                                                                JUNE 30,    ------------  ------------
                                                                  1997
                                                               -----------
                                                               (UNAUDITED)
Commercial...................................................   $  15,420    $   17,407    $   11,378
Real estate
  Construction and land development..........................       2,290         3,306         3,390
  1-4 family residential.....................................       2,977         3,115         2,879
  Multi-family residential...................................         618           625            62
  Non-farm/non-residential...................................      13,889        11,834        11,388
  Consumer...................................................      80,138        83,820        77,583
                                                               -----------  ------------  ------------
                                                                  115,332       120,107       106,680
  Less unearned interest.....................................        (110)         (227)         (884)
  Allowance for credit losses................................      (1,425)       (1,430)       (1,185)
                                                               -----------  ------------  ------------
                                                                $ 113,797    $  118,450    $  104,611
                                                               -----------  ------------  ------------
                                                               -----------  ------------  ------------

    As of June 30, 1997, December 31, 1996 and December 31, 1995, the Company has no significant loans which meet the impairment definition; therefore, no valuation for credit losses related to impaired loans has been established.

    The Company has loans, deposits and other transactions with its principal stockholders, officers, directors and organizations with which such persons are associated which were made in the ordinary course

                      BAY BANCSHARES, INC. AND SUBSIDIARY

(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996
                                 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE D--LOANS AND ALLOWANCE FOR CREDIT LOSSES (CONTINUED) of business. The aggregate amount of loans outstanding to related parties at June 30, 1997, December 31, 1996 and December 31, 1995 is approximately $2,859, $2,517 and $2,597. In addition, the Company makes consumer loans through several automobile dealerships which are controlled by two members of the board of directors. Loans obtained through these dealerships totaled approximately $8,533, $9,475 and $8,718 at June 30, 1997, December 31, 1996 and December 31,
1995.

    Changes in the allowance for credit losses were as follows:

                                                               JUNE 30,                 DECEMBER 31,
                                                         --------------------  -------------------------------
                                                           1997       1996       1996       1995       1994
                                                         ---------  ---------  ---------  ---------  ---------
                                                             (UNAUDITED)
Balance at January 1...................................  $   1,430  $   1,185  $   1,185  $   1,230  $   1,344
Provision..............................................        168        219        510        150         75
Charge-offs............................................       (231)      (177)      (483)      (380)      (378)
Recoveries.............................................         58        133        218        185        189
                                                         ---------  ---------  ---------  ---------  ---------
Balance at end of period...............................  $   1,425  $   1,360  $   1,430  $   1,185  $   1,230
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------

NOTE E--BANK PREMISES AND EQUIPMENT

    Bank premises and equipment are summarized as follows:

                                                                            DECEMBER 31,   DECEMBER 31,
                                                                                1996           1995
                                                                JUNE 30,    -------------  -------------
                                                                  1997
                                                               -----------
                                                               (UNAUDITED)
Land.........................................................   $   1,426     $   1,426      $   1,496
Building and improvements....................................       4,497         4,466          4,118
Furniture and fixtures.......................................       3,230         3,113          3,195
Automobiles..................................................          47            19             19
                                                               -----------       ------         ------
                                                                    9,200         9,024          8,828
Less accumulated depreciation................................       4,394         4,141          3,997
                                                               -----------       ------         ------
                                                                $   4,806     $   4,883      $   4,831
                                                               -----------       ------         ------
                                                               -----------       ------         ------

NOTE F--INTEREST BEARING DEPOSITS

    The types of accounts and their respective balances included in interest-bearing deposits are as follows:

                                                                            DECEMBER 31,  DECEMBER 31,
                                                                                1996          1995
                                                                JUNE 30,    ------------  ------------
                                                                  1997
                                                               -----------
                                                               (UNAUDITED)
NOW accounts.................................................   $  23,214    $   23,131    $   19,892
Money market accounts........................................      13,990        12,243         9,659
Savings accounts.............................................      28,415        31,036        31,825
Other time deposits..........................................      73,402        72,467        63,642
                                                               -----------  ------------  ------------
                                                                $ 139,021    $  138,877    $  125,018
                                                               -----------  ------------  ------------
                                                               -----------  ------------  ------------

                      BAY BANCSHARES, INC. AND SUBSIDIARY

(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996
                                 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE F--INTEREST BEARING DEPOSITS (CONTINUED)
    Included in time accounts at June 30, 1997, December 31, 1996 and December 31, 1995 are approximately $6,741, $6,943 and $8,189, in certificates of deposit in denominations of $100,000 or more.

    As of December 31, 1996, the scheduled maturities of other time deposits are as follows:

YEAR ENDED
DECEMBER 31,                                                                                    AMOUNT
---------------------------------------------------------------------------------------------  ---------
1997.........................................................................................  $  42,623
1998.........................................................................................     17,002
1999.........................................................................................      3,398
2000.........................................................................................      2,189
2001 and Thereafter..........................................................................      7,255
                                                                                               ---------
                                                                                               $  72,467
                                                                                               ---------
                                                                                               ---------

NOTE G--BORROWINGS

                                                                                                           DECEMBER 31,
                                                                                           JUNE 30,    --------------------
                                                                                             1997        1996       1995
                                                                                          -----------  ---------  ---------
Borrowings at December 31, are as follows:
  Note payable to the City of LaPorte Industrial Development Corporation; principal due in annual installments of $167,000 through November 1996, with a final principal payment of $162,000 due in November 1997; interest due quarterly at 65% of prime;
    collateralized by deed of trust on bank premises and equipment of BNB...............   $     162   $     162  $     329
                                                                                               -----   ---------  ---------
                                                                                               -----   ---------  ---------

NOTE H--INCOME TAXES

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                                                              YEAR ENDED DECEMBER 31,
                                                                                          -------------------------------
                                                                                            1996       1995       1994
                                                                                          ---------  ---------  ---------
Deferred tax assets:
  Allowance for credit losses...........................................................  $     182  $       9  $  --
  Net operating losses..................................................................     --         --            342
  Unrealized loss on available for sale securities......................................         97         83        184
  Stock grant expense...................................................................        133         84         51
  Difference in basis of other real estate..............................................         22         72        111
  Tax credits...........................................................................     --         --            181
  Other.................................................................................     --            137         54
  Valuation allowance...................................................................       (126)      (228)      (272)
                                                                                          ---------  ---------  ---------
                                                                                          $     308  $     157  $     651
                                                                                          ---------  ---------  ---------
                                                                                          ---------  ---------  ---------
Deferred tax liabilities:
  Depreciation and amortization differences.............................................  $    (208) $    (248) $    (277)
  Allowance for credit loss.............................................................     --         --            (42)
  Other.................................................................................         (4)    --            (97)
                                                                                          ---------  ---------  ---------
                                                                                          $    (212) $    (248) $    (416)
                                                                                          ---------  ---------  ---------
                                                                                          ---------  ---------  ---------

                      BAY BANCSHARES, INC. AND SUBSIDIARY

(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996
                                 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE H--INCOME TAXES (CONTINUED)

    The reconciliation between the Company's effective income tax rate and the statutory federal income tax rate is as follows:

                                                                                YEAR ENDED DECEMBER 31,
                                                                         -------------------------------------
                                                                            1996         1995         1994
                                                                         -----------  -----------  -----------
Statutory federal income tax rate......................................      34.00%       34.00%       34.00%
Decrease in valuation allowance........................................      (5.07)%      (2.53)%     (10.25)%
Tax exempt income......................................................      (0.95)%      (0.37)%      (0.73)%
Effect of utilization of tax credits...................................      --           --           (4.98)%
Other..................................................................       1.67%         .41%       --
                                                                             -----        -----    -----------
Effective income tax rate..............................................      29.65%       31.51%       18.04%
                                                                             -----        -----    -----------
                                                                             -----        -----    -----------

    The valuation allowance on the deferred tax asset was decreased by approximately $102,000, $44,000 and $154,000 during 1996, 1995 and 1994 based on management's reevaluation of the likelihood of realization.

NOTE I--COMMITMENTS AND CONTINGENCIES

    In the normal course of business, the Company enters into various transactions which, in accordance with generally accepted accounting principles, are not included in the consolidated balance sheets. These transactions are referred to as "off-balance sheet commitments". The Company enters into these transactions to meet the financing needs of its customers. These transactions include commitments to extend credit and letters of credit which involve elements of credit risk in excess of the amounts recognized in the consolidated balance sheets. The Company minimizes its exposure to loss under these commitments by subjecting them to credit approval and monitoring procedures.

    The Company enters into contractual commitments to extend credit, normally with fixed expiration dates or termination clauses, at specified rates and for specific purposes. Customers use credit commitments to ensure that funds will be available for working capital purposes, for capital expenditures and to ensure access to funds at specified terms and conditions. Substantially all of the Company's commitments to extend credit are contingent upon customers maintaining specific credit standards at the time of loan funding. Management assesses the credit risk associated with certain commitments to extend credit in determining the level of the allowance for credit losses.

    Letters of credit are written conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The Company's policies generally require that letters of credit arrangements contain security and debt covenants similar to those contained in loan agreements.

                      BAY BANCSHARES, INC. AND SUBSIDIARY

(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996
                                 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE I--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Outstanding commitments and letters of credit are approximately as follows:

                                                                                         DECEMBER 31,
                                                                         JUNE 30,    --------------------
                                                                           1997        1996       1995
                                                                        -----------  ---------  ---------
                                                                        (UNAUDITED)
Commitments to extend credit..........................................   $  11,592   $  11,537  $   8,293
                                                                        -----------  ---------  ---------
                                                                        -----------  ---------  ---------
Letters of credit.....................................................   $     107   $     161  $      76
                                                                        -----------  ---------  ---------
                                                                        -----------  ---------  ---------

    The Company is involved in certain claims and lawsuits occurring in the normal course of business. Management, after consultation with outside legal counsel, does not believe that the outcome of these actions would have a material impact on the financial statements of the Company.

    BNB implemented a 401(k) plan covering substantially all employees in 1993. BNB matches 33% of each employee's contribution up to 6% of annual salary. Total contributions accrued or paid for the period ended June 30, 1997, December 31, 1996 and December 31, 1995 are approximately $30, $27 and $24. Beginning January 1, 1997, the Company began matching 50% of each employee's contribution up to 6% of the annual salary.

    During 1997, the Company created the 1997 Stock Plan (the "1997 Stock Plan"). This plan authorizes the issuance of up to 150,000 shares of common stock. Under the 1997 Stock Plan, the vesting of options is governed by individual option agreements. Each of the option agreements currently outstanding provides that 20% of the options granted vest immediately following the date of grant and an additional 20% each year thereafter. Options granted under the 1997 Stock Plan generally must be exercised within 10 years following the date of grant. At June 30, 1997, the Company had outstanding 20,000 shares under this plan with an exercise price of $7.05 a share and 6,660 of these shares are exercisable at June 30, 1997. On August 26, 1997, the Company granted an additional 13,300 shares with an exercise price of $7.05 a share.

    The Company's Board of Directors and shareholders approved a new stock option plan in 1997 (the "1997 Incentive Plan") which authorizes the issuance of up to 1,000,000 shares of common stock under both "non-qualified" and "incentive stock" options to employees and "non-qualified" options to directors who are not employees. Generally, the options vest 60% at the end of the third year following the date of grant and an additional 20% at the end of the next two years; however, an individual option may vest as much as 20% a year during the first two years following the date of the grant if necessary to maximize the "incentive" tax treatment to the optionee for the particular option being granted. Options under the 1997 Incentive Plan must be exercised within 10 years following the date of grant. No options have been granted under the 1997 Incentive Plan.

NOTE J--ACQUISITIONS

    On August 22, 1996, the Company acquired in a purchase and assumption transaction, certain assets and liabilities of First Bank of Texas. The acquisition has been accounted for as a purchase and resulted in the Company acquiring approximately $800 in loans, $200 in fixed assets and $12,000 in deposits. The excess of the cost over the fair value of the net assets acquired in the amount of $533 is being amortized over fifteen years.

                      BAY BANCSHARES, INC. AND SUBSIDIARY

(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996
                                 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE J--ACQUISITIONS (CONTINUED)
    During June 1997, the Company entered into agreements whereby the Company would purchase three banks for approximately $15,870 in cash. As of June 30, 1997, these banks totaled approximately $38,000 in loans and $77,000 in deposits.

NOTE K--EXECUTIVE COMPENSATION

    The Company has a phantom stock grant plan whereby the Company may issue shares of phantom stock to certain officers and key employees. The aggregate number of shares that may be issued under the Plan is limited to 135,000. The number of shares issued is determined based on a financial performance test for BNB. The phantom stock is nonvoting, accrues dividends declared on the Company's common stock, and is granted subject to a vesting schedule.

    The shares of phantom stock may be redeemed, as vested, at a maximum rate of 6,000 shares per year. Such redemption is payable, at the Company's discretion, in shares of the Company's common stock or cash at the then fair market value of the Company's common stock. In 1996, 1995 and 1994, 18,478, 16,357 and 20,384 shares of phantom stock were granted and 6,000 shares of phantom stock were redeemed for 6,000 shares of the Company's common stock each year. Effective June 24, 1997, the plan was amended and 35,411 shares were granted. Total compensation expense charged to the Company's operations for the six months ended June 30, 1997 and 1996 was $72 and $83, respectively, and for the years ended December 31, 1996, 1995 and 1994 was $114, $66 and $114, respectively.

    The Bank has a cash incentive plan which provides guidelines whereby key executive employees can earn bonus compensation based on the profitability of BNB. The bonus amounts are determined based on achievement by BNB of certain percentages of return on equity targets. Total expense under this plan for the six months ended June 30, 1997 and 1996 was $69 and $39, respectively, and for the years ended December 31, 1996, 1995 and 1994 was $78, $72 and $67, respectively.

NOTE L--REPURCHASE AGREEMENT

    During 1996, the Company signed a repurchase agreement with a customer. Securities sold under agreements to repurchase generally mature within one to four days from the transaction date.

    Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                                                         1996
                                                                                       ---------
Average balance during the year......................................................  $   1,000
Average interest rate during the year................................................          5%
Maximum month-end balance during the year............................................      1,000
Mortgage-backed securities underlying the agreements at year-end:
  Carrying value.....................................................................  $   1,000
  Estimated fair value...............................................................  $   1,000

                      BAY BANCSHARES, INC. AND SUBSIDIARY

(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996
                                 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE M--FAIR VALUES OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Statement 107) and Statement of Financial Accounting Standards No. 119, DISCLOSURES ABOUT DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS (Statement 119) requires that the Company disclose estimated fair values for its financial instruments. Such information, which pertains to financial instrument assets and liabilities, is based on the requirements in Statements 107 and 119 and does not purport to represent the aggregate net fair value of the Company. Further, the fair value estimates are based on various assumptions, methodologies and subjective considerations, which vary widely among different financial institutions and which are subject to change.

    The following methods and assumptions were used by the Company in estimating financial instrument fair values:

    CASH AND CASH EQUIVALENTS, FEDERAL FUNDS PURCHASED AND REPURCHASE AGREEMENTS

    The balance sheet carrying amount approximates fair value.

    SECURITIES TO BE HELD-TO-MATURITY, AND SECURITIES AVAILABLE-FOR-SALE

    Fair values for investment securities are based on quoted market prices or quotations received from securities dealers. If quoted market prices are not available, fair value estimates may be based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

    LOANS

    Fair values of loans are estimated for segregated groupings of loans with similar financial characteristics. Loans are segregated by type such as commercial, commercial real estate, residential mortgage and consumer loans. Each of these categories is further subdivided into fixed and adjustable rate loans and performing and nonperforming loans. The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the various types of loans.

    DEPOSITS

    Under Statement 107, the fair value of demand deposits, such as non-interest bearing demand deposits and interest-bearing transaction accounts such as savings, NOW and money market accounts are equal to the amount payable on demand as of December 31, 1996 (i.e., their carrying amounts).

    Statement 107 defines the fair value of demand deposits as the amount payable, and prohibits adjustment for any value derived from the expected retention of such deposits for a period of time. That value, commonly referred to as the core deposit base intangible, is neither included in the above fair value amounts nor recorded as an intangible asset in the balance sheet.

    The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate used represents rates currently offered for deposits of similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

                      BAY BANCSHARES, INC. AND SUBSIDIARY

(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996
                                 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE M--FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)
    OFF-BALANCE SHEET INSTRUMENTS

    Estimated fair values for the Company's off-balance sheet instruments are based on fees, net of related expenses, currently charged to enter into similar agreements, considering the remaining terms of the agreements and the counterparties' credit standing.

    The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31.

                                                                  1996                    1995
                                                         ----------------------  ----------------------
                                                          CARRYING                CARRYING
                                                           AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                                         ----------  ----------  ----------  ----------
Financial assets:
  Cash and cash equivalents............................  $   18,472  $   18,472  $   16,256  $   16,256
  Securities...........................................      43,745      43,745      38,588      38,588
  Loans, net...........................................     118,450     118,521     104,611     106,957
Financial liabilities:
  Deposits
    Noninterest-bearing................................      34,441      34,441      28,316      28,316
    Interest-bearing transaction accounts..............      66,410      66,410      61,376      61,370
    Certificates of deposits...........................      72,467      72,803      63,642      64,179

    The total fair value of the Company's commitments to extend credit and stand-by letters of credit was immaterial at December 31, 1996 and 1995.

NOTE N--REGULATORY MATTERS

    BBI and BNB are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on their financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, BBI and BNB must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined) be maintained. Management believes, as of December 31, 1996, that BBI and BNB meet all capital adequacy requirements to which they are subject.

    The most recent notification the Office of the Comptroller of the Currency categorized BNB as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum Total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios

                      BAY BANCSHARES, INC. AND SUBSIDIARY

(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996
                                 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE N--REGULATORY MATTERS (CONTINUED)
as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

    BBI and BNB's actual capital amounts and ratios are also presented in the table.

                                                                                                        TO BE WELL
                                                                                                    CAPITALIZED UNDER
                                                                   FOR CAPITAL ADEQUACY             PROMPT CORRECTIVE
                                         ACTUAL:                        PURPOSES:                   ACTION PROVISIONS:
                                --------------------------     ----------------------------     --------------------------
                                  AMOUNT         RATIO            AMOUNT           RATIO          AMOUNT          RATIO
                                -----------  -------------     ------------     -----------     -----------    -----------
As of June 30, 1997
  (unaudited):
  TOTAL CAPITAL (TO RISK
    WEIGHTED ASSETS)
    Bay Bancshares, Inc.......  $    14,707        11.24%           $10,463            8.00%               N/A
    Bayshore National Bank....  $    14,745        11.29%           $10,453            8.00%        $13,066      >=10.0%
  TIER 1 CAPITAL (TO RISK
    WEIGHTED ASSETS)
    Bay Bancshares, Inc.......  $    13,282        10.16%           $ 5,232            4.00%               N/A
    Bayshore National Bank....  $    13,320        10.19%           $ 5,226            4.00%        $ 7,839       >=6.0%
  TIER 1 CAPITAL (TO AVERAGE
    ASSETS)
    Bay Bancshares, Inc.......  $    13,282         7.25%           $ 7,328            3.00%               N/A
    Bayshore National Bank....  $    13,320         7.28%           $ 7,323            3.00%        $ 6,533       >=5.0%
As of December 31, 1996
  TOTAL CAPITAL (TO RISK
    WEIGHTED ASSETS)
    Bay Bancshares, Inc.......  $    14,031        10.45%      >=$   10,741          >=8.0%                N/A
    Bayshore National Bank....  $    13,980        10.43%      >=$   10,723          >=8.0%     >=$  13,404      >=10.0%
  TIER 1 CAPITAL (TO RISK
    WEIGHTED ASSETS)
    Bay Bancshares, Inc.......  $    12,601         9.39%      >=$    5,368          >=4.0%                N/A
    Bayshore National Bank....  $    12,550         9.36%      >=$    5,363          >=4.0%     >=$   8,045       >=6.0%
  TIER 1 CAPITAL (TO AVERAGE
    ASSETS)
    Bay Bancshares, Inc.......  $    12,601         6.67%      >=$    7,557          >=3.0%                N/A
    Bayshore National Bank....  $    12,550         6.67%      >=$    7,526          >=3.0%     >=$   9,408       >=5.0%
As of December 31, 1995
  TOTAL CAPITAL (TO RISK
    WEIGHTED ASSETS)
    Bay Bancshares, Inc.......  $    13,243        11.14%      >=$    9,510          >=8.0%                N/A
    Bayshore National Bank....  $    12,981        10.92%      >=$    9,444          >=8.0%     >=$   9,444      >=10.0%
  TIER 1 CAPITAL (TO RISK
    WEIGHTED ASSETS)
    Bay Bancshares, Inc.......  $    12,058        10.14%      >=$    4,757          >=4.0%                N/A
    Bayshore National Bank....  $    11,706         9.92%      >=$    4,720          >=4.0%     >=$   4,720       >=6.0%
  TIER 1 CAPITAL (TO AVERAGE
    ASSETS)
    Bay Bancshares, Inc.......  $    12,058         7.33%      >=$    6,580          >=3.0%                N/A
    Bayshore National Bank....  $    11,706         7.01%      >=$    6,680          >=3.0%     >=$   6,680       >=5.0%

                      BAY BANCSHARES, INC. AND SUBSIDIARY

         (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997

                        AND JUNE 30, 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE O--SUPPLEMENTAL STATEMENT OF CASH FLOW INFORMATION

    Cash paid during the period for:

                                                                         JUNE 30,                 DECEMBER 31,
                                                                   --------------------  -------------------------------
                                                                     1997       1996       1996       1995       1994
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                       (UNAUDITED)
  Interest.......................................................  $   2,761  $   2,496  $   5,392  $   5,432  $   4,220
  Income taxes...................................................  $     323  $     363  $     811  $     393  $      15
Noncash transactions during the period:
  Dividends payable..............................................  $      81  $      81  $      81  $      68  $      68

NOTE P--EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

                                                     SIX MONTHS ENDED JUNE 30,
                                                                                         YEAR ENDED DECEMBER 31,
                                                     --------------------------  ----------------------------------------
                                                         1997          1996          1996          1995          1994
                                                     ------------  ------------  ------------  ------------  ------------
                                                            (UNAUDITED)
Net earnings.......................................  $        855  $        892  $      1,402  $      1,215  $      1,231
Divided by average common shares and common share
  equivalents
  Weighted average common shares...................     1,356,260     1,350,867     1,351,872     1,365,741     1,364,201
  Weighted average common share equivalents........        83,012        89,012        89,012        76,534        66,177
                                                     ------------  ------------  ------------  ------------  ------------
Total weighted average common and common equivalent
  shares...........................................     1,439,272     1,439,879     1,440,884     1,442,275     1,430,378
                                                     ------------  ------------  ------------  ------------  ------------
Earnings per common and common equivalent share....  $        .59  $        .62  $        .97  $        .84  $        .86
                                                     ------------  ------------  ------------  ------------  ------------
                                                     ------------  ------------  ------------  ------------  ------------

NOTE Q--NEW PRONOUNCEMENTS

    The FASB has issued Financial Accounting Standards No. 125 Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. The statement is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996. The Company does not expect this pronouncement to have a material effect on its financial statements.

    The FASB has issued Financial Accounting Standards No. 128, EARNINGS PER SHARE, which is effective for financial statements issued after December 15, 1997. The new standard eliminates primary and fully diluted earnings per share and requires the presentation of basic and diluted earnings per share together with disclosure of how the per share amounts were computed. The pro forma effect of adopting the new standard would be basic earnings per share of $.63 and $.66 and diluted earnings per share of $.59 and $.64 for the six months ended June 30, 1997 and 1996.

                      BAY BANCSHARES, INC. AND SUBSIDIARY

         (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997

                        AND JUNE 30, 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE Q--NEW PRONOUNCEMENTS (CONTINUED)
    The FASB has issued Financial Accounting Standards No. 130, REPORTING COMPREHENSIVE INCOME, which is effective for financial statements issued after December 15, 1997. The new standard requires an entity to report and display comprehensive income and its components. Comprehensive income will include net income plus net unrealized gain or loss on securities.

NOTE R--PARENT-ONLY FINANCIAL STATEMENTS

                              BAY BANCSHARES, INC.
                                 (PARENT ONLY)

                                 BALANCE SHEETS

                                     ASSETS

                                                                                        DECEMBER 31,
                                                                                    --------------------
                                                                                      1996       1995
                                                                                    ---------  ---------
Cash and cash equivalents.........................................................  $      58  $     367
Interest bearing deposits with banks..............................................     --             98
Investment in subsidiary..........................................................     13,029     11,552
Other assets......................................................................        188        113
                                                                                    ---------  ---------
                                                                                    $  13,275  $  12,130
                                                                                    ---------  ---------
                                                                                    ---------  ---------
                                              LIABILITIES

Other liabilities.................................................................  $     346  $     227
                                                                                    ---------  ---------
  Total liabilities...............................................................        346        227
Commitments and contingencies.....................................................     --         --
Stockholders' equity
  Common stock....................................................................      1,391      1,385
  Additional paid-in capital......................................................      8,344      8,320
  Net unrealized loss on available-for-sale securities, net of taxes of $97 in
    1996 and $80 in 1995..........................................................       (189)      (155)
  Retained earnings...............................................................      3,660      2,582
                                                                                    ---------  ---------
                                                                                       13,206     12,132
  Less common stock in treasury--at cost..........................................       (277)      (229)
                                                                                    ---------  ---------
                                                                                       12,929     11,903
                                                                                    ---------  ---------
                                                                                    $  13,275  $  12,130
                                                                                    ---------  ---------
                                                                                    ---------  ---------

                      BAY BANCSHARES, INC. AND SUBSIDIARY

         (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997

                        AND JUNE 30, 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE R--PARENT-ONLY FINANCIAL STATEMENTS (CONTINUED)
                              BAY BANCSHARES, INC.
                                 (PARENT ONLY)

                             STATEMENTS OF EARNINGS

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------
Interest income
  Securities.........................................................................  $       4  $       4  $       4
                                                                                       ---------  ---------  ---------
                                                                                               4          4          4
Costs and expenses
  General and administrative.........................................................        152        102        102
                                                                                       ---------  ---------  ---------
  Loss before income taxes and equity in net earnings of subsidiary..................       (148)       (98)       (98)
Income taxes (benefit)
  Current............................................................................         52       (343)      (497)
  Deferred...........................................................................        (92)       317        274
                                                                                       ---------  ---------  ---------
  (Loss) earnings before equity in net earnings of subsidiary........................       (108)       (72)       125
Equity in net earnings of subsidiary.................................................      1,510      1,287      1,106
                                                                                       ---------  ---------  ---------
    NET EARNINGS.....................................................................  $   1,402  $   1,215  $   1,231
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

                      BAY BANCSHARES, INC. AND SUBSIDIARY

         (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997

                        AND JUNE 30, 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE R--PARENT-ONLY FINANCIAL STATEMENTS (CONTINUED)
                              BAY BANCSHARES, INC.
                                 (PARENT ONLY)

                            STATEMENTS OF CASH FLOWS

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                    -------------------------------
                                                                                      1996       1995       1994
                                                                                    ---------  ---------  ---------
Cash flows from operating activities:
Net earnings
  Net earnings for the year.......................................................  $   1,402  $   1,215  $   1,231
  Adjustments to reconcile net earnings to net cash used in operating activities:
    Earnings of subsidiary........................................................     (1,510)    (1,287)    (1,106)
    Phantom stock plan............................................................        144         96        114
    Change in assets and liabilities
      Decrease (increase) in other assets.........................................        (75)       230        273
      Increase (decrease) in other liabilities....................................        (77)       (14)        23
                                                                                    ---------  ---------  ---------
        Net cash (used) provided in operating activities..........................       (116)       240        535
Cash flows from investing activities:
    Maturities of interest-bearing deposits with banks............................         98     --            294
    Purchases of interest-bearing deposits with banks.............................     --            (98)    --
                                                                                    ---------  ---------  ---------
        Net cash provided (used) by investing activities..........................         98        (98)       294
Cash flows from financing activities:
    Purchase of treasury stock....................................................        (48)      (130)       (14)
    Sale of treasury stock........................................................     --              3          5
    Dividend payment..............................................................       (243)      (273)      (273)
                                                                                    ---------  ---------  ---------
        Net cash used in financing activities.....................................       (291)      (400)      (282)
                                                                                    ---------  ---------  ---------
Net (decrease) increase in cash and cash equivalents..............................       (309)      (258)       547
Cash and cash equivalents at beginning of year....................................        367        625         78
                                                                                    ---------  ---------  ---------
Cash and cash equivalents at end of year..........................................  $      58  $     367  $     625
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

                          INDEPENDENT AUDITOR'S REPORT

                                 April 24, 1997

To the Board of Directors and Stockholders
Texas Bank
Baytown, Texas

    We have audited the accompanying balance sheets of Texas Bank as of December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Texas Bank as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

McClelland, Samuel, & Fehnel, L.L.P.

Beaumont, Texas

                                   TEXAS BANK

                                 BALANCE SHEETS

                                                                                             DECEMBER 31,
                                                                                     ----------------------------
                                                                                         1996           1995
                                                                        JUNE 30,     -------------  -------------
                                                                          1997
                                                                      -------------
                                                                       (UNAUDITED)
                                                     ASSETS
Cash and due from banks.............................................  $   2,796,455  $   2,912,551  $   1,933,741
Interest bearing deposits with banks................................        500,000      1,000,000
Federal funds sold..................................................      2,102,000      5,905,000      9,660,000
Securities available for sale (Note 2)..............................     14,919,880      7,600,746      6,353,166
Loans, net (Note 3).................................................     19,381,418     19,622,010     18,803,271
Properties and equipment, net (Note 4)..............................        890,213        911,167        988,312
Accrued income......................................................        439,026        249,638        243,738
Other real estate...................................................        388,057        388,057        406,557
Other assets........................................................        129,987        314,642        107,695
                                                                      -------------  -------------  -------------
                                                                      $  41,547,036  $  38,903,811  $  38,496,480
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits:
    Demand..........................................................  $  12,244,582  $  11,625,391  $  11,649,293
    NOW.............................................................      2,958,484      3,163,457      3,084,129
    Savings.........................................................      2,830,861      2,922,624      2,366,271
    Money Market....................................................      5,139,369      2,980,220      3,730,593
    Time, $100,000 and over.........................................      2,942,389      2,852,209      2,115,179
    Other time......................................................     11,620,723     11,664,803     11,982,059
                                                                      -------------  -------------  -------------
                                                                         37,736,408     35,208,704     34,927,524
  Accrued interest and other liabilities                                    116,624         21,585        163,780
                                                                      -------------  -------------  -------------
                                                                         37,853,032     35,230,289     35,091,304
                                                                      -------------  -------------  -------------
Commitments and Contingent Liabilities (Note 8)
STOCKHOLDERS' EQUITY
  Common stock, par value $3.75; 77,616 shares authorized, issued,
    and outstanding.................................................        291,060        291,060        291,060
  Surplus...........................................................      1,708,940      1,708,940      1,708,940
  Retained earnings.................................................      1,705,974      1,662,941      1,362,989
  Net unrealized appreciation (depreciation) on securities available
    for sale, net of tax of $6,166, $5,451 and $0...................        (11,970)        10,581         42,187
                                                                      -------------  -------------  -------------
                                                                          3,694,004      3,673,522      3,405,176
                                                                      -------------  -------------  -------------
                                                                      $  41,547,036  $  38,903,811  $  38,496,480
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

    The accompanying notes are an integral part of the financial statements.

                                   TEXAS BANK

                              STATEMENTS OF INCOME

                                                           SIX MONTHS ENDED JUNE 30,    YEAR ENDED DECEMBER 31,
                                                           --------------------------  --------------------------
                                                               1997          1996          1996          1995
                                                           ------------  ------------  ------------  ------------
                                                                  (UNAUDITED)
INTEREST INCOME
  Interest and fees on loans.............................  $    977,680  $  1,028,111  $  2,060,907  $  2,126,686
  Interest on investment securities......................       499,146       212,450       420,710       563,578
  Interest on federal funds sold.........................       121,258       216,898       394,554       219,911
                                                           ------------  ------------  ------------  ------------
                                                              1,598,084     1,457,459     2,876,171     2,910,175
                                                           ------------  ------------  ------------  ------------
INTEREST EXPENSE
  Interest on deposits...................................       656,462       492,614       977,460       933,221
                                                           ------------  ------------  ------------  ------------
    NET INTEREST INCOME..................................       941,622       964,845     1,898,711     1,976,954
PROVISION FOR LOAN LOSSES (Note 3).......................           -0-           -0-           -0-       150,000
                                                           ------------  ------------  ------------  ------------
    NET INTEREST INCOME AFTER PROVISION FOR LOAN
      LOSSES.............................................       941,622       964,845     1,898,711     1,826,954
                                                           ------------  ------------  ------------  ------------
OTHER INCOME (LOSS)
  Service charges on deposit accounts....................       252,788       251,292       529,048       513,305
  Other service charges and fees.........................        70,919        77,482       149,936       101,819
  Other income...........................................        41,352        27,180        53,352        53,462
  Net loss on sale of securities available-for-sale......        (4,393)          -0-           -0-           -0-
  Net gain (loss) on the sale of assets..................         1,065           357           431           -0-
                                                           ------------  ------------  ------------  ------------
                                                                361,731       356,311       732,767       668,586
                                                           ------------  ------------  ------------  ------------
OTHER EXPENSE
  Salaries and employee benefits.........................       482,020       391,526       820,745       736,779
  Occupancy and equipment expense........................       132,367       128,497       267,899       282,534
  Other expenses.........................................       441,408       456,742       831,457       870,457
                                                           ------------  ------------  ------------  ------------
                                                              1,055,795       976,765     1,920,101     1,889,770
                                                           ------------  ------------  ------------  ------------
    INCOME BEFORE INCOME TAXES...........................       247,558       344,391       711,377       605,770
PROVISIONS FOR INCOME TAXES (Note 6).....................        81,555        92,680       204,986       195,788
                                                           ------------  ------------  ------------  ------------
    NET INCOME...........................................  $    166,003  $    251,711  $    506,391  $    409,982
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
EARNINGS PER SHARE.......................................  $       2.14  $       3.24  $       6.52  $       5.28
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------

    The accompanying notes are an integral part of the financial statements.

                                   TEXAS BANK

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                     AND THE SIX MONTHS ENDED JUNE 30, 1997

                                                                                                  NET
                                                                                              UNREALIZED
                                                                                             APPRECIATION
                                                                                             (DEPRECIATION)
                                              COMMON STOCK                                   ON AVAILABLE-     TOTAL
                                          ---------------------                  RETAINED      FOR-SALE     STOCKHOLDER'S
                                           SHARES    PAR VALUE     SURPLUS       EARNINGS     SECURITIES       EQUITY
                                          ---------  ----------  ------------  ------------  -------------  ------------
Balance at December 31, 1994............     77,616  $  291,060  $  1,708,940  $  1,051,580   $  (170,283)   $2,881,297
Dividends paid..........................                                            (98,573)                    (98,573)
Net income..............................                                            409,982                     409,982
Net change in unrealized appreciation
  (depreciation) on securities available
  for sale..............................                                                          212,470       212,470
                                          ---------  ----------  ------------  ------------  -------------  ------------
Balance at December 31, 1995............     77,616     291,060     1,708,940     1,362,989        42,187     3,405,176
Dividends paid..........................                                           (206,439)                   (206,439)
Net income..............................                                            506,391                     506,391
Net change in unrealized appreciation
  (depreciation) on securities available
  for sale..............................                                                          (31,606)      (31,606)
                                          ---------  ----------  ------------  ------------  -------------  ------------
Balance at December 31, 1996............     77,616     291,060     1,708,940     1,662,941        10,581     3,673,522
                                          ---------  ----------  ------------  ------------  -------------  ------------
Dividends paid (unaudited)..............                                           (122,970)                   (122,970)
Net income (unaudited)..................                                            166,003                     166,003
Net change in unrealized appreciation
  (depreciation) on securities available
  for sale (unaudited)..................                                                          (22,551)      (22,551)
                                          ---------  ----------  ------------  ------------  -------------  ------------
Balance at June 30, 1997 (unaudited)....     77,616  $  291,060  $  1,708,940  $  1,705,974   $   (11,970)   $3,694,004
                                          ---------  ----------  ------------  ------------  -------------  ------------
                                          ---------  ----------  ------------  ------------  -------------  ------------

    The accompanying notes are an integral part of the financial statements.

                                   TEXAS BANK

                            STATEMENTS OF CASH FLOWS

                                                             SIX MONTHS ENDED
                                                                 JUNE 30,             YEAR ENDED DECEMBER 31,
                                                        ---------------------------  --------------------------
                                                            1997           1996          1996          1995
                                                        -------------  ------------  ------------  ------------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income..........................................  $     166,003  $    251,711  $    506,391  $    409,982
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization.....................         46,984        50,031        86,939       142,994
    Write-down of other real estate...................                                                   17,076
    Provision for loan losses.........................                                                  150,000
    Net loss on sale of securities available for
      sale............................................          4,393
    Deferred income taxes.............................                                       (242)       30,482
    Gain on sale of properties and equipment..........         (1,065)         (357)         (431)
    (Increase) decrease in accrued income.............       (189,388)      (12,978)       (5,900)       23,488
    (Increase) decrease in other assets...............        184,655        22,711      (206,705)       85,750
    Increase (decrease) in accrued interest and other
      liabilities.....................................         95,039        (4,068)     (147,646)       95,875
                                                        -------------  ------------  ------------  ------------
                                                              306,621       307,050       232,406       955,647
                                                        -------------  ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Net (increase) decrease in interest bearing deposits
    with banks........................................        500,000                  (1,000,000)
  Net (increase) decrease in federal funds sold.......      3,803,000     2,255,000     3,755,000    (6,625,000)
  Proceeds from maturities of securities available for
    sale..............................................      2,630,000       417,924     2,310,000     4,044,454
  Proceeds from sales of securities available for
    sale..............................................      6,389,879
  Purchases of securities available for sale..........    (16,367,314)   (2,048,783)   (3,548,783)
  Net (increase) decrease in loans....................        240,592    (1,114,552)     (818,739)     (160,669)
  Proceeds from other real estate.....................                       18,500        18,500
  Proceeds from disposition of properties and
    equipment.........................................                                     15,116
  Purchases of properties and equipment...............        (23,608)                    (59,431)      (43,746)
                                                        -------------  ------------  ------------  ------------
                                                           (2,827,451)     (471,911)      671,663    (2,784,961)
                                                        -------------  ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net (decrease) increase in demand deposits, NOW,
    money market, and savings accounts................      2,481,604       223,677      (138,594)       23,376
  Net increase in time deposits.......................         46,100        85,118       419,774     1,460,058
  Dividends paid......................................       (122,970)      (49,674)     (206,439)      (98,573)
                                                        -------------  ------------  ------------  ------------
                                                            2,404,734       259,121        74,741     1,384,861
                                                        -------------  ------------  ------------  ------------
    NET INCREASE (DECREASE) IN CASH AND CASH
      EQUIVALENTS.....................................       (116,096)       94,260       978,810      (444,453)
CASH AND CASH EQUIVALENTS
  Beginning of the period.............................      2,912,551     1,933,741     1,933,741     2,378,194
                                                        -------------  ------------  ------------  ------------
  End of the period...................................  $   2,796,455  $  2,028,001  $  2,912,551  $  1,933,741
                                                        -------------  ------------  ------------  ------------
                                                        -------------  ------------  ------------  ------------
SUPPLEMENTARY DISCLOSURE
  Interest paid.......................................  $     487,196  $    485,277  $    965,251  $    906,671
                                                        -------------  ------------  ------------  ------------
                                                        -------------  ------------  ------------  ------------
  Income taxes paid...................................  $      81,048  $    145,500  $    315,500  $    129,474
                                                        -------------  ------------  ------------  ------------
                                                        -------------  ------------  ------------  ------------

    The accompanying notes are an integral part of the financial statements.

                                   TEXAS BANK

                         NOTES TO FINANCIAL STATEMENTS

                (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1996 IS UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS: The Bank provides a variety of financial services for its customers, through its two locations in Baytown and Mont Belvieu, Texas. The Bank's primary deposit products are checking and certificate of deposit accounts, and its primary lending products are real estate and commercial loans.

    USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

    Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures of loans. In connection with the determination of the valuation of other real estate, management obtains independent appraisals for significant properties.

    INVESTMENTS IN SECURITIES: The Bank's investments in securities are all classified as Securities Available for Sale. Securities available for sale consist of bonds and notes not classified as securities to be held to maturity. The Bank does not consider any of its securities as "securities to be held to maturity," which are securities for which the Bank has the positive intent and ability to hold to maturity or "trading securities," which would be any securities held principally for resale in the near term.

    Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in a separate component of shareholders' equity until realized.

    Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

    If declines in the fair value below cost of individual held to maturity securities and available for sale securities are other than temporary, the individual security would be written down to its fair value. The related write down would be included in earnings as realized losses.

    ALLOWANCE FOR LOAN LOSSES: The allowance is maintained at a level adequate to absorb probable losses. Management determines the adequacy of the allowance based upon review of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans, and other pertinent factors. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses, which are charged to expense, and recoveries on loans previously charged off are added to the allowance. Because of uncertainties inherent in the estimation process, management's estimate of credit losses inherent in the loan portfolio and the related allowance may change in the near term.

    PROPERTIES AND EQUIPMENT: Properties and equipment are stated at cost, less accumulated depreciation. The provision for depreciation is computed on the straight-line method over the expected asset life.

    INTEREST INCOME ON LOANS: Unearned discount on installment loans is recognized as income over the terms of the loans by the sum of the periodic balances method. Interest on other loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable

                                   TEXAS BANK

                (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1996 IS UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) to meet payments as they become due. Upon such discontinuance, all unpaid accrued interest is reversed. As a matter of policy, unsecured loans over 90 days past due are placed on nonaccrual status. Secured loans over 90 days past due are placed on nonaccrual status following review by management to determine whether the circumstances surrounding each loan in question indicate that cessation of interest accruals is appropriate.

    OTHER REAL ESTATE: Other real estate, acquired through partial or total satisfaction of loans, is initially carried at the lower of the fair market value of the other real estate or the balance of the loan which was secured by the other real estate. At the date of acquisition, losses are charged to the allowance for loan losses. If the fair market value of the other real estate subsequently decreases, the carrying amount is adjusted and write downs are charged to the current period operations. Gains or losses on disposition of other real estate are also recorded under current period operations.

    OFF BALANCE SHEET FINANCIAL INSTRUMENTS: In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

    CASH AND CASH EQUIVALENTS: For purposes of presentation in the Statements of Cash Flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "Cash and Due from Banks."

    INCOME TAXES: Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As change in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

    INTERIM FINANCIAL INFORMATION: Financial information as of June 30, 1997, and for the six months ended June 30, 1997 and 1996, included herein, is unaudited. Such information includes all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the financial information in the interim periods. The results of operations for the six months ended June 30, 1997 and 1996 are not necessarily indicative of the results for the full fiscal year.

                                   TEXAS BANK

                (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1996 IS UNAUDITED)

NOTE 2--INVESTMENT SECURITIES

    The carrying amounts of investment securities as shown in the balance sheet of the Bank and their approximate fair values were as follows:

                                                                     GROSS        GROSS
                                                     AMORTIZED    UNREALIZED   UNREALIZED
                                                       COST          GAINS       LOSSES      FAIR VALUE
                                                   -------------  -----------  -----------  -------------
Securities available for sale--
June 30, 1997 (unaudited):
  U.S. Treasury securities.......................  $   2,700,573   $     330    $   5,377   $   2,695,526
  Municipals.....................................      1,844,872       7,490          640       1,851,722
  U.S. Government and agency securities..........     10,392,571       1,841       21,780      10,372,632
                                                   -------------  -----------  -----------  -------------
                                                   $  14,938,016   $   9,661    $  27,797   $  14,919,880
                                                   -------------  -----------  -----------  -------------
                                                   -------------  -----------  -----------  -------------
December 31, 1996:
  Municipals.....................................  $   2,378,729   $  11,341    $     954   $   2,389,116
  U.S. Government and agency securities..........      5,202,602      12,168        6,514       5,208,256
  Other mortgage-backed securities...............          3,383                        9           3,374
                                                   -------------  -----------  -----------  -------------
                                                   $   7,584,714   $  23,509    $   7,477   $   7,600,746
                                                   -------------  -----------  -----------  -------------
                                                   -------------  -----------  -----------  -------------
December 31, 1995:
  Municipals.....................................  $   2,898,181   $  10,087    $  14,704   $   2,893,564
  U.S. Government and agency securities..........      3,304,415      46,280          156       3,350,539
  Other mortgage-backed securities...............        108,383         680                      109,063
                                                   -------------  -----------  -----------  -------------
                                                   $   6,310,979   $  57,047    $  14,860   $   6,353,166
                                                   -------------  -----------  -----------  -------------
                                                   -------------  -----------  -----------  -------------

    Securities with an aggregate book value of $10,461,802; $3,631,922; and $3,638,065 at June 30, 1997; December 31, 1996; and December 31, 1995;
respectively, were pledged as collateral to secure public deposits.

    The scheduled maturities of securities available for sale at December 31, 1996, were as follows:

                                                                                  COST       FAIR VALUE
                                                                              ------------  ------------
Due in one year or less.....................................................  $  3,953,328  $  3,966,386
Due from one year to five years.............................................     3,628,003     3,630,986
Due from five to ten years..................................................
Due after ten years.........................................................
                                                                              ------------  ------------
                                                                                 7,581,331     7,597,372
Variable rate debt securities...............................................         3,383         3,374
                                                                              ------------  ------------
                                                                              $  7,584,714  $  7,600,746
                                                                              ------------  ------------
                                                                              ------------  ------------

    For the six months ended June 30, 1997, the Bank had gross realized gains of $483 and gross realized losses of $4,876 on sales of available for sale securities. There were no sales of securities available for sale for the years ended December 31, 1996 and 1995.

                                   TEXAS BANK

                (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1996 IS UNAUDITED)

NOTE 3--LOANS AND ALLOWANCE FOR LOAN LOSSES

    The components of loans in the balance sheets were as follows:

                                                                                   DECEMBER 31,
                                                                           ----------------------------
                                                                               1996           1995
                                                            JUNE 30, 1997  -------------  -------------
                                                            -------------
                                                             (UNAUDITED)
Construction..............................................  $   1,157,977  $   1,592,846  $   1,020,407
Commercial................................................      5,943,812      5,467,064      6,041,346
Real estate...............................................      9,932,051     10,059,149      8,986,192
Agricultural..............................................         10,804         20,860         40,250
Personal and other........................................      2,600,788      2,822,961      3,134,269
                                                            -------------  -------------  -------------
                                                               19,645,432     19,962,880     19,222,464
Unearned discount.........................................        (90,277)      (153,598)      (223,653)
                                                            -------------  -------------  -------------
                                                               19,555,155     19,809,282     18,998,811
Allowance for loan losses.................................       (173,737)      (187,272)      (195,540)
                                                            -------------  -------------  -------------
                                                            $  19,381,418  $  19,622,010  $  18,803,271
                                                            -------------  -------------  -------------
                                                            -------------  -------------  -------------

    An analysis of the change in the allowance for loan losses follows:

                                                                JUNE 30,              DECEMBER 31,
                                                         ----------------------  ----------------------
                                                            1997        1996        1996        1995
                                                         ----------  ----------  ----------  ----------
                                                              (UNAUDITED)
Balance January 1......................................  $  187,272  $  195,540  $  195,540  $  179,554
                                                         ----------  ----------  ----------  ----------
Loans charged off......................................     (19,759)    (14,472)    (27,724)   (166,824)
Recoveries.............................................       6,224       1,337      19,456      32,810
                                                         ----------  ----------  ----------  ----------
  Net loans charged off................................     (13,535)    (13,135)     (8,268)   (134,014)
Provision for loan losses..............................         -0-         -0-         -0-     150,000
                                                         ----------  ----------  ----------  ----------
Balance at end of period...............................  $  173,737  $  182,405  $  187,272  $  195,540
                                                         ----------  ----------  ----------  ----------
                                                         ----------  ----------  ----------  ----------

    The maturities of fixed rate loans at December 31, 1996, were as follows:

Due in one year of less................................................  $3,578,589
Due from one to five years.............................................   5,590,259
Due from five to ten years.............................................   2,761,541
                                                                         ----------
                                                                         11,930,389
Variable rate loans....................................................   8,032,491
                                                                         ----------
                                                                         $19,962,880
                                                                         ----------
                                                                         ----------

    As of June 30, 1997, December 31, 1996 and December 31, 1995, the Bank has no significant loans which meet the impairment definition; therefore, no valuation for credit losses related to impaired loans has been established.

                                   TEXAS BANK

                (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1996 IS UNAUDITED)

NOTE 4--PROPERTIES AND EQUIPMENT

    Components of properties and equipment included in the balance sheets were as follows:

                                                                                     DECEMBER 31,
                                                                              --------------------------
                                                                                  1996          1995
                                                                  JUNE 30,    ------------  ------------
                                                                    1997
                                                                ------------
                                                                (UNAUDITED)
Cost:
  Land........................................................  $    178,132  $    178,132  $    178,132
  Buildings and improvements..................................       723,872       712,718       712,718
  Furniture and equipment.....................................       545,837       533,384       473,953
  Automobiles.................................................        41,997        41,997        69,821
                                                                ------------  ------------  ------------
                                                                   1,489,838     1,466,231     1,434,624
  Less accumulated depreciation...............................       599,625       555,064       446,312
                                                                ------------  ------------  ------------
                                                                $    890,213  $    911,167  $    988,312
                                                                ------------  ------------  ------------
                                                                ------------  ------------  ------------

    Depreciation expense of $121,891 for 1996 and $142,468 for 1995 is included as part of occupancy and equipment expense.

NOTE 5--DEPOSITS

    The scheduled maturities of time deposits at December 31, 1996 are as follows:

1997...................................................................  $8,916,916
1998...................................................................   4,872,681
1999...................................................................     289,820
2000...................................................................     220,510
2001...................................................................     217,085
                                                                         ----------
                                                                         $14,517,012
                                                                         ----------
                                                                         ----------

NOTE 6--INCOME TAXES

    The provision for income taxes consisted of the following:

                                                                                       DECEMBER 31
                                                                                  ----------------------
                                                                                     1996        1995
                                                                                  ----------  ----------
Currently payable...............................................................  $  205,224  $  165,306
Deferred federal income taxes...................................................        (242)     30,482
                                                                                  ----------  ----------
                                                                                  $  204,986  $  195,788
                                                                                  ----------  ----------
                                                                                  ----------  ----------

                                   TEXAS BANK

                (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1996 IS UNAUDITED)

NOTE 6--INCOME TAXES (CONTINUED)
    The provision for federal income taxes is less than that computed by applying the federal statutory rate of 34 percent as shown below:

                                                                                   YEAR ENDED DECEMBER
                                                                                           31,
                                                                                  ----------------------
                                                                                     1996        1995
                                                                                  ----------  ----------
Tax based on statutory rate.....................................................  $  241,868  $  205,962
Effect of tax-exempt income.....................................................     (37,928)    (42,572)
Depreciation....................................................................       4,225       1,904
Interest and other nondeductible expenses.......................................       9,528      32,399
Recognized tax benefits on losses from the disposition of assets................     (12,707)    (23,661)
Unrecognized tax benefits on loan loss provision................................                  36,804
Other (net).....................................................................                 (15,048)
                                                                                  ----------  ----------
                                                                                  $  204,986  $  195,788
                                                                                  ----------  ----------
                                                                                  ----------  ----------

    The components of the deferred income tax asset included in other assets on the balance sheets are as follows:

                                                                                    YEAR ENDED DECEMBER
                                                                                            31,
                                                                                    --------------------
                                                                                      1996       1995
                                                                                    ---------  ---------
Deferred tax asset................................................................  $  49,150  $  48,908
Deferred tax liability............................................................      3,795      3,795
                                                                                    ---------  ---------
  Net deferred tax asset..........................................................  $  45,355  $  45,113
                                                                                    ---------  ---------
                                                                                    ---------  ---------

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                                                    YEAR ENDED DECEMBER
                                                                                            31,
                                                                                    --------------------
                                                                                      1996       1995
                                                                                    ---------  ---------
Deferred tax assets:
  Allowance for loan losses.......................................................  $  24,246  $  24,246
  Difference in basis of other real estate........................................      1,965      1,965
  Other...........................................................................     22,939     22,697
                                                                                    ---------  ---------
                                                                                    $  49,150  $  48,908
                                                                                    ---------  ---------
                                                                                    ---------  ---------
Deferred tax liability:
  Depreciation and amortization differences.......................................  $   3,795  $   3,795
                                                                                    ---------  ---------
                                                                                    ---------  ---------

NOTE 7--RELATED PARTIES

    The Bank has entered into transactions with its executive officers, directors, significant shareholders, and their affiliates (Related Parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at

                                   TEXAS BANK

                (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1996 IS UNAUDITED)

NOTE 7--RELATED PARTIES (CONTINUED)
the same time for comparable transactions with other customers. In the opinion of management, loans to related parties do not involve more than normal credit risk or present other unfavorable features. Following is a summary of transactions and balances with related parties.

                                                                                      DECEMBER 31,
                                                                     JUNE 30,    ----------------------
                                                                       1997         1996        1995
                                                                   ------------  ----------  ----------
Loans............................................................  $    797,921  $  749,962  $  539,100
                                                                   ------------  ----------  ----------
                                                                   ------------  ----------  ----------
Commitments to fund additional loans.............................  $        -0-  $  203,516  $   25,657
                                                                   ------------  ----------  ----------
                                                                   ------------  ----------  ----------
Deposits.........................................................  $  1,998,529  $  598,054  $  117,808
                                                                   ------------  ----------  ----------
                                                                   ------------  ----------  ----------

                                                                                     YEAR ENDED DECEMBER
                                                                        SIX MONTHS           31,
                                                                        ENDED JUNE   --------------------
                                                                         30, 1997      1996       1995
                                                                        -----------  ---------  ---------
Consulting fees paid to director......................................   $     -0-   $     -0-  $  64,633
                                                                        -----------  ---------  ---------
                                                                        -----------  ---------  ---------
Payments for legal services paid to director..........................   $   1,308   $   3,133  $   5,316
                                                                        -----------  ---------  ---------
                                                                        -----------  ---------  ---------

    In addition, a director and principal stockholder of the Bank had use of a bank owned vehicle for most of 1995.

NOTE 8--COMMITMENTS AND CONTINGENT LIABILITIES

    The Bank has various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk, and liquidity risk. These commitments and contingent liabilities are commitments to extend credit and standby letters of credit. A summary of the Bank's commitments and contingent liabilities are as follows:

                                                                                     DECEMBER 31,
                                                                  JUNE 30,    --------------------------
                                                                    1997          1996          1995
                                                                ------------  ------------  ------------
Commitments to extend credit..................................  $  2,033,331  $  2,668,157  $  2,318,558
Standby letters of credit.....................................  $    148,480  $    148,480  $    172,980

    Commitments to extend credit and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Bank's credit policies and procedures for credit commitments and financial guarantees are the same as those for extensions of credit that are recorded in the balance sheets. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank.

    In addition, the Bank is a defendant on various legal proceedings arising in connection with its business. It is the opinion of the Bank's legal counsel that neither the financial position nor results of operations of the Bank will be materially affected by the final outcome of these legal proceedings, and the Bank's management concurs with that opinion.

    The Bank is a defendant in a lawsuit in which the final outcome cannot be determined at this time. The possible range of loss is from $0 to $250,000.

    Employees of the Bank are entitled to paid vacation, paid sick days, and personal days off, depending on job classification, length of service, and other factors. It is impracticable to estimate the amount of

                                   TEXAS BANK

                (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1996 IS UNAUDITED)

NOTE 8--COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED) compensation for future absences, and, accordingly, no liability has been recorded in the accompanying financial statements. The Bank's policy is to recognize the cost of compensated absences when actually paid to employees.

    On June 24, 1997, the Bank signed an agreement with Bay Bancshares, Inc., whereby Bay Bancshares, Inc., would purchase all of the outstanding stock of Texas Bank and immediately thereafter merge Texas Bank with Bayshore National Bank. The transaction is awaiting regulatory approval with closure anticipated to occur in October 1997.

    The Bank has an employment agreement with its president which provides a minimum salary of $87,666 plus bonus and certain other benefits. The Bank and president have agreed, subsequent to June 30, 1997, to a settlement of approximately $115,000 for termination of the contract upon completion of the above referenced merger.

    Upon completion of the pending merger, Texas Bank will terminate its current data processing contract. The agreement provides for payment to the data processing provider for at least 180 days after notification of termination. At this time it is not possible to determine the amount which will need to be paid after ceasing use of the current data processor.

NOTE 9--CONCENTRATIONS OF CREDIT

    All of the Bank's loans, commitments, and standby letters of credit have been granted to customers in the Bank's market area. Most customers are depositors of the Bank. The concentrations of credit by type of loan are set forth in Note 3. The Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of $500,000.

NOTE 10--RETIREMENT PLAN

    The Bank has a profit sharing plan that covers the employees of the Bank. Contributions to the plan are at the discretion of the Board of Directors. Contributions to the plan charged to operations were $30,458 in 1996 and $28,121 in 1995. The Bank has accrued for anticipated 1997 contributions to the plan of approximately $32,000.

NOTE 11--REGULATORY MATTERS

    The Bank is required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulator. At June 30, 1997, and December 31, 1996 and 1995, the Bank was required to have minimum Tier 1 and total capital ratios of 4 percent and 8 percent, respectively. The Bank's actual ratios at June 30, 1997, were 17.11 and 8.77 percent, respectively, at December 31, 1996, the actual ratios were 17.01 percent and 9.98 percent, respectively, and at December 31, 1995, the actual ratios were 14.28 percent and 15.11 percent, respectively. The Bank's leverage ratios at June 30, 1997, and December 31, 1996 and 1995, were 9.54 percent, 8.41 percent, and 9.30 percent, respectively.

NOTE 12--SUBSEQUENT EVENTS

    On July 24, 1997, the Bank paid a cash dividend totaling $25,613 to its shareholders.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
  Texas National Bank of Baytown:

    We have audited the accompanying balance sheets of Texas National Bank of Baytown as of December 31, 1996 and 1995, and the related statements of earnings, changes in stockholders' equity, and cash flows for each of the three years ended December 31, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Texas National Bank of Baytown as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          KILLINGSWORTH & COMPANY, P.C.

Houston, Texas
  May 28, 1997

                         TEXAS NATIONAL BANK OF BAYTOWN

                                 BALANCE SHEETS

                                                                                             DECEMBER 31,
                                                                                     ----------------------------
                                                                                         1996           1995
                                                                      JUNE 30, 1997  -------------  -------------
                                                                      -------------
                                                                       (UNAUDITED)

                                                     ASSETS
Cash and due from banks.............................................  $   2,153,033  $   2,000,901  $   1,693,431
Federal funds sold..................................................      1,300,000      2,700,000      2,400,000
Investment securities (notes 1 and 2):
  Held to maturity..................................................      2,675,297      1,673,826      4,762,566
  Available for sale................................................      3,143,930      3,163,259       --
Loans, net (note 3).................................................      4,340,342      4,037,074      3,478,432
Bank premises and equipment, net (notes 1 and 4)                            299,163        278,147        295,132
Other real estate (note 1)..........................................          7,200         63,575        226,427
Other assets........................................................        192,260        152,778        100,099
                                                                      -------------  -------------  -------------
                                                                      $  14,111,225  $  14,069,560  $  12,956,087
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits (note 5):
  Demand............................................................  $   3,875,815  $   3,738,456  $   3,655,911
  NOW accounts......................................................      2,324,485      2,498,363      1,899,602
  Savings...........................................................      1,481,331      1,519,278      1,464,970
  Time ($100,000 and over)..........................................        927,559        705,264        780,000
  Other time........................................................      3,827,784      3,921,119      3,409,994
                                                                      -------------  -------------  -------------
      Total deposits................................................     12,436,974     12,382,480     11,210,477
Dividends payable...................................................         38,962         38,962        116,886
Accrued interest and other liabilities..............................         62,444         72,958         58,439
Commitments and contingent liabilities (note 7).....................       --             --             --
Stockholders' equity (note 9):
  Common stock of $10 par value per share.
    Authorized, issued and outstanding 38,962 shares................        389,620        389,620        389,620
  Surplus...........................................................        389,620        389,620        389,620
  Retained earnings.................................................        812,784        802,256        791,045
  Unrealized loss on securities available for sale..................        (19,179)        (6,336)      --
                                                                      -------------  -------------  -------------
      Total stockholders' equity....................................      1,572,845      1,575,160      1,570,285
                                                                      -------------  -------------  -------------
                                                                      $  14,111,225  $  14,069,560  $  12,956,087
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                See accompanying notes to financial statements.

                         TEXAS NATIONAL BANK OF BAYTOWN

                             STATEMENTS OF EARNINGS

                                                          SIX MONTHS ENDED
                                                              JUNE 30,              YEAR ENDED DECEMBER 31,
                                                       ----------------------  ----------------------------------
                                                          1997        1996        1996        1995        1994
                                                       ----------  ----------  ----------  ----------  ----------
                                                            (UNAUDITED)
Interest income:
  Interest and fees on loans (note 1)................  $  192,116  $  188,286  $  375,844  $  382,880  $  676,892
  U. S. Treasury securities..........................      63,644      52,240     116,611     111,284      30,190
  Other securities...................................       7,452      17,564      25,718      49,172      48,767
  Interest on Federal funds sold.....................      65,230      66,802     146,258     173,039      58,722
  U. S. agency securities............................      95,566      82,385     176,842      78,069      --
                                                       ----------  ----------  ----------  ----------  ----------
    Total interest income............................     424,008     407,277     841,273     794,444     814,571
Interest expense on deposits.........................     136,724     134,286     275,033     244,695     193,795
                                                       ----------  ----------  ----------  ----------  ----------
    Net interest income..............................     287,284     272,991     566,240     549,749     620,776
Provision for loan losses (notes 1 and 3)............         750       9,000      16,500      10,000    (100,000)
                                                       ----------  ----------  ----------  ----------  ----------
    Net interest income after provision for loan
      losses.........................................     286,534     263,991     549,740     539,749     720,776
                                                       ----------  ----------  ----------  ----------  ----------
Other income:
  Service fees on deposit accounts...................     130,904     109,511     230,218     216,974     200,142
  Commissions, fees and other........................      12,471       8,877      16,115       8,264       7,981
  Net gain (loss) on sale of assets..................      12,476      38,531      38,531       1,668      --
                                                       ----------  ----------  ----------  ----------  ----------
    Total other income...............................     155,851     156,919     284,864     226,906     208,123
                                                       ----------  ----------  ----------  ----------  ----------
Other expenses:
  Salaries and employee benefits.....................     148,005     142,694     291,149     260,920     222,697
  Occupancy expenses, net............................      36,932      38,333      72,061      69,007      70,902
  Other operating expenses (note 7)..................     127,396     127,521     259,639     262,052     450,600
                                                       ----------  ----------  ----------  ----------  ----------
    Total other expenses.............................     312,333     308,548     622,849     591,979     744,199
                                                       ----------  ----------  ----------  ----------  ----------
    Net income before Federal income tax.............     130,052     112,362     211,755     174,676     184,700
  Federal income tax (note 6)........................      41,600      33,923      66,125      52,485      51,500
                                                       ----------  ----------  ----------  ----------  ----------
    Net income.......................................  $   88,452  $   78,439  $  145,630  $  122,191  $  133,200
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
  Net income per common share (note 1)...............        2.27        2.01        3.73        3.13        3.41
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
  Weighted Average shares outstanding................      38,962      38,962      38,962      38,962      38,962
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------

                See accompanying notes to financial statements.

                         TEXAS NATIONAL BANK OF BAYTOWN

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                     AND THE SIX MONTHS ENDED JUNE 30, 1997

                                                                            UNREALIZED
                                                                              HOLDING
                                                                               GAINS      RETAINED
                                          SHARES    PAR VALUE    SURPLUS     (LOSSES)     EARNINGS       TOTAL
                                         ---------  ----------  ----------  -----------  -----------  ------------
Balance, December 31, 1993.............     38,962  $  389,620  $  389,620   $  --       $   788,907  $  1,568,147
Net income, 1994.......................     --          --          --          --           133,200       133,200
Cash dividends declared
  $3.50 per share......................     --          --          --          --          (136,367)     (136,367)
                                         ---------  ----------  ----------  -----------  -----------  ------------
Balance, December 31, 1994.............     38,962  $  389,620     389,620      --           785,740     1,564,980
Net income, 1995.......................     --          --          --          --           122,191       122,191
Cash dividends declared
  $3.00 per share......................     --          --          --          --          (116,886)     (116,886)
                                         ---------  ----------  ----------  -----------  -----------  ------------
Balance, December 31, 1995.............     38,962     389,620     389,620      --           791,045     1,570,285
Net income, 1996.......................     --          --          --          --           145,630       145,630
Cash dividends declared
  $3.45 per share......................     --          --          --          --          (134,419)     (134,419)
Unrealized loss on securities available
  for sale.............................     --          --          --          (6,336)      --             (6,336)
                                         ---------  ----------  ----------  -----------  -----------  ------------
Balance, December 31, 1996.............     38,962     389,620     389,620      (6,336)      802,256     1,575,160
Net income, 1997 (unaudited)...........     --          --          --          --            88,452        88,452
Cash dividends declared
  $2.00/share (unaudited)..............     --          --          --          --           (77,924)      (77,924)
Unrealized loss on securities available
  for sale (unaudited).................     --          --          --         (12,843)      --            (12,843)
                                         ---------  ----------  ----------  -----------  -----------  ------------
Balance, June 30, 1997 (unaudited).....  $  38,962  $  389,620  $  389,620   $ (19,179)  $   812,784  $  1,572,845
                                         ---------  ----------  ----------  -----------  -----------  ------------
                                         ---------  ----------  ----------  -----------  -----------  ------------

                See accompanying notes to financial statements.

                         TEXAS NATIONAL BANK OF BAYTOWN

                            STATEMENTS OF CASH FLOWS

                                                       SIX MONTHS ENDED
                                                           JUNE 30,                     YEAR ENDED DECEMBER 31,
                                                 ----------------------------  ------------------------------------------
                                                     1997           1996           1996           1995           1994
                                                 -------------  -------------  -------------  -------------  ------------
                                                         (UNAUDITED)
Cash flows from operating activities:
  Net income...................................  $      88,452  $      78,439  $     145,630  $     122,191  $    133,200
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation, accretion and amortization...         11,469          9,832         27,174         19,007        19,059
    Loan recoveries (charge-off), net..........           (294)           253            253         (7,297)          254
    Provision for loan losses..................            750          9,000         16,500         10,000      (100,000)
    Loss on sale of loans......................       --             --             --             --             160,268
    Decrease (increase) in accrued interest and
      other assets.............................        (45,341)       (15,851)       (76,079)        30,963       (60,791)
    Increase (decrease) in accrued interest and
      other liabilities........................        (10,514)        45,178         14,519         (7,359)       32,132
                                                 -------------  -------------  -------------  -------------  ------------
    Net cash provided by operating
      activities...............................         44,522        126,851        127,997        167,505       184,122
                                                 -------------  -------------  -------------  -------------  ------------
Cash flows from investing activities:
  Proceeds from maturities of held-to-maturity
    securities.................................       --            2,750,000      4,550,000       --             --
  Purchase of held-to-maturity securities......     (1,001,602)      --           (1,492,031)    (3,015,001)     (888,937)
  Purchase of available-for-sale securities....       --           (2,615,342)    (3,155,177)      --             --
  Net decrease (increase) in loans.............       (303,724)      (458,506)      (575,395)     3,509,245       144,594
  Purchase of premises and equipment...........        (32,485)      --               (2,822)        (8,130)      (25,845)
  Net expenditures on foreclosed real estate...       --             --             --              (94,478)      --
  Proceeds from sale of other real estate......         68,851        183,574        195,237       --             --
                                                 -------------  -------------  -------------  -------------  ------------
    Net cash provided by (used in) investing
      activities...............................     (1,268,960)      (140,274)      (480,188)       391,636      (770,188)
                                                 -------------  -------------  -------------  -------------  ------------
Cash flow from financing activities:
  Cash dividends paid..........................        (77,924)      (144,159)      (212,342)      (136,367)     (155,848)
  Net increase in deposits.....................         54,494      1,386,602      1,172,003        574,370       660,403
                                                 -------------  -------------  -------------  -------------  ------------
    Net cash provided by financing
      activities...............................        (23,430)     1,242,443        959,661        438,003       504,555
                                                 -------------  -------------  -------------  -------------  ------------
    Net increase (decrease) in cash and cash
      equivalents..............................     (1,247,868)     1,229,020        607,470        997,144       (81,511)
Cash and cash equivalents at beginning of
  year.........................................      4,700,901      4,093,431      4,093,431      3,096,287     3,177,798
                                                 -------------  -------------  -------------  -------------  ------------
Cash and cash equivalents at end of year.......  $   3,453,033  $   5,322,451  $   4,700,901  $   4,093,431  $  3,096,287
                                                 -------------  -------------  -------------  -------------  ------------
                                                 -------------  -------------  -------------  -------------  ------------
Supplemental information:
  Taxes paid...................................  $      36,236  $      29,604  $      84,131  $      13,441  $     48,000
                                                 -------------  -------------  -------------  -------------  ------------
                                                 -------------  -------------  -------------  -------------  ------------
  Interest paid................................  $     133,880  $     123,185  $     275,033  $     244,695  $    193,795
                                                 -------------  -------------  -------------  -------------  ------------
                                                 -------------  -------------  -------------  -------------  ------------

                See accompanying notes to financial statements.

                         TEXAS NATIONAL BANK OF BAYTOWN

                         NOTES TO FINANCIAL STATEMENTS

         (INFORMATION AS OF/AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                        AND JUNE 30, 1996 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follow:

        Texas National Bank of Baytown is operates a single location in Baytown, Texas, offering full service banking to its customers primarily in the Baytown area.

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

           a) STATEMENT OF CASH FLOWS--The real estate owned was acquired in a non-cash transaction. For purpose of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and Federal funds sold.

           b) INVESTMENT SECURITIES--Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Bank has the ability at the time of purchase to hold securities until maturity or on a long-term basis, they are classified as held to maturity and carried at amortized historical cost. Securities to be held for indefinite periods of time and not intended to be held to maturity or on a long-term basis are classified as available for sale and carried at market value. Securities held for indefinite periods of time include securities that management intends to use as part of its asset and liabilities management strategy and that may be sold in response to changes in interest rate, resultant prepayment risk and other factors, related to interest rate and resultant prepayment risk changes.

           Realized gains and losses on dispositions are based on the net proceeds and the adjusted book value of the securities sold, using the specific identification method. Unrealized gains and losses on investment securities classified as available for sale are based on difference between book value and market value of each security. These gains and losses are credited or charged to stockholders' equity, whereas realized gains and losses flow through the Bank's yearly operations.

           c) LOANS AND ALLOWANCE FOR LOAN LOSSES--Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principle amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Accrual of interest is discontinued on a loan 90 days past due or sooner if management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

                         TEXAS NATIONAL BANK OF BAYTOWN

         (INFORMATION AS OF/AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                        AND JUNE 30, 1996 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
           d) DEPRECIATION--Office equipment and buildings are stated at cost less accumulated depreciation computed principally on the straight-line method over the estimated useful lives of the assets.

           e) INCOME TAXES--Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to differences between the basis of accumulated depreciation and allowance for loan losses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

           f) EARNINGS PER COMMON SHARE--Earnings per common share equivalent is calculated by dividing net income by the weighted average number of common shares outstanding during the period.

           g) INTERIM FINANCIAL INFORMATION--Financial information as of June 30, 1997 and the six months ended June 30, 1997 and June 30, 1996, included herein, is unaudited. Such information includes all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the financial information in the interim periods. The results of operations for the six months ended June 30, 1997 and June 30, 1996 are not necessarily indicative of the results for the full fiscal year.

(2) INVESTMENT SECURITIES

    The amortized cost and market values of investment securities available for sale at June 30, 1997 are summarized as follows: Carrying Unrealized Unrealized Market Amount Gains Losses Value

                                                       CARRYING    UNREALIZED   UNREALIZED
                                                        AMOUNT        GAINS       LOSSES     MARKET VALUE
                                                     ------------  -----------  -----------  ------------
U. S. Government Agencies..........................  $  3,149,588   $  --        $  29,058   $  3,120,530
Other..............................................        23,400      --           --             23,400
                                                     ------------  -----------  -----------  ------------
                                                     $  3,172,988   $  --        $  29,058   $  3,143,930
                                                     ------------  -----------  -----------  ------------
                                                     ------------  -----------  -----------  ------------

    The amortized cost and market values of investment securities held to maturity at June 30, 1997 are summarized as follows:

                                                       CARRYING    UNREALIZED   UNREALIZED
                                                        AMOUNT        GAINS       LOSSES     MARKET VALUE
                                                     ------------  -----------  -----------  ------------
U. S. Treasury securities..........................  $  2,495,297   $  --        $     297   $  2,495,000
Foreign government debt securities.................       180,000      --           --            180,000
                                                     ------------  -----------  -----------  ------------
                                                     $  2,675,297   $  --        $     297   $  2,675,000
                                                     ------------  -----------  -----------  ------------
                                                     ------------  -----------  -----------  ------------

                         TEXAS NATIONAL BANK OF BAYTOWN

         (INFORMATION AS OF/AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                        AND JUNE 30, 1996 IS UNAUDITED)

(2) INVESTMENT SECURITIES (CONTINUED)
    The amortized cost and market values of investment securities available for sale at December 31, 1996 are summarized as follows: Carrying Unrealized Unrealized Market Amount Gains Losses Value

                                                       CARRYING    UNREALIZED   UNREALIZED
                                                        AMOUNT        GAINS       LOSSES     MARKET VALUE
                                                     ------------  -----------  -----------  ------------
U. S. Government Agencies..........................  $  3,149,457   $   8,203    $  17,801   $  3,139,859
Other..............................................        23,400      --           --             23,400
                                                     ------------  -----------  -----------  ------------
                                                     $  3,172,857   $   8,203    $  17,801   $  3,163,259
                                                     ------------  -----------  -----------  ------------
                                                     ------------  -----------  -----------  ------------

    The amortized cost and market values of investment securities held to maturity at December 31, 1996 are summarized as follows:

                                                       CARRYING    UNREALIZED   UNREALIZED
                                                        AMOUNT        GAINS       LOSSES     MARKET VALUE
                                                     ------------  -----------  -----------  ------------
U. S. Treasury securities..........................  $  1,493,826   $   6,950    $  --       $  1,500,776
Foreign government debt securities.................       180,000      --           --            180,000
                                                     ------------  -----------  -----------  ------------
                                                     $  1,673,826   $   6,950    $  --       $  1,680,776
                                                     ------------  -----------  -----------  ------------
                                                     ------------  -----------  -----------  ------------

    The amortized cost and market values of investment securities held to maturity at December 31, 1995 are summarized as follows:

                                                       CARRYING    UNREALIZED   UNREALIZED
                                                        AMOUNT        GAINS       LOSSES     MARKET VALUE
                                                     ------------  -----------  -----------  ------------
U. S. Treasury securities..........................  $  1,809,437   $  13,438    $  --       $  1,822,875
Corporate debt securities..........................       449,729       2,634       --            452,363
Foreign government debt securities.................       180,000      --           --            180,000
U. S. agency securities............................     2,300,000       3,750       --          2,303,750
Other securities...................................        23,400      --           --             23,400
                                                     ------------  -----------  -----------  ------------
                                                     $  4,762,566   $  19,822    $  --       $  4,782,388
                                                     ------------  -----------  -----------  ------------
                                                     ------------  -----------  -----------  ------------

    The following schedule presents the maturity distribution of the investment portfolio at December 31, 1996:

                                                                                CARRYING
                                                                                 AMOUNT     MARKET VALUE
                                                                              ------------  ------------
Due in one year or less.....................................................  $    999,781  $  1,003,120
Due after one year through five years.......................................     3,643,503     3,637,515
Due after five years through ten years......................................       180,000       180,000
                                                                              ------------  ------------
                                                                              $  4,823,284  $  4,820,635
                                                                              ------------  ------------
                                                                              ------------  ------------

    There were no realized gains or losses during the six months ended June 30, 1997 or years ended December 31, 1996, 1995 or 1994.

    Investment securities with a carrying amount and market value of $23,400 and $23,400, respectively, are pledged to secure deposits in 1995.

                         TEXAS NATIONAL BANK OF BAYTOWN

         (INFORMATION AS OF/AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                        AND JUNE 30, 1996 IS UNAUDITED)

(3) LOANS

    Major classifications of loans are as follows:

                                                                                     DECEMBER 31,
                                                                              --------------------------
                                                                                  1996          1995
                                                                  JUNE 30,    ------------  ------------
                                                                    1997
                                                                ------------
                                                                (UNAUDITED)
Commercial....................................................  $  1,073,981  $    703,635  $    884,169
Real estate...................................................     2,904,869     3,051,520     2,440,612
Installment...................................................       506,547       419,388       249,377
                                                                ------------  ------------  ------------
                                                                   4,485,397     4,174,543     3,574,158
Unearned discount.............................................       (56,954)      (49,824)      (24,834)
                                                                ------------  ------------  ------------
                                                                   4,428,443     4,124,719     3,549,324
Allowance for loan losses.....................................       (88,101)      (87,645)      (70,892)
                                                                ------------  ------------  ------------
                                                                $  4,340,342  $  4,037,074  $  3,478,432
                                                                ------------  ------------  ------------
                                                                ------------  ------------  ------------

    Changes in the allowance for loan losses were as follows:

                                                                             DECEMBER 31,
                                                                 -------------------------------------
                                                                    1996         1995         1994
                                                     JUNE 30,    -----------  -----------  -----------
                                                       1997
                                                    -----------
                                                    (UNAUDITED)
Balance, beginning of year........................   $  87,645    $  70,892    $  68,189    $ 167,935
Provision charged (credited) to operations........         750       16,500       10,000     (100,000)
Loans charged off.................................        (294)      --           (7,670)        (550)
Recoveries........................................      --              253          373          804
                                                    -----------  -----------  -----------  -----------
Balance, end of year..............................   $  88,101    $  87,645    $  70,892    $  68,189
                                                    -----------  -----------  -----------  -----------
                                                    -----------  -----------  -----------  -----------

    There were no impaired loans at June 30, 1997, December 31, 1996 and 1995.

(4) BANK PREMISES AND EQUIPMENT

    Major classifications of these assets are summarized as follows:

                                                                                     DECEMBER 31,
                                                                               ------------------------
                                                                                  1996         1995
                                                                   JUNE 30,    -----------  -----------
                                                                     1997
                                                                  -----------
                                                                  (UNAUDITED)
Land............................................................   $ 145,917    $ 145,917    $ 145,917
Building........................................................     291,656      291,656      291,656
Equipment.......................................................     350,014      317,529      314,707
                                                                  -----------  -----------  -----------
                                                                     787,587      755,102      752,280
Accumulated depreciation........................................     488,424      476,955      457,148
                                                                  -----------  -----------  -----------
                                                                   $ 299,163    $ 278,147    $ 295,132
                                                                  -----------  -----------  -----------
                                                                  -----------  -----------  -----------

    Depreciation expense amounted to $11,469, $19,807 and $21,064 for the six months ended June 30, 1997 and years ended December 31, 1996 and 1995, respectively.

                         TEXAS NATIONAL BANK OF BAYTOWN

         (INFORMATION AS OF/AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                        AND JUNE 30, 1996 IS UNAUDITED)

(5) TIME DEPOSITS

    The time deposits greater than or equal to $100,000 and their maturities are shown below:

                                                                                       DECEMBER 31,
                                                                                  ----------------------
                                                                                     1996        1995
                                                                   JUNE 30, 1997  ----------  ----------
                                                                   -------------
                                                                    (UNAUDITED)
One to three months..............................................   $   105,264   $  200,000  $  480,000
Three to six months..............................................       200,000      200,000     200,000
Six months to one year...........................................       622,295      305,264     100,000
                                                                   -------------  ----------  ----------
                                                                    $   927,559   $  705,264  $  780,000
                                                                   -------------  ----------  ----------
                                                                   -------------  ----------  ----------

(6) FEDERAL INCOME TAX

    Income tax at the Federal statutory rate of 34% is reconciled to the Bank's actual provision as follows:

                                                                             YEAR ENDED DECEMBER 31,
                                                                         -------------------------------
                                                                           1996       1995       1994
                                                                         ---------  ---------  ---------
Tax at statutory rate..................................................  $  71,997  $  59,400  $  62,800
Non-deductible expenses................................................        252        314        490
Surtax exclusion.......................................................     (6,124)    (8,026)    (7,390)
Other..................................................................     --            797     (4,400)
                                                                         ---------  ---------  ---------
                                                                         $  66,125  $  52,485  $  51,500
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

    The components of Federal income tax are as follows:

                                                                             YEAR ENDED DECEMBER 31,
                                                                         -------------------------------
                                                                           1996       1995       1994
                                                                         ---------  ---------  ---------
Current expense........................................................  $  73,302  $  64,630  $  15,200
Deferred (benefit).....................................................     (7,177)   (12,145)    36,300
                                                                         ---------  ---------  ---------
                                                                         $  66,125  $  52,485  $  51,500
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

    Deferred Federal income taxes, according to the timing differences which caused them, were as follows:

                                                                            YEAR ENDED DECEMBER 31,
                                                                        --------------------------------
                                                                          1996        1995       1994
                                                                        ---------  ----------  ---------
Depreciation expense..................................................  $  (3,981) $   (1,332) $   2,300
Book bad debt deduction over tax deduction............................     (5,610)     (3,400)    34,000
Reserve for other real estate owned...................................      2,414      (7,413)    --
                                                                        ---------  ----------  ---------
                                                                        $  (7,177) $  (12,145) $  36,300
                                                                        ---------  ----------  ---------
                                                                        ---------  ----------  ---------

                         TEXAS NATIONAL BANK OF BAYTOWN

         (INFORMATION AS OF/AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                        AND JUNE 30, 1996 IS UNAUDITED)

(6) FEDERAL INCOME TAX (CONTINUED)
    The components of deferred income taxes are principally related to the allowance for loan losses, depreciation, and the write-down of Other Real Estate Owned. The total deferred tax assets and deferred tax liabilities at December 31, 1996, 1995 and 1994 were as follows:

                                                                                  DECEMBER 31,
                                                                         -------------------------------
                                                                           1996       1995       1994
                                                                         ---------  ---------  ---------
Deferred tax assets--
  Reserve for loss on other real estate................................  $   5,634  $   7,413  $  --
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------
Deferred tax liabilities:
  Allowance for loan losses............................................  $  25,524  $  34,076  $  37,476
  Depreciation differences.............................................      2,942      4,169      4,634
                                                                         ---------  ---------  ---------
                                                                         $  28,466  $  38,245  $  42,110
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

(7) COMMITMENTS AND CONTINGENT LIABILITIES

    In the normal course of business the Bank makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying financial statements. The commitments and contingent liabilities include various guarantees, commitments to extend credit, and standby letters of credit. At June 30, 1997 and December 31, 1996 and 1995, commitments to extend credit and commitments under standby letters of credit aggregated $18,000, $-0-and $72,000, respectively. The Bank does not anticipate any material losses as a result of the commitments and contingent liabilities.

    Since 1992 the Bank has been party to administrative and judicial proceedings with its regulatory agency. The regulatory agency alleged that the Bank violated certain laws relating to loan concentration and loan limit by originating certain loan participations. From inception management has vigorously opposed the allegations. Solely in an effort to placate the regulatory agency and without admitting any wrongdoing the Bank initiated efforts in 1994 to dispose of the certain loans. The Bank currently has an extension until December 31, 1997 to reduce the remaining loans below the Bank's legal lending limit.

    The Bank contracts for data-processing services under a contract which expires in 1997. Total contract expense for June 30, 1997, and December 31, 1996 and 1995 was $38,044, $69,920 and $63,793, respectively. The following is a schedule of the related future minimum contract payments:

YEAR ENDING
DECEMBER 31,
---------------------------------------------------------------
1997...........................................................  $  49,500
                                                                 ---------
                                                                 ---------

(8) RELATED PARTY TRANSACTIONS

    At June 30, 1997, and December 31, 1996 and 1995, certain officers and directors, and companies in which they had 10 percent or more beneficial ownership, were indebted to the Bank in the aggregate amount of $36,880, $86,628 and $377,149, respectively.

                         TEXAS NATIONAL BANK OF BAYTOWN

         (INFORMATION AS OF/AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                        AND JUNE 30, 1996 IS UNAUDITED)

(8) RELATED PARTY TRANSACTIONS (CONTINUED)
    At June 30, 1997, the Bank maintained deposits at the following banks which are owned 10 percent or more by directors and officers of the Bank:

                                                                 PARTICIPATIONS PARTICIPATIONS  DUE FROM
                                                                   PURCHASED        SOLD          (TO)
                                                                 -------------  -------------  -----------
Mayde Creek Bank...............................................   $   135,141    $    33,999    $  --
First Bank of Deer Park........................................       309,244        416,298        4,245
First National Bank of Bellaire................................     1,938,592        --             2,498

    At December 31, 1996, the Bank maintained deposits at the following banks which are owned 10 percent or more by the directors and officers of the Bank:

                                                                 PARTICIPATIONS PARTICIPATIONS  DUE FROM
                                                                   PURCHASED        SOLD          (TO)
                                                                 -------------  -------------  -----------
Mayde Creek Bank...............................................   $   141,442    $    40,000    $  --
First Bank of Deer Park........................................        70,879        --             1,595
First National Bank of Bellaire................................     1,969,171        --            13,746

(9) RETAINED EARNINGS

    Banking regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency.

(10) REGULATORY MATTERS

    The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

    As of December 31, 1996, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-

                         TEXAS NATIONAL BANK OF BAYTOWN

         (INFORMATION AS OF/AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                        AND JUNE 30, 1996 IS UNAUDITED)

(10) REGULATORY MATTERS (CONTINUED)
based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                                                                                                    TO BE WELL
                                                                                                 CAPITALIZED UNDER
                                                                      FOR CAPITAL                PROMPT CORRECTIVE
                                             ACTUAL               ADEQUACY PURPOSES:            ACTION PROVISIONS:
                                     ----------------------   ---------------------------   ---------------------------
                                       AMOUNT       RATIO        AMOUNT         RATIO          AMOUNT         RATIO
                                     -----------  ---------   ------------  -------------   ------------  -------------
As of June 30, 1997 (Unaudited):
  Total Capital
  (To Risk Weighted Assets)........  $ 1,680,125    31.478%      >=426,992        >=8.00%      >=533,740        >=10.00%

  Tier I Capital*
  (To Risk Weighted Assets)........  $ 1,592,024    29.820%      >=213,496        >=4.00%      >=320,244         >=6.00%

  Tier I Capital
  (To Average Assets)..............  $ 1,592,024    11.116%      >=572,840        >=4.00%      >=716,051         >=5.00%

As of December 31, 1996:
  Total Capital
  (To Risk Weighted Assets)........  $ 1,669,139    29.794%      >=448,176        >=8.00%      >=560,220        >=10.00%

  Tier I Capital*
  (To Risk Weighted Assets)........  $ 1,581,495    28.229%      >=224,088        >=4.00%      >=336,132         >=6.00%

  Tier I Capital
    (To Average Assets)............  $ 1,581,495    11.262%      >=561,675        >=4.00%      >=702,094         >=5.00%

As of December 31, 1995:
  Total Capital
  (To Risk Weighted Assets)........  $ 1,641,175    30.080%      >=436,478        >=8.00%      >=545,597        >=10.00%

  Tier I Capital*
    (To Risk Weighted Assets)......  $ 1,570,284    28.780%      >=218,239        >=4.00%      >=327,358         >=6.00%

  Tier I Capital
    (To Average Assets)............  $ 1,570,284    12.408%      >=506,182        >=4.00%      >=632,727         >=5.00%

------------------------

* Ratio must equal or exceed 13% to be in compliance with cease and desist order issued by Office of the Comptroller of the Currency. (Note 7)

                         TEXAS NATIONAL BANK OF BAYTOWN

         (INFORMATION AS OF/AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                        AND JUNE 30, 1996 IS UNAUDITED)

(11) FINANCIAL INSTRUMENTS WITH OFF-BALANCE RISK

    The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notational amount of those instruments (See note 7). The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management's credit evaluation of the counterparty.

    Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank's policy for obtaining collateral and the nature of such collateral is essentially the same as that involved in making commitments to extend credit.

(12) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107 requires management to estimate the fair value of financial instruments as of the balance sheet date. Management is unable to estimate the fair value of financial instruments included in the statements other than investment securities which are disclosed in footnote 2. However, management is of the opinion that the fair value does not differ significantly from the recorded value of those financial instruments.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors

  First Bank of Deer Park:

    We have audited the accompanying balance sheets of First Bank of Deer Park as of December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Bank of Deer Park as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          KILLINGSWORTH & COMPANY, P.C.

Houston, Texas
  June 2, 1997

                            FIRST BANK OF DEER PARK

                                 BALANCE SHEETS

                                                                                            DECEMBER 31,
                                                                                     ---------------------------
                                                                                         1996          1995
                                                                      JUNE 30, 1997  ------------  -------------
                                                                      -------------
                                                                      (UNAUDITED)
                                                     ASSETS

Cash and due from banks                                               $   2,177,878  $  2,732,356  $   1,752,908
Investment securities (notes 1 and 2):
  Available for sale................................................      6,951,000     6,931,213      6,012,862
  Held to maturity..................................................      5,939,453     5,907,013      9,339,254
Federal funds sold..................................................      3,075,000     3,800,000        200,000
Loans, net (notes 1 and 3)..........................................     13,860 421    13,126,550     11,183,268
Bank premises and equipment (notes 1 and 4).........................        331,042       348,346        354,867
Accrued interest receivable and other assets........................        351,897       325,506        317,463
Other real estate owned.............................................        200,378       277,530        799,295
                                                                      -------------  ------------  -------------
                                                                      $  32,887,069  $ 33,448,514  $  29,959,917
                                                                      -------------  ------------  -------------
                                                                      -------------  ------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits (notes 2 and 5):
  Demand............................................................  $  11,622,030  $ 10,707,024  $   8,569,292
  Savings and other time............................................     13,362,188    13,324,946     12,316,196
  Public funds--time................................................      1,835,643     2,191,069      3,782,862
                                                                      -------------  ------------  -------------
    Total deposits..................................................     26,819,861    26,223,039     24,668,350
Dividends payable...................................................         57,750       485,100        265,650
Accrued interest and other liabilities..............................        130,574       117,825         86,548
Repurchase agreements...............................................      2,000,000     3,000,000      1,300,000
                                                                      -------------  ------------  -------------
    Total liabilities...............................................     29,008,185    29,825,964     26,320,548
Commitments and contingent liabilities (notes 8 and 10).............       --             --            --
Stockholders' equity:
  Common stock of $5 par value.
    Authorized, issued and outstanding
      115,500 shares................................................        577,500       577,500        577,500
  Surplus...........................................................      1,622,500     1,622,500      1,622,500
  Unrealized holding gains (losses) (notes 1 and 2).................        (32,340)      (45,400)         8,489
  Retained earnings.................................................      1,711,224     1,467,950      1,430,880
                                                                      -------------  ------------  -------------
    Total stockholders' equity......................................      3,878,884     3,622,550      3,639,369
                                                                      -------------  ------------  -------------
                                                                      $  32,887,069  $ 33,448,514  $  29,959,917
                                                                      -------------  ------------  -------------
                                                                      -------------  ------------  -------------

                See accompanying notes to financial statements.

                            FIRST BANK OF DEER PARK

                              STATEMENTS OF INCOME

                                                  SIX MONTHS ENDED
                                                      JUNE 30,                   YEAR ENDED DECEMBER 31,
                                             --------------------------  ----------------------------------------
                                                 1997          1996          1996          1995          1994
                                             ------------  ------------  ------------  ------------  ------------
                                                    (UNAUDITED)
Interest income:
  Interest and fees on loans (note 1)......  $    649,261  $    584,740  $  1,198,877  $  1,084,991  $  1,571,455
  U. S. Treasury securities (note 1).......       168,431       236,114       419,836       837,238       272,071
  Obligations of state and political
    subdivisions...........................       --             23,110        30,186        18,677        22,940
  U. S. government agencies................       283,116       208,400       450,098        45,823       --
  Interest on Federal funds sold...........        82,919        25,622        65,327       111,136        76,501
                                             ------------  ------------  ------------  ------------  ------------
    Total interest income..................     1,183,727     1,077,986     2,164,324     2,097,865     1,942,967
Interest expense on deposits...............       357,241       329,388       659,044       619,743       445,119
                                             ------------  ------------  ------------  ------------  ------------
    Net interest income....................       826,486       748,598     1,505,280     1,478,122     1,497,848
Provision for loan losses (notes 1 and
  3).......................................       --            --            --            --            --
                                             ------------  ------------  ------------  ------------  ------------
    Net interest income after provisions
      for loan losses......................       826,486       748,598     1,505,280     1,478,122     1,497,848
Other income:
  Service fees on deposit accounts.........       163,133       176,561       350,102       374,814       433,253
  Commissions, fees and other..............        92,234        60,458       182,932        65,003        30,162
                                             ------------  ------------  ------------  ------------  ------------
                                                  255,367       237,019       533,034       439,817       463,415
                                             ------------  ------------  ------------  ------------  ------------
Other expenses:
  Salaries.................................       246,614       218,391       474,526       415,026       421,325
  Occupancy expenses.......................        36,278        43,197        88,817        66,446        58,497
  Equipment expense........................        20,673        22,093        33,694        25,384        33,421
  Other operating expenses
    (note 8)...............................       242,964       190,443       424,699       611,551       908,086
                                             ------------  ------------  ------------  ------------  ------------
                                                  546,529       474,124     1,021,736     1,118,407     1,421,329
                                             ------------  ------------  ------------  ------------  ------------
    Income before Federal income tax.......       535,324       511,493     1,016,578       799,532       539,934
Federal income tax (notes 1 and 7).........       176,550       159,950       321,158       253,250       170,195
                                             ------------  ------------  ------------  ------------  ------------
    Net income.............................  $    358,774  $    351,543  $    695,420  $    546,282  $    369,739
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------
Net income per common share (note 1).......  $       3.10  $       3.05  $       6.02  $       4.72  $       3.20
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------
Weighted average shares outstanding........       115,500       115,500       115,500       115,500       115,500
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------

                See accompanying notes to financial statements.

                            FIRST BANK OF DEER PARK

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                       AND SIX MONTHS ENDED JUNE 30, 1997

                                                                                                  UNREALIZED
                                                                                                    HOLDING
                                                                                      RETAINED       GAINS
                                                SHARES    PAR VALUE     SURPLUS       EARNINGS     (LOSSES)       TOTAL
                                               ---------  ----------  ------------  ------------  -----------  ------------
Balance, December 31, 1993...................    115,500  $  577,500  $  1,622,500  $  1,427,309   $  --       $  3,627,309
Net income...................................     --          --           --            369,739      --            369,739
Cash dividends $1.40 per share...............     --          --           --           (473,550)     --           (473,550)
                                               ---------  ----------  ------------  ------------  -----------  ------------
Balance, December 31, 1994...................    115,500     577,500     1,622,500     1,323,498      --          3,523,498
Net income...................................     --          --           --            546,282      --            546,282
Unrealized change in investment securities
  available for sale (notes 1 and 2).........     --          --           --            --            8,489          8,489
Cash dividends $3.80 per share...............     --          --           --           (438,900)     --           (438,900)
                                               ---------  ----------  ------------  ------------  -----------  ------------
Balance, December 31, 1995...................    115,500     577,500     1,622,500     1,430,880       8,489      3,639,369
Net income...................................     --          --           --            695,420      --            695,420
Unrealized change in investment securities
  available for sale (notes 1 and 2).........     --          --           --            --          (53,889)       (53,889)
Cash dividends $5.70 per share...............     --          --           --           (658,350)     --           (658,350)
                                               ---------  ----------  ------------  ------------  -----------  ------------
Balance, December 31, 1996...................    115,500     577,500     1,622,500     1,467,950     (45,400)     3,622,550
Net income (unaudited).......................     --          --           --            358,774      --            358,774
Unrealized change in investment securities
  available for sale (notes 1 and
  2)(unaudited)..............................     --          --           --            --           13,060         13,060
Cash dividends $1.00 per share (Unaudited)...     --          --           --           (115,500)     --           (115,500)
                                               ---------  ----------  ------------  ------------  -----------  ------------
Balance, June 30, 1997 (unaudited)...........    115,500  $  577,500  $  1,622,500  $  1,711,224   $ (32,340)  $  3,878,884
                                               ---------  ----------  ------------  ------------  -----------  ------------
                                               ---------  ----------  ------------  ------------  -----------  ------------

                See accompanying notes to financial statements.

                            FIRST BANK OF DEER PARK

                            STATEMENTS OF CASH FLOWS

                                                  SIX MONTHS ENDED JUNE 30,              YEAR ENDED DECEMBER 31,
                                                 ----------------------------  --------------------------------------------
                                                     1997           1996           1996            1995           1994
                                                 -------------  -------------  -------------  --------------  -------------
                                                         (UNAUDITED)
Cash flows from operating activities:
  Net income...................................  $     358,774  $     351,543  $     695,420  $      546,282  $     369,739
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation, amortization and accretion...         17,304         13,794        (55,640)       (150,843)        33,036
    Other real estate adjustment...............        (55,240)      --               56,000          27,505         19,899
    Loss on sale of loans......................       --             --             --              --              305,500
    Loan recoveries............................       --                  807            807           1,501          6,732
    Gain on sale of other real estate..........        (26,391)       (60,802)       (82,725)       --             --
    Decrease (increase) in accrued interest and
      other assets.............................         12,749        142,636         18,272         119 680       (179,211)
    (Decrease) increase in accrued interest and
      other liabilities........................                                       31,276         (12,262)       (15,575)
    Other......................................       --             --             --              --               (4,081)
                                                 -------------  -------------  -------------  --------------  -------------
      Net cash provided by operating
        activities.............................        307,196        447,978        663,410         531,863        536,039
                                                 -------------  -------------  -------------  --------------  -------------
Cash flows from investing activities:
  Proceeds from maturities of held-to-maturity
    securities.................................      1,000,000      2,500,000      5,500,000       8,900,876       --
  Purchase of held-to-maturity securities......     (1,039,167)      --           (1,984,531)     (6,346,250)    (7,311,328)
  Proceeds from maturities of available for
    sale securities............................       --             --            1,000,000        --             --
  Purchase of securities available for sale....       --           (1,000,000)    (2,000,000)     (6,000,000)      --
  Net decrease (increase) in loans.............       (733,871)    (1,482,066)    (1,944,090)      4,428,906        752,959
  Purchase of equipment........................       --             --              (21,066)        (33,362)      --
  Proceeds from sale of other real estate......        132,392        492,506        549,936        --               22,938
                                                 -------------  -------------  -------------  --------------  -------------
      Net cash provided by (used in) investing
        activities.............................       (640,646)       510,440      1,100,249         950,170     (6,535,431)
                                                 -------------  -------------  -------------  --------------  -------------
Cash flows from financing activities:
  Net increase (decrease) in deposits..........        596,822     (1,106,348)     1,554,689      (1,000,312)     4,350,129
  Dividends paid...............................       (542,850)      (323,400)      (438,900)       (473,550)      (606,375)
  Net increase (decrease) in repurchase
    agreements.................................     (1,000,000)     2,000,000      1,700,000        (200,000)      (288,000)
                                                 -------------  -------------  -------------  --------------  -------------
      Net cash provided by (used in) financing
        activities.............................       (946,028)       570,252      2,815,789      (1,673,862)     3,455,754
                                                 -------------  -------------  -------------  --------------  -------------
      Net increase (decrease) in cash and cash
        equivalents............................     (1,279,478)     1,528,670      4,579,448        (191,829)    (2,543,638)
Cash and cash equivalents at beginning of
  year.........................................      6,532,356      1,952,908      1,952,908       2,144,737      4,688,375
                                                 -------------  -------------  -------------  --------------  -------------
Cash and cash equivalents at end of year.......  $   5,252,878      3,481,578      6,532,356       1,952,908      2,144,737
                                                 -------------  -------------  -------------  --------------  -------------
                                                 -------------  -------------  -------------  --------------  -------------
Supplemental information:
  Taxes paid...................................  $     206,626  $      32,300  $     259,525  $      148,291  $     266,292
                                                 -------------  -------------  -------------  --------------  -------------
                                                 -------------  -------------  -------------  --------------  -------------
  Interest paid................................  $     352,664  $     322,221  $     657,021  $      604,081  $     444,942
                                                 -------------  -------------  -------------  --------------  -------------
                                                 -------------  -------------  -------------  --------------  -------------

                See accompanying notes to financial statements.

                            FIRST BANK OF DEER PARK

                         NOTES TO FINANCIAL STATEMENTS

                           (INFORMATION AS OF/AND FOR
         SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The Bank is a state chartered institution offering full banking services in the Deer Park area.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

    The accounting and reporting policies of First Bank of Deer Park (Bank) conform to generally accepted accounting principles. A description of the more significant accounting policies follows:

        (a) STATEMENT OF CASH FLOWS--The real estate owned was acquired in a non-cash transaction. For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and Federal funds sold.

        (b) INVESTMENT SECURITIES--Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Bank has the ability at the time of purchase to hold securities until maturity or on a long-term basis, they are classified as held to maturity and carried at amortized historical cost. Securities to be held for indefinite periods of time and not intended to be held to maturity or on a long-term basis are classified as available for sale and carried at fair value. Securities held for indefinite periods of time include securities that management intends to use as part of its asset and liabilities management strategy and that may be sold in response to changes in interest rate, resultant prepayment risk and other factors, related to interest rate and resultant prepayment risk changes.

        Realized gains and losses on dispositions are based on the net proceeds and the adjusted book value of the securities sold, using the specific identification method. Unrealized gains and losses on investment securities available for sale are based on the difference between book value and fair value of each security. These gains and losses, net of any income tax effect, are reported as a separate component of stockholders' equity. Realized gains and losses flow through the Bank's yearly statements of income.

        (c) LOANS AND ALLOWANCE FOR LOAN LOSSES--Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Accrual of interest is discontinued on a loan 90 days past due or sooner if management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

                            FIRST BANK OF DEER PARK

                           (INFORMATION AS OF/AND FOR
         SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
        (d) DEPRECIATION--Office equipment and buildings are stated at cost less accumulated depreciation computed principally on the straight-line method over the estimated useful lives of the assets.

        (e) REAL ESTATE OWNED--Real estate owned represents real estate acquired through foreclosure or deed in lieu of foreclosure and is stated at the lower of the outstanding loan balance at the time of foreclosure or appraised value. Gains on the sale of real estate owned are generally deferred and recognized on the installment method as the sale proceeds are received. Losses and write-downs resulting from periodic re-evaluations of the property are charged to other expenses.

        (f) INCOME TAXES--Income taxes are provided for the tax effects of transactions reported in the financial statement, regardless of the period in which such items are recognized for tax purposes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

        (g) DEFERRED LOAN FEES--Loan commitment and origination fees and the direct costs of loan origination are deferred. The net deferred loan fees are amortized into income over the life of the related loans.

        (h) OFF BALANCE SHEET FINANCIAL INSTRUMENTS--In the ordinary course of business, the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit and commercial letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

        (i) EARNINGS PER COMMON SHARE--Earnings per common share is calculated by dividing net income by the weighted average number of common shares outstanding during the period.

        (j) INTERIM FINANCIAL INFORMATION--Financial information as of June 30, 1997 and for the six months ended June 30, 1997 and 1996, included herein, is unaudited. Such information includes all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the financial information in the interim periods. The results of operations for the six months ended June 30, 1997 and 1996 are not necessarily indicative of the results for the full fiscal year.

                            FIRST BANK OF DEER PARK

                           (INFORMATION AS OF/AND FOR
         SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996 IS UNAUDITED)

(2) INVESTMENT SECURITIES

    The amortized cost and fair value of investment securities available for sale at June 30, 1997 are summarized as follows:

                                                      AMORTIZED    UNREALIZED   UNREALIZED
                                                         COST         GAINS       LOSSES      FAIR VALUE
                                                     ------------  -----------  -----------  ------------
U. S. government agencies..........................  $  7,000,000   $   8,075    $ (57,075)  $  6,951,000
                                                     ------------  -----------  -----------  ------------
                                                     ------------  -----------  -----------  ------------

    The amortized cost and fair values of investment securities held to maturity at June 30, 1997 are summarized as follows:

                                                      AMORTIZED    UNREALIZED   UNREALIZED
                                                         COST         GAINS       LOSSES      FAIR VALUE
                                                     ------------  -----------  -----------  ------------
U. S. Treasury securities..........................  $  3,939,453   $  42,423    $  --       $  3,981,876
U. S. government agencies..........................     2,000,000         938       --          2,000,938
                                                     ------------  -----------  -----------  ------------
                                                     $  5,939,453   $  43,361    $  --       $  5,982,814
                                                     ------------  -----------  -----------  ------------
                                                     ------------  -----------  -----------  ------------

    There were no gross realized gains or losses on sales or maturities of available for sale securities for the period ended June 30, 1997.

    The amortized cost and fair values of investment securities available for sale at December 31, 1996 are summarized as follows:

                                                      AMORTIZED    UNREALIZED   UNREALIZED
                                                         COST         GAINS       LOSSES      FAIR VALUE
                                                     ------------  -----------  -----------  ------------
U. S. government agencies..........................  $  7,000,000   $  --        $ (68,787)  $  6,931,213
                                                     ------------  -----------  -----------  ------------
                                                     ------------  -----------  -----------  ------------

    The amortized cost and fair values of investment securities held to maturity at December 31, 1996 are summarized as follows:

                                                      AMORTIZED    UNREALIZED   UNREALIZED
                                                         COST         GAINS       LOSSES      FAIR VALUE
                                                     ------------  -----------  -----------  ------------
U. S. Treasury securities..........................  $  4,907,013   $  87,987    $  --       $  4,995,000
U. S. government agencies..........................     1,000,000      --           (7,500)       992,500
                                                     ------------  -----------  -----------  ------------
                                                     $  5,907,013   $  87,987    $  (7,500)  $  5,987,500
                                                     ------------  -----------  -----------  ------------
                                                     ------------  -----------  -----------  ------------

    The amortized cost and fair values of investment securities available for sale at December 31, 1995 are summarized as follows:

                                                      AMORTIZED    UNREALIZED    UNREALIZED
                                                         COST         GAINS        LOSSES       FAIR VALUE
                                                     ------------  -----------  -------------  ------------
U. S. government agencies..........................  $  6,000,000   $  12,862     $  --        $  6,012,862
                                                     ------------  -----------        -----    ------------
                                                     ------------  -----------        -----    ------------

                            FIRST BANK OF DEER PARK

                           (INFORMATION AS OF/AND FOR
         SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996 IS UNAUDITED)

(2) INVESTMENT SECURITIES (CONTINUED)
    The amortized cost and fair values of investment securities held to maturity at December 31, 1995 are summarized as follows:

                                                      AMORTIZED    UNREALIZED   UNREALIZED
                                                         COST         GAINS       LOSSES      FAIR VALUE
                                                     ------------  -----------  -----------  ------------
U. S. Treasury securities..........................  $  8,339,254   $ 180,606    $  (6,735)  $  8,513,125
Obligations of state and political subdivisions....     1,000,000      --           --          1,000,000
                                                     ------------  -----------  -----------  ------------
                                                     $  9,339,254   $ 180,606    $  (6,735)  $  9,513,125
                                                     ------------  -----------  -----------  ------------
                                                     ------------  -----------  -----------  ------------

    Proceeds from maturities of investment securities held to maturity during 1996 and 1995 were $5,500,000 and $8,900,876, respectively. There were no sales and maturities of investment securities available for sale during 1995. During 1996 securities available for sale in the amount of $1,000,000 matured. There were no realized gains or realized losses during the six months ended June 30, 1997 or the years ended December 31, 1996 and 1995.

    The following table shows the maturity distribution of the investment portfolio at December 31, 1996:

                                                     AVAILABLE FOR SALE           HELD TO MATURITY
                                                 --------------------------  --------------------------
                                                  AMORTIZED                   AMORTIZED
                                                     COST       FAIR VALUE       COST       FAIR VALUE
                                                 ------------  ------------  ------------  ------------
Due in one year or less........................  $    --       $    --       $    996,132  $  1,004,687
Due after one year through five years..........     7,000,000     6,931,213     4,910,881     4,982,813
                                                 ------------  ------------  ------------  ------------
                                                 $  7,000,000  $  6,931,213  $  5,907,013  $  5,987,500
                                                 ------------  ------------  ------------  ------------
                                                 ------------  ------------  ------------  ------------

    Investment securities with a carrying amount of $11,902,000, $10,921,331 and $13,353,659 at June 30, 1997, and December 31, 1996 and 1995, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

                            FIRST BANK OF DEER PARK

                           (INFORMATION AS OF/AND FOR
         SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996 IS UNAUDITED)

(3) LOANS

    Major classifications of loans are as follows:

                                                                                   DECEMBER 31,
                                                                           ----------------------------
                                                                               1996           1995
                                                            JUNE 30, 1997  -------------  -------------
                                                            -------------
                                                             (UNAUDITED)
Commercial................................................  $   3,513,111  $   3,609,688  $   3,855,282
Real estate...............................................      9,838,575      9,230,248      7,317,712
Installment...............................................      1,019,180        723,140        401,785
                                                            -------------  -------------  -------------
                                                               14,370,866     13,563,076     11,574,779
Less unearned discount....................................        155,134         79,231         35,023
                                                            -------------  -------------  -------------
                                                               14,215,732     13,483,845     11,539,756
Less allowance for loan losses............................        355,311        357,295        356,488
                                                            -------------  -------------  -------------
                                                            $  13,860,421  $  13,126,550  $  11,183,268
                                                            -------------  -------------  -------------
                                                            -------------  -------------  -------------

    There were no non-accrual impaired loans as of June 30, 1997, and December 31, 1996 and 1995.

    Changes in the allowance for loan losses were as follows:

                                                    JUNE 30,                    DECEMBER 31,
                                             ----------------------  ----------------------------------
                                                1997        1996        1996        1995        1994
                                             ----------  ----------  ----------  ----------  ----------
                                                  (UNAUDITED)
Balance, beginning of year.................  $  357,295  $  356,488  $  356,488  $  362,057  $  361,893
Provision charged to operations:...........      --          --          --          --          --
Loans charged off..........................      (2,184)     --          --          (7,070)     (6,568)
Recoveries.................................         200         807         807       1,501       6,732
                                             ----------  ----------  ----------  ----------  ----------
Balance, end of year.......................  $  355,311  $  357,295  $  357,295  $  356,488  $  362,057
                                             ----------  ----------  ----------  ----------  ----------
                                             ----------  ----------  ----------  ----------  ----------

(4) BANK PREMISES AND EQUIPMENT

    Major classifications of these assets are summarized as follows:

                                                                                     DECEMBER 31,
                                                                              --------------------------
                                                                                  1996          1995
                                                               JUNE 30, 1997  ------------  ------------
                                                               -------------
                                                                (UNAUDITED)
Land.........................................................   $   207,849   $    207,849  $    207,849
Building.....................................................       500,527        500,527       500,527
Equipment....................................................       390,896        390,896       369,830
                                                               -------------  ------------  ------------
                                                                  1,099,272      1,099,272     1,078,206
Accumulated depreciation and amortization....................       768,230        750,926       723,339
                                                               -------------  ------------  ------------
                                                                $   331,042   $    348,346  $    354,867
                                                               -------------  ------------  ------------
                                                               -------------  ------------  ------------

                            FIRST BANK OF DEER PARK

                           (INFORMATION AS OF/AND FOR
         SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996 IS UNAUDITED)

(4) BANK PREMISES AND EQUIPMENT (CONTINUED)
    Depreciation and amortization expense for the period ended June 30, 1997 was $17,304. Depreciation and amortization expense amounted to $27,588 and $20,916 in the years ended December 31, 1996 and 1995, respectively.

(5) DEPOSITS

    Included in interest-bearing time deposits are certificates of deposit in amounts of $100,000 or more. These certificates and their remaining maturities at June 30, 1997, December 31, 1996 and 1995, respectively, are as follows:

                                                                                     DECEMBER 31,
                                                                              --------------------------
                                                                                  1996          1995
                                                                  JUNE 30,    ------------  ------------
                                                                    1997
                                                                ------------
                                                                (UNAUDITED)
Three months or less..........................................  $  2,328,833  $  3,458,334  $  4,930,000
Four months to six months.....................................       304,015       549,636       429,000
Seven months to one year......................................     1,285,954       300,000       462,000
Two years to four years.......................................       473,036       573,036       100,000
                                                                ------------  ------------  ------------
                                                                $  4,391,838  $  4,881,006  $  5,921,000
                                                                ------------  ------------  ------------
                                                                ------------  ------------  ------------

    Also included in time deposits are NOW accounts totalling $2,736,993, $3,148,006 and $2,688,817 at June 30, 1997, and December 31, 1996 and 1995,
respectively.

(6) SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

    The Bank entered into the sale of $2,000,000 government securities under an agreement to repurchase substantially the identical security on July 31, 1997.

                            FIRST BANK OF DEER PARK

                           (INFORMATION AS OF/AND FOR
         SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996 IS UNAUDITED)

(7) INCOME TAX

    The total income taxes (benefits) in the statements of income are as follows:

                                                                          YEAR ENDED DECEMBER 31,
                                                                     ----------------------------------
                                                                        1996        1995        1994
                                                                     ----------  ----------  ----------
Current............................................................  $  334,331  $  135,155  $  245,000
Deferred (benefit).................................................     (13,173)    118,095     (74,805)
                                                                     ----------  ----------  ----------
Federal income tax expense.........................................  $  321,158  $  253,250  $  170,195
                                                                     ----------  ----------  ----------
                                                                     ----------  ----------  ----------

    Deferred income taxes (benefit), according to the timing differences which caused them, were as follows:

                                                                           YEAR ENDED DECEMBER 31,
                                                                     -----------------------------------
                                                                        1996        1995        1994
                                                                     ----------  ----------  -----------
Use of cash basis for Federal income tax purposes..................  $     (934) $    7,209  $    35,005
Book valuation of other real estate................................     (17,646)     --           (6,766)
Book valuation of loan sale........................................      --         103,870     (103,870)
Accelerated depreciation...........................................       5,407       7,008          (20)
Other..............................................................      --               8          846
                                                                     ----------  ----------  -----------
                                                                     $  (13,173) $  118,095  $   (74,805)
                                                                     ----------  ----------  -----------
                                                                     ----------  ----------  -----------

    Income tax expense at the Federal statutory rate of 34% is reconciled to the Bank's actual provision as follows:

                                                                          YEAR ENDED DECEMBER 31,
                                                                     ----------------------------------
                                                                        1996        1995        1994
                                                                     ----------  ----------  ----------
Tax at statutory rate..............................................  $  345,636  $  271,841  $  183,578
Tax exempt interest income.........................................     (24,674)    (18,768)    (14,256)
Non-deductible expense.............................................         196         177         873
                                                                     ----------  ----------  ----------
                                                                     $  321,158  $  253,250  $  170,195
                                                                     ----------  ----------  ----------
                                                                     ----------  ----------  ----------

                            FIRST BANK OF DEER PARK

                           (INFORMATION AS OF/AND FOR
         SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996 IS UNAUDITED)

(7) INCOME TAX (CONTINUED)
    Deferred tax assets and deferred tax liabilities at December 31, 1996, 1995 and 1994 were as follows:

                                                                            YEAR ENDED DECEMBER 31,
                                                                        --------------------------------
                                                                          1996       1995        1994
                                                                        ---------  ---------  ----------
Deferred tax assets:
  Reserve for bad debts...............................................  $  62,255  $  62,255  $   62,310
  Reserve for loss on other real estate...............................     19,618      6,766       6,765
  Depreciation differences............................................     --         --           2,840
  Loss on loans paid off..............................................     --         --         103,870
  Other...............................................................     --         --           1,480
                                                                        ---------  ---------  ----------
                                                                        $  81,873  $  69,021  $  177,265
                                                                        ---------  ---------  ----------
                                                                        ---------  ---------  ----------
Total deferred tax liabilities:
  Use of cash basis for Federal income tax purpose....................  $  36,265  $  40,565  $   39,160
  Depreciation differences............................................      9,473      4,168      --
  Other...............................................................     --          4,278      --
                                                                        ---------  ---------  ----------
                                                                        $  45,738  $  49,011  $   39,160
                                                                        ---------  ---------  ----------
                                                                        ---------  ---------  ----------

(8) COMMITMENTS AND CONTINGENT LIABILITIES

    The Bank is a defendant in legal actions arising from normal business activities. Management believes that those actions are without merit or that the ultimate liability, if any, resulting from them will not materially affect the Bank"s financial position.

    Since 1992, the Bank has been party to administrative and judicial proceedings with its regulatory agency. The regulatory agency alleged that the Bank violated certain laws relating to loan concentration and loan limit by originating certain loan participations. From inception management has vigorously opposed the allegations. In April 1995, an appellate court upheld the ruling of the lower court to affirm the cease and desist orders originally issued in 1992. Because the probability of reversal was remote, management decided to take no further appellant action.

    In an effort to fully comply and cooperate with the regulatory agency and without admitting any wrongdoing the Bank initiated efforts in 1995 to dispose of the certain loans. On January 27, 1995, the Bank received payoff of twelve loans in which its participation totalled approximately $6,113,000. The consideration received totalled approximately $5,807,000. The $306,000 difference was reserved at December 31, 1994 and charged to other expenses.

    In an effort to fully comply and cooperate with the regulatory agency the Bank is actively attempting to market the remaining nine loans in order to reduce the loan concentration at least to the Bank's legal lending limit of $550,000. These efforts are fully and timely communicated to the regulatory agency to obtain approved time extensions for full compliance. The Bank currently has an extension until December 31, 1997 to reduce the loan concentration. The balance of the related loans at December 31, 1996 is approximately $3,050,000. The regulatory agency has required the Bank to include approximately $155,000 of specific reserves on these loans in the allowance for loan losses.

                            FIRST BANK OF DEER PARK

                           (INFORMATION AS OF/AND FOR
         SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996 IS UNAUDITED)

(8) COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)
    The Bank contracts for data-processing services under a contract which expires in October 1997. The total contract expense for 1997, 1996 and 1995 was $64,068, $140,044 and $146,398, respectively. The following is a schedule of the estimated future contract payments:

YEAR ENDING
DECEMBER 31,
----------------------------------------------------
1997................................................  $  108,000
                                                      ----------
                                                      ----------

    In the normal course of business the Bank makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying financial statements. The commitments and contingent liabilities include various guarantees, commitments to extend credit, and standby letters of credit. Such commitments and standby letters of credit aggregated approximately $679,000, $136,000 and $310,000 at June 30, 1997, December 31, 1996 and 1995,
respectively. The Bank does not anticipate any material losses as a result of the commitments and contingent liabilities.

(9) RELATED PARTY TRANSACTIONS

    Certain officers and directors, and companies in which they had 10 percent or more beneficial ownership, were indebted to the Bank in the amount of $307,000, $404,385 and $895,456 at June 30, 1997, and December 31, 1996 and
1995, respectively.

    At June 30, 1997, the Bank maintained deposits or participated in loans at the following banks which are owned 10 percent or more by certain directors and officers of the Bank:

                                                                               PARTICIPATION PARTICIPATION
                                                         DUE FROM    DUE TO        SOLD       PURCHASED
                                                         ---------  ---------  ------------  ------------
First National Bank of Bellaire........................  $  15,013  $  --       $  414,471    $3,241,299
Texas Coastal Bank.....................................     17,244     --            1,885       169,432
Mayde Creek Bank.......................................     13,039     --           --            82,663
Texas National Bank of Baytown.........................     --          5,105      309,711       416,958
Alief Alamo Bank.......................................     --         --           36,715        --
                                                         ---------  ---------  ------------  ------------
                                                         $  45,296  $   5,105   $  762,782    $3,910,352
                                                         ---------  ---------  ------------  ------------
                                                         ---------  ---------  ------------  ------------

(10) REGULATORY MATTERS

    The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                            FIRST BANK OF DEER PARK

                           (INFORMATION AS OF/AND FOR
         SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996 IS UNAUDITED)

(10) REGULATORY MATTERS (CONTINUED)
    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.
    As of December 31, 1996, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                                                                         FOR CAPITAL ADEQUACY PURPOSES:
                                      ACTUAL:
                                --------------------                       ---------------------------
                                  AMOUNT      RATIO                  AMOUNT                             RATIO
                                -----------  -------              ------------                      ------------
As of June 30, 1997
  (Unaudited):
  Total Capital
                                                                 greater than or equal to         greater than or equal to
  (To Risk Weighted Assets)...  $ 4,160,000   23.23%                            1,438,000                            8.00%
  Tier I Capital*
                                                                 greater than or equal to         greater than or equal to
  (To Risk Weighted Assets)...  $ 3,911,000   21.84%                              716,000                            4.00%
  Tier I Capital
                                                                 greater than or equal to         greater than or equal to
  (To Average Assets).........  $ 3,911,000   11.24%                            1,391,000                            4.00%
As of December 31, 1996:
  Total Capital
                                                                 greater than or equal to         greater than or equal to
  (To Risk Weighted Assets)...  $ 3,881,000   22.88%                            1,356,000                            8.00%
  Tier I Capital*
                                                                 greater than or equal to         greater than or equal to
  (To Risk Weighted Assets)...  $ 3,668,000   21.62%                              678,000                            4.00%
  Tier I Capital
                                                                 greater than or equal to         greater than or equal to
  (To Average Assets).........  $ 3,668,000   11.67%                            1,257,000                            4.00%
As of December 31, 1995:
  Total Capital
                                                                 greater than or equal to         greater than or equal to
  (To Risk Weighted Assets)...  $ 3,814,000   26.25%                            1,162,000                            8.00%
  Tier I Capital*
                                                                 greater than or equal to         greater than or equal to
  (To Risk Weighted Assets)...  $ 3,631,000   24.98%                              581,000                            4.00%
  Tier I Capital
                                                                 greater than or equal to         greater than or equal to
  (To Average Assets).........  $ 3,631,000   12.35%                            1,213,000                            4.00%

                                                            TO BE WELL
                                                         CAPITALIZED UNDER
                                                         PROMPT CORRECTIVE
                                                        ACTION PROVISIONS:
                                                    ---------------------------
                                              AMOUNT                             RATIO
                                           ------------                      ------------
As of June 30, 1997
  (Unaudited):
  Total Capital
                                          greater than or equal to         greater than or equal to
  (To Risk Weighted Assets)...                           1,791,000                           10.00%
  Tier I Capital*
                                          greater than or equal to         greater than or equal to
  (To Risk Weighted Assets)...                           1,074,000                            6.00%
  Tier I Capital
                                          greater than or equal to         greater than or equal to
  (To Average Assets).........                           1,739,000                            5.00%
As of December 31, 1996:
  Total Capital
                                          greater than or equal to         greater than or equal to
  (To Risk Weighted Assets)...                           1,696,000                           10.00%
  Tier I Capital*
                                          greater than or equal to         greater than or equal to
  (To Risk Weighted Assets)...                           1,017,000                            6.00%
  Tier I Capital
                                          greater than or equal to         greater than or equal to
  (To Average Assets).........                           1,571,000                            5.00%
As of December 31, 1995:
  Total Capital
                                          greater than or equal to         greater than or equal to
  (To Risk Weighted Assets)...                           1,453,000                           10.00%
  Tier I Capital*
                                          greater than or equal to         greater than or equal to
  (To Risk Weighted Assets)...                             872,000                            6.00%
  Tier I Capital
                                          greater than or equal to         greater than or equal to
  (To Average Assets).........                           1,517,000                            5.00%

------------------------
* Ratio must equal or exceed 13% to be in compliance with cease and desist order issued by Office of the Comptroller of the Currency.

                            FIRST BANK OF DEER PARK

                           (INFORMATION AS OF/AND FOR
         SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996 IS UNAUDITED)

(11) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

    The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notational amount of those instruments (See note 7). The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management's credit evaluation of the counterparty.

    Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank's policy for obtaining collateral and the nature of such collateral is essentially the same as that involved in making commitments to extend credit.

(12) CONCENTRATIONS OF CREDIT

    Most of the Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank's market area. Most such customers are depositors of the Bank. The concentrations of credit by type of loan are set forth in Note 3. Commercial and standby letters of credit were granted primarily to commercial borrowers.

(13) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107 requires management to estimate the fair value of financial instruments as of the balance sheet date. Management is unable to estimate the fair value of financial instruments included in the statements other than investment securities which are disclosed in footnote 2. However, management is of the opinion that the fair value does not differ significantly from the recorded value of those financial instruments.

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    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES OF COMMON STOCK OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION OR OFFER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           --------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Summary Consolidated Financial Data.......................................    8
Unaudited Pro Forma Condensed Financial Statements........................   10
Recent Unaudited Selected Consolidated Financial Data.....................   14
Risk Factors..............................................................   16
The Company...............................................................   22
The Acquisitions..........................................................   27
Use of Proceeds...........................................................   34
Dividend Policy...........................................................   34
Dilution..................................................................   36
Capitalization............................................................   37
Nature of the Trading Market and Market Prices............................   37
Selected Consolidated Financial Data......................................   38
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................   40
Management................................................................   71
Principal Stockholders....................................................   79
Supervision and Regulation................................................   80
Description of Securities of the Company..................................   87
Underwriting..............................................................   90
Legal Matters.............................................................   92
Experts...................................................................   92
Available Information.....................................................   92
Table of Contents to Financial Statements.................................  F-1

                         ------------------------------

    UNTIL NOVEMBER 30, 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 600,000 SHARES

                                     [LOGO]

                              BAY BANCSHARES, INC.

                                  COMMON STOCK

                                 --------------

                                   PROSPECTUS

                                 --------------

                                HOEFER & ARNETT
                                  INCORPORATED

                                NOVEMBER 5, 1997

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